    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 2002

                                                      REGISTRATION NO. 333-98105
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                                  PFIZER INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               2834                              13-5315170
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                              235 EAST 42ND STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 573-2323
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            MARGARET M. FORAN, ESQ.
                                  PFIZER INC.
                              235 EAST 42ND STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 573-2323
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

JEFFREY B. KINDLER, ESQ.      DENNIS J. BLOCK, ESQ.       RICHARD T. COLLIER, ESQ.    NEIL T. ANDERSON, ESQ.
      PFIZER INC.           LOUIS J. BEVILACQUA, ESQ.       PHARMACIA CORPORATION     KEITH A. PAGNANI, ESQ.
  235 EAST 42ND STREET    CADWALADER, WICKERSHAM & TAFT      100 ROUTE 206 NORTH        SULLIVAN & CROMWELL
NEW YORK, NEW YORK 10017         100 MAIDEN LANE          PEAPACK, NEW JERSEY 07977      125 BROAD STREET
     (212) 573-2323          NEW YORK, NEW YORK 10038          (908) 901-8000        NEW YORK, NEW YORK 10004
                                  (212) 504-6000                                          (212) 558-4000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the effective time of the merger (the "Merger") of Pilsner Acquisition Sub Corp., a Delaware corporation ("Merger Sub") and a direct wholly-owned subsidiary of Pfizer Inc., a Delaware corporation ("Pfizer"), with and into Pharmacia Corporation, a Delaware corporation ("Pharmacia"), as described in the Agreement and Plan of Merger, dated as of July 13, 2002 (the "Merger Agreement"), attached as Annex A to the Joint Proxy Statement/Prospectus forming part of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------


     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------

                            ------------------------

     THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH STATES THAT THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE THAT THE COMMISSION, ACTING UNDER SECTION 8(a), DETERMINES.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED OCTOBER 17, 2002




                 [PFIZER'S LOGO]                                    [PHARMACIA'S LOGO]


                    MERGER PROPOSAL--YOUR VOTE IS IMPORTANT

     The boards of directors of Pfizer Inc. and Pharmacia Corporation have approved a merger designed to create the world's largest pharmaceutical company. We believe the combined company will be able to create substantially more shareholder value than could be achieved by either company individually.

     If the merger is completed, Pharmacia shareholders will receive 1.4 shares of Pfizer common stock for each share of Pharmacia common stock, plus cash in lieu of fractional shares. Each share of Pharmacia convertible perpetual preferred stock will be exchanged for a newly created class of Pfizer convertible perpetual preferred stock with substantially identical rights. Pfizer shareholders will continue to own their existing Pfizer shares. We estimate that Pfizer may issue up to 1.804 billion shares of Pfizer common stock to Pharmacia shareholders. Upon completion of the merger, Pfizer's shareholders will own approximately 77% of the combined company on a fully diluted basis, and Pharmacia shareholders will own approximately 23% of the combined company on a fully diluted basis. The shares of the combined company will be traded on the New York Stock Exchange under the symbol "PFE."

      We are asking the PFIZER shareholders to approve the issuance of shares of Pfizer common stock in the merger and an amendment to the Pfizer certificate of incorporation. Pfizer's special meeting will be held:

                            Friday, December 6, 2002

                              9:00 a.m. local time

                                 Hotel du Pont
                            11th and Market Streets
                           Wilmington, Delaware 19801

      Pfizer's board of directors unanimously recommends that Pfizer shareholders vote FOR the issuance of shares of Pfizer common stock in the merger and the amendment to the Pfizer certificate of incorporation.

      We are asking the PHARMACIA shareholders to adopt the merger agreement. Pharmacia's special meeting will be held:

                            Monday, December 9, 2002

                              1:00 p.m. local time



                                 Hotel du Pont
                            11th and Market Streets
                           Wilmington, Delaware 19801

      Pharmacia's board of directors unanimously recommends that Pharmacia shareholders vote FOR the adoption of the merger agreement.

     We cannot complete the merger unless the shareholders of Pharmacia adopt the merger agreement and the shareholders of Pfizer approve the issuance of shares of Pfizer common stock in the merger and the amendment to the Pfizer certificate of incorporation. YOUR VOTE IS IMPORTANT.

     We believe this merger will create a strong combined company that will deliver important benefits to its shareholders and customers.

     /s/ Dr. Henry McKinnell                 /s/ Fred Hassan

    DR. HENRY MCKINNELL                                               FRED HASSAN
     Chairman and                                                      Chairman and
     Chief Executive Officer                                           Chief Executive Officer
     Pfizer Inc.                                                       Pharmacia Corporation


      CONSIDER THE RISKS DESCRIBED ON PAGES I-20 THROUGH I-22 OF THIS DOCUMENT.


     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY
STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED           , 2002, AND IS
FIRST BEING MAILED TO THE SHAREHOLDERS OF PFIZER AND PHARMACIA ON OR ABOUT
          , 2002.

                      REFERENCES TO ADDITIONAL INFORMATION

     This joint proxy statement/prospectus incorporates important business and financial information about Pfizer and Pharmacia from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:


            Pfizer Inc.                 Pharmacia Corporation
        Shareholder Services             Investor Relations
        235 East 42nd Street             100 Route 206 North
         New York, NY 10017               Peapack, NJ 07977
        Tel: (212) 573-2323              Tel: 1-877-768-6973



     If you would like to request documents, please do so by November 29, 2002, in order to receive them before your special meeting.


     See "Where You Can Find More Information" beginning on page V-3.

                     VOTING ELECTRONICALLY OR BY TELEPHONE

     Pfizer shareholders of record may submit their proxies:

     - Through the Internet, by visiting a web site established for that purpose at www.eproxyvote.com/pfe and following the instructions; or

     - By telephone, by calling the toll-free number 1-877-PRX-VOTE (1-877-779-8683) in the United States, Canada or Puerto Rico on a touch-tone phone and following the recorded instructions; or

     - Outside the United States, Canada and Puerto Rico, by calling
       (201)536-8073.

     Pharmacia shareholders of record may submit their proxies:

     - Through the Internet, by visiting a web site established for that purpose at www.eproxy.com/pha and following the instructions; or

     - By telephone, by calling the number 1-800-435-6710 in the United States, Canada or Puerto Rico on a touch-tone phone and following the recorded instructions.

     If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

                                 [PFIZER LOGO]


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                 OF PFIZER INC.

     NOTICE IS HEREBY GIVEN that Pfizer Inc. will hold a special meeting of its shareholders on Friday, December 6, 2002, 9:00 a.m., local time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801 for the following purposes:

     1. To consider and vote on a proposal to approve the issuance of shares of Pfizer common stock under an Agreement and Plan of Merger, dated as of July 13, 2002, among Pfizer, a wholly-owned subsidiary of Pfizer, and Pharmacia. A copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus accompanying this notice;

     2. To consider and vote upon a proposal to amend the Pfizer certificate of incorporation to increase the authorized share capital; and

     3. To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

     Holders of record of Pfizer common stock at the close of business on October 18, 2002, are entitled to receive this notice and to vote their shares at the special meeting or any adjournment or postponement of that meeting. As of
that date, there were [       ] shares of common stock outstanding. Each share
of common stock is entitled to one vote on each matter properly brought before the meeting.

     A list of shareholders entitled to vote at the Pfizer special meeting will be available at the special meeting and for ten days prior to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our offices at 235 East 42nd Street, New York, New York. You should contact the Secretary of Pfizer if you wish to review this list of shareholders.


     IF YOU PLAN TO ATTEND THE SPECIAL MEETING, AN ADMISSION TICKET OR PROOF OF OWNERSHIP OF PFIZER STOCK MUST BE SHOWN AT THE DOOR. PLEASE SEND A WRITTEN REQUEST, ALONG WITH PROOF OF YOUR OWNERSHIP OF PFIZER STOCK TO: PFIZER SHAREHOLDER SERVICES, 235 EAST 42ND STREET, 7TH FLOOR, NEW YORK, NEW YORK 10017 OR CALL 1-877-366-1576 TO OBTAIN AN ADMISSION TICKET.


     The Hotel du Pont is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. If you require this service or other special accommodations, please send a written request to the address noted above.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE EACH OF THE COMPANY'S PROPOSALS LISTED ABOVE, ALL OF WHICH ARE DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                                          By Order of the Board of Directors

                                          /s/ Margaret M. Foran

                                          Margaret M. Foran
                                          Secretary


          , 2002
Pfizer Inc.
235 East 42nd Street
New York, NY 10017

                                   IMPORTANT

     Your vote is important. Please either (1) mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-paid envelope; (2) use the telephone number shown on the proxy card to submit your proxy by telephone or (3) visit the web site noted on your proxy card to submit your proxy on the Internet. In this way, if you are unable to attend in person, your shares can still be voted at the Pfizer special meeting. REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY!

                                [PHARMACIA LOGO]


                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF

                             PHARMACIA CORPORATION

     To Pharmacia's Shareholders:

     NOTICE IS HEREBY GIVEN that Pharmacia Corporation will hold a special meeting of its shareholders at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, at 1:00 p.m., local time, on December 9, 2002. The purpose of the Pharmacia special meeting is to consider and to vote upon the following matters:

     1. A proposal to adopt the Agreement and Plan of Merger, dated as of July 13, 2002 among Pfizer Inc., a wholly owned subsidiary of Pfizer, and Pharmacia. A copy of the merger agreement is included as Appendix A to the accompanying joint proxy statement/prospectus; and

     2. To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

     In the merger, each share of Pharmacia common stock will be converted into the right to receive 1.4 shares of Pfizer common stock.

     Holders of record of Pharmacia common stock and Pharmacia Series B convertible perpetual preferred stock at the close of business on October 18, 2002, are entitled to receive this notice and to vote their shares at the special meeting or any adjournment or postponement of that meeting. As of the
record date, there were [           ] shares of Pharmacia common stock
outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. In addition, as of the record date, shares of the Pharmacia Series B convertible perpetual preferred stock having votes
equivalent to [           ] shares of common stock were held by one of the
employee benefit plan trusts and are entitled to vote at the special meeting or any postponement or adjournment.

     A list of Pharmacia shareholders entitled to vote at the special meeting will be available for inspection by any shareholder during regular business hours at the office of the Secretary of Pharmacia, 100 Route 206 North, Peapack, New Jersey, and at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801 for ten days prior to the date of the special meeting and will also be available at the special meeting.

     If you owned shares on the record date and wish to attend the meeting in person, you must provide advance notice to Pharmacia when you vote or by writing to the Secretary of Pharmacia at the address below. If you do not hold shares in your own name, you must be able to provide proof of your beneficial ownership on the record date, such as an account statement from your bank, broker, custodian or other recordholder. To gain admittance to the meeting, you must check-in at the registration desk, show government-issued identification, provide proof of beneficial ownership on the record date if you are not a shareholder of record, and be on the admission list of individuals who have notified Pharmacia that they plan to attend.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ADOPT THE MERGER AGREEMENT. YOUR ATTENTION IS DIRECTED TO THE JOINT PROXY
STATEMENT/PROSPECTUS ACCOMPANYING THIS NOTICE FOR A DISCUSSION OF THE MERGER AND THE MERGER AGREEMENT.

YOUR VOTE IS IMPORTANT.

                                          By Order of the Board of Directors

                                          /s/ Don W. Schmitz
                                          Don W. Schmitz
                                          Secretary

Peapack, New Jersey
          , 2002

                                   IMPORTANT

     Your vote is important. Please either (1) mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-paid envelope; (2) use the telephone number shown on the proxy card to submit your proxy by telephone; or (3) visit the web site noted on your proxy card to submit your proxy on the Internet. In this way, if you are unable to attend in person, your shares can still be voted at the Pharmacia special meeting. REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY!

                               TABLE OF CONTENTS


                                     PAGE
                                    -------
CHAPTER ONE
THE MERGER
QUESTIONS AND ANSWERS ABOUT THE
  MERGER..........................      I-1
SUMMARY...........................      I-3
  The Companies...................      I-3
  What Pharmacia Shareholders will
     Receive in the Merger........      I-3
  Recommendations to
     Shareholders.................      I-4
  Reasons for the Merger..........      I-4
  Shareholder Votes Required......      I-4
  The Merger......................      I-5
  Treatment of Pharmacia Stock
     Options, Restricted Stock,
     and other Equity-Based
     Awards.......................      I-5
  Ownership of Pfizer After the
     Merger.......................      I-5
  Conditions to the Completion of
     the Merger...................      I-6
  Termination of Merger
     Agreement....................      I-6
  Regulatory Approvals............      I-8
  Material Federal Income Tax
     Consequences of the Merger...      I-8
  Listing of Pfizer Common
     Stock........................      I-8
  Appraisal Rights................      I-9
  Interests of Officers and
     Directors in the Merger......      I-9
  Accounting Treatment of the
     Merger.......................      I-9
  Opinions of Pfizer's Financial
     Advisors.....................      I-9
  Opinion of Pharmacia's Financial
     Advisor......................      I-9
  Amendment to the Pfizer
     Certificate of
     Incorporation................      I-9
  Selected Historical Financial
     Information..................     I-10
  Selected Unaudited Pro Forma
     Combined Financial
     Information..................     I-15
  Comparative Per Share
     Information..................     I-16
  Recent Closing Prices...........     I-19
RISK FACTORS......................     I-20



                                     PAGE
                                    -------
FORWARD-LOOKING STATEMENTS........     I-23
THE PROPOSED MERGER...............     I-25
  General.........................     I-25
  Pfizer Proposals................     I-25
  Pharmacia Proposal..............     I-25
  Background of the Merger........     I-25
  Our Reasons for the Merger......     I-29
  Factors Considered by, and
     Recommendation of, the Board
     of Directors of Pfizer.......     I-37
  Factors Considered by, and
     Recommendation of, the Board
     of Directors of Pharmacia....     I-39
  Accounting Treatment............     I-42
  Material Federal Income Tax
     Consequences of the Merger...     I-43
  Regulatory Matters Relating to
     the Merger...................     I-44
  Appraisal Rights................     I-45
  Federal Securities Laws
     Consequences; Stock Transfer
     Restriction Agreements.......     I-46
  Repurchase of Common Stock......     I-46
  Stock Exchange Listing;
     Delisting and Deregistration
     of Pharmacia Common Stock....     I-46
  Recent Developments.............     I-46
THE COMPANIES.....................     I-47
  Pfizer..........................     I-47
  Pharmacia.......................     I-47
OPINIONS OF FINANCIAL ADVISORS....     I-49
  Opinions of Pfizer's Financial
     Advisors.....................     I-49
  Opinion of Lazard...............     I-49
  Opinion of Bear Stearns.........     I-51
  Summary of Lazard and Bear
     Stearns Financial Analyses...     I-53
  Opinion of Pharmacia's Financial
     Advisor......................     I-64

                                     PAGE
                                    -------
INTERESTS OF CERTAIN PERSONS IN
  THE MERGER......................     I-70
  New Employment Agreement with
     Fred Hassan..................     I-70
  Other Executive Employment
     Agreements...................     I-71
  Executive Benefit Plans.........     I-73
  Operations Committee Incentive
     Plan.........................     I-73
  Cash Long-Term Incentive Plan
     and Long-Term Performance
     Share Unit Incentive Plan....     I-73
  Excess Parachute Tax Indemnity
     Plan.........................     I-74
  Founders Performance Contingent
     Shares Program...............     I-74
  Ownership of Common Stock; Stock
     Options......................     I-74
  Directors and Executive
     Officers.....................     I-74
  Treatment of Pharmacia Stock
     Options and Restricted
     Stock........................     I-75
  Indemnification; Directors' and
     Officers' Insurance..........     I-75
THE MERGER AGREEMENT..............     I-76
  General.........................     I-76
  Closing Matters.................     I-76
  Consideration to Be Received in
     the Merger; Treatment of
     Stock Options................     I-76
  Exchange of Certificates in the
     Merger.......................     I-77
  Fractional Shares...............     I-78
  Listing of Pfizer Stock.........     I-78
  Covenants.......................     I-78
  Other Covenants and
     Agreements...................     I-83
  Representations and
     Warranties...................     I-83
  Conditions......................     I-84
  Termination of Merger
     Agreement....................     I-85
  Amendments, Extensions and
     Waivers......................     I-88
  Amendment to Co-Promotion and
     Co-Marketing Agreements......     I-88



                                     PAGE
                                    -------
CHAPTER TWO
PRO FORMA FINANCIAL DATA
PFIZER AND PHARMACIA UNAUDITED PRO
FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS........................     II-1
UNAUDITED PRO FORMA CONDENSED
  COMBINED STATEMENT OF INCOME For
  the Year Ended December 31,
  2001............................     II-2
UNAUDITED PRO FORMA CONDENSED
  COMBINED STATEMENT OF INCOME For
  the Six Months Ended June 30,
  2002............................     II-3
UNAUDITED PRO FORMA CONDENSED
  COMBINED BALANCE SHEET As of
  June 30, 2002...................     II-4
NOTES TO UNAUDITED PRO FORMA
  CONDENSED COMBINED FINANCIAL
  STATEMENTS......................     II-5
               CHAPTER THREE
INFORMATION ABOUT THE MEETINGS
AND VOTING
  Matters Relating to the
     Meetings.....................    III-1
  Vote Necessary to Approve Pfizer
     and Pharmacia Proposals......    III-3
  Proxies.........................    III-4
  How to Vote by Proxy............    III-4
  Proxies for Pfizer Plan
     Participants.................    III-5
  Householding Information........    III-6
  Proxies for Pharmacia Plan
     Participants.................    III-6
  Other Business; Adjournments....    III-7
  Pfizer Shareholder Account
     Maintenance..................    III-8
  Pharmacia Shareholder Account
     Maintenance..................    III-8

                                     PAGE
                                    -------
CHAPTER FOUR
CERTAIN LEGAL INFORMATION
COMPARISON OF PFIZER/PHARMACIA
  SHAREHOLDER RIGHTS..............     IV-1
  Summary of Material Differences
     Between Current Rights of
     Pharmacia Shareholders and
     Rights Those Shareholders
     Will Have as Pfizer
     Shareholders Following the
     Merger.......................     IV-1
DESCRIPTION OF PFIZER CAPITAL
  STOCK...........................     IV-8
  Authorized Capital Stock........     IV-8
  Pfizer Common Stock.............     IV-8
  Pfizer Preferred Stock..........     IV-8
  New Convertible Perpetual
     Preferred Stock to be Issued
     in the Merger................     IV-9
  Pharmacia Shareholders Rights
     Agreement....................    IV-11
  Transfer Agent and Registrar....    IV-12
LEGAL MATTERS.....................    IV-12
EXPERTS...........................    IV-12

                                     PAGE
                                    -------
CHAPTER FIVE
ADDITIONAL INFORMATION FOR
SHAREHOLDERS
FUTURE SHAREHOLDER PROPOSALS......      V-1
  Pfizer..........................      V-1
  Pharmacia.......................      V-2
WHERE YOU CAN FIND MORE
  INFORMATION.....................      V-3


ANNEXES
  Annex A  Agreement and Plan of Merger
  Annex B  Opinion of Lazard Freres &
           Co. LLC
  Annex C  Opinion of Bear, Stearns &
           Co. Inc.
  Annex D  Opinion of Goldman, Sachs &
           Co.
  Annex E  Form of Certificate of
           Designation of Series A
           Convertible Perpetual
           Preferred Stock of Pfizer
  Annex F  Section 262 of the Delaware
           General Corporation Law
  Annex G  Security Ownership of
           Pharmacia Management

                                                       CHAPTER ONE -- THE MERGER

                                  CHAPTER ONE

                                   THE MERGER

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT DO I NEED TO DO NOW?

A: After you carefully read this document, mail your signed proxy card in the enclosed return envelope, or submit your proxy by telephone or on the Internet, as soon as possible, so that your shares may be represented at your meeting. In order to assure that your vote is recorded, please vote your proxy as instructed on your proxy card even if you currently plan to attend your meeting in person.

Q: WHY IS MY VOTE IMPORTANT?

A: If you do not return your proxy card or submit your proxy by telephone or through the Internet or vote in person at your special meeting, it will be more difficult for Pfizer and Pharmacia to obtain the necessary quorum to hold their special meetings. In addition, if you are a Pfizer shareholder, your failure to vote will have the effect of reducing the number of affirmative votes required to approve the issuance of shares of Pfizer common stock in the merger and will have the same effect as a vote against the amendment to the Pfizer certificate of incorporation. If you are a Pharmacia shareholder, your failure to vote will have the same effect as a vote against the adoption of the merger agreement.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: No. If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on either the adoption of the merger agreement by Pharmacia shareholders or approval of the issuance of shares of Pfizer common stock in the merger and amendment to the Pfizer certificate of incorporation by Pfizer shareholders.

   You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.
Q: WHAT IF I FAIL TO INSTRUCT MY BROKER?

A: If you fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting broker "non-vote" will be counted toward a quorum at the respective special meeting, but it will otherwise have the consequences set forth above under "WHY IS MY VOTE IMPORTANT?"

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at your company's special meeting. You can do this in one of three ways:

   - timely delivery of a valid, later-dated proxy by mail, or a later-dated proxy by telephone or Internet;

   - written notice to your company's Secretary before the meeting that you have revoked your proxy; or

   - voting by ballot at either the Pfizer special meeting or the Pharmacia special meeting.

   If you have instructed a broker to vote your shares, you must follow directions from your broker to change those instructions.

Q: WHEN AND WHERE ARE THE SPECIAL MEETINGS?


A: The Pfizer special meeting will take place on Friday, December 6, 2002, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, at 9:00 a.m. The Pharmacia special meeting will take place on Monday, December 9, 2002 at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, at 1:00 p.m.


Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Pfizer will send Pharmacia shareholders written instructions for exchanging their stock certificates. Pfizer shareholders will keep their existing stock certificates.

                                                       CHAPTER ONE -- THE MERGER

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger by the end of 2002. However, it is possible that factors outside of our control could require us to complete the merger at a later time or not complete it at all. We hope to complete the merger as soon as reasonably practicable.

Q: WILL PFIZER SHAREHOLDERS RECEIVE ANY SHARES AS A RESULT OF THE MERGER?

A: No. Pfizer shareholders will continue to hold the Pfizer shares they currently own.

Q: WHO DO I CALL IF I HAVE QUESTIONS ABOUT THE MEETINGS OR THE MERGER?


A: Pfizer shareholders may call 1-877-366-1576.



   Pharmacia shareholders may call 1-888-768-5501 ext. 1570.

                                                       CHAPTER ONE -- THE MERGER

                                    SUMMARY

     This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger agreement, you should carefully read this entire document and the documents to which we refer you. See "Where You Can Find More Information" on page V-3.


THE COMPANIES (SEE PAGE I-47)


Pfizer Inc.
235 East 42nd Street
New York, New York 10017
(212) 573-2323
Internet address: www.pfizer.com

     Pfizer is a research-based global pharmaceutical company that discovers, develops, manufactures and markets leading prescription medicines for humans and animals as well as many of the world's best known consumer products. Pfizer reported revenues of $32.3 billion for 2001 and revenues of $29.4 billion for 2000. The company's Norvasc(R), Zoloft(R), Zithromax(R), Viagra(R), Diflucan(R), Neurontin(R), Lipitor(R), as well as Celebrex(R), which Pfizer co-promotes and co-markets with Pharmacia, each had worldwide third-party sales exceeding $1 billion in 2001. Pfizer employs approximately 90,000 people worldwide. Pfizer spent $4.8 billion on research and development in 2001.

Pharmacia Corporation
100 Route 206 North
Peapack, New Jersey 07977
(908) 901-8000
Internet address: www.pharmacia.com

     Pharmacia is a global pharmaceutical company whose core business is the development, manufacture and sale of pharmaceutical products, including general therapeutics, ophthalmology and hospital products, such as oncology and diversified therapeutics. Pharmacia also operates several businesses that include, among others, consumer health care, animal health care, diagnostics and contract manufacturing and bulk pharmaceutical chemicals. Pharmacia's leading prescription products include the co-promoted and co-marketed products Bextra(R) and Celebrex(R), as well as Xalatan(R), Genotropin(R), Camptosar(R)(1) and Detrol(R)/Detrol LA(R). Pharmacia reported revenues of $13.8 billion for 2001 and $12.7 billion for 2000. Pharmacia employs approximately 43,000 people worldwide. Pharmacia spent $2.3 billion on research and development in 2001.


WHAT PHARMACIA SHAREHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE I-76)



     Pharmacia shareholders will receive 1.4 shares of Pfizer common stock for each share of Pharmacia common stock they hold. Pfizer will not issue fractional shares in the merger, except to holders of Swedish depository receipts. As a result, the total number of shares of Pfizer common stock that each Pharmacia shareholder (other than a holder of a Swedish depository receipt) will receive in the merger will be rounded down to the nearest whole number, and each Pharmacia shareholder will receive a cash payment for the remaining fraction of a share of Pfizer common stock that he or she would otherwise receive, if any, based on the market value of Pfizer common stock at the close of business at the date the merger became effective.


     Example: If you currently own 151 shares of Pharmacia common stock, you will be entitled to receive 211 shares of Pfizer common stock and a check for the market value of 0.4 shares of Pfizer common stock at the close of business on the date the merger becomes effective.

---------------

(1) Camptosar(R) is a registered trademark of Yakult Honsha Co., Ltd.

                                                       CHAPTER ONE -- THE MERGER

     The holder of Pharmacia Series C convertible perpetual preferred stock (which will be received by the holder in exchange for its Pharmacia Series B convertible perpetual preferred stock prior to the completion of the merger) will receive one share of Pfizer Series A convertible perpetual preferred stock for each share of Pharmacia Series C convertible perpetual preferred stock, having substantially similar terms.


RECOMMENDATIONS TO SHAREHOLDERS (SEE PAGES I-37 AND I-39)


TO PFIZER SHAREHOLDERS:

     Pfizer's board of directors believes the merger is advisable, fair to you and in your best interests and recommends that you vote FOR the proposal to issue shares of Pfizer common stock in the merger.

     Pfizer's board of directors also recommends that you vote FOR the proposal to amend the Pfizer certificate of incorporation to increase the authorized share capital.

TO PHARMACIA SHAREHOLDERS:

     Pharmacia's board of directors believes the merger is advisable, fair to you and in your best interests and recommends that you vote FOR the proposal to adopt the merger agreement.


REASONS FOR THE MERGER (SEE PAGES I-29 TO I-37)


     The boards of directors of Pfizer and Pharmacia believe that this merger will create the world's largest pharmaceutical company, with the scientific depth, global marketing strength and financial resources to take greater advantage of new opportunities and to bring innovative new products to market faster.

     The boards of both companies believe that by combining our companies, we will be able to benefit from:

     - Enhanced revenue potential resulting from, among other things:

       -- access to late stage pipeline drugs;
       -- enhanced capability to bring new products to market; and

       -- increased scale.

     - Significant cost savings from, among other things, increased purchasing power as a combined company;

     - Combination of operational factors, such as growth opportunities and risk reductions with respect to research and development; and

     - Leadership in major therapeutic categories.

SHAREHOLDER VOTES REQUIRED (SEE PAGE III-3)

FOR PFIZER SHAREHOLDERS:

     Approval of the proposal to issue shares of Pfizer common stock in the merger requires the affirmative vote of at least a majority of the votes cast by the holders of Pfizer common stock as long as a quorum, which is a majority of the shares outstanding, is present in person or by proxy. Approval of the proposal to amend the Pfizer certificate of incorporation requires the affirmative vote of at least a majority of the outstanding shares of Pfizer common stock. The amendment to the Pfizer certificate of incorporation is necessary to provide Pfizer with sufficient shares of common stock to pay the merger consideration to Pharmacia shareholders. Approval of the proposal to issue shares of Pfizer common stock in the merger and the proposal to amend the Pfizer certificate of incorporation are conditions to the completion of the merger. Therefore, if shareholders wish to have the merger completed, they must approve both proposals.

                                                       CHAPTER ONE -- THE MERGER

     On the record date, directors and executive officers of Pfizer and their
affiliates beneficially owned or had the right to vote [          ] shares of
Pfizer common stock, representing less than [          ]% of the shares of
Pfizer common stock outstanding on the record date. To Pfizer's knowledge, directors and executive officers of Pfizer and their affiliates intend to vote their common stock in favor of the proposal to issue shares of Pfizer common stock in the merger and the proposal to amend the Pfizer certificate of incorporation.

FOR PHARMACIA SHAREHOLDERS:

     Adoption of the merger agreement requires the affirmative vote of at least a majority of the votes represented by the outstanding shares of Pharmacia common stock and Pharmacia Series B convertible perpetual preferred stock, voting together as a single class. On the record date, directors and executive officers of Pharmacia and their affiliates beneficially owned or had the right
to vote [          ] shares of Pharmacia common stock, or approximately
[          ]% of the outstanding shares of Pharmacia common stock outstanding and entitled to vote at the special meeting. To Pharmacia's knowledge, directors and executive officers of Pharmacia and their affiliates intend to vote their common stock in favor of the adoption of the merger agreement.


THE MERGER (SEE PAGE I-76)


     Under the terms of the proposed merger, a wholly-owned subsidiary of Pfizer, formed for the purpose of the merger, will merge with and into Pharmacia. As a result, Pharmacia will survive the merger and will become a wholly-owned subsidiary of Pfizer upon completion of the merger.

     The merger agreement is attached as Annex A to this joint proxy statement/ prospectus. We encourage you to read the merger agreement carefully and fully as it is the legal document that governs the merger.


TREATMENT OF PHARMACIA STOCK OPTIONS, RESTRICTED STOCK, AND OTHER EQUITY-BASED AWARDS (SEE PAGE I-75)


     Each outstanding Pharmacia stock option will become fully vested and exercisable either upon adoption of the merger agreement by Pharmacia shareholders or upon completion of the merger, depending on the terms of the stock option plan, grant, employment agreement or other arrangement under which such option was granted. In the merger, each then-outstanding option to purchase Pharmacia common stock will be converted into an option to purchase Pfizer common stock. The number of shares of Pfizer common stock underlying the new Pfizer option will equal the number of shares of Pharmacia common stock for which the corresponding Pharmacia option was exercisable, multiplied by 1.4. The per share exercise price of each new Pfizer option will equal the exercise price of the corresponding Pharmacia option divided by 1.4.

     All shares of Pharmacia restricted common stock will vest either upon adoption of the merger agreement by Pharmacia shareholders or upon completion of the merger, depending on the terms of the stock option plan, grant, employment agreement or other arrangement under which such restricted stock was granted, and will be treated in the merger like other shares of Pharmacia common stock.

     All awards under Pharmacia benefit plans that provide for cash payments based on the value of Pharmacia common stock shall become fully vested either upon adoption of the merger agreement by Pharmacia shareholders or upon completion of the merger, depending on the terms of the plans under which such payments are to be made.

OWNERSHIP OF PFIZER AFTER THE MERGER

     Pfizer may issue up to 1.804 billion shares of Pfizer common stock to Pharmacia shareholders in the merger. Immediately following completion of the merger, it is expected that there will be approximately 7.986 billion shares of common stock outstanding. The shares of

                                                       CHAPTER ONE -- THE MERGER

Pfizer common stock to be issued to Pharmacia shareholders in the merger will represent approximately 23% of the outstanding Pfizer common stock after the merger on a fully diluted basis. This information is based on the number of Pfizer and Pharmacia shares and options outstanding on June 30, 2002.


CONDITIONS TO THE COMPLETION OF THE MERGER (SEE PAGE I-84)


     The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including the following:

     - adoption of the merger agreement by the Pharmacia shareholders and approval of the issuance of shares of Pfizer common stock in the merger and amendment to the Pfizer certificate of incorporation by the Pfizer shareholders;

     - expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval of the merger by the European Commission;

     - absence of any law or court order in the United States or European Union prohibiting the merger;

     - receipt of opinions of counsel to Pfizer and Pharmacia that the merger will qualify as a tax-free reorganization;

     - material accuracy, as of the closing, of the representations and warranties made by the parties and material compliance by the parties with their respective obligations under the merger agreement; and

     - neither party having suffered any change that would reasonably be expected to have a material adverse effect on that party.


TERMINATION OF MERGER AGREEMENT (SEE PAGE I-85)


     Right to Terminate. The merger agreement may be terminated at any time prior to the effective time in any of the following ways:
     - by our mutual written consent;

     - by either one of us:

       -- if the merger has not been completed by April 15, 2003 or, if the conditions to closing relating to antitrust or other governmental approvals of the merger have not been satisfied, but all other conditions to closing are satisfied or are capable of being satisfied, this date is automatically extended to July 15, 2003; except that a party may not terminate the merger agreement if the cause of the merger not being completed is that party's failure to fulfill its obligations under the merger agreement;

       -- if a governmental authority or a court in the United States or European Union permanently prohibits the completion of the merger or a governmental authority in the United States or European Union fails to grant any necessary approval of the merger, except that a party may not terminate the merger agreement if the cause of the prohibition or failure to obtain approval is a result of that party's failure to fulfill its obligations under the provision of the merger agreement which, among other requirements, requires each party to use its reasonable best efforts to obtain government approvals for the completion of the merger and requires each party to divest certain assets in response to requirements imposed by antitrust authorities;

       -- if the other party has breached in any material respect any of its representations or warranties, or has failed to perform in any material respect any

                                                       CHAPTER ONE -- THE MERGER

          of its covenants or obligations under the merger agreement and such breach:

          (1) would result in the failure of certain closing conditions to the merger being satisfied; and

          (2) is incapable of being cured or remains uncured at April 15, 2003.

       -- if either Pfizer's shareholders fail to approve the issuance of shares of Pfizer common stock in the merger or the amendment to the Pfizer certificate of incorporation, or Pharmacia's shareholders fail to adopt the merger agreement.

     - by Pfizer:

       -- if Pharmacia's board of directors either changes its recommendation in a manner adverse to Pfizer, or fails to call the Pharmacia special meeting to vote on the merger by January 13, 2003 (which deadline will be extended if this registration statement has not become effective by November 14, 2002).

     - by Pharmacia:

       -- if Pfizer's board of directors either changes its recommendation in a manner adverse to Pharmacia, or fails to call the Pfizer special meeting to vote on the proposal to issue shares of Pfizer common stock in the merger or the proposal to amend the Pfizer certificate of incorporation by January 13, 2003 (which deadline will be extended if this registration statement has not become effective by November 14,
          2002); or

       -- if Pharmacia's board of directors authorizes Pharmacia to enter into a written agreement concerning a transaction that Pharmacia's board of directors has determined in accordance with the merger agreement is a superior proposal, except that Pharmacia cannot terminate the merger agreement for this reason unless it has complied with certain procedural obligations to Pfizer and pays Pfizer the termination fee described below at or prior to such termination.

     Termination Fees Payable by Pharmacia. Pharmacia has agreed to pay Pfizer a termination fee of $1.6 billion (within one business day after the earlier of the date Pharmacia enters into a definitive agreement with respect to, or consummates, a business combination), if the merger agreement is terminated under one of the following circumstances:

     - the merger agreement is (1) terminated by Pfizer because the board of directors of Pharmacia withdraws or changes its recommendation in a manner adverse to Pfizer or for any reason Pharmacia fails to call or hold its shareholders' meeting by January 13, 2003 or until this registration statement becomes effective if such date is extended (but only if, on or before the date the agreement is terminated, there was an offer or proposal for, or announcement with respect to, a "business combination" involving Pharmacia) and (2) within twelve months of the termination, Pharmacia enters into a definitive agreement or completes a transaction with respect to a business combination with a third party;

     - the merger agreement is (1) terminated by Pfizer or Pharmacia because Pharmacia's shareholders failed to adopt the merger agreement (but only if, prior to the date of the Pharmacia special meeting, there was made public to a significant number of Pharmacia's shareholders an offer or proposal for, or any public announcement with respect to, a business combination involving Pharmacia) and (2) within twelve months of the termination, Pharmacia enters into a definitive agreement or completes a transaction with respect to a

                                                       CHAPTER ONE -- THE MERGER

       business combination with a third party; or

     - the merger agreement is (1) terminated by Pfizer or Pharmacia because the necessary regulatory approvals have not been obtained and the merger has not been completed by April 15, 2003 (or July 15, 2003 if the termination date is extended), and at the time of termination Pharmacia has not yet obtained its shareholder approval and prior to April 15, 2003 (or July 15, 2003 if the termination date is extended), there has been an offer or proposal for, or announcement with respect to, a business combination involving Pharmacia and (2) within twelve months of the termination, Pharmacia enters into a definitive agreement or completes a transaction with respect to a business combination with a third party.

     Pharmacia also has agreed to pay Pfizer a termination fee of $1.6 billion (at or prior to such termination), if Pharmacia terminates the merger agreement because Pharmacia's board of directors has authorized Pharmacia to enter into a written agreement for a superior proposal and Pfizer has not, within five business days of notice from Pharmacia, made an offer that the board of directors of Pharmacia determines is at least as favorable as the superior proposal Pharmacia has received from a third party.


REGULATORY APPROVALS (SEE PAGE I-44)



     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger cannot be completed until we have made required notifications, we have given certain information and materials to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and specified waiting period requirements have expired. Pfizer and Pharmacia filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on September 3, 2002. On October 3, 2002, Pfizer and Pharmacia each received a Request for Additional Information, referred to as a Second Request, from the FTC in connection with the proposed merger. We are continuing to cooperate fully with the FTC.


     Pfizer and Pharmacia each conduct business in member states of the European Union, and the merger therefore also requires the review of the European Commission. Pfizer and Pharmacia intend to seek approval of the European Commission for the merger shortly.


     Pfizer and Pharmacia are not permitted to complete the merger unless the regulatory conditions to completion of the merger described above are satisfied. In addition, the companies have agreed that, if necessary to secure regulatory approval of the merger, Pfizer will hold assets separate or conduct any portion of its business in a specified manner for up to 6 months and Pfizer and Pharmacia will divest or hold separate assets so long as such divestitures do not have a material adverse effect on Pharmacia (including, for this purpose only, on its prospects).



MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE I-43)


     A Pharmacia shareholder's receipt of Pfizer common stock in the merger generally will be tax-free for United States federal income tax purposes, except for taxes which may result from any receipt of cash in lieu of fractional shares of Pfizer common stock.


     THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE MAY NOT APPLY TO SOME HOLDERS OF PHARMACIA STOCK, INCLUDING SOME TYPES OF HOLDERS SPECIFICALLY REFERRED TO ON PAGE I-43. THE TAX CONSEQUENCES TO PHARMACIA SHAREHOLDERS WILL DEPEND UPON THEIR OWN PERSONAL SITUATION. ACCORDINGLY, WE STRONGLY URGE PHARMACIA SHAREHOLDERS TO CONSULT THEIR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM.


LISTING OF PFIZER COMMON STOCK

     The shares of Pfizer common stock to be issued in the merger will be listed on the New

                                                       CHAPTER ONE -- THE MERGER

York Stock Exchange under the ticker symbol "PFE." Pfizer common stock is also listed on the London, Euronext and Swiss stock exchanges and is also traded on various United States regional stock exchanges.


APPRAISAL RIGHTS (SEE PAGE I-45)


     Neither the holders of Pharmacia common stock nor the holders of Pfizer common stock have any right to an appraisal of the value of their shares in connection with the merger or the amendment to the Pfizer certificate of incorporation. The holder of Pharmacia Series B convertible perpetual preferred stock has appraisal rights for its shares if it complies with the procedures required under Delaware law.


INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE I-70)


     When Pharmacia shareholders consider their board of directors' recommendation that they vote in favor of the adoption of the merger agreement, Pharmacia shareholders should be aware that Pharmacia executive officers and directors may have interests in the merger that may be different from, or in addition to, shareholders' interests.


ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE I-42)


     Pfizer will account for the merger under the purchase method of accounting for business combinations under accounting principles generally accepted in the United States of America.


OPINIONS OF PFIZER'S FINANCIAL ADVISORS (SEE PAGE I-49)


     In connection with the merger, the Pfizer board of directors considered the opinions of Lazard Freres & Co. LLC and Bear, Stearns & Co. Inc., Pfizer's financial advisors. The Pfizer board of directors received written opinions from each of Lazard and Bear Stearns as to the fairness, from a financial point of view, to Pfizer of the exchange ratio in the merger as of July 13, 2002. These opinions, which are attached as Annex B and Annex C, respectively, set forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken by each of Lazard and Bear Stearns in providing their respective opinions. We encourage you to read these opinions carefully and in their entirety.

     THESE OPINIONS ARE DIRECTED TO THE BOARD OF DIRECTORS OF PFIZER AND DO NOT CONSTITUTE RECOMMENDATIONS TO ANY SHAREHOLDER AS TO HOW THAT SHAREHOLDER SHOULD VOTE ON, OR TAKE ANY OTHER ACTION WITH RESPECT TO, THE MERGER.


OPINION OF PHARMACIA'S FINANCIAL ADVISOR (SEE PAGE I-64)


     Goldman, Sachs & Co. delivered its opinion to the Pharmacia board of directors that, as of July 13, 2002 and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of Pharmacia common stock.

     The full text of the written opinion of Goldman Sachs, dated July 13, 2002, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D. Pharmacia common shareholders should read the opinion in its entirety. GOLDMAN SACHS PROVIDED ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF THE PHARMACIA BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE TRANSACTION CONTEMPLATED BY THE MERGER AGREEMENT. THE GOLDMAN SACHS OPINION IS NOT A RECOMMENDATION AS TO HOW ANY HOLDER OF PHARMACIA COMMON STOCK OR PHARMACIA SERIES B CONVERTIBLE PERPETUAL PREFERRED STOCK SHOULD VOTE WITH RESPECT TO SUCH TRANSACTION.

AMENDMENT TO THE PFIZER CERTIFICATE OF INCORPORATION (SEE PAGE IV-8)

     At the Pfizer special meeting, holders of Pfizer common stock will be asked to approve an amendment to the Pfizer certificate of incorporation increasing the authorized number of shares of common stock from 9 billion to 12 billion and the number of shares of preferred stock from 12 million to 27 million.

     The merger cannot be completed unless Pfizer shareholders approve this amendment to the Pfizer certificate of incorporation.

                                                       CHAPTER ONE -- THE MERGER

SELECTED HISTORICAL FINANCIAL INFORMATION

     We are providing the following financial information to assist you in your analysis of the financial aspects of the merger. We derived the annual Pfizer historical information from the consolidated financial statements of Pfizer as of and for each of the years ended December 31, 1997 through 2001. We derived the annual Pharmacia historical information from the consolidated financial statements of Pharmacia as of and for each of the years ended December 31, 1997 through 2001. The data as of and for the six months ended June 30, 2002 has been derived from interim financial statements of both Pfizer and Pharmacia and which in the opinion of each company's management, include all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim period. The information is only a summary and should be read in conjunction with each company's historical consolidated financial statements and related notes contained in the Pfizer and Pharmacia annual reports on Form 10-K for the year ended December 31, 2001 and quarterly reports on Form 10-Q for the quarter ended June 30, 2002, which have been incorporated by reference herein, as well as other information that has been filed with the SEC. See "Where You Can Find More Information" on page V-3 for information on where you can obtain copies of this information. The historical results included below and elsewhere in this document are not indicative of the future performance of Pfizer, Pharmacia or the combined company.

PFIZER SELECTED HISTORICAL FINANCIAL INFORMATION

                                                                AS OF AND FOR THE
                                    --------------------------------------------------------------------------
                                      SIX MONTHS ENDED
                                    --------------------                  YEAR ENDED DECEMBER 31,
                                    JUNE 30,     JULY 1,     -------------------------------------------------
                                      2002        2001        2001        2000       1999       1998     1997
                                    --------     -------     -------     ------     ------     ------   ------
                                                       (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues(1).......................  $16,452      15,205       31,982     29,100     26,940     23,017   18,975
Income from continuing operations
  before cumulative effect of a
  change in accounting
  principle(2)....................    4,330       3,722        7,752      3,718      4,972      3,232    2,888
Net income(3).....................    3,920       3,759        7,788      3,726      4,952      4,633    3,019
Per common share data:
  Basic:
     Income from continuing
       operations before
       cumulative effect of a
       change in accounting
       principle..................      .70         .60         1.25        .60        .81        .53      .48
     Net income...................      .63         .60         1.25        .60        .81        .76      .50
  Diluted:
     Income from continuing
       operations before
       cumulative effect of a
       change in accounting
       principle..................      .69         .59         1.22        .59        .79        .51      .46
     Net income...................      .62         .59         1.22        .59        .78        .73      .48
Cash dividends paid per share.....      .26         .22          .44        .36     .30 2/3    .25 1/3  .22 2/3
Total assets......................   42,568      36,941       39,153     33,510     31,372     27,227   22,964
Long-term debt....................    3,072       2,367        2,609      1,123      1,774      1,794    2,561
Shareholders' equity..............   18,830      17,816       18,293     16,076     13,950     12,616   10,901
Ratio of earnings to fixed
  charges.........................     32.1        23.5         25.3       11.6       14.7       13.1     10.9
                                    -------      ------      -------     ------     ------     ------   ------

                                                       CHAPTER ONE -- THE MERGER

                                                                    YEAR
                                                        ----------------------------
                                                         2001       2000       1999
                                                        ------     ------     ------
ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING
  STANDARDS NO. 142, GOODWILL AND OTHER INTANGIBLE
  ASSETS-TRANSITIONAL DISCLOSURE
  Net income.......................................     $7,788      3,726      4,952
  Add back: goodwill amortization..................         36         38         39
  Add back: indefinite lived intangible assets
     amortization..................................          8          9          9
                                                        ------     ------     ------
  Adjusted net income..............................     $7,832      3,773      5,000
                                                        ======     ======     ======
Basic earnings per common share:
  Net income.......................................     $ 1.25        .60        .81
  Add back: goodwill amortization..................        .01        .01        .01
                                                        ------     ------     ------
Adjusted net income................................     $ 1.26        .61        .82
                                                        ======     ======     ======
Diluted earnings per common share:
  Net income.......................................     $ 1.22        .59        .78
  Add back: goodwill amortization..................        .01        .01        .01
                                                        ------     ------     ------
  Adjusted net income..............................     $ 1.23        .60        .79
                                                        ======     ======     ======

-------------------------

On June 19, 2000, Pfizer merged with Warner-Lambert Company ("Warner-Lambert") in a transaction accounted for as a pooling-of-interests. All financial information reflects the combined results of Pfizer and Warner-Lambert as if the merger had been in effect for all periods presented.

All financial information reflects the divestitures of Pfizer's Medical Technology and Food Science businesses as discontinued operations.

Per share data reflects the 3-for-1 stock split which occurred in June 1999.

2001, 2000, 1999 and 1998 data was restated to reflect reclassifications between Revenues and Selling, informational and administrative expenses of $277 million in 2001, $255 million in 2000, $226 million in 1999 and $214 million in 1998 as a result of the January 1, 2002, adoption of Emerging Issues Task Force (EITF) Issue No. 00-25, Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products. Pfizer has not restated periods prior to 1998 for EITF Issue No. 00-25 because the data is not available. After Pfizer reorganized its financial systems due to Pfizer's merger with Warner-Lambert, the level of detail necessary to develop an EITF 00-25 amount for periods prior to 1998 was no longer available.
-------------------------

(1) In 2001, Pfizer brought the accounting methodology pertaining to accruals for estimated liabilities related to Medicaid discounts and contract rebates of Warner-Lambert into conformity with Pfizer's historical method. This adjustment increased revenues in 2001 by $175 million.

(2) Includes merger-related costs incurred in connection with Pfizer's merger with Warner-Lambert:
     Six months ended June 30, 2002 -- Integration costs of $181 million and restructuring charges of $94 million.
     Six months ended July 1, 2001 -- Integration costs of $264 million and restructuring charges of $212 million.
     2001 -- Integration costs of $467 million and restructuring charges of $372 million.
     2000 -- Transaction costs directly related to the merger with Warner-Lambert of $226 million; costs related to Warner-Lambert's termination of the Warner-Lambert/Wyeth (formerly

                                                       CHAPTER ONE -- THE MERGER

             known as American Home Products) merger of $1,838 million; integration costs of $246 million and restructuring charges of $947 million.
     1999 -- Transaction costs directly related to the merger with Agouron
             Pharmaceuticals, Inc. of $33 million.

(3) Includes the cumulative effect of a change in accounting principle in the six months ended June 30, 2002 for the January 1, 2002 adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. As a result of adopting SFAS No. 142, Pfizer recorded the following non-cash pre-tax charges of $565 million ($410 million after-tax) in the first six months of 2002:
      -- $536 million for the impairment provisions related to goodwill in Pfizer's Animal Health business which was included in the Pharmaceuticals segment (amount was determined in the second quarter of 2002 and reported after tax as a one-time cumulative effect of a change in accounting principle as of the beginning of 2002); and
      -- $29 million for the impairment provisions related to identifiable intangible assets which was included in the Consumer Products segment (amount was determined in the first quarter of 2002 and reported after tax as a one-time cumulative effect of a change in accounting principle as of the beginning of 2002).

                                                       CHAPTER ONE -- THE MERGER

PHARMACIA SELECTED HISTORICAL FINANCIAL INFORMATION


                                                                AS OF AND FOR THE
                                     -----------------------------------------------------------------------
                                      SIX MONTHS ENDED
                                          JUNE 30,                      YEAR ENDED DECEMBER 31,
                                     ------------------     ------------------------------------------------
                                      2002        2001       2001       2000       1999       1998     1997
                                     -------     ------     ------     ------     ------     ------   ------
                                                      (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues...........................  $ 6,680      6,623     13,837     12,651     11,177      9,289    8,907
Earnings from continuing operations
  before extraordinary items and
  cumulative effect of a change in
  accounting principle.............    1,275        626      1,291        804      1,156        606      359
Net earnings(1)....................      472        987      1,501        717      1,378        362      711
Per common share data:
  Basic:
     Earnings from continuing
       operations before
       extraordinary items and
       cumulative effect of a
       change in accounting
       principle...................      .98        .48        .98        .62        .92        .49      .29
     Net earnings..................      .36        .76       1.14        .55       1.10        .29      .58
  Diluted:
     Earnings from continuing
       operations before
       extraordinary items and
       cumulative effect of a
       change in accounting
       principle...................      .97        .47        .97        .61        .90        .48      .29
     Net earnings..................      .36        .74       1.12        .54       1.07        .28      .57
  Cash dividends declared per
     share(2)......................      .27       .255       .525       .479       .508       .518     .708
Total assets.......................   22,291     22,272     22,377     22,777     20,738     19,940   18,233
Long-term debt and ESOP debt.......    2,642      2,815      2,731      3,624      1,958      2,384    1,630
Shareholders' equity...............   12,152     12,322     12,390     11,921     10,911     10,559    9,678


                                                                    YEAR
                                                        ----------------------------
                                                         2001       2000       1999
                                                        ------     ------     ------
ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING
  STANDARDS NO. 142, GOODWILL AND OTHER INTANGIBLE
  ASSETS-TRANSITIONAL DISCLOSURE
  Net earnings.....................................     $1,501        717      1,378
  Add back: goodwill amortization..................        100        107        111
                                                        ------     ------     ------
  Adjusted net earnings............................     $1,601        824      1,489
                                                        ======     ======     ======

Basic earnings per common share:
  Net earnings.....................................     $ 1.14        .55       1.10
  Add back: goodwill amortization..................        .08        .09        .09
                                                        ------     ------     ------
  Adjusted net earnings............................     $ 1.22        .64       1.19
                                                        ======     ======     ======

                                                       CHAPTER ONE -- THE MERGER

                                                                    YEAR
                                                        ----------------------------
                                                         2001       2000       1999
                                                        ------     ------     ------
Diluted earnings per common share:
  Net earnings.....................................     $ 1.12        .54       1.07
  Add back: goodwill amortization..................        .08        .08        .09
                                                        ------     ------     ------
  Adjusted net earnings............................     $ 1.20        .62       1.16
                                                        ======     ======     ======

-------------------------


On March 31, 2000, a subsidiary of the former Monsanto Company and Pharmacia & Upjohn merged and the combined company was renamed Pharmacia Corporation. The merger was accounted for as a pooling of interests. As such, all financial information reflects the combined results of operations of the two predecessor companies as though they had always been combined.


(1) Includes income from discontinued operations plus or minus related gains or losses on disposal of discontinued operations, as appropriate:

     Six months ended June 30, 2002 -- $89 million relating to Monsanto Company Six months ended June 30, 2001 -- $372 million relating principally to
                                       Monsanto Company
     2001 -- $221 million relating principally to Monsanto Company
     2000 -- $143 million relating principally to Monsanto Company
     1999 -- $242 million comprised of $150 million relating principally to Monsanto Company and $92 million relating to divestiture by former Monsanto of its alginates, biogums, bulk aspartame and tabletop sweeteners businesses.

    Includes extraordinary items, income/(expense):
     Six months ended June 30, 2002 -- Gain of $649 million (net of taxes of
                                       $124 million) associated with the sale of an investment that took place within two years of the merger of Pharmacia & Upjohn, Inc. and former Monsanto Company which was accounted for as a pooling of interests.
     Six months ended June 30, 2001 -- Costs of $(12) million (net of taxes of
                                       $7 million) associated with the early
                                       retirement of debt.
     2001 -- Costs of $(12) million (net of taxes of $7 million) associated with the early retirement of debt.
     2000 -- Costs of $(32) million (net of taxes of $20 million) associated with the early retirement of debt.

    Includes cumulative effect of a change of accounting, income/(expense):
     Six months ended June 30, 2002 -- Accounting change adopted by Monsanto:
                                       SFAS No. 142 -- charge of $(1,541)
                                       million.
     Six months ended June 30, 2001 -- Accounting change adopted by Pharmacia:
                                       SFAS No. 133 -- credit of $1 million.
     2001 -- Accounting change adopted by Pharmacia: SFAS No. 133 -- credit of
             $1 million.
     2000 -- Accounting change adopted by Pharmacia: SAB 101 -- charge of $(198)
             million.
     1999 -- Accounting change adopted by Pharmacia: SAB 101 -- charge of $(20) million.


(2) Prior to the March 31, 2000 merger, former Monsanto Company's regular quarterly dividend was $0.03 per share of common stock ($0.12 per share annualized) (the quarterly rate was lowered from $0.16 to $0.03 per share in the fourth quarter of 1997). Pharmacia & Upjohn's (P&U's) regular quarterly dividend was $0.27 per share of common stock ($1.08 per share annualized). Amounts shown above are weighted averages of the dividends declared by the respective predecessor companies assuming the March 31, 2000 exchange ratio of P&U shares for shares of former Monsanto (1.19:1).

                                                       CHAPTER ONE -- THE MERGER

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


     The merger will be accounted for under the purchase method of accounting, which means the assets and liabilities of Pharmacia will be recorded, as of completion of the merger, at their respective fair values and added to those of Pfizer. For a more detailed description of purchase accounting, see "The Proposed Merger -- Accounting Treatment" on page I-42.


     We have presented below selected unaudited pro forma combined financial information that reflects the purchase method of accounting and is intended to provide you with a better picture of what our businesses might have looked like had they actually been combined. The combined financial information may have been different had the companies actually been combined. The selected unaudited pro forma combined financial information does not reflect the effect of asset dispositions, if any, or cost savings that may result from the merger. You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the merger. The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements and related notes included in Chapter Two of this joint proxy statement/prospectus.

                                                        AS OF AND FOR THE
                                                        SIX MONTHS ENDED       FOR THE YEAR ENDED
                                                          JUNE 30, 2002        DECEMBER 31, 2001
                                                        -----------------      ------------------
                                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues..............................................      $ 22,528                 44,607
Income from continuing operations available to common
  shareholders........................................         4,818                  7,635
Per common share data:
  Income from continuing operations per share:
     Basic............................................           .60                    .95
     Diluted..........................................           .59                    .93
  Cash dividends paid per share(1)....................           N/A                    N/A
  Shareholders' equity per share......................          7.67                    N/A
Total assets..........................................       104,107                    N/A
Long-term debt........................................         5,714                    N/A

---------------
(1) Pfizer's current quarterly dividend is $0.13 ($0.52 per share annualized) and is subject to future approval and declaration by Pfizer's board of directors. Pharmacia's current quarterly dividend is $0.135 ($0.54 per share annualized) and is subject to future approval and declaration by Pharmacia's board of directors. The dividend policy of the combined company after the merger will be determined by its board of directors following the merger.

                                                       CHAPTER ONE -- THE MERGER

COMPARATIVE PER SHARE INFORMATION

     The following table sets forth selected historical per share information of Pfizer and Pharmacia and unaudited pro forma combined per share information after giving effect to the merger between Pfizer and Pharmacia, under the purchase method of accounting, assuming that 1.4 shares of Pfizer common stock had been issued in exchange for each outstanding share of Pharmacia common stock. You should read this information in conjunction with the selected historical financial information, included elsewhere in this document, and the historical financial statements of Pfizer and Pharmacia and related notes that are incorporated in this document by reference. The unaudited Pfizer pro forma combined per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements and related notes included in Chapter Two of this joint proxy statement/prospectus. The historical per share information is derived from unaudited financial statements as of and for the six months ended June 30, 2002 and audited financial statements as of and for the year ended December 31, 2001. The unaudited pro forma Pharmacia per share equivalents are calculated by multiplying the unaudited Pfizer pro forma combined per share amounts by the exchange ratio of 1.4.

     The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of Pfizer and Pharmacia would have been had the companies been combined or to project Pfizer's and Pharmacia's results of operations that may be achieved after the merger.

                                                       CHAPTER ONE -- THE MERGER

                                                                      FOR THE
                                                           -----------------------------
                                                            SIX MONTHS
                                                               ENDED         YEAR ENDED
                                                           JUNE 30, 2002    DECEMBER 31,
                                                            (UNAUDITED)         2001
                                                           -------------    ------------
UNAUDITED PFIZER PRO FORMA COMBINED
Per common share data:
  Income from continuing operations:
     Basic...............................................     $  .60             .95
     Diluted.............................................        .59             .93
  Cash dividends(1)......................................        N/A             N/A
  Shareholders' equity...................................       7.67             N/A
PFIZER -- HISTORICAL
Per common share data:
  Income from continuing operations before cumulative
     effect of a change in accounting principle:
     Basic...............................................        .70            1.25
     Diluted.............................................        .69            1.22
  Cash dividends paid....................................        .26             .44
  Shareholders' equity...................................       3.05            2.95
PHARMACIA -- HISTORICAL
Per common share data:
  Earnings from continuing operations before
     extraordinary items and cumulative effect of a
     change in accounting principle:
     Basic...............................................        .98             .98
     Diluted.............................................        .97             .97
  Cash dividends paid....................................        .27             .51
  Shareholders' equity...................................       9.43            9.54
UNAUDITED PRO FORMA PHARMACIA EQUIVALENTS(2)
Per common share data:
  Earnings from continuing operations before
     extraordinary items and cumulative effect of a
     change in accounting principle:
     Basic...............................................        .84            1.33
     Diluted.............................................        .83            1.30
  Cash dividends(1)......................................        N/A             N/A
  Shareholders' equity...................................      10.74             N/A

-------------------------
(1) Pfizer's current quarterly dividend is $0.13 ($0.52 per share annualized) and is subject to future approval and declaration by Pfizer's board of directors. Pharmacia's current quarterly dividend is $0.135 ($0.54 per share annualized) and is subject to future approval and declaration by Pharmacia's board of directors. The dividend policy of the combined company after the merger will be determined by its board of directors following the merger.

(2) Amounts are calculated by multiplying unaudited Pfizer pro forma combined per share amounts by the exchange ratio in the merger (1.4 shares of Pfizer common stock for each share of Pharmacia common stock).

                                                       CHAPTER ONE -- THE MERGER

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     Pfizer common stock and Pharmacia common stock are each listed on the New York Stock Exchange. Pfizer's and Pharmacia's ticker symbols are "PFE" and "PHA," respectively. The following table shows, for the calendar quarters indicated, based on published financial sources: (1) the high and low sale prices of shares of Pfizer and Pharmacia common stock as reported on the New York Stock Exchange Composite Transaction Tape and (2) the cash dividends paid per share of Pfizer and Pharmacia common stock.


                                                                                  PHARMACIA
                                       PFIZER COMMON STOCK*                     COMMON STOCK
                                 ---------------------------------   -----------------------------------
                                   HIGH         LOW      DIVIDENDS     HIGH         LOW      DIVIDENDS**
                                 ---------   ---------   ---------   ---------   ---------   -----------
2000
  First Quarter................   $37.94      $30.00       $0.09      $51.50      $34.25        $0.257
  Second Quarter...............   $48.13      $33.69       $0.09      $59.75      $48.94        $ 0.24
  Third Quarter................   $49.00      $39.38       $0.09      $60.19      $52.00        $ 0.12
  Fourth Quarter...............   $48.06      $41.00       $0.09      $61.00      $50.75        $ 0.12
2001
  First Quarter................   $46.75      $34.01       $0.11      $60.00      $44.00        $ 0.12
  Second Quarter...............   $45.23      $38.50       $0.11      $52.26      $45.10        $ 0.12
  Third Quarter................   $42.23      $34.00       $0.11      $46.95      $37.60        $0.135
  Fourth Quarter...............   $44.04      $38.32       $0.11      $46.61      $38.39        $0.135
2002
  First Quarter................   $42.15      $40.11       $0.13      $46.00      $37.50        $0.135
  Second Quarter...............   $39.40      $33.43       $0.13      $45.68      $37.04        $0.135


-------------------------
*   Adjusted for a 3-for-l stock split in June 1999.

** Prior to the March 31, 2000 merger between Pharmacia & Upjohn (P&U) and a subsidiary of the former Monsanto Company, former Monsanto Company's regular quarterly dividend was $0.03 per share of common stock ($0.12 per share annualized). P&U's regular quarterly dividend was $0.27 per share of common stock ($1.08 per share annualized). Amounts shown for the first and second quarters of 2000 reflect dividends paid by the respective predecessor companies assuming the March 31, 2000 exchange ratio of P&U shares for shares of former Monsanto (1.19:1).

                                                       CHAPTER ONE -- THE MERGER

RECENT CLOSING PRICES

     The following table sets forth the closing prices per share of Pfizer common stock and Pharmacia common stock as reported on the NYSE Composite Transaction Tape on July 12, 2002, the last full trading day prior to the
announcement of the merger agreement, and [          ], the most recent
practicable date prior to the mailing of this joint proxy statement/prospectus to Pfizer's and Pharmacia's shareholders. This table also sets forth the imputed value of Pharmacia common stock on July 12, 2002 and the equivalent price per share of Pharmacia common stock on those dates. The equivalent price per share is equal to the closing price of a share of Pfizer common stock on that date multiplied by 1.4, the applicable exchange ratio in the merger. These prices will fluctuate prior to the special meetings and the merger, and shareholders are urged to obtain current market quotations prior to making any decision with respect to the merger.

                                                                                 PHARMACIA
                                                                IMPUTED VALUE   COMMON STOCK
                                 PFIZER COMMON    PHARMACIA     OF PHARMACIA     PER SHARE
DATE                                 STOCK       COMMON STOCK   COMMON STOCK     EQUIVALENT
----                             -------------   ------------   -------------   ------------
July 12, 2002..................     $32.20          $32.59*        $29.58**        $45.08
[        ], 2002...............     $               $                 N/A          $

-------------------------

 * Includes value of Monsanto Company shares held by Pharmacia at such date.


** This value has been calculated by subtracting from the closing price of Pharmacia common stock on July 12, 2002, the amount of $3.01, which is the value of Pharmacia's interest in Monsanto Company common stock calculated on a per share of Pharmacia's common stock basis. Pharmacia distributed its Monsanto Company shares to holders of Pharmacia common stock on August 13, 2002.

     Although dividends are subject to future approval and declaration by Pfizer's and Pharmacia's respective boards of directors, Pfizer and Pharmacia each currently plan to continue to pay regular quarterly dividends on their common stock until closing of the merger, although Pfizer and Pharmacia have agreed to coordinate their dividend policy prior to the merger so that Pharmacia shareholders do not receive two dividends, or fail to receive a dividend in any calendar quarter. The dividend policy following the merger will be determined by the combined company's board of directors following the merger.

                                                       CHAPTER ONE -- THE MERGER

                                  RISK FACTORS

     PFIZER AND PHARMACIA SHAREHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THOSE FACTORS DISCUSSED IN THE DOCUMENTS THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND WHICH WE HAVE INCORPORATED INTO THIS DOCUMENT AND THE OTHER INFORMATION IN THIS JOINT PROXY
STATEMENT/PROSPECTUS, BEFORE VOTING AT THEIR RESPECTIVE SPECIAL MEETINGS.

THE VALUE OF PFIZER SHARES RECEIVED WILL FLUCTUATE

     The number of shares of Pfizer common stock issued in the merger for each share of Pharmacia common stock is fixed. The market prices of Pfizer common stock and Pharmacia common stock when the merger is completed may vary from their market prices at the date of this document and at the date of the special meetings of Pfizer and Pharmacia. For example, during the 12 month period ending on [ ], the most recent practical date prior to the mailing of this joint proxy statement/prospectus, Pfizer common stock traded in a range from a low of $[ ] to a high of $[ ] and ended that period at $[ ], and Pharmacia common stock traded in a range from a low of $[ ] to a high of $[ ] and ended that period at $[ ]. See "Comparative Per Share Market Price and Dividend Information" on page I-18 for more detailed share price information.

     These variations may be the result of various factors including:

     - changes in the business, operations or prospects of Pfizer or Pharmacia;

     - governmental and/or litigation developments and/or regulatory considerations;

     - market assessments as to whether and when the merger will be consummated;

     - governmental action affecting the pharmaceutical industry generally;

     - loss of patent protection and competition from generic drugs; and

     - general market and economic conditions.

     The merger may not be completed until a significant period of time has passed after the Pfizer and Pharmacia special meetings. At the time of their respective special meetings, Pfizer and Pharmacia shareholders will not know the exact value of the Pfizer common stock that will be issued in connection with the merger.

     Shareholders of Pfizer and Pharmacia are urged to obtain current market quotations for Pfizer and Pharmacia common stock.

WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE OUR OPERATIONS AND REALIZE THE FULL COST SAVINGS WE ANTICIPATE

     The merger involves the integration of two companies that have previously operated independently. The difficulties of combining the companies' operations include:

     - the necessity of coordinating geographically separated organizations, systems and facilities; and

     - integrating personnel with diverse business backgrounds.

     The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on the business, results of operations, financial condition or prospects of the combined company after the merger.

     Among the factors considered by the Pfizer and the Pharmacia boards of directors in connection with their respective approvals of the merger agreement were the opportunities for operating efficiencies that could result from the merger. We cannot give any assurance that these savings will be realized within the time periods contemplated or even if they will be realized at all.

                                                       CHAPTER ONE -- THE MERGER

WE WILL INCUR SIGNIFICANT TRANSACTION, MERGER-RELATED AND RESTRUCTURING COSTS IN CONNECTION WITH THE MERGER

     Pfizer and Pharmacia expect to incur costs associated with combining the operations of the two companies, transaction fees and other costs related to the merger. The total estimate includes approximately $100 million for transaction costs and between $3.5 and $4.0 billion of restructuring and integration costs. The estimated $100 million of transaction costs are expected to be recorded as a component of the purchase price. Approximately $1 billion of the restructuring costs are expected to be included as a liability in the purchase price allocation. These amounts are preliminary estimates and subject to change. Additional unanticipated costs may be incurred in the integration of the businesses of Pfizer and Pharmacia. Although Pfizer and Pharmacia expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction, merger-related and restructuring costs over time, we cannot give any assurance that this net benefit will be achieved in the near term, or at all.


DUE TO LIMITATIONS IMPOSED BY ANTITRUST AND OTHER LAWS, PFIZER AND PHARMACIA ARE UNABLE TO SHARE INFORMATION NECESSARY TO COMPLETE A COMPOUND-BY-COMPOUND VALUATION OF PHARMACIA'S IN-PROCESS RESEARCH AND DEVELOPMENT. PFIZER'S CURRENT ESTIMATE OF THE WRITE-OFF OF IN-PROCESS PHARMACIA RESEARCH AND DEVELOPMENT MAY NOT BE ACCURATE.



     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other relevant laws and regulations, there are significant limitations regarding what Pfizer can learn about specific Pharmacia scientific research projects that are under way. Pfizer and Pharmacia have not been able to discuss any specifics of many of the in-process research and development projects and the range of possible outcomes. As data that would be needed to conduct a valuation of specific projects cannot be shared due to legal constraints, and as the process will take more than three months to complete, Pfizer has not done a compound-by-compound valuation of Pharmacia's in-process research and development. Instead, Pfizer determined the $13 billion in-process research and development charge included as part of the Pro Forma Financial Data was a reasonable estimate based upon what it knows about the various products within the Pharmacia pipeline and the market for such potential products, Pfizer's general understanding of Pharmacia's procedures, the amount of money spent on such projects to date and Pfizer's own extensive experience with R&D activities, including the probabilities of success of compounds in various stages of completion, as well as a review of publicly available information for precedent merger and acquisition transactions in the health care industry. Although we believe that Pfizer's estimate of the in-process research and development charge arising from the acquisition of the Pharmacia research portfolio is reasonable, no assurance can be given that a compound-by-compound valuation will confirm Pfizer's estimate. If Pfizer's estimate is lower or higher than the actual value of Pharmacia's in-process research and development the combined company will be required to take a one time charge or addition to earnings to reflect the difference in the period in which the compound-by-compound valuation is completed. We expect the final evaluation to be completed within six to twelve months of the completion of the merger. See Pro Forma Financial Data on page II-8.


OBTAINING REQUIRED APPROVALS AND SATISFYING CLOSING CONDITIONS MAY DELAY OR PREVENT COMPLETION OF THE MERGER

     Completion of the merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, including the expiration or termination of the applicable waiting periods, and any extension of the waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval by the European Commission. Pfizer and Pharmacia intend to pursue all required approvals in accordance with the merger agreement. The requirement for

                                                       CHAPTER ONE -- THE MERGER


these approvals could delay the completion of the merger for a significant period of time after Pfizer and Pharmacia shareholders have approved the proposals relating to the merger at their respective special meetings. See "The Merger Agreement -- Conditions" on page I-84 for a discussion of the conditions to the completion of the merger and "The Proposed Merger -- Regulatory Matters Relating to the Merger" on page I-44 for a description of the regulatory approvals necessary in connection with the merger. No assurance can be given, however, that these approvals will be obtained or that the required conditions to closing will be satisfied, and, if all such approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of the approvals or that they will satisfy the terms of the merger agreement.


PFIZER AND PHARMACIA ARE THE SUBJECT OF VARIOUS LEGAL PROCEEDINGS

     Pfizer and Pharmacia are involved in various patent, product liability, consumer, environmental and tax claims and litigations and additional matters that arise from time to time in the ordinary course of business. These include challenges to the coverage and/or validity of patents on products or processes and allegations of injuries caused by drugs or medical devices. In addition, Pfizer and Pharmacia are subject to national, state and local environmental laws and regulations. Pfizer and Pharmacia are also involved in or are the subject of governmental or regulatory agency inquiries or investigations from time to time. For more information about Pfizer's and Pharmacia's legal proceedings, see our filings with the SEC that are incorporated by reference into this document under the headings "Commitments, Contingent Liabilities and Litigation" and "Legal Proceedings."

                                                       CHAPTER ONE -- THE MERGER

                           FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this document, and in documents that are incorporated by reference in this document, that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of each company's management. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of Pfizer, Pharmacia and the combined company. Forward-looking statements include the information in this document, specifically, regarding:

     - management forecasts;
     - efficiencies/cost avoidance;
     - cost savings;
     - income and margins;
     - earnings per share;
     - growth;
     - economies of scale;
     - combined operations;
     - the economy;
     - future economic performance;
     - conditions to, and the timetable for, completing the merger;
     - future acquisitions and dispositions;
     - litigation;
     - potential and contingent liabilities;
     - management's plans;
     - business portfolios;
     - taxes;
     - merger and integration-related expenses; and
     - product approvals and launches.

     These statements may be preceded by, followed by or include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

     Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in "Risk Factors" above and elsewhere in this document, and in the documents which are incorporated by reference in this document, could affect the future results of Pfizer and Pharmacia, and of the combined company after the completion of the merger, and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

COMPETITIVE FACTORS

     - the ability to respond to and the impact of the loss of patent protection to Pfizer's, Pharmacia's or the combined company's drugs;

     - the impact of competitive products, including competition from the makers of generic drugs;

     - the timing of the introduction of new products;

     - the ability to respond to price pressures imposed by managed care groups, institutions and government agencies;

     - the ability to respond to technological advances attained by competitors and patents granted to competitors; and

     - the ability to manufacture products competitively and cost effectively.

OPERATING FACTORS

     - changes in the market reaction to Pfizer's and Pharmacia's significant pharmaceutical products;

     - the ability to identify new viable chemical compounds and technologies and commercialize innovative and competitive products worldwide;

     - the ability to successfully complete clinical trials and obtain and maintain regulatory approval for new products in the United States and other countries;

     - the effect of other regulatory developments;

     - the ability to gain consumer acceptance for our new products and technologies;

                                                       CHAPTER ONE -- THE MERGER

     - the ability to secure and defend intellectual property rights and, when appropriate, license required technology;

     - the ability to generate cash flows or obtain financing to fund growth;

     - the ability to complete and integrate this and other acquisitions, strategic alliances and joint ventures;

     - the ability to respond to unexpected safety or efficacy concerns arising with respect to marketed products, whether or not scientifically justified, leading to product recalls, litigation, withdrawals or declining sales;

     - adverse outcomes of pending or threatened litigation; and

     - contingencies related to actual or alleged environmental contamination.

ECONOMIC AND INDUSTRY CONDITIONS

     - the effect of changes in currency exchange rates;

     - the effect of political and economic conditions, inflation and interest rates worldwide; and

     - the effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters.

                                                       CHAPTER ONE -- THE MERGER

                              THE PROPOSED MERGER

GENERAL

     Pfizer's board of directors is using this joint proxy statement/prospectus to solicit proxies from the holders of Pfizer common stock for use at the Pfizer special meeting. Pharmacia's board of directors is also using this document to solicit proxies from the holders of Pharmacia common stock and Pharmacia Series B convertible perpetual preferred stock for use at the Pharmacia special meeting.

PFIZER PROPOSALS

     At the Pfizer special meeting, holders of Pfizer common stock are being asked to vote on:

     - the issuance of shares of Pfizer common stock in the merger; and

     - an amendment to the Pfizer certificate of incorporation which would increase the authorized share capital.

     THE MERGER WILL NOT BE COMPLETED UNLESS PFIZER'S SHAREHOLDERS APPROVE BOTH
(1) THE ISSUANCE OF SHARES OF PFIZER COMMON STOCK IN THE MERGER; AND (2) THE AMENDMENT TO THE PFIZER CERTIFICATE OF INCORPORATION, WHICH IS NECESSARY SO THAT PFIZER WILL HAVE SUFFICIENT AUTHORIZED SHARES TO ISSUE SHARES OF PFIZER COMMON STOCK TO SHAREHOLDERS OF PHARMACIA.

PHARMACIA PROPOSAL

     At the Pharmacia special meeting, holders of Pharmacia common stock and Pharmacia Series B convertible perpetual preferred stock will be asked to vote upon the adoption of the merger agreement.

     THE MERGER WILL NOT BE COMPLETED UNLESS PHARMACIA'S SHAREHOLDERS ADOPT THE MERGER AGREEMENT.

BACKGROUND OF THE MERGER

     The management of Pfizer has periodically explored and assessed strategic options for Pfizer as part of its ongoing effort to strengthen its business and improve its product mix. During the past three years, management of Pfizer has periodically considered the possibility of a business combination or other strategic transaction with Pharmacia and its predecessor companies.

     An informal discussion on the subject was pursued by Dr. McKinnell, currently Chairman of Pfizer, with Mr. Hassan, currently Chairman of Pharmacia, on January 16, 2001. At that time, Mr. Hassan indicated that it was Pharmacia's desire and strategy to grow on its own. Mr. Hassan subsequently updated the Pharmacia board of directors on this discussion at its regularly scheduled meeting on February 21, 2001. In June 2001, at a regularly scheduled meeting of Pharmacia's board of directors, Pharmacia's board and management discussed the company's strategic direction and alternatives, and the board affirmed the general strategic direction being pursued by Pharmacia as an independent company as the best growth strategy.

     Accordingly, no material discussions between Pharmacia and Pfizer regarding a possible business transaction occurred until April 2002.

     On April 9, 2002, Dr. McKinnell met with other members of Pfizer management, representatives of its investment banker, Lazard Freres & Co. LLC, and representatives of its legal advisor, Cadwalader, Wickersham & Taft, to discuss the possibility of making informal inquiries of Pharmacia's management about a possible business combination or other strategic transaction between Pfizer and Pharmacia. At this meeting, it was decided that Dr. McKinnell would approach Mr. Hassan, at the launch of Bextra(R), a new product being co-promoted and co-marketed by Pfizer and Pharmacia, to gauge Pharmacia's interest in a possible business combination or other strategic transaction.

     At the Bextra(R) launch, which took place between April 9 and April 11, 2002, Dr. McKinnell met briefly with Mr. Hassan and suggested that it might be productive for the two of them to get together and discuss the state of the pharmaceutical industry, including

                                                       CHAPTER ONE -- THE MERGER

the possibility of a strategic transaction between Pfizer and Pharmacia in order to better position the two companies in a volatile economic climate. Mr. Hassan indicated that he believed that the board of directors of Pharmacia was not interested in exploring any transaction at the time, but he planned to meet with Dr. McKinnell to discuss the changing climate in the pharmaceutical industry.

     On April 22, 2002, Mr. Hassan followed up with a telephone call to Dr. McKinnell to arrange a meeting to further discuss industry issues. Dr. McKinnell and Mr. Hassan agreed to meet in early May.

     On April 25, 2002, at a regularly scheduled meeting of Pfizer's board of directors, Dr. McKinnell briefed the Pfizer board of directors on his recent informal discussions with Mr. Hassan as well as the strategic considerations for a possible business combination between Pfizer and Pharmacia. Pfizer's investment banker and legal advisors also discussed the respective financial and legal considerations that would likely affect any strategic transaction between the companies, including the impact of Pharmacia's proposed spin-off of its interest in one of its subsidiaries, Monsanto Company.

     On April 30, 2002, Mr. Hassan updated the Pharmacia board of directors at its regularly scheduled meeting on the approach from Pfizer. Mr. Hassan recommended and the board supported continuation of the company's existing strategy to grow on its own. The board did, however, authorize Mr. Hassan to meet with Dr. McKinnell to seek a better understanding of Pfizer's intentions.

     On May 9, 2002, Dr. McKinnell and Mr. Hassan met in New York. These discussions, however, did not progress beyond Dr. McKinnell's preliminary indications of interest in an acquisition of Pharmacia. Mr. Hassan stated that he believed that Pharmacia's board of directors was not interested in being acquired by anyone. No additional meetings were scheduled or planned at the time.

     On May 13, 2002, Mr. Hassan had a telephone conference with the Pharmacia board of directors to update the board on his meeting with Dr. McKinnell. The board agreed to meet in person to discuss the preliminary indication of interest in more detail. On May 13, 2002, Pharmacia retained Goldman, Sachs & Co. as its investment banker.

     On June 4, 2002, Dr. McKinnell met with representatives of Lazard and Cadwalader as well as other members of Pfizer management to discuss making a proposal to acquire Pharmacia. It was concluded that Dr. McKinnell should attempt to arrange a meeting with Mr. Hassan and at such meeting present a specific proposal for a possible business combination between Pfizer and Pharmacia. In early June, 2002, Dr. McKinnell called Mr. Hassan to request a meeting.

     On June 7, 2002, at a special meeting of Pharmacia's board, Mr. Hassan described Dr. McKinnell's interest in discussing a potential transaction between the parties. The board reviewed Pharmacia's performance, prospects and strategic alternatives with members of senior management and representatives of the company's financial advisor, Goldman Sachs, and representatives of Pharmacia's legal advisor, Sullivan & Cromwell. The board authorized Mr. Hassan to meet with Dr. McKinnell to listen to his proposal.

     On June 11, 2002, Dr. McKinnell met with Mr. Hassan and presented an offer to merge Pfizer and Pharmacia. Dr. McKinnell proposed a transaction in which Pharmacia's shareholders would receive 1.3 shares of Pfizer common stock in exchange for each share of Pharmacia common stock, taking into account the spin-off of Pharmacia's interest in Monsanto Company. Mr. Hassan indicated that he believed the offer was unacceptable but that he would present it to Pharmacia's board of directors for consideration.

     On June 14, 2002, Pfizer engaged Bear, Stearns & Co. Inc. to act as its financial advisor along with Lazard.

     On June 18, 2002, Pharmacia's board held a regularly scheduled meeting at which the proposed transaction with Pfizer was discussed. Mr. Hassan reviewed his discussions to date

                                                       CHAPTER ONE -- THE MERGER

with Dr. McKinnell, including the proposal made by Dr. McKinnell. The board reviewed Pharmacia's performance, prospects and strategic alternatives with members of senior management and representatives of Goldman Sachs and Sullivan & Cromwell. Members of senior management discussed with the board various forecasts for both companies and potential synergies that might result from a combination of the two companies. The company's legal advisors reviewed with the board their fiduciary duties under the circumstances. The board determined that the proposal from Pfizer was inadequate, but authorized Mr. Hassan and members of senior management to continue discussions with Pfizer.

     On June 24, 2002, Mr. Hassan telephoned Dr. McKinnell and informed him that the Pharmacia board of directors had met and, while still supporting the company's current strategic direction as an independent company and believing the proposed exchange ratio of 1.3 to be inadequate, had authorized him to remain open to further discussions regarding a possible business combination between Pfizer and Pharmacia. Mr. Hassan emphasized that the Pharmacia board believed the exchange ratio offered by Pfizer did not accurately reflect Pharmacia's intrinsic value and could not be the basis for any such transaction.

     On June 27, 2002, Pfizer and Pharmacia entered into a customary confidentiality agreement to allow the exchange of information between the two companies and their respective legal and financial advisors. On June 27 and 28, 2002, David Shedlarz, the chief financial officer of Pfizer, and Christopher Coughlin, the chief financial officer of Pharmacia, met several times to discuss the parameters and details for due diligence. At about the same time, Dr. McKinnell, in discussions with Mr. Hassan, suggested an exchange ratio of 1.4 shares of Pfizer common stock for each share of Pharmacia common stock, taking into account the spin-off of Pharmacia's interest in Monsanto Company, which exchange ratio was dependent upon, among other things, Pharmacia providing satisfactory information, including information relating to operational efficiencies of the combined company, to justify such an exchange ratio, and agreement on the terms of mutually satisfactory definitive agreements and approval by the Pfizer board of directors.

     At a regularly scheduled meeting of the board of directors on June 27, 2002, Dr. McKinnell briefed the Pfizer board of directors regarding his discussions with Mr. Hassan. The members of the board of directors concurred that it would be advisable to continue to proceed with negotiations of a possible business combination with Pharmacia and emphasized the importance of the due diligence review to be undertaken by Pfizer.

     On June 28, 2002, at a special telephonic meeting of the board of directors, Mr. Hassan updated the Pharmacia board on his discussions with Dr. McKinnell. The board authorized Mr. Hassan to continue discussions with Dr. McKinnell regarding the transaction.

     On June 30 and July 1, 2002, Dr. McKinnell and Mr. Hassan spoke several times by telephone regarding the possible business combination. On June 30, 2002, Dr. McKinnell also conferred with members of Pfizer's senior management and representatives of Pfizer's financial and legal advisors. After these discussions, Dr. McKinnell and Mr. Hassan continued to discuss an exchange ratio of 1.4, taking into account the spin-off of Pharmacia's interest in Monsanto Company, subject to completion of each party's due diligence review, negotiation of mutually satisfactory definitive agreements and final approval by each company's board of directors.

     On July 1, 2002, members of Pfizer's management, including Dr. McKinnell and Mr. Shedlarz, met with Pfizer's internal and outside legal advisors and its financial advisors to discuss the timing and procedures to complete a due diligence review of Pharmacia and Pfizer and to negotiate definitive agreements for the possible business combination.

     On July 2, 2002, Mr. Hassan reviewed with the members of the Pharmacia board of directors in a telephonic meeting the new proposal from Pfizer, noting that such proposal was subject to completion of satisfactory due dili-

                                                       CHAPTER ONE -- THE MERGER

gence by both parties, mutual agreement on definitive agreements and approval of the Pfizer board of directors. The members of the board discussed the proposal and authorized Mr. Hassan to continue discussions with Pfizer with a view to reaching agreement on the terms of a definitive agreement consistent with the proposal discussed at the meeting.

     From July 2 until July 13, 2002, the respective legal and financial advisors of Pfizer and Pharmacia conducted extensive due diligence investigations of the other company. Members of Pfizer's senior management, its internal and external legal team as well as its financial advisors and external auditors, conducted a due diligence review from an operational, financial, accounting, tax and legal perspective. Pfizer's due diligence review included interviews of Pharmacia's senior management and review of documents. During the same time, members of Pharmacia's senior management, its internal and external legal team as well as its financial advisors and external auditors, conducted a due diligence review from an operational, financial, accounting, tax and legal perspective. Pharmacia's due diligence review included interviews of Pfizer's senior management and review of documents.

     On July 3, 2002, a draft of the merger agreement was circulated to Pharmacia and its legal representatives.

     During the period from July 3, 2002 to the morning of July 13, 2002, Pfizer and Pharmacia, working together with their respective legal and financial advisors, negotiated the terms of the definitive agreements for a possible business combination and certain changes to their co-promotion and co-marketing agreements regarding Celebrex(R) and other COX-2 "second generation" drugs.

     On July 12, 2002, Pfizer and its outside counsel negotiated with Mr. Hassan and his personal legal counsel the terms of his employment agreement with Pfizer. The terms of this employment agreement were finalized the following morning.


     On the morning of July 13, 2002, Pharmacia's board held a special meeting to discuss in detail the proposed business combination with Pfizer. Members of senior management and representatives of the company's advisors reviewed the activities and discussions of the past weeks, and presented a summary of the proposed transaction terms as reflected in the draft definitive agreements, the strategic rationale that supported it, and the economic and operational benefits that it could create. The board reviewed Pharmacia's performance and prospects and strategic alternatives. Senior management presented the forecasts and economic benefits upon which the exchange ratio was predicated, and summarized the process and the results of Pharmacia's senior management's due diligence investigation of Pfizer. Representatives of Sullivan & Cromwell reviewed in more detail the terms of the proposed transaction, including the terms of the merger agreement and the amendment to the COX-2 co-promotion and co-marketing agreements and described the board's fiduciary duties under the circumstances. Goldman Sachs provided the Pharmacia board of directors a detailed analysis of the financial terms of the proposed combination and an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated July 13, 2002, that, as of that date and subject to the factors and assumptions set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of Pharmacia common stock. Without Mr. Hassan present, members of senior management reviewed with the board the terms of Mr. Hassan's proposed employment arrangement with Pfizer following completion of the merger. The board then met without senior management or Mr. Hassan present to discuss any matters that an independent board member wished to raise. During that session, the board concluded that the terms of Mr. Hassan's employment agreement were reasonable and did not create a conflict of interest. At the conclusion of this meeting, after consideration of the factors described under "-- Factors Considered by, and Recommendation of, the Board of Directors of Pharmacia" on page I-39, the

                                                       CHAPTER ONE -- THE MERGER

Pharmacia board of directors determined by a unanimous vote of the directors present at the meeting that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Pharmacia and its shareholders, and approved the merger agreement, the amendment to the Pharmacia shareholder rights plan and the amendment to the COX-2 co-promotion and co-marketing agreements and authorized the signing thereof.


     On the afternoon of July 13, 2002, the board of directors of Pfizer held a special meeting to review the final terms of the proposed merger agreement, the amendment to the COX-2 co-promotion and co-marketing agreements and Mr. Hassan's employment agreement. Also present at the meeting were members of Pfizer's senior management, Pfizer's legal advisors, Cadwalader, and Pfizer's financial advisors, Lazard and Bear Stearns. After an update on the progress of the negotiations by Dr. McKinnell, Pfizer's senior management presented its assessment of the proposed transaction and the results of its legal and financial due diligence review. Representatives of Cadwalader reviewed the proposed merger agreement in detail with the members of the board of directors and discussed the fiduciary duties of the board of directors in considering a possible business combination. Lazard and Bear Stearns then each delivered their respective oral opinions (which were each subsequently confirmed in writing), that, as of that date, the exchange ratio pursuant to the merger agreement was fair to Pfizer from a financial point of view. See "-- Opinions of Financial Advisors -- Opinions of Pfizer's Financial Advisors" on page I-49 for further information regarding these opinions. Thereafter, the members of board of directors of Pfizer, after consideration of the factors described under "-- Factors Considered by, and Recommendation of, the Board of Directors of Pfizer" on page I-37, voted unanimously to approve the merger agreement, the amendment to the Pfizer certificate of incorporation, the amendment to the COX-2 co-promotion and co-marketing agreements with Pharmacia and the employment agreement with Mr. Hassan.


     Before the opening of trading on July 15, 2002, Pharmacia and Pfizer issued a joint press release announcing the execution of the merger agreement.

OUR REASONS FOR THE MERGER

     While each of Pfizer and Pharmacia has growth potential and prospects for its immediate and long-term future as a stand-alone entity, we both believe that a combination of the two companies will create a leading global pharmaceutical company with greater diversity, breadth and financial resources that will have the opportunity to enhance shareholder value in ways that are unlikely to be achieved by Pfizer or Pharmacia alone. Specifically, the combined company would be uniquely positioned to benefit from the following:

     - Enhanced revenue potential resulting from, among other things:

       -- access to late stage pipeline drugs;

       -- enhanced capability to bring new products to market; and

       -- increased scale.

     - Significant cost savings from among other things, increased purchasing power as a combined company.

     - Combination of operational factors, such as growth opportunities and risk reductions with respect to research and development.

     - Leadership in major therapeutic categories.

     Enhanced Revenue Potential. The merger will combine two large and fast-growing firms in the pharmaceutical industry, which will create the opportunity for solid growth potential, improved financial returns and accelerated earnings growth. The combined company would be a larger enterprise with a broader and more diversified product line than either Pfizer or Pharmacia on a stand-alone basis, with estimated potential combined revenues of $52.8 billion in 2003.

     As competition intensifies in the industries in which Pfizer and Pharmacia participate, we

                                                       CHAPTER ONE -- THE MERGER

believe that the combined company will benefit from an enhanced potential for revenue growth in the following areas and for the following reasons:

     - Pharmaceuticals. The combined company expects to have nearly $43.7 billion in prescription pharmaceutical sales in 2003.

       Together the two companies had eight products that they own with sales of more than $1 billion in 2001: Lipitor(R), Viagra(R), Norvasc(R), Zoloft(R), Zithromax(R), Diflucan(R), Neurontin(R)and Celebrex(R) (which is co-promoted and co-marketed by Pfizer and Pharmacia). In addition, the combined company will promote 15 products which had sales in excess of $500 million each in 2001, including Zyrtec(R), Xalatan(R), Detrol(R)/Detrol LA(R), Camptosar(R) and Accupril(R), and ten of those products had an aggregate annual growth of 24% or more in 2001.

       We believe that the combined company's enhanced market presence and sales penetration in key products, coupled with its increased research and development capabilities may lead to the development of new pharmaceutical products. Its enhanced capabilities to successfully bring such products to market may lead to enhanced potential for revenue growth. Most of the major products of both Pfizer and Pharmacia will continue to have patent protection well into this decade and beyond. We believe that these factors provide the opportunity to support the combined growth of products in both Pfizer's and Pharmacia's pipelines of new products, as well as organic and geographic growth of present products.


     - New Products and Broad and Diversified Product Line. The combination of Pfizer's pipeline of new products with Pharmacia's pipeline of new products is expected to provide the combined company with the potential for enhanced revenue growth. In June 2002, the FDA approved the injectable form of Geodon(R), making it the first atypical antipsychotic medicine for schizophrenia approved in the United States for intramuscular use. In May 2002, the FDA approved Vfend(R) for life threatening fungal infections. In April 2002, Bextra(R) was launched in the United States for the relief of pain and inflammation of osteoarthritis, adult rheumatoid arthritis and primary dysmenorrhea. Also, in April 2002, Spiriva(R)(co-promoted with Boehringer-Ingelheim) was approved by regulatory authorities in Europe as a treatment for chronic obstructive pulmonary disease. The product was launched in six countries, including Germany in June 2002. On September 30, 2002, the FDA granted marketing approval for Pharmacia's INSPRA(TM) (eplerenone tablets), the first agent designed to selectively block aldosterone, for the treatment of high blood pressure.


       - Increased Scale.  Scale has importance in many areas, including:

          - financial strength;

          - research and development of new products;

          - an increased presence in major international markets;

          - an increased ability to attract licensing partners;

          - improved marketing and sales support; and

          - distribution capabilities, as well as enhancement of existing competencies.

     We believe the increased scale of the combined company, and the benefits in the areas mentioned above, could result in greater efficiency and an enhanced potential for revenue growth.

     While we expect that we will be able to realize enhanced revenues, no assurance can be given that we will actually be able to do so.

                                                       CHAPTER ONE -- THE MERGER

     Significant Cost Savings. The combined company is expected to increase its profitability through cost savings and operating efficiencies resulting from the elimination of duplicative facilities and functions which would exist in the combined company in the United States, through multiple organizations and systems in over thirty foreign countries, and through the benefits of leveraging our combined annual external purchases. Pfizer estimates that savings from reductions in cost of goods sold will be realized by optimization of global manufacturing, involving over 100 manufacturing sites of the two companies around the world. The combined company may also be able to leverage its marketing and sales infrastructure to support existing and new products. Savings from sales, general and administrative expenses are expected to be realized by the combination of two worldwide headquarters and multiple staff support functions in over thirty countries. In addition to the competitive advantage gained by the size of the research and development budget, the combination of the research and development programs will permit the combined company to utilize the best science, research, development capabilities and procedures of each company. Pfizer's human pharmaceutical research and development expenditures have been growing by a compound annual growth rate of 14% over the last 3 years. Based on our review of and assumptions about the operations and infrastructure of the two companies, we expect that the combined company will realize annual cost savings of approximately $2.5 billion by 2005. We expect to achieve such cost savings as follows:

     - $1.4 billion by 2003;

     - $2.2 billion by 2004; and

     - $2.5 billion by 2005.

     The estimated cost savings reflect the realization of cost reduction opportunities and efficiencies through the ability to consolidate separate stand-alone operations into a single entity. While we expect that we will be able to realize these cost savings, no assurance can be given that we will actually be able to do so.

     The management of both companies believes that the financial performance of the combined company will be enhanced by the potential cost savings expected from the merger.

                                                       CHAPTER ONE -- THE MERGER


     In connection with the review of the merger, Pfizer and Pharmacia management each prepared financial forecasts for their respective organizations on a stand-alone, pre-merger basis. These forecasts were exchanged by Pfizer and Pharmacia and were presented to, and considered by, the members of each company's board of directors in its recommendation of the Pfizer/Pharmacia transaction. We have elected to provide individual forecasts for both Pfizer and Pharmacia because (i) the information was considered by the Boards of Directors in determining whether to enter into the Merger Agreement, (ii) they provide managements' views (as of the time they were developed) of the financial prospects of each constituent company on a stand-alone basis and (iii) they clarify the Pfizer view that the earnings forecast for the combined entity is greater than the sum of the two individual companies' forecasts. See page I-34 for a discussion of anticipated combined adjusted earnings.


     For Pfizer, the major assumptions underlying the Pfizer unaudited financial forecasts are: (i) product launches in several major markets during this timeframe; (ii) no loss of significant revenue to generic competition as a result of expiration or loss of patent protection; (iii) no material changes to Pfizer's U.S. pharmaceutical pricing and reimbursement practices; (iv) foreign exchange rates implicit when the forecasts were developed; (v) no material changes in the U.S. or international tax codes; and (vi) $10 billion in share repurchases are completed by the end of 2003.

     For Pharmacia, the major assumptions underlying the Pharmacia unaudited financial forecasts are: (i) product launches in several major markets during this timeframe; (ii) no loss of significant revenue to generic competition as a result of expiration or loss of patent protection; (iii) no material changes to Pharmacia's U.S. pharmaceutical pricing and reimbursement practices; (iv) use of the foreign exchange rates prevailing at the time the forecasts were developed; and (v) no material changes in the U.S. or international tax codes.


     The financial forecasts are "forward-looking statements" and Pfizer's and/or Pharmacia's actual results may differ materially from those set forth in the forecasts. See "Forward-Looking Statements" on page I-23 for a discussion of the risks you should consider in reviewing the forecasts set forth in this joint proxy statement/ prospectus.


PFIZER

     The material portions of the financial forecasts prepared by management of Pfizer follow:

                                                               2002     2003     2004
                                                              ------    -----    -----
                                                               (DOLLARS IN BILLIONS,
                                                               EXCEPT PER SHARE DATA)
Total Revenues..............................................  $35.1     39.0     42.9
Income, excluding the cumulative effect of change in
  accounting principle, certain significant items and
  merger-related costs(1)...................................  $ 9.9     11.3     12.7
Earnings per share (EPS) excluding the cumulative effect of
  change in accounting principle, certain significant items
  and merger-related costs..................................  $1.58     1.84     2.12
  Total Revenue Growth......................................     10%      11%      10%
  Income growth excluding the cumulative effect of change in accounting principle, certain significant items and
     merger-related costs...................................     18%      15%      12%
  EPS growth excluding the cumulative effect of change in
     accounting principle, certain significant items and
     merger-related costs...................................     21%      16%      15%

                                                       CHAPTER ONE -- THE MERGER

PHARMACIA

     The material portions of the financial forecasts prepared by management of Pharmacia follow:

                                                               2002     2003     2004
                                                              ------    -----    -----
                                                               (DOLLARS IN BILLIONS,
                                                               EXCEPT PER SHARE DATA)
Total Sales.................................................  $14.2     16.0     18.2
Income excluding the cumulative effect of a change in
  accounting principle, extraordinary items and discontinued
  operations(1).............................................  $ 2.0      2.3      2.6
Earnings per share (EPS) excluding the cumulative effect of
  a change in accounting principle, extraordinary items and
  discontinued operations...................................  $1.55     1.79     2.07
  EPS Growth Rate excluding the cumulative effect of a
     change in accounting principle, extraordinary items and
     discontinued operations................................    8.4%    15.5%    15.6%
  Sales Growth Rate excluding the cumulative effect of a
     change in accounting principle, extraordinary items and
     discontinued operations................................    2.3%    12.9%    13.8%

---------------

(1) Income is presented here to provide additional information about the company's operations. This item should be considered in addition to, but not as a substitute for or superior to, net earnings, cash flow or other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States. Determination of income may vary from company to company.
           ---------------------------------------------------------

     These forecasts for Pfizer were prepared by the management of Pfizer in July 2002, and for Pharmacia, by the management of Pharmacia in June 2002. These forecasts were not prepared with a view to public disclosure or compliance with published guidelines established by the SEC or the American Institute of Certified Public Accountants regarding forecasts. None of Pfizer, Pharmacia or their respective affiliates or Pfizer's or Pharmacia's independent auditors assume any responsibility for the accuracy of this information. The forecasts were not prepared with the approval of the Pfizer or Pharmacia boards of directors. The forecasts are subjective in many respects and thus susceptible to interpretation and periodic revision based on actual experience and recent developments. While presented with numeric specificity, the forecasts reflect numerous assumptions made by the managements of Pfizer and Pharmacia with respect to industry performance and competition, general business, economic, market and financial conditions and other matters, all of which are difficult to predict, many of which are beyond the control of Pfizer and Pharmacia. For these reasons, the inclusion of the forecasts in this document should not be regarded as an indication that Pfizer, Pharmacia, any recipient of the forecasts or their respective affiliates or representatives, considered or consider the forecasts to be a reliable prediction of future events, and the forecasts should not be relied upon as such. Actual results may be higher or lower than those estimated. Pfizer and Pharmacia do not generally publish their respective business plans and strategies or make external disclosures of their respective anticipated financial position or results of operations. Accordingly, Pfizer and Pharmacia do not intend to, and specifically decline any obligation to, update or otherwise revise the prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all the underlying assumptions are shown to be in error. Also, Pfizer and Pharmacia do not intend to, and specifically decline any obligation to, update or revise the prospective financial information to reflect changes in general economic or industry conditions.

     Neither Pfizer's auditors nor Pharmacia's auditors, nor any other independent accountants, have compiled, examined or performed

                                                       CHAPTER ONE -- THE MERGER

any procedures with respect to these forecasts, nor have they expressed any opinion or any other form of assurance on this information or its achievability, and assume no responsibility for, and disclaim any association with, this prospective financial information. The independent public accountants' reports incorporated by reference in this document relate to the respective historical financial statements of Pfizer and Pharmacia. These reports do not extend to these unaudited financial forecasts and should not be read to do so.

           ---------------------------------------------------------


     The following table sets forth the anticipated adjusted earnings of Pfizer, Pharmacia's forecast, as adjusted by Pfizer with the concurrence of Pharmacia, and the anticipated adjusted earnings of the combined company. It is being set forth below because, in connection with its review of the merger, Pfizer's management developed the information to evaluate the potential benefits of the merger based on Pharmacia's forecast (as adjusted by Pfizer with the concurrence of Pharmacia). Adjusted earnings is equal to forecasted GAAP net income or loss, excluding discontinued operations, extraordinary items, plus the cumulative effect of a change in accounting principle, plus certain significant items, plus charges related to purchase price allocations on assets (including write-off of in-process research and development, amortization of identifiable intangibles and charges related to write-up of assets to fair market value) plus merger-related costs (including integration expenses and restructuring charges). The major assumptions underlying the anticipated combined adjusted earnings set forth below are: (1) product launches in several major markets during this timeframe; (2) no loss of significant revenue to generic competition as a result of expiration or loss of patent protection; (3) no material changes to Pfizer's and Pharmacia's U.S. pharmaceutical pricing and reimbursement practices; (4) estimates for Pfizer and Pharmacia are based on current accounting principles and business practices of each company which existed prior to the merger; harmonization of accounting principles and business practices after the merger may result in changes to the projected results; (5) foreign exchange rates implicit when the forecasts were developed; (6) merger-related cost savings of $1.4 billion and $2.2 billion are realized in 2003 and 2004, respectively; (7) no material changes in the U.S. or international tax codes; and (8) $16 billion in share repurchases are completed by the end of 2003. See "Forward-Looking Statements" on page I-23 for discussion of the factors that may impact anticipated results for discussion of the factors that impact the forecasts included in the following table:


                                                                          AFTER TAX
                                                                      COST SAVINGS LESS
                                                    PHARMACIA      INCREMENTAL INTEREST ON
                                       PFIZER      FORECAST, AS   ADDITIONAL BORROWINGS FOR    COMBINED
                                      ADJUSTED       ADJUSTED           SHARE BUYBACK          ADJUSTED
                                     EARNINGS(3)   BY PFIZER(3)    AND RESTRUCTURING COSTS    EARNINGS(4)
                                     -----------   ------------   -------------------------   -----------
                                                   (IN BILLIONS, EXCEPT PER SHARE AMOUNTS)
Estimated 2002* (without cost
  savings).........................     $ 9.9          2.0                    --                     11.9
Estimated 2003 (without cost
  savings).........................     $11.3          2.3                    --                     13.6
Estimated 2003 (with cost
  savings).........................     $11.3          2.3                   0.8(1)                  14.4
Estimated 2004 (without cost
  savings).........................     $12.7          2.7                    --                     15.4
Estimated 2004 (with cost
  savings).........................     $12.7          2.7                   1.3(2)                  16.7
Estimated Diluted EPS 2003 (with
  cost savings)....................                                                           $      1.84
Estimated Diluted EPS 2004 (with
  cost savings)....................                                                           $      2.18

                                                       CHAPTER ONE -- THE MERGER

-------------------------

 *  Assumes the merger had occurred on January 1, 2002

(1) Based upon estimated cost savings of $1.4 billion less incremental interest on additional borrowings for share buy-back and restructuring costs expected to be realized in 2003 ($0.8 billion after tax).

(2) Based upon estimated cost savings of $2.2 billion less incremental interest on additional borrowings for share buy-back and restructuring costs expected to be realized in 2004 ($1.3 billion after tax).

(3) Adjusted earnings and Pharmacia forecast, as adjusted by Pfizer with the concurrence of Pharmacia, are presented here to provide additional information to shareholders. These items should be considered in addition to, but not as a substitute for or superior to, net earnings, cash flow or other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States of America. Determination of adjusted earnings and management forecasts may vary from company to company.

(4) Forecasted GAAP net income reconciled to combined adjusted earnings is follows:

                                                              COMBINED 2002
                                                              -------------
                                                              (IN BILLIONS)
Forecasted GAAP net loss....................................      $(5.8)
+  Discontinued operations - Monsanto (net of tax)..........        1.0
-  Extraordinary item - gain on sale of investment (net of
  tax)......................................................       (0.6)
+  Cumulative effect of change in accounting principle (net
  of tax)...................................................        1.9
+  Certain significant items (net of tax):
       Merger-related costs in connection with the
      Warner-Lambert merger.................................        0.3
       Gain on transfer of Ambien to Sanofi-Synthelabo......       (0.4)
+  Effect of purchase price allocations on assets (net of
  tax):
       Write-off of in-process research and development.....       13.0
       Amortization of identifiable intangibles.............        1.5
       Write-up of assets to fair market value..............        1.0
+  Merger-related costs in connection with Pharmacia merger
  (net of tax):
       Integration expenses.................................         --
       Restructuring charges................................         --
                                                                  -----
Combined adjusted earnings without cost savings (net of
  tax)......................................................      $11.9
                                                                  =====

                                                              COMBINED 2003
                                                              -------------
                                                              (IN BILLIONS)
Forecasted GAAP net income..................................      $10.5
+  Certain significant items (net of tax):
       Merger-related costs in connection with the
      Warner-Lambert merger.................................        0.1
+  Effect of purchase price allocations on assets (net of
  tax):
       Amortization of identifiable intangibles.............        1.5
+  Merger-related costs in connection with Pharmacia merger
  (net of tax):
       Integration expenses.................................        0.7
       Restructuring charges................................        0.8
                                                                  -----
Combined adjusted earnings without cost savings (net of
  tax)......................................................       13.6
Cost savings less incremental interest on additional
  borrowings for share buy-back and restructuring costs (net
  of tax)...................................................        0.8
                                                                  -----
Combined adjusted earnings with cost savings (net of tax)...      $14.4
                                                                  =====

                                                       CHAPTER ONE -- THE MERGER

                                                              COMBINED 2004
                                                              -------------
                                                              (IN BILLIONS)
Forecasted GAAP net income..................................      $13.1
+  Effect of purchase price allocations on assets (net of
  tax):
       Amortization of identifiable intangibles.............        1.5
+  Merger-related costs in connection with Pharmacia merger
  (net of tax):
       Integration expenses.................................        0.4
       Restructuring charges................................        0.4
                                                                  -----
Combined adjusted earnings without cost savings (net of
  tax)......................................................       15.4
Cost savings less incremental interest on additional
  borrowings for share buy-back and restructuring costs (net
  of tax)...................................................        1.3
                                                                  -----
Combined adjusted earnings with cost savings (net of tax)...      $16.7
                                                                  =====

     None of the financial information set forth in the table above or in the notes thereto was prepared with a view to public disclosure or compliance with published guidelines established by the SEC or the American Institute of Certified Public Accountants regarding projections. None of Pfizer, Pharmacia or their respective affiliates or Pfizer's or Pharmacia's independent auditors assume any responsibility for the accuracy of this information. The financial information was not prepared with the approval of the Pfizer or Pharmacia boards of directors. The financial information is subjective in many respects and thus susceptible to interpretation and periodic revision based on actual experience and recent developments. While presented with numeric specificity, the financial information reflects numerous assumptions made by the managements of Pfizer and Pharmacia with respect to industry performance and competition, general business, economic, market and financial conditions and other matters, all of which are difficult to predict, many of which are beyond the control of Pfizer and Pharmacia. For these reasons, the inclusion of the financial information in this document should not be regarded as an indication that Pfizer, Pharmacia, or their respective affiliates or representatives, considered or consider the financial information to be a reliable prediction of future events, and the financial information should not be relied upon as such. Actual results may be higher or lower than those estimated. Pfizer and Pharmacia do not generally publish their respective business plans and strategies or make external disclosures of their respective anticipated financial position or results of operations. Accordingly, Pfizer and Pharmacia do not intend to, and specifically decline any obligation to, update or otherwise revise the prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all the underlying assumptions are shown to be in error. Also, Pfizer and Pharmacia do not intend to, and specifically decline any obligation to, update or revise the prospective financial information to reflect changes in general economic or industry conditions. Neither Pfizer's auditors nor Pharmacia's auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to this financial information, nor have they expressed any opinion or any other form of assurance on this information or its achievability, and assume no responsibility for, and disclaim any association with, this prospective financial information. The independent public accountants' reports incorporated by reference in this document relate to the historical financial statements of Pfizer and Pharmacia. These reports do not extend to these unaudited financial forecasts and should not be read to do so.
                            ------------------------

     Combination of Operational Factors. We expect the merger to provide for significant opportunities in sales and marketing and in research and development, including new opportunities for innovation in supporting existing products and bringing new products to market. With the enhanced marketing and manufacturing platform provided by the merger, we expect the combined company to be poised for solid future growth. The research and develop-

                                                       CHAPTER ONE -- THE MERGER

ment resources of the combined company are expected to provide new opportunities for innovation and discovery. The research and development budget of the combined company is expected to be over $7 billion in 2003. While we expect that the combination of our complementary technology platforms will result in new opportunities for innovation in supporting existing products and bringing new products to market, no assurance can be given that we will be able to do so.

     Leadership in Major Therapeutic Categories. The combined company will have major products in the following major therapeutic categories:

     - Cardiovascular, with such products as Norvasc(R), Accupril(R) and Cardura(R) ;

     - Lipid lowering, with the product Lipitor(R);

     - Diabetes, with the product Glucotrol XL(R);

     - Central Nervous System, with such products as Zoloft(R), Aricept(R), Neurontin(R), Mirapex(R) and Xanax(R);

     - Arthritis/Joint Diseases, with such products as Celebrex(R), Bextra(R) and Dynastat(R);

     - Infectious Diseases, with such products as Zithromax(R), Diflucan(R), Zyvox(R) and Viracept(R);

     - Men's and Women's Health, with such products as Viagra(R), Loestrin(R), Estrostep(R), femhrt(R) and Detrol LA(R);


     - Cancer care, with the products Camptosar(R)(2) and Ellence(R);


     - Eye care, with the products Xalatan(R) and Xalcom(R);

     - Endocrine disorders, with the product Genotropin(R); and

     - Allergies, with the product Zyrtec(R).

FACTORS CONSIDERED BY, AND RECOMMENDATION OF, THE BOARD OF DIRECTORS OF PFIZER

     At its meeting on July 13, 2002, Pfizer's board of directors unanimously:

     - determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, Pfizer and its shareholders;

     - directed that the proposal to issue Pfizer shares in the merger and the proposal to amend the Pfizer certificate of incorporation be submitted for consideration to the Pfizer shareholders;

     - recommended that the Pfizer shareholders vote FOR the proposal to issue shares of Pfizer common stock in the merger; and

     - recommended that the Pfizer shareholders vote FOR the proposal to amend the Pfizer certificate of incorporation to increase its share capital.

     In the course of reaching its decision to approve the merger agreement, Pfizer's board of directors consulted with Pfizer's management, as well as its legal counsel and its financial advisors, and considered the following material factors:

     (1) information concerning the financial performance and condition, results of operations, asset quality, prospects and businesses of each of Pfizer and Pharmacia as separate entities and on a combined basis, including:

          - the revenues of the companies, their complementary businesses and the potential for cost savings and revenue enhancement;

          - the recent and historical stock price performance of Pfizer common stock and Pharmacia common stock; and

---------------


(2) Camptosar(R) is a registered trademark of Yakult Honsha Co., Ltd.

                                                       CHAPTER ONE -- THE MERGER

          - the percentage of the combined company Pfizer's shareholders would own following the merger.

     (2) the importance of market position, significant scale and scope and financial resources to a company's ability to compete effectively in the changing environment in the global pharmaceutical market, and the fact that the strategic combination of Pfizer's and Pharmacia's businesses would create the world's largest pharmaceutical company;

     (3) the strategic nature of the transaction, which combines Pfizer's and Pharmacia's complementary businesses, and creates a broader company with enhanced global reach and greater resources, enhanced future operating flexibility and increased opportunity for growth;


     (4) the potential benefits to be derived from a combination of the two companies as described under "-- Our Reasons for the Merger" on page I-29, including potential cost savings and efficiencies that could result from the merger;


     (5) the current industry, economic and market conditions and trends, including the likelihood of continuing consolidation and increasing competition in the pharmaceutical industry;

     (6) the nature and timing of new products of both companies in their respective pipelines, the complementary nature of both companies pipelines and the effect of combining such pipelines on the growth and results of operations of the combined company;

     (7) the nature and effectiveness of existing products to be sold by the combined company and the fact that the customer base to be served will be broader and more diverse;

     (8) the opportunity for the shareholders of Pfizer to participate in a larger company with a broader and more diverse product line and, as shareholders of the combined company, benefit from future growth of the combined company;

     (9) the exchange ratio will enable Pfizer shareholders to own approximately 77% of the outstanding stock of the combined company;


     (10) the opinion of Lazard, which is described below, under "Opinions of Financial Advisors -- Opinions of Pfizer's Financial Advisors" on page I-49, to the effect that, as of the date of its opinion and subject to the matters set out in its written opinion, the exchange ratio in the merger was fair, from a financial point of view, to Pfizer;



     (11) the opinion of Bear Stearns, which is described below, under "Opinions of Financial Advisors -- Opinions of Pfizer's Financial Advisors" on page I-51, to the effect that, as of the date of its opinion and subject to the matters set out in its written opinion, the exchange ratio in the merger was fair, from a financial point of view, to Pfizer;


     (12) the structure of the transaction as a tax-free reorganization for United States federal income tax purposes;

     (13) the ability to consummate the merger, including the conditions to the merger requiring receipt of necessary regulatory approvals in accordance with the terms of the merger agreement;

     (14) the highly successful ongoing relationship between Pfizer and Pharmacia in co-marketing, co-promoting and licensing Celebrex(R) and the successful launch of Bextra(R) and the benefit to Pfizer of control of Celebrex(R) and the COX-2 "second

                                                       CHAPTER ONE -- THE MERGER

          generation" drug franchise, including the challenges inherent in expanding the franchise;

     (15) the potential liabilities arising out of the agricultural and chemical business of the former Monsanto Company as to which Pharmacia is indemnified by Monsanto Company and Solutia and the ability of the existing indemnity provisions to shield the combined company from liability;

     (16) potential liability arising out of other legal proceedings involving Pharmacia;

     (17) the challenges of combining the businesses of two major corporations, including Pfizer's experience successfully integrating the business of Warner-Lambert Company, and the risks of diverting management resources for an extended period of time; and

     (18) the board of directors' continuing belief in the shareholder value opportunity represented by the strategic path the board had previously chosen and the unique implementation opportunity presented by the definitive transaction terms with Pharmacia.

     In view of the variety of factors and the amount of information considered, Pfizer's board of directors did not find it practicable to and did not quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all of the factors both negative and positive, taken as a whole. In addition, individual members of Pfizer's board of directors may have given different weights to different factors.


     Pfizer's board of directors considered all these factors in reaching the conclusions and recommendations described above. It should be noted that this explanation of the Pfizer board's reasoning and certain information presented in this section is forward-looking in nature and, therefore, such information should be read in light of the factors discussed under the heading "Forward-Looking Statements" on page I-23.


     THE PFIZER BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, PFIZER AND ITS SHAREHOLDERS. THE PFIZER BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ISSUE SHARES OF PFIZER COMMON STOCK IN THE MERGER AND FOR THE PROPOSAL TO AMEND THE PFIZER CERTIFICATE OF INCORPORATION.

FACTORS CONSIDERED BY, AND RECOMMENDATION OF, THE BOARD OF DIRECTORS OF
PHARMACIA

     At a special meeting held on July 13, 2002, after due consideration and consultation with financial and other advisors, the Pharmacia board of directors:

     - determined by a unanimous vote of the directors present at the meeting that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Pharmacia and its shareholders;

     - approved the merger agreement;

     - directed that the merger agreement be submitted for consideration by the Pharmacia shareholders; and

     - recommended that the Pharmacia shareholders vote FOR adoption of the merger agreement.

     In the course of reaching its decision to approve the merger agreement, the Pharmacia board of directors consulted with Pharmacia's management, as well as its outside legal counsel and its financial advisors, and considered the following material factors:

     (1) the relationship of the exchange ratio of 1.4 shares of Pfizer common stock for each share of Pharmacia common stock to recent and historical market prices of Pharmacia common stock, as well as its relationship to the

                                                       CHAPTER ONE -- THE MERGER

          recent and historical ratio of the Pharmacia market price to the Pfizer market price. In this respect, the board noted the exchange ratio of 1.4 represents an implied premium of:

          - 52.4% over the implied exchange ratio of 0.92 based on the closing price of Pharmacia common stock and Pfizer common stock on July 12, 2002;

          - 40.0% over the implied exchange ratio of 1.00 based on the average closing price of Pharmacia common stock and Pfizer common stock for the 3-month period ending on July 12, 2002; and

          - 48.3% over the implied exchange ratio of 0.94 based on the average closing price of Pharmacia common stock and Pfizer common stock for the 6-month period ending on July 12, 2002.

           The Pharmacia board also considered the premiums paid in other comparable pharmaceutical industry acquisitions. The "implied" exchange ratio represents ratios or premiums of the actual closing price of Pharmacia common stock and Pfizer common stock on the relevant date or for the relevant period, as applicable, minus the value of Pharmacia's interest in Monsanto Company common stock calculated on a per share of Pharmacia's common stock basis;

     (2) information concerning the recent results of operations, prospects and businesses of Pharmacia and the recent stock price performance of Pharmacia shares, Pfizer shares, and the shares of other pharmaceutical companies;

     (3) trends and competitive developments in the pharmaceutical industry and the range of strategic alternatives available to Pharmacia, including Pharmacia continuing its existing strategy of continuing to develop and market pharmaceutical products as an independent company, or exploring potential "mergers of equals" with similar sized pharmaceutical companies;

     (4) the business, operations, earnings and prospects of Pfizer, the complementary businesses of Pharmacia and Pfizer, the potential prospects and businesses of the combined company following the merger and the opportunity for Pharmacia shareholders to participate in the combined company's long-term growth. The board also considered that there could be no assurance that such growth would occur;

     (5) that Pharmacia shareholders would own approximately 23% of the combined company following the merger;

     (6) the combined company is expected to have combined annual revenues of approximately $48 billion, including $39 billion in prescription sales in 2002;

     (7) the importance of size and scope, which would allow the combined company to compete more effectively in the increasingly competitive pharmaceutical industry and the fact that the combined company would be financially stronger than Pharmacia would be as an independent entity;

     (8) the current environment of the pharmaceutical industry, including the increasing cost to fund the high-risk and long-term research required to develop successful pharmaceutical products;

     (9) the opportunity to maximize the potential of both companies' current products and pipelines, such as the near-term launch of several key Pharmacia products in Japan;

                                                       CHAPTER ONE -- THE MERGER

     (10) the highly successful ongoing relationship between Pfizer and Pharmacia in co-marketing, co-promoting and licensing Celebrex(R) and the successful launch of Bextra(R);

     (11) that the dividends payable in respect of 1.4 shares of Pfizer common stock were expected to be approximately 35% higher in 2003 and approximately 40% higher in 2004 than the currently-anticipated dividend on a share of Pharmacia common stock;

     (12) the corporate governance aspects of the merger, including that at the closing of the merger, Mr. Hassan, the current Chairman and Chief Executive Officer of Pharmacia, will be named the Vice-Chairman of Pfizer and become a member of Pfizer's board of directors;

     (13) the intended treatment of the merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

     (14) the likelihood, determined after consultation with its legal counsel, that the regulatory approvals and clearances necessary to complete the merger would be obtained and that Pfizer had agreed in the merger agreement to take such action, including selling or holding separate assets of Pfizer or Pharmacia, as necessary to complete the merger, unless such actions would have a material adverse effect on Pharmacia, including, for this purpose only, Pharmacia's prospects;

     (15) the terms of the merger agreement and the employee related agreements and plans, including:

          - that the merger agreement permits Pharmacia to provide information and enter into negotiations with a third party if Pharmacia receives an unsolicited proposal from a third party and the board concludes that there is a reasonable likelihood that such acquisition proposal could result in a proposal that is more favorable to Pharmacia's shareholder from a financial point of view than the proposed merger;

          - that it could change its recommendation to the Pharmacia shareholders in the event that Pfizer suffers a material adverse effect or if the board determines that an unsolicited acquisition proposal is more favorable to Pharmacia's shareholders from a financial point of view; and


          - that it could terminate the merger agreement to accept a proposal that is more favorable to Pharmacia's shareholders from a financial point of view if it pays Pfizer a termination fee of $1.6 billion and, if the more favorable transaction is completed within one year of termination, transfers the tie-breaking vote for decisions under the COX-2 co-promotion and co-marketing agreements to Pfizer. This amendment is described in more detail under the heading "Summary of the Merger Agreement -- Amendment to Co-Promotion and Co-Marketing Agreements" on page I-88.



     (16) the opinion of Goldman Sachs that, based on and subject to the factors and assumptions set forth in the opinion, as of the date of such opinion and subject to the opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of Pharmacia common stock, which opinion is described in detail under the heading "Opinion of Pharmacia's Financial Advisor" on page I-64.


     The Pharmacia board of directors weighed these advantages and opportunities against:

     (1) the challenges inherent in the combination of two business enterprises of

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                                                       CHAPTER ONE -- THE MERGER

          the size and scope of Pfizer and Pharmacia and the possible resulting diversion of management attention for an extended period of time;

     (2)  the risk that the merger would not be completed;

     (3) the risk that anticipated benefits, long-term as well as short-term, of the merger for the Pharmacia shareholders might not be realized;

     (4)  the impact of the merger on Pharmacia's employees;

     (5) the risk that various provisions of the merger agreement and the agreement regarding the change to the COX-2 co-promotion and co-marketing agreements may have the effect of discouraging other persons potentially interested in a combination with Pharmacia from pursuing such opportunity;

     (6) the combined company's potential liability associated with actions that have been filed against Pfizer related to Rezulin, a diabetes drug, and to asbestos, in connection with limited sales of minor products containing asbestos which Pfizer acquired in the 1960s; and

     (7) the potential impact of the litigation, and the potential loss of Pfizer's patent protection, related to Neurontin(R).

     The Pharmacia board also considered that the merger agreement provides for a fixed exchange ratio and that the value of the consideration to be paid in the merger to Pharmacia shareholders depends on the value of the Pfizer common stock at the time of the merger. The Pharmacia board realized that there can be no assurance about future results, including results expected or considered in the factors listed above, such as assumptions regarding potential revenue enhancements and anticipated cost savings. However, the Pharmacia board concluded that the potential positive factors outweighed the potential risks of completing the merger.


     The foregoing discussion of the information and factors considered by the Pharmacia board of directors is not exhaustive, but includes all material factors considered by the Pharmacia board. In view of the wide variety of factors considered by the Pharmacia board in connection with its evaluation of the merger and the complexity of such matters, the Pharmacia board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The Pharmacia board discussed the factors described above, asked questions of Pharmacia's management and Pharmacia's legal and financial advisors, and reached general consensus that the merger was advisable and in the best interests of Pharmacia and its shareholders. In considering the factors described above, individual members of the Pharmacia board of directors may have given different weight to different factors. It should be noted that this explanation of the Pharmacia board's reasoning and certain information presented in this section is forward-looking in nature and, therefore, such information should be read in light of the factors discussed under the heading "Forward-Looking Statements" on page I-23.


     THE PHARMACIA BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF PHARMACIA AND ITS SHAREHOLDERS. ACCORDINGLY, THE PHARMACIA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PHARMACIA SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

ACCOUNTING TREATMENT

     The merger will be accounted for as a purchase by Pfizer under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of Pharmacia will be recorded, as of completion of the merger, at their respective fair values and

                                                       CHAPTER ONE -- THE MERGER

added to those of Pfizer. Reported financial condition and results of operations of Pfizer issued after completion of the merger will reflect Pharmacia's balances and results after completion of the merger, but will not be restated retroactively to reflect the historical financial position or results of operations of Pharmacia. Following the completion of the merger, the earnings of the combined company will reflect purchase accounting adjustments, including in-process research and development write-offs and increased amortization and depreciation expense for acquired assets.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following general discussion summarizes the material United States federal income tax consequences of the merger to holders of Pfizer common stock and Pharmacia common stock.

United States Federal Income Tax Consequences to Pharmacia Shareholders Who Participate in the Merger.

     This discussion addresses only those Pharmacia shareholders that hold their Pharmacia common stock as a capital asset and does not address all aspects of federal income taxation that may be relevant to a holder of Pharmacia common stock in light of that shareholder's particular circumstances or to a shareholder subject to special rules, such as:

     - a shareholder that is not a citizen or resident of the United States;

     - a financial institution or insurance company;

     - a mutual fund;

     - a tax-exempt organization;

     - a dealer or broker in securities or foreign currencies;

     - traders in securities that elect to apply a mark-to-market method of accounting;

     - a shareholder that holds its Pharmacia common stock as part of a hedge, appreciated financial position, straddle or conversion transaction; or

     - a shareholder that acquired its Pharmacia common stock pursuant to the exercise of options or otherwise as compensation.

     The following discussion is not binding on the Internal Revenue Service. It is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. The tax consequences under United States state and local and foreign laws and United States federal laws other than United States federal income tax laws are not addressed.

     Holders of Pharmacia common stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of United States federal, state and local and foreign income and other tax laws in light of their particular circumstances.


     Pfizer and Pharmacia have structured the merger so that it is anticipated that the merger will qualify as a reorganization for United States federal income tax purposes. Pfizer has received a written opinion from Cadwalader, Wickersham & Taft, and Pharmacia has received a written opinion from Sullivan & Cromwell, both to the effect that for United States federal income tax purposes, the merger will constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code. It is a condition to the completion of the merger that Cadwalader, Wickersham & Taft and Sullivan & Cromwell confirm their respective opinions as of the closing date of the merger. Neither Pfizer nor Pharmacia intends to waive this condition. The opinions have each relied, and the closing date opinions will each rely, on assumptions, including assumptions regarding the absence of changes in existing facts and law and the completion of the merger in the manner contemplated by the merger agreement, and representations and covenants made by Pfizer, Pharmacia and others, including those contained in certificates of officers of Pfizer and Pharmacia. If any of

                                                       CHAPTER ONE -- THE MERGER

those representations, covenants or assumptions is inaccurate, counsel may not be able to render the required opinions and the tax consequences of the merger could differ from those discussed here. Opinions of counsel neither bind the IRS nor preclude the IRS from adopting a contrary position. No ruling has been or will be sought from the IRS on the tax consequences of the merger.

     For United States federal income tax purposes:

     - A holder of Pharmacia common stock will not recognize any gain or loss upon the exchange of that shareholder's shares of Pharmacia common stock for shares of Pfizer common stock in the merger, except that gain or loss will be recognized on the receipt of cash in lieu of a fractional share of Pfizer common stock;

     - To the extent that a holder of Pharmacia common stock receives cash in lieu of a fractional share of Pfizer common stock, the holder will be required to recognize gain or loss, measured by the difference between the amount of cash received and the portion of the tax basis of that holder's shares of Pharmacia common stock allocable to that fractional share of Pfizer common stock. This gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period for the share of Pharmacia common stock exchanged for the fractional share of Pfizer common stock is more than one year at the completion of the merger;

     - A holder of Pharmacia common stock will have a tax basis in the Pfizer common stock received in the merger equal to (1) the tax basis of the Pharmacia common stock surrendered by that holder in the merger, less (2) any tax basis of the Pharmacia common stock surrendered that is allocable to a fractional share of Pfizer common stock for which cash is received; and

     - The holding period for shares of Pfizer common stock received in exchange for shares of Pharmacia common stock in the merger will include the holding period for the shares of Pharmacia common stock surrendered in the merger.

     United States Federal Income Tax Consequences to Pfizer
Shareholders. There will be no United States federal income tax consequences to a holder of Pfizer common stock as a result of the merger.

     This discussion is intended to provide only a general summary of the material United States federal income tax consequences of the merger, and is not a complete analysis or description of all potential United States federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. ACCORDINGLY, PFIZER AND PHARMACIA STRONGLY URGE EACH HOLDER OF PHARMACIA COMMON STOCK TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE OR LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO THAT SHAREHOLDER OF THE MERGER.

REGULATORY MATTERS RELATING TO THE MERGER


     United States Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its associated rules, the merger may not be completed until notifications have been given and certain information and materials have been furnished to and reviewed by the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and the required waiting period has expired or terminated. Pfizer and Pharmacia filed the required notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with the Federal Trade Commission and the Department of Justice on September 3, 2002. On October 3, 2002, Pfizer and Pharmacia each received a Request for Additional Information, referred to as a Second Request, from the FTC in connection with the proposed merger. We are continuing to cooperate fully with the FTC. There can be no assurance that a challenge to the merger on antitrust grounds will not be

                                                       CHAPTER ONE -- THE MERGER

made or, if a challenge is made, that it would not be successful. In addition, state antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or seeking conditions to the completion of the merger.

     European Union. Both Pfizer and Pharmacia conduct business in member states of the European Union. Council Regulation No. 4064/89 and accompanying regulations require notification to and approval by the European Commission of specific mergers or acquisitions involving parties with worldwide sales and individual European Union sales exceeding specified thresholds before these mergers and acquisitions can be implemented. Pfizer and Pharmacia intend to seek approval of the European Commission for the merger shortly.

     Expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and gaining approval under Council Regulation No. 4064/89 are conditions to completing the merger.

     Other Jurisdictions. Pfizer and Pharmacia each conduct operations in a number of jurisdictions where other regulatory approvals are required or advisable in connection with the completion of the merger. We recognize that some of these approvals, which are not required to be obtained under the merger agreement, may not be obtained prior to the completion of the merger and may impact the combined company's ability to conduct business in those jurisdictions. However, neither party is required to complete the merger if the companies have failed to obtain any governmental approval and such failure would reasonably be expected to have a material adverse effect on the combined company following the merger.

     In addition, the companies have agreed that, if necessary to secure regulatory approval of the merger, Pfizer will hold assets separate or conduct any portion of its business in a specified manner for up to 6 months and Pfizer and Pharmacia will divest or hold separate assets so long as such divestitures do not have a material adverse effect on Pharmacia (including, for this purpose, on its prospects).

APPRAISAL RIGHTS

     Holders of Pfizer common stock and Pharmacia common stock do not have appraisal rights under Delaware law in connection with the merger.

     The holder of Pharmacia Series B convertible perpetual preferred stock will have appraisal rights under Delaware law in connection with the merger. If such holder has not voted its shares of Pharmacia Series B convertible perpetual preferred stock in favor of adoption of the merger agreement, it has the right to demand appraisal of, and to be paid the fair market value for such shares of Pharmacia Series B convertible perpetual preferred stock. The value of the Pharmacia Series B convertible perpetual preferred stock for this purpose will exclude any element of value arising from the accomplishment or expectation of the merger. In order for the holder of Pharmacia Series B convertible perpetual preferred stock to exercise its right to an appraisal, if any, such holder must deliver to Pharmacia a written demand for an appraisal of the shares of Pharmacia Series B convertible perpetual preferred stock prior to the time the vote is taken on the adoption of merger agreement at the Pharmacia meeting as provided by Delaware law. Annex F to this document sets forth the pertinent provisions of Delaware law addressing appraisal rights. Simply voting against adoption of the merger agreement will not be considered a demand for appraisal rights. If the holder of Pharmacia Series B convertible perpetual preferred stock fails to deliver such a written demand to the corporate secretary of Pharmacia Corporation at 100 Route 206 North, Peapack, New Jersey 07977, prior to the time the vote is taken on the adoption of the merger agreement at the Pharmacia special meeting, it will lose the right to an appraisal. In addition, if such holder votes its shares of Pharmacia Series B convertible perpetual preferred stock for adoption of the merger agreement, it will lose the right to an appraisal with respect to such shares. Failure to vote against adoption of the merger agreement will

                                                       CHAPTER ONE -- THE MERGER

not constitute a waiver of such holder's appraisal rights. The preceding discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law and is qualified in its entirety by the provisions of Delaware law attached as Annex F to this document.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTION AGREEMENTS

     This registration statement of which this joint proxy statement/prospectus is a part does not cover any resales of the Pfizer common stock to be received by the shareholders of Pharmacia upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resale.

     All shares of Pfizer common stock received by Pharmacia shareholders in the merger will be freely transferable, except that shares of Pfizer common stock received by persons who are deemed to be "affiliates" of Pharmacia under the Securities Act of 1933, as amended, at the time of the Pharmacia special meeting may be resold by them only in transactions permitted by Rule 145 under the 1933 Act or as otherwise permitted under the 1933 Act. Persons who may be deemed to be affiliates of Pharmacia for such purposes generally include individuals or entities that control, are controlled by or are under common control with, Pharmacia, as the case may be, and include directors and certain executive officers of Pharmacia. The merger agreement requires that Pharmacia use reasonable best efforts to cause each affiliate to execute a written agreement to the effect that such persons will not offer, sell or otherwise dispose of any of the shares of Pfizer common stock issued to them in the merger in violation of the 1933 Act or the related SEC rules and regulations promulgated thereunder.

REPURCHASE OF COMMON STOCK

     Pfizer has previously announced a common stock repurchase program under which it and its affiliates are authorized to acquire, from time to time as price and conditions warrant, up to $16 billion of its common stock in the open market or in privately negotiated transactions.

     Regulation M under the federal securities laws prohibits Pfizer from bidding for or repurchasing its common stock during the period commencing with the mailing of this joint proxy statement/prospectus through the date of Pharmacia's special meeting.

     Subject to applicable law, Pfizer may, from time to time as price and conditions warrant, repurchase shares of Pfizer common stock and Pharmacia may, from time to time as price and conditions warrant, repurchase shares of Pharmacia common stock.

STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF PHARMACIA COMMON STOCK

     It is a condition to the merger that the shares of Pfizer common stock issuable in the merger be approved for listing on the New York Stock Exchange, subject to official notice of issuance. If the merger is completed, Pharmacia common stock will cease to be listed on the New York Stock Exchange and the Swedish stock exchange and its shares will be deregistered under the Exchange Act.

RECENT DEVELOPMENTS

     On July 15, 2002, a suit was filed in the Chancery Court in Delaware on behalf of a purported class of Pharmacia's shareholders against Pharmacia, Pharmacia's directors and Pfizer, alleging that the price to be paid for Pharmacia's shares is inadequate as a result of Pharmacia's directors' breach of their fiduciary duties to the shareholders of Pharmacia and that Pfizer is alleged to have aided and abetted the alleged breach. The complaint, which Pfizer and Pharmacia believe to be without merit, seeks damages and to enjoin the merger.

     On the same date, a second suit was filed in the Chancery Court in Delaware against Pharmacia and Pharmacia's directors, alleging that the price to be paid for Pharmacia's shares is inadequate as a result of Pharmacia's directors' breach of their fiduciary duties to the shareholders of Pharmacia. The complaint, which Pharmacia believes to be without merit, seeks damages and to enjoin the merger.

                                                       CHAPTER ONE -- THE MERGER

                                 THE COMPANIES

PFIZER

     Pfizer is a research based, global pharmaceutical company. Pfizer discovers, develops, manufactures and markets leading prescription medicines for humans and animals as well as many of the world's best-known consumer products. Pfizer operates in two business segments: pharmaceutical and consumer products.


     Pharmaceutical Segment. The pharmaceutical business segment includes Pfizer's Human Pharmaceuticals and Animal Health businesses, as well as Capsugel, a capsule manufacturing business. Principal products of the Pfizer Human Pharmaceutical Group include cardiovascular products Norvasc(R), Cardura(R) and Accupril(R)/Accuretic(R), the lipid-lowering agent Lipitor(R), infectious diseases products Zithromax(R), Diflucan(R) and Viracept(R), central nervous system disorder products Zoloft(R), Neurontin(R), Geodon(R) and Aricept(R), co-promoted with Eisai Co., Ltd., Viagra(R) for erectile dysfunction, Glucotrol XL(R) for diabetes, Zyrtec(R) for allergies and Celebrex(R) and Bextra(R) for arthritis symptom relief, co-marketed and co-promoted with Pharmacia. Pfizer's Animal Health Group develops, manufactures and sells products for the prevention and treatment of diseases in livestock and companion animals. Animal health products include Revolution(R), an antiparasitic for cats and dogs, Rimadyl(R), an anti-arthritic for dogs, and for livestock, Dectomax(R), an antiparasitic, and RespiSure(R)/Stellamune(R), a swine vaccine.


     Consumer Products Segment. Pfizer's Consumer Products segment includes its consumer healthcare, confectionery, shaving and fish products businesses.

     Pfizer's Consumer Healthcare Division's products include Listerine(R) mouthwash, Listerine PocketPaks(R) oral care strips, Benadryl(R) antihistamine for allergies, Sudafed(R) for sinus congestion, Zantac 75(R) for prevention and relief of heartburn, Rolaids(R) antacid tablets, Actifed(R) for relief of cough, cold and flu, Benylin(R) cough products, Sinutab(R) for sinus pain relief, Efferdent(R) denture cleaner, Neosporin(R) antibiotic ointment, e.p.t.(R) home pregnancy tests, Visine(R) eye care, BenGay(R) topical analgesic, Cortizone(R) hydrocortisone skin cream, Lubriderm(R) skin care lotions, Unisom(R) sleep aids and Desitin(R) ointments for treatment of diaper rash.

     Pfizer's Confectionery Division markets a broad range of leading products, including Halls(R) cough drops, Trident(R) sugarless gums, Bubbaloo(R), Bubblicious(R), Chiclets(R) and Freshen-Up(R) gums, and Dentyne(R), Dentyne Ice(R), Certs(R), Clorets(R) and Max Air(R) breath-freshening gums and mints.

     Pfizer's Shaving Products business consists of Schick(R) and Wilkinson Sword(R) razors and blades and a range of manicure and toiletry products.

     The consumer healthcare products segment also manufactures and sells products for fish, reptiles and other small pets under the TETRA(R) trademark.

     During 2002, Pfizer announced that it is exploring strategic options for the confectionery business, the shaving products business and the Tetra aquarium and pond supplies business, including possible sale.

PHARMACIA

     Pharmacia is a global pharmaceutical company. Pharmacia's core business is the development, manufacture and sale of pharmaceutical products, including general therapeutics, ophthalmology and hospital products, including oncology and diversified therapeutics. Pharmacia also operates several businesses that include, among others, consumer health care, animal health care, diagnostics and contract manufacturing and bulk pharmaceutical chemicals.

                                                       CHAPTER ONE -- THE MERGER

     Pharmacia's leading prescription products include Celebrex(R), Bextra(R), Xalatan(R), Genotropin(R), Camptosar(R)(3), and Detrol(R)/Detrol LA(R).

     The consumer health care business consists of self-medication products that are available to consumers over-the-counter without a prescription, including the Nicorette(R) line of products to treat tobacco dependency, and Rogaine(R) (Regaine(R) outside the U.S.) products for the treatment of hereditary hair loss.

     The animal health business produces and markets both pharmaceuticals and feed additives for livestock and pets, including Naxcel(R)/Excenel(R), an antibiotic used to treat a variety of infections, and Linocomix(R)/Linco-Spectin(R), an antibiotic used to treat swine and poultry infections.

     The diagnostics business is engaged in the sale of in vitro allergy diagnostic equipment.

     The bulk pharmaceutical commercial services business develops, manufactures and markets certain bulk pharmaceutical chemicals and selected specialty chemicals to third parties.

     As previously announced, on August 13, 2002, Pharmacia distributed its remaining ownership interest in Monsanto Company to Pharmacia common shareholders.

---------------

(3) Camptosar(R) is a registered trademark of Yakult Honsha Co., Ltd.

                                                       CHAPTER ONE -- THE MERGER

                         OPINIONS OF FINANCIAL ADVISORS

OPINIONS OF PFIZER'S FINANCIAL ADVISORS

     Lazard Freres & Co. LLC and Bear, Stearns & Co. Inc., Pfizer's financial advisors, have rendered separate opinions to the Pfizer board of directors as to the fairness, from a financial point of view, to Pfizer of the exchange ratio in the merger. The full text of the written opinion of Lazard, dated July 13, 2002, is attached to this document as Annex B, and the full text of the written opinion of Bear Stearns, dated July 13, 2002, is attached to this document as Annex C. We encourage you to read each of the opinions carefully and in their entirety to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by each of Lazard and Bear Stearns in providing their respective opinions. THE OPINIONS OF LAZARD AND BEAR STEARNS ARE DIRECTED TO THE PFIZER BOARD OF DIRECTORS AND DO NOT CONSTITUTE RECOMMENDATIONS TO ANY SHAREHOLDER AS TO HOW THAT SHAREHOLDER SHOULD VOTE ON, OR TAKE ANY OTHER ACTION WITH RESPECT TO, THE MERGER.

OPINION OF LAZARD

     At a meeting of Pfizer's board of directors held on July 13, 2002, at which the Pfizer board of directors considered the merger and approved the merger agreement and the merger, Lazard rendered its oral opinion (which was subsequently confirmed in a written opinion, dated July 13, 2002) that, as of such date and based upon and subject to the matters reviewed with Pfizer's board of directors, the exchange ratio in the merger was fair to Pfizer from a financial point of view.

     The full text of the Lazard opinion is attached as Annex B. This description of the Lazard opinion is qualified in its entirety by reference to the full text of the Lazard opinion set forth in Annex B. Pfizer's shareholders are urged to read the Lazard opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with rendering its opinion. The Lazard opinion is necessarily based upon the economic, monetary, market and other conditions as they were in effect on, and the information made available to Lazard as of, the date of the Lazard opinion. Lazard assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the Lazard opinion. The Lazard opinion is for the benefit and use of Pfizer's board of directors and addresses only the fairness from a financial point of view of the exchange ratio in the merger to Pfizer. It does not address the merits of the underlying decision by Pfizer to engage in the merger and does not constitute a recommendation to any shareholder of Pfizer as to how such shareholder should vote on, or take any other action with respect to, the merger.

     In the course of performing its review and analyses for rendering its opinion, Lazard:

     - reviewed the financial terms and conditions of the merger agreement and the certificate of designations for Series A convertible perpetual preferred stock of Pfizer Inc.;

     - analyzed certain historical publicly available business and financial information relating to Pfizer and Pharmacia;

     - reviewed various financial forecasts and other data provided to Lazard by Pfizer and Pharmacia relating to their respective businesses;

     - reviewed the synergistic savings and benefits and the timing of their occurrence as projected by Pfizer to be realized by the combined entity in connection with the merger;

     - held discussions with members of the senior managements of Pfizer and of Pharmacia with respect to the business and prospects of Pfizer and Pharmacia, respectively, the strategic objectives of

                                                       CHAPTER ONE -- THE MERGER

       each and the possible benefits that might be realized following the merger as projected by Pfizer;

     - reviewed public information with respect to certain other companies in lines of businesses believed by Lazard to be generally comparable to those of Pfizer and Pharmacia;

     - reviewed the financial terms of certain significant business combinations involving companies in lines of businesses believed by Lazard to be generally comparable to those of Pfizer and Pharmacia;

     - reviewed the historical trading prices and trading volumes of Pfizer's, Pharmacia's and Monsanto Company's common stock;

     - reviewed the pro forma financial results, financial condition and capitalization of Pfizer giving effect to the merger provided to Lazard by the management of Pfizer; and

     - conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

     Lazard relied upon the accuracy and completeness of the financial and other information that it reviewed and used in its analysis, including the financial and other information provided by Pfizer and Pharmacia and reviewed by Lazard for purposes of the Lazard opinion. Lazard did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets and liabilities of Pfizer or Pharmacia, or concerning the solvency of or issues relating to solvency concerning either of Pfizer or Pharmacia. With respect to financial forecasts, including the scope and timing of the synergistic savings and benefits projected by Pfizer to be realized following the merger, Lazard assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Pfizer and of Pharmacia as to the future financial performance of Pfizer and Pharmacia, respectively, and of Pfizer with respect to the combined entity. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

     In rendering its opinion, Lazard assumed that the merger will be consummated on the terms and subject to the conditions described in the merger agreement without any waiver or modification of any material terms or conditions by Pfizer, that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on Pfizer or Pharmacia and that the synergistic savings and benefits of the merger projected by the management of Pfizer will be substantially realized both in scope and timing. In addition, Lazard assumed that:

     (i) the merger will be accounted for as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;


     (ii) the number of outstanding shares of common stock of Pharmacia on a fully diluted basis will not be materially different than as represented in the merger agreement; and



     (iii) the other representations and warranties of Pharmacia and Pfizer contained in the merger agreement are true and complete.


     Further, in rendering its opinion, Lazard did not express any opinion as to the price at which the common stock of Pfizer or Pharmacia may trade subsequent to the announcement of the merger or as to the price at which the common stock of Pfizer may trade subsequent to the completion of the merger. Lazard also did not express any opinion as to any aspect of Pharmacia's proposed disposition of its interest in Monsanto Company.

     Lazard has in the past provided investment banking services to Pfizer for which Lazard has received customary fees. In the ordinary course of Lazard's business, Lazard and its affiliates may actively trade shares of Pfizer's, Pharmacia's and Monsanto Company's common stock and other securities of Pfizer, Pharmacia and Monsanto Company for their own accounts

                                                       CHAPTER ONE -- THE MERGER

and for the accounts of their customers and, accordingly, may at any time hold a long or short position in these securities.

OPINION OF BEAR STEARNS

     At a meeting of Pfizer's board of directors held on July 13, 2002, at which the Pfizer board of directors considered the merger and approved the merger agreement and the merger, Bear Stearns rendered its oral opinion (which was subsequently confirmed in a written opinion, dated July 13, 2002) that, as of such date and based upon and subject to the matters reviewed with Pfizer's board of directors, the exchange ratio in the merger was fair to Pfizer from a financial point of view.

     The full text of the Bear Stearns opinion is attached as Annex C. This description of the Bear Stearns opinion is qualified in its entirety by reference to the full text of the Bear Stearns opinion set forth in Annex C. Pfizer's shareholders are urged to read the Bear Stearns opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Bear Stearns in connection with rendering its opinion. The Bear Stearns opinion is subject to the assumptions and conditions stated in the opinion and is necessarily based on economic, market and other conditions and the information made available to Bear Stearns, as of the date of the Bear Stearns opinion. Bear Stearns assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the Bear Stearns opinion. The Bear Stearns opinion is intended for the benefit and use of the board of directors of Pfizer and does not constitute a recommendation to the board of directors of Pfizer or any holders of Pfizer common stock as to how to vote in connection with the merger. The Bear Stearns opinion does not address Pfizer's underlying decision to pursue the merger, the relative merits of the merger as compared to any alternative business strategies that might have existed for Pfizer or the effects of any other transaction in which Pfizer might have engaged.

     In the course of performing its review and analyses for rendering its opinion, Bear Stearns:

     - reviewed the merger agreement and the Certificate of Designations for Series A Convertible Perpetual Preferred Stock of Pfizer Inc.;

     - reviewed each of Pfizer's and Pharmacia's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1999 through 2001, their respective Quarterly Reports on Form 10-Q for the period ended March 31, 2002 and their Current Reports on Form 8-K for the three years ended the date of the Bear Stearns opinion;

     - reviewed certain operating and financial information provided to Bear Stearns by the senior managements of Pfizer and of Pharmacia relating to Pfizer's and Pharmacia's respective businesses and prospects, including financial projections for Pfizer for the years ending December 31, 2002 through 2004 prepared by the management of Pfizer and for Pharmacia for the years ending December 31, 2002 through 2004 prepared by the management of Pharmacia (assuming the completion of Pharmacia's disposition of its interest in Monsanto Company) and certain other forward-looking information;

     - reviewed certain estimates of cost savings and other combination benefits expected to result from the merger prepared and provided to Bear Stearns by the management of Pfizer;

     - met with certain members of the senior managements of Pfizer and of Pharmacia and Pharmacia's advisors to discuss (1) the current business landscape and competitive dynamics related to the markets in which Pfizer and Pharmacia operate; (2) each company's business, operations, historical and projected financial results, future prospects and financial

                                                       CHAPTER ONE -- THE MERGER

       condition; (3) each company's views of the strategic, business, operational and financial rationale for, and expected strategic benefits and other implications of, the merger; (4) the financial projections for Pfizer and for Pharmacia and the estimates of cost savings and other combination benefits expected to result from the merger described above; and (5) certain other assumptions and judgments underlying certain estimates which Bear Stearns deemed relevant to its analysis;

     - reviewed the historical prices, valuation parameters and trading volumes of the common stock of Pfizer, the common stock of Pharmacia and the common stock of Monsanto Company;

     - reviewed publicly available financial data, stock market performance data and valuation parameters of companies which Bear Stearns deemed generally comparable to Pfizer and Pharmacia or otherwise relevant to Bear Stearns' analysis;

     - reviewed the terms, to the extent publicly available, of recent mergers and acquisitions of companies which Bear Stearns deemed generally comparable to the merger or otherwise relevant to Bear Stearns' analysis;

     - performed discounted cash flow analyses based on the financial projections for Pfizer and for Pharmacia and the estimates of cost savings and other combination benefits expected to result from the merger described above;

     - reviewed the pro forma financial results, financial condition and capitalization of Pfizer giving effect to the merger provided to Bear Stearns by the management of Pfizer; and

     - conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

     Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including, without limitation, the financial projections for Pfizer and for Pharmacia and the estimates of cost savings and other combination benefits expected to result from the merger described above, provided to Bear Stearns by Pfizer or Pharmacia, as the case may be. With respect to these financial projections and estimates of cost savings and other combination benefits expected to result from the merger, Bear Stearns relied on representations that these projections and estimates have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of Pfizer and of Pharmacia as to the expected future performance of Pfizer and Pharmacia, respectively. Bear Stearns did not assume any responsibility for the independent verification of any information, projections or estimates of cost savings and other combination benefits expected to result from the merger provided to it, and Bear Stearns further relied upon the assurances of the senior managements of Pfizer and of Pharmacia that they were unaware of any facts that would make the information, projections or estimates of cost savings and other combination benefits expected to result from the merger provided to it incomplete or misleading.

     In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities (contingent or otherwise) of Pfizer or Pharmacia, nor was Bear Stearns furnished with any such appraisals. Bear Stearns assumed that the merger will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and further assumed that the merger will be consummated in a timely manner and in accordance with the terms and conditions of the merger agreement without any limitations, restrictions, conditions, waivers, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Pfizer or Pharmacia.

     Bear Stearns did not express any opinion as to the price or range of prices at which the common stock of Pfizer or the common stock of Pharmacia may trade subsequent to the

                                                       CHAPTER ONE -- THE MERGER

announcement of the merger or as to the price or range of prices at which the common stock of Pfizer may trade subsequent to the completion of the merger. Bear Stearns also did not express any opinion as to any aspect of Pharmacia's proposed disposition of its interest in Monsanto Company.

     Bear Stearns has been previously engaged by Pharmacia to provide certain investment banking and financial advisory services in connection with actual and prospective merger, acquisition and divestiture transactions as well as certain capital raising transactions, for which Bear Stearns received customary compensation. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Pfizer, Pharmacia and/or Monsanto Company for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in these securities or this bank debt.

SUMMARY OF LAZARD AND BEAR STEARNS FINANCIAL ANALYSES

     The following is a summary of the material financial analyses performed by Lazard and Bear Stearns in connection with the rendering of their respective fairness opinions to the Pfizer board of directors. Although Lazard and Bear Stearns each performed their own independent analyses in connection with rendering their respective fairness opinions, Lazard and Bear Stearns jointly presented their analyses to the Pfizer board of directors.

     In each of the analyses described below, Lazard and Bear Stearns each valued Pharmacia by assuming that the proposed disposition by Pharmacia of its approximately 84% interest in Monsanto Company would occur prior to the completion of the merger. (Such disposition did in fact occur on August 13, 2002.) Specifically, in deriving the implied equity values per share of Pharmacia common stock set forth below, Lazard and Bear Stearns excluded the implied value of Monsanto Company attributable to each share of Pharmacia common stock. The implied per share value of Pharmacia's interest in Monsanto Company was calculated by dividing the market value of Pharmacia's approximately 84% interest in Monsanto Company (calculated with reference to the closing share price of Monsanto Company common stock on July 12, 2002, unless otherwise indicated below) by the number of shares of Pharmacia common stock outstanding on May 9, 2002 on a fully diluted basis. In addition, in each of the analyses described below, Lazard and Bear Stearns based their analyses on the fully diluted shares outstanding as of May 9, 2002 for Pharmacia, as reported in Pharmacia's Form 10-Q dated March 31, 2002, and on the fully diluted shares outstanding for Pfizer, as provided by Pfizer's management.

     SOME OF THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO UNDERSTAND FULLY LAZARD'S AND BEAR STEARNS' FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF THE SUMMARY. THE TABLES ALONE ARE NOT A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE TABLES ALONE COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF LAZARD'S AND BEAR STEARNS' FINANCIAL ANALYSES.

     Comparable Public Companies Analysis. Lazard and Bear Stearns each performed a comparable public companies analysis to assist the Pfizer board of directors in valuing Pharmacia based on various financial multiples of selected comparable public companies in the pharmaceutical industry. In performing these analyses, Lazard and Bear Stearns each reviewed certain financial information relating to Pharmacia and compared such information to the corresponding financial information of other pharmaceutical companies which each of Lazard and Bear Stearns deemed to be comparable to Pharmacia.

     Lazard compared the projected financial performance and the resulting multiples as of July 12, 2002 of Pharmacia to seven major publicly-traded pharmaceutical and/or life science companies which Lazard deemed gener-

                                                       CHAPTER ONE -- THE MERGER

ally comparable to Pharmacia. The companies included in the Lazard analysis were:

     - AstraZeneca plc
     - Aventis S.A.
     - Eli Lilly and Company
     - Johnson & Johnson
     - Pfizer Inc.
     - Sanofi Synthelabo SA
     - Wyeth

     Using publicly available information and market data as of July 12, 2002, and, in the case of Pfizer, information based on Pfizer management estimates and using Wall Street research projections for revenue, EBITDA and EBIT and consensus earnings estimates for EPS for the above comparable companies, Lazard calculated the following median multiples for the above comparable companies:

                                                 2001A    2002E    2003E    2004E
                                                 -----    -----    -----    -----
Enterprise Value as a multiple of:
  Revenues.....................................  4.54x    4.22x    3.78x    3.44x
  EBITDA.......................................  13.5x    11.8x    11.6x    10.1x
  EBIT.........................................  17.2x    14.1x    13.3x    11.7x
Share Price as a multiple of:
  EPS..........................................  24.6x    22.0x    19.2x    16.2x

                            ------------------------

     "EBITDA" is a company's earnings before interest, taxes, depreciation and amortization. "EBIT" is a company's earnings before interest and taxes. "EPS" is a company's earnings per share. Using the median multiples calculated above and estimates for the corresponding data for Pharmacia provided by the managements of Pfizer and of Pharmacia, Lazard derived a range of implied equity values per share of Pharmacia common stock (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company) of approximately $23.58 to $58.75 and a corresponding range of implied exchange ratios of approximately 0.73x to 1.82x based on the closing share price of Pfizer common stock as of July 12, 2002. This compares to the exchange ratio in the merger of 1.4x.

     Bear Stearns compared the projected financial performance and the price to earnings multiples as of July 12, 2002 of Pfizer and of Pharmacia to 13 major publicly-traded pharmaceutical and/or life science companies which Bear Stearns deemed generally comparable to Pfizer and Pharmacia. The companies included in the Bear Stearns analysis were:

     - Abbott Laboratories
     - AstraZeneca plc
     - Aventis S.A.
     - Bristol-Myers Squibb Company
     - Eli Lilly and Company
     - GlaxoSmithKline plc
     - Johnson & Johnson
     - Merck & Co., Inc.
     - Novartis AG
     - Roche Holdings AG
     - Sanofi-Synthelabo SA
     - Schering-Plough Corporation
     - Wyeth

     In its analysis, Bear Stearns compared the financial performance of the combined entity (including estimated cost savings expected to result from the merger based on estimates from Pfizer's management) and the combined entity's pro forma price to earnings multiples (based on the income weighted average of the estimated stand-alone price to earnings multiples of Pfizer

                                                       CHAPTER ONE -- THE MERGER

and of Pharmacia (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company)) to those of the above comparable companies.

     Based on revenue and earnings forecasts for the above comparable companies from Wall Street research projections and consensus earnings estimates, Bear Stearns calculated the following growth rates and multiples for the above comparable companies:

                                                                                    PFIZER/
                                                   HARMONIC                        PHARMACIA
                              LOW    HIGH   MEAN     MEAN     PFIZER   PHARMACIA   COMBINED
                              ----   ----   ----   --------   ------   ---------   ---------
Revenue Growth (2002-2004)..  2.6%   12.5%  8.6%              10.6%       9.1%        9.8%
EPS Five Year Growth........  9.8%   18.5%  12.1%             17.2%      14.4%       20.0%
P/E for the years:
  2002......................  13.5x  24.3x           18.3x     20.4x     19.1x       21.8x
  2003......................  12.9x  23.3x           16.5x     17.5x     16.6x       17.3x
  2004......................  10.1x  20.2x           13.9x     15.2x     14.3x       14.8x

                            ------------------------

     "P/E" is equal to a company's stock price divided by its projected net income per share for the year indicated. "Harmonic Mean" is calculated using the reciprocals of the multiples and gives equal weight to equal dollar investments in the securities whose ratios are being averaged. Bear Stearns utilized the harmonic mean in averaging ratios in which price was the numerator. Based on its analysis, Bear Stearns observed that the projected revenue and earnings growth rates for Pfizer and for Pharmacia were above the average of the projected growth rates of the above comparable companies, and both Pfizer's and Pharmacia's market price to earnings multiples were above the average of the price to earnings multiples of the above comparable companies.

     Bear Stearns also observed that the combined entity would have a projected revenue growth rate that was above the average of the revenue growth rates of the above comparable companies and an earnings growth rate that was higher than those of any of the above comparable companies. In addition, Bear Stearns noted that the combined entity's price to earnings multiples (based on stock prices as of July 12, 2002, with Pharmacia's stock price adjusted for its proposed disposition of its interest in Monsanto Company) were above the harmonic mean of the price to earnings multiples of the above comparable companies.

     Exchange Ratio Analysis. Lazard and Bear Stearns each examined the historical daily trading exchange ratios of Pfizer common stock to Pharmacia common stock (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company) to assist the Pfizer board of directors in valuing Pharmacia based on the relative historical value of Pfizer's closing share price to Pharmacia's closing share price (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company) for the period beginning October 18, 2000 (the date of Monsanto Company's initial public offering) and ending July 12, 2002 and for the one year, six month, three month and one month periods ended July 12, 2002. Based on this analysis and using the closing price of Pfizer common stock and of Pharmacia common stock (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company) on July 12, 2002, Lazard and Bear Stearns each derived a range of implied equity values per share for Pharmacia common stock of approximately $24.84 to $41.74 and a corresponding range of implied exchange ratios of approximately 0.771x to 1.296x with a mean of 1.001x and a median of 0.9862x. This compares to the exchange ratio in the merger of 1.4x.

     Selected Precedent Pharmaceutical Transactions Analysis. Lazard and Bear Stearns each performed selected precedent transactions

                                                       CHAPTER ONE -- THE MERGER

analyses to assist the Pfizer board of directors in valuing Pharmacia based on transaction values expressed as multiples of various financial measures in selected pharmaceutical transactions.

     Using publicly available information, Lazard reviewed and analyzed certain financial and operating data relating to selected transactions in the pharmaceutical industry excluding transactions that Lazard determined to be "merger of equals" transactions. These selected transactions were:

     - Pfizer Inc./Warner-Lambert Company
     - Glaxo Wellcome plc/SmithKline Beecham plc
     - Monsanto Company/Pharmacia & Upjohn, Inc.
     - Rhone-Poulenc S.A./Hoechst AG
     - Zeneca Group, plc/Astra AB
     - Sanofi SA/Synthelabo

     Lazard calculated the following multiples for the selected precedent pharmaceutical transactions used in its analysis:

                                                  LOW     MEAN    MEDIAN    HIGH
                                                  ----    ----    ------    ----
Enterprise Value as a multiple of:
  LTM Revenue...................................  3.09x   4.94x    5.00x    7.07x
  LTM EBIT......................................  18.6x   25.9x    24.5x    35.1x
Share Price as a multiple of:
  2002E EPS.....................................  25.8x   39.3x    37.3x    52.0x

                            ------------------------

     "LTM Revenue" is a company's revenue for the last twelve months. "LTM EBIT" is a company's earnings before interest and taxes for the last twelve months. Lazard also reviewed the LTM Revenue, LTM EBIT and LTM EPS multiples in the Pfizer/Warner-Lambert Company transaction, which were 7.07x, 30.8x and 50.0x, respectively, and noted that the corresponding multiples in the current transaction were 4.28x, 23.6x and 29.1x. Using the multiples calculated above and estimates for the corresponding data for Pharmacia provided by the managements of Pfizer and of Pharmacia for the twelve month period ending December 2002 (the anticipated closing of the current transaction), Lazard derived a range of implied equity values per share for Pharmacia common stock of approximately $36.04 to $74.69 and a corresponding range of implied exchange ratios of approximately 1.12x to 2.32x based on the closing share price of Pfizer common stock as of July 12, 2002. This compares to the exchange ratio in the merger of 1.4x.

     Using Wall Street research projections and consensus earnings estimates, Bear Stearns reviewed and analyzed certain financial and operating data relating to selected transactions in the pharmaceutical industry. Bear Stearns separated the selected precedent pharmaceutical transactions it used in its analysis into two categories: "Selected Acquisitions" transactions and "Selected Merger of Equals" transactions. For the purposes of Bear Stearns' analysis, "Selected Acquisitions" transactions included transactions in which the target company and the acquiring company were clearly identifiable, consideration consisted of stock, cash or a combination of both and a change of control occurred. "Selected Merger of Equals" transactions included transactions in which the target company and the acquiring company were not clearly identifiable, consideration consisted only of stock and pro forma ownership was relatively evenly split between both the target company's and the acquiring company's shareholders.

     The "Selected Acquisitions" transactions included in the Bear Stearns analysis were:

     - Bristol-Myers Squibb Company/DuPont Pharmaceuticals Company
     - Johnson & Johnson/ALZA Corporation
     - Abbott Laboratories/Knoll AG (BASF AG)

                                                       CHAPTER ONE -- THE MERGER

     - Pfizer Inc./Warner-Lambert Company
     - Rhone Poulenc S.A./Rorer Group Inc.
     - Hoechst AG/Roussel-Uclaf SA
     - Rhone-Poulenc Roror Inc./Fisons plc
     - Glaxo plc/Wellcome plc
     - Hoechst AG/Marion Merrell Dow Inc.
     - American Home Products Corporation/ American Cyanamid Company
     - Roche Holdings AG/Syntex Corporation

     The "Selected Merger of Equals" transactions included in the Bear Stearns analysis were:

     - Glaxo Wellcome plc/SmithKline Beecham plc
     - Monsanto Company/Pharmacia & Upjohn, Inc.
     - Rhone-Poulenc S.A./Hoechst AG
     - Sanofi SA/Synthelabo
     - Zeneca Group, plc/Astra AB
     - Sandoz Ltd./Ciba-Geigy Ltd.
     - Pharmacia AB/Upjohn Co.

     Bear Stearns calculated the following multiples for the selected precedent pharmaceutical transactions used in its analysis:

                                                                HARMONIC
                                                LOW     MEAN      MEAN      HIGH
                                                ----    ----    --------    -----
All Transactions (Selected Acquisitions and
  Selected Merger of Equals transactions)
Transaction Value as a multiple of:
  LTM Revenue.................................  1.48x   4.03x     2.98x     13.01x
  LTM EBIT....................................   9.5x   21.6x     18.1x      48.7x
Purchase Price as a multiple of Projected Net
  Income......................................  14.2x   28.4x     25.4x      50.9x
Selected Acquisitions
Transaction Value as a multiple of:
  LTM Revenue.................................  1.48x   4.32x     3.04x     13.01x
  LTM EBIT....................................  12.1x   23.2x     19.3x      48.7x
Purchase Price as a multiple of Projected Net
  Income......................................  18.3x   30.1x     27.1x      50.9x

                            ------------------------

     "Transaction Value" is equal to the sum of the purchase price of common equity on a fully diluted basis and the value of the net debt, any minority interests and preferred stock. "Projected Net Income" is a target company's projected net income for the year ending in which the transaction was announced. Bear Stearns noted that for the Pfizer/Pharmacia merger, the transaction value as a multiple of LTM revenue was 4.45x, the transaction value as a multiple of LTM EBIT was 23.0x and the purchase price as a multiple of projected net income was 29.4x.

     Based on the multiples calculated above and estimates for the corresponding data for Pharmacia provided by the managements of Pfizer and of Pharmacia, Bear Stearns observed that all of the transaction multiples analyzed for the Pfizer/Pharmacia merger (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company) fell within the range of the corresponding multiples for the "Selected Acquisitions" transactions together with the "Selected Merger of Equals" transactions and for the "Selected Acquisitions" transactions alone.

     Discounted Cash Flow Analysis. Based on cash flow and cost savings estimates of the managements of Pfizer and of Pharmacia, Lazard and Bear Stearns each performed

                                                       CHAPTER ONE -- THE MERGER

discounted cash flow analyses to assist the Pfizer board of directors in valuing Pharmacia.

     Lazard's discounted cash flow analysis valued Pharmacia based on the present value of expected future cash flows of Pharmacia. Lazard's discounted cash flow analysis was based upon a range of terminal year exit multiples of EBITDA of 14.0x to 17.0x and a range of discount rates of 10% to 12%. In its discounted cash flow analysis, Lazard analyzed two forecast cases for Pharmacia, one without cost savings and one with Pfizer's management's projected cost savings expected to result from the merger (net of the projected cash cost to realize the cost savings).

     Using this analysis, Lazard derived a range of implied equity values per share for Pharmacia common stock (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company) as follows:

                                                              IMPLIED EQUITY
                                                                  VALUE
                                                                PER SHARE
                                                              --------------
Pharmacia common stock:
  Forecasts without cost savings............................  $32.41-$42.88
  Forecasts with cost savings...............................  $49.02-$64.60

                            ------------------------

     Based on this analysis, Lazard derived a corresponding range of implied exchange ratios of approximately 1.01x to 1.33x without cost savings and 1.52x to 2.01x with cost savings based on the closing share price of Pfizer common stock as of July 12, 2002. This compares to the exchange ratio in the merger of 1.4x.

     In performing its analysis, Bear Stearns calculated discounted cash flow valuations for Pfizer on a stand-alone basis, for the combined entity (including estimated cost savings expected to result from the merger based on estimates from Pfizer's management) and for Pharmacia (including the same estimated cost savings expected to result from the merger adjusted by the exchange ratio in the merger of 1.4x). Bear Stearns' discounted cash flow analysis was based upon a range of perpetual growth rates of unlevered net income of 3% to 6% and a range of illustrative discount rates of 9% to 11%.

     Based on this analysis, Bear Stearns derived a range of implied equity values per share for Pfizer common stock and for Pharmacia common stock (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company) as follows:

                                                              IMPLIED EQUITY
                                                                  VALUE
                                                                PER SHARE
                                                              --------------
Pfizer common stock:
  Stand-alone...............................................  $27.62-$64.71
  Combined entity (with estimated cost savings).............  $27.75-$66.11
Pharmacia common stock (with estimated cost savings)........  $38.86-$92.55

                            ------------------------

     The implied equity value per share of Pharmacia common stock was derived by applying the exchange ratio in the merger of 1.4x to the range of implied equity values per share of "Pfizer common stock combined entity

                                                       CHAPTER ONE -- THE MERGER

(with estimated cost savings)" calculated above.

     Precedent Transaction Premiums Paid Analysis. Lazard and Bear Stearns each performed a precedent transaction premiums paid analysis to assist the Pfizer board of directors in valuing Pharmacia based upon the premiums paid in selected transactions. In conducting their analyses, Lazard and Bear Stearns analyzed the premiums paid in the following subsets of precedent transactions:

     - selected precedent pharmaceutical transactions (which were not "merger of equals" transactions);

     - selected precedent transactions over $20 billion (which were not "merger of equals" transactions and transactions in the financial services industry); and

     - selected precedent transactions over $1 billion in the pharmaceutical and biotech industries (which were not "merger of equals" transactions).

     The range of implied values that Lazard and Bear Stearns derived were based on the one day, one week and one month implied premiums for the transactions indicated. The implied premiums in this analysis were calculated by comparing the per share transaction price at the announcement of the transaction to the target company's stock price one day, one week and one month prior to the announcement of the transaction.

     Selected Precedent Pharmaceutical Transactions Premiums Paid
Analysis. Lazard and Bear Stearns each calculated a range of premiums paid in the following selected transactions in the pharmaceutical industry:

     - Amgen Inc./Immunex Corporation
     - Johnson & Johnson/ALZA Corporation
     - Pfizer Inc./Warner-Lambert Company
     - Sanofi SA/Synthelabo
     - Rhone-Poulenc Rorer Inc./Fisons plc
     - Glaxo plc/Wellcome plc
     - American Home Products Corporation/ American Cyanamid Company
     - Roche Holdings AG/Syntex Corporation
     - Roche Holdings AG/Genentech, Inc.
     - Rhone-Poulenc S.A./Rorer Group Inc.

     The range of median and mean premiums paid over the target's closing stock price one day, one week and one month prior to the announcement of the transaction was 30.6% to 47.6%. Using the closing prices for Pharmacia common stock as of July 12, 2002, July 5, 2002 and June 14, 2002 (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company), Lazard and Bear Stearns derived a range of implied equity values per share for Pharmacia common stock of approximately $35.56 to $57.62 and a corresponding range of implied exchange ratios of approximately 1.10x to 1.79x based on the closing share price of Pfizer common stock as of July 12, 2002. This compares to the exchange ratio in the merger of 1.4x.

     Precedent Transactions Over $20 Billion Premiums Paid Analysis. Lazard and Bear Stearns each calculated a range of premiums paid in the following precedent transactions with transaction values over $20 billion:

     - Hewlett-Packard Company/Compaq Computer Corporation
     - Chevron Corporation/Texaco Inc.
     - Deutsche Telekom AG/VoiceStream Wireless Corporation
     - JDS Uniphase Corporation/SDL, Inc.
     - Vivendi S.A./The Seagram Company Ltd.
     - Unilever PLC/Bestfoods
     - VeriSign, Inc./Network Solutions, Inc.
     - Pacific Century Cyberworks Ltd./Cable & Wireless HKT Ltd.
     - America Online, Inc./Time Warner Inc.
     - Vodafone AirTouch PLC/Mannesmann AG
     - Pfizer Inc./Warner-Lambert Company
     - Mannesmann AG/Orange PLC
     - Clear Channel Communications, Inc./ AMFM Inc.
     - VEBA AG/VIAG AG
     - Viacom Inc./CBS Corporation
     - Total Fina SA/Elf Aquitaine SA
     - Qwest Communications International Inc./US WEST, Inc.

                                                       CHAPTER ONE -- THE MERGER

     - AlliedSignal Inc./Honeywell Inc.
     - AT&T Corp./MediaOne Group, Inc.
     - BP Amoco plc/Atlantic Richfield Company (ARCO)
     - Ing C Olivetti & Co SpA/Telecom Italia SpA
     - Vodafone Group PLC/AirTouch Communications, Inc.
     - Lucent Technologies Inc./Ascend Communications, Inc.
     - Exxon Corporation/Mobil Corporation
     - British Petroleum Company plc/Amoco Corporation
     - Bell Atlantic Corporation/GTE Corporation
     - AT&T Corp./Tele-Communications, Inc. - Class A
     - AT&T Corp./Tele-Communications, Inc. - Class B
     - SBC Communications Inc./Ameritech Corporation
     - Daimler-Benz AG/Chrysler Corporation

     The ranges of median and mean premiums paid over the target's closing stock price one day, one week and one month prior to the announcement of the transaction was 20.2% to 39.7%. Using the closing prices for Pharmacia common stock as of July 12, 2002, July 5, 2002 and June 14, 2002 (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company), Lazard and Bear Stearns derived a range of implied equity values per share for Pharmacia common stock of approximately $30.14 to $68.29 and a corresponding range of implied exchange ratios of approximately 0.94x to 2.12x based on the closing share price of Pfizer common stock as of July 12, 2002. This compares to the exchange ratio in the merger of 1.4x.

     PHARMACEUTICAL AND BIOTECH TRANSACTIONS OVER $1 BILLION PREMIUMS PAID ANALYSIS. Lazard and Bear Stearns calculated a range of premiums paid in the following transactions in the pharmaceutical and biotechnology industries with transaction values over $1 billion:

     - Amgen Inc./Immunex Corporation
     - Millennium Pharmaceuticals, Inc./COR Therapeutics, Inc.
     - MedImmune, Inc./Aviron
     - Bristol-Myers Squibb Company/ImClone Systems Incorporated (this transaction represents an equity investment)
     - Mayne Nickless Limited/FH Faulding & Co. Limited
     - Johnson & Johnson/ALZA Corporation
     - Shire Pharmaceuticals Group plc/BioChem Pharma Inc.
     - Genzyme Corporation/Geltex Pharmaceuticals, Inc.
     - Elan Corporation, plc/Dura Pharmaceuticals, Inc.
     - King Pharmaceuticals, Inc./Jones Pharma Incorporated
     - Celltech Chiroscience PLC/Medeva PLC
     - Pfizer Inc./Warner-Lambert Company
     - Shire Pharmaceuticals Group plc/Roberts Pharmaceutical Corporation
     - Johnson & Johnson/Centocor, Inc.
     - Warner-Lambert Company/Agouron Pharmaceuticals, Inc.

     The ranges of median and mean premiums paid over the target's closing stock price one day, one week and one month prior to the announcement of the transaction or proposed transaction was 19.9% to 44.8%. Using the closing prices for Pharmacia common stock as of July 12, 2002, July 5, 2002 and June 14, 2002 (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company), Lazard and Bear Stearns derived a range of implied equity values per share for Pharmacia common stock of approximately $33.99 to $56.41 and a corresponding range of implied exchange ratios of approximately 1.06x to 1.75x based on the closing share price of Pfizer common stock as of July 12, 2002. This compares to the exchange ratio in the merger of 1.4x.

     Illustrative Valuation of Cost Savings versus Value of Premium
Analysis. Lazard and Bear Stearns each performed an illustrative valuation of the projected cost savings expected to result from the merger. This analysis was based on the hypothetical capitalized value of estimated incremental net income assuming a

                                                       CHAPTER ONE -- THE MERGER

range of price to earnings multiples of 12.5x to 20.0x, pre-tax estimated cost savings of $2.0 billion to $2.5 billion based on estimates from Pfizer's management (excluding one-time costs to achieve such cost savings) and tax effected at a 32% tax rate.

     The following table shows the calculated hypothetical capitalized values of the projected cost savings resulting from this analysis (all dollar values are in billions):

PROJECTED COST SAVINGS:                          12.5X    15.0X    17.5X    20.0X
-----------------------                          -----    -----    -----    -----
$2.0...........................................  $17.0    $20.4    $23.8    $27.2
 2.5...........................................   21.3     25.5     29.8     34.0

                            ------------------------

     Both Lazard and Bear Stearns compared the illustrative valuation of the projected cost savings expected to result from the merger to the value of the premium implied by the exchange ratio in the merger, assuming stock prices for Pfizer common stock and for Pharmacia common stock (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company) as of July 12, 2002 and the average prices of Pfizer common stock and of Pharmacia common stock (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company) for the prior 30 days. Both Lazard and Bear Stearns observed that the calculated hypothetical capitalized values of the projected cost savings expected to result from the merger were generally higher than the value of the implied premiums in the merger of $20.1 billion and $19.3 billion based on the stock prices of Pfizer common stock and of Pharmacia common stock (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company) as of July 12, 2002 and the average prices for the 30 days prior to July 12, 2002, respectively.

     Contribution Analysis. Lazard and Bear Stearns each performed a contribution analysis to assist the Pfizer board of directors in valuing Pharmacia based on the relative contribution of each company to the combined pro forma entity, based on the projections of the managements of Pfizer and of Pharmacia and public information. Lazard and Bear Stearns calculated the relative contribution by both Pfizer and Pharmacia to the combined entity with respect to equity value at market (based on the closing share price of the Pfizer common stock and of the Pharmacia common stock (adjusted for Pharmacia's proposed disposition of its interest in Monsanto Company) as of July 12, 2002) and at the 1.4x exchange ratio in the merger, and projected financial data including revenues, EBIT and net income with and without projected cost savings. In this analysis, Lazard and Bear Stearns each adjusted the Pfizer and Pharmacia projections to exclude alliance revenue paid to Pfizer by Pharmacia and based cost savings on estimates provided by Pfizer's management.

     For the calculation of Pharmacia's percentage contribution based on "2004E Net Income (with cost savings)" and "2004E Net Income (peak)," both Lazard and Bear Stearns included the impact of $2.2 billion ($1.5 billion after tax) and $2.5 billion ($1.7 billion after tax) in cost savings, respectively, as estimated by Pfizer's management.

                                                       CHAPTER ONE -- THE MERGER

     The following table illustrates the relative contribution to revenues, EBIT, net income, equity value at market and equity value at the exchange ratio in the merger of 1.4x of both Pfizer and Pharmacia to the combined company:

                                                  PERCENTAGE        PERCENTAGE
                                                 CONTRIBUTION      CONTRIBUTION
                                                   OF PFIZER       OF PHARMACIA     TOTAL
                                                ---------------   ---------------   -----
2002E Total Revenues..........................       71.2              28.8         100.0
2002E EBIT....................................       83.1              16.9         100.0
2002E Net Income (without cost savings).......       82.9              17.1         100.0
2004E Net Income (without cost savings).......       82.6              17.4         100.0
2004E Net Income (with cost savings)..........       75.3              24.7         100.0
2004E Net Income (peak).......................       74.4              25.6         100.0
Equity Value at Market........................       83.8              16.2         100.0
Equity Value at 1.4x Exchange Ratio...........       77.2              22.8         100.0

                            ------------------------

     Pro Forma Merger Analysis. Lazard and Bear Stearns each performed a pro forma merger analysis to assist the Pfizer board of directors in analyzing the financial impact of the merger on Pfizer. Lazard and Bear Stearns each reviewed and analyzed certain pro forma financial impacts of the merger on holders of Pfizer common stock based on the following:

     - the exchange ratio in the merger of 1.4x;

     - the financial projections provided to each of Lazard and Bear Stearns by the managements of Pfizer and of Pharmacia, respectively;

     - an assumption for analytical purposes, based on estimates from Pfizer's management, that the combination of Pfizer and Pharmacia would realize projected pre-tax cost savings of $1.4 billion and $2.2 billion in 2003 and 2004, respectively (tax-effected at a 32% tax rate);

     - an assumption for analytical purposes that the earnings impact would be presented on the basis of adjusted earnings (as described below); and

     - an assumption for analytical purposes, based on public statements made by Pfizer's management, that Pfizer would expand its previously announced share repurchase program from $10 billion to $16 billion via open market purchases as well as accelerate the buyback period with the anticipation of completing the program in 2003.

     The following table shows the projected per share accretion/(dilution) to Pfizer's pro forma adjusted earnings, including the projected cost savings for the calendar years presented. For the purpose of this analysis, adjusted earnings is equal to GAAP net income, plus the cumulative effect of a change in accounting principle, plus certain significant items, plus charges related to purchase price allocations on assets (including write-off of in-process research and development, amortization of identifiable intangibles and charges related to write-up of assets to fair market value) and plus merger-related costs (including integration expenses and restructuring charges).

                                                              2003E    2004E
                                                              -----    -----
Accretion/(Dilution) to Pfizer common stock.................  $0.00    $0.06

                            ------------------------

                                                       CHAPTER ONE -- THE MERGER

MISCELLANEOUS

     In connection with rendering the Lazard opinion and the Bear Stearns opinion, Lazard and Bear Stearns each respectively performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized above, each of Lazard and Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of the analyses and factors considered by them, without considering all such analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying the Lazard opinion and the Bear Stearns opinion.

     In performing their respective analyses, each of Lazard and Bear Stearns made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Pfizer. The analyses performed by Lazard and Bear Stearns are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Neither Lazard nor Bear Stearns assigned any specific weight to any of the analyses described above and did not draw any specific conclusions from or with regard to any one method of analysis. With respect to the analysis of comparable companies and the analysis of selected precedent transactions summarized above, no public company utilized as a comparison is identical to Pfizer or Pharmacia, and no transaction is identical to the merger. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values, as the case may be, of Pfizer or Pharmacia and the companies to which they were compared. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. In addition, the Lazard opinion and the Bear Stearns opinion were just two of many factors taken into consideration by Pfizer's board of directors. Consequently, Lazard's and Bear Stearns' analysis should not be viewed as determinative of the decision of Pfizer's board of directors or Pfizer's management with respect to the fairness of the exchange ratio as set forth in the merger agreement.

     Lazard and Bear Stearns are internationally recognized investment banking firms and are each continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for estate, corporate and other purposes.

     Lazard was selected to act as investment banker to the Pfizer board of directors because of its expertise and its reputation in investment banking and mergers and acquisitions and its familiarity with the pharmaceutical industry and Pfizer. Pfizer and Lazard have entered into a letter agreement, dated as of July 8, 2002, relating to the services to be provided by Lazard in connection with the merger and the transactions related to it, under which Pfizer has agreed to pay Lazard customary compensation, a substantial portion of which is payable only upon completion of the merger. Pfizer also agreed to reimburse Lazard for certain out-of-pocket expenses incurred in connection with the engagement. In addition, Pfizer agreed to indemnify Lazard against certain liabilities, including liabilities under the federal securities law, relating to or arising out of its engagement.

     Bear Stearns was selected to act as financial advisor to the Pfizer board of directors because of its expertise and its reputation in

                                                       CHAPTER ONE -- THE MERGER

investment banking and mergers and acquisitions and its familiarity with the pharmaceutical industry and Pfizer. Pfizer and Bear Stearns have entered into a letter agreement, dated as of July 13, 2002, relating to the services to be provided by Bear Stearns in connection with the merger and the transactions related to it, under which Pfizer has agreed to pay Bear Stearns customary compensation, a substantial portion of which is payable only upon completion of the merger. Pfizer agreed to reimburse Bear Stearns for certain out-of-pocket expenses incurred in connection with the engagement. In addition, Pfizer agreed to indemnify Bear Stearns against certain liabilities, including liabilities under the federal securities law, relating to or arising out of its engagement.

OPINION OF PHARMACIA'S FINANCIAL ADVISOR

     Goldman Sachs delivered its opinion to the Pharmacia board of directors that, as of July 13, 2002 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of Pharmacia common stock.

     The full text of the written opinion of Goldman Sachs, dated July 13, 2002, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D. Holders of Pharmacia common stock should read the opinion in its entirety. Goldman Sachs provided its opinion for the information and assistance of the Pharmacia board of directors in connection with its consideration of the transaction contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of Pharmacia common stock should vote with respect to such transaction.

     In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

     - the merger agreement;

     - Annual Reports to Shareholders and Annual Reports on Form 10-K of Pharmacia and Pfizer for each of the five years ended December 31, 2001;

     - certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Pharmacia and Pfizer;

     - certain other communications from Pharmacia and Pfizer to their respective shareholders; and

     - certain internal financial analyses and forecasts for Pharmacia and Pfizer prepared by their respective managements, including certain cost savings and operating synergies expected to result from the transaction contemplated by the merger agreement (the "Synergies").

     Goldman Sachs also held discussions with members of the senior management of Pharmacia and Pfizer regarding their assessments of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for Pharmacia common stock and Pfizer common stock, compared certain financial and stock market information for Pharmacia and Pfizer with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the pharmaceutical industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In that regard, Goldman Sachs assumed, with the consent of the Pharmacia board of directors, that the internal financial forecasts prepared by the respective managements of Pharmacia and Pfizer, including the Synergies, were reasonably

                                                       CHAPTER ONE -- THE MERGER

prepared on a basis reflecting the best currently available estimates and judgments of Pharmacia and Pfizer. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Pharmacia or Pfizer or any of their respective subsidiaries. No evaluation or appraisal of the assets or liabilities of Pharmacia or Pfizer or any of their respective subsidiaries was furnished to Goldman Sachs. Goldman Sachs also assumed that all material governmental, regulatory or other consents and approvals necessary for the completion of the transaction contemplated by the merger agreement will be obtained without any adverse effect on Pharmacia or Pfizer or on the expected benefits of the transaction contemplated by the merger agreement. In addition, Goldman Sachs assumed that the proposed spin-off of Pharmacia's 84% interest in Monsanto Company to holders of Pharmacia common stock will be completed prior to the completion of the merger contemplated by the merger agreement.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 13, 2002 and is not necessarily indicative of current market conditions. In addition, the quantitative information presented below with respect to Pharmacia or Pharmacia common stock have been adjusted to exclude Pharmacia's 84% interest in Monsanto Company, which was distributed to holders of Pharmacia common stock on August 13, 2002.

     Historical Exchange Ratio Analysis. Goldman Sachs calculated the implied exchange ratios of Pharmacia common stock to Pfizer common stock based on the average closing share prices of Pharmacia common stock and Pfizer common stock for the three-month, six-month and twelve-month periods ended July 12, 2002 and on the closing share prices of Pfizer common stock and Pharmacia common stock on July 12, 2002, the last trading day prior to the announcement of the execution of the merger agreement. This analysis indicated that the implied exchange ratio for each of these periods was 1.00, 0.94 and 0.92, respectively, and on July 12, 2002 was 0.92, while the exchange ratio in the merger agreement was 1.4.

     Implied Premium Analysis. Goldman Sachs compared the merger consideration to be received by holders of Pharmacia common stock based on the exchange ratio of 1.40 and the closing share price of Pfizer common stock of $32.20 on July 12, 2002, to the closing share price of Pharmacia common stock of $32.59 on July 12, 2002 and to the average closing share prices for Pharmacia common stock and Pfizer common stock for the three-month and six-month periods ended July 12, 2002. This analysis indicated that the consideration per share of Pharmacia common stock to be received by Pharmacia common shareholders pursuant to the merger agreement represented a premium of 52.4%, 40.0% and 48.3%, respectively.

     Contribution Analysis. Goldman Sachs analyzed the relative income statement contribution of Pharmacia and Pfizer to the combined company following completion of the transaction contemplated by the merger agreement, before taking into account any of the possible benefits that may be realized following the transaction but adjusting Pharmacia's sales for the Celebrex(R) payment it makes to Pfizer, for the year 2002, based on financial data and on the assumptions provided to Goldman Sachs by Pharmacia and Pfizer managements.

                                                       CHAPTER ONE -- THE MERGER

     The following table presents the results of this analysis:

                                                         PHARMACIA CONTRIBUTION
                                                         TO THE COMBINED COMPANY
                                                       ---------------------------
                                                       SALES    EBIT    NET INCOME
                                                       -----    ----    ----------
2002E................................................  26.6%    18.2%      17.1%

                            ------------------------

     The contribution of Pharmacia to the combined company, based on the market capitalizations of Pharmacia and Pfizer using the market prices of Pharmacia and Pfizer common stock on July 12, 2002, was 15.9%.

     Goldman Sachs compared all of the above results with the expected percentage ownership of Pharmacia common shareholders in the combined company of 22.4% based on fully diluted shares of each company outstanding as of March 30, 2002.

     Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information, ratios and public market multiples for Pharmacia and Pfizer to corresponding financial information, ratios and public market multiples for the following publicly traded U.S. corporations in the pharmaceutical industry:

     - Johnson & Johnson
     - Merck & Co., Inc.
     - Eli Lilly and Company
     - Abbott Laboratories
     - Wyeth
     - Bristol-Myers Squibb Company
     - Schering-Plough Corporation

     Although none of the selected companies is directly comparable to Pharmacia or Pfizer, the companies included were chosen because they are publicly traded U.S. companies with operations that for purposes of analysis may be considered similar to certain operations of Pharmacia and Pfizer.

     Goldman Sachs also calculated and compared various financial multiples and ratios based on information it obtained from the latest available SEC filings and Institutional Broker Estimate Service, or IBES, and First Call estimates. The multiples and ratios for each of the selected companies and Pharmacia and Pfizer were calculated using the closing share prices on July 12, 2002. Goldman Sachs calculated and compared the following multiples:

     - enterprise value, which is the market value of common equity plus the book value of debt less cash, as a multiple of sales for the latest twelve months, or LTM; and

     - enterprise value as a multiple of latest twelve months earnings before interest and taxes, or EBIT.

     The results of these analyses are summarized as follows:

                                      SELECTED COMPANIES (INCLUDING
                                          PHARMACIA AND PFIZER)
                                      -----------------------------
 ENTERPRISE VALUE AS A MULTIPLE OF:     RANGE       MEDIAN    MEAN     PHARMACIA    PFIZER
 ----------------------------------   ----------    ------    -----    ---------    ------
LTM Sales...........................  2.3x-6.1x     3.4x      3.8x      2.9x        6.1x
LTM EBIT............................  8.5x-17.9x    14.6x     13.7x     15.4x       17.8x

                            ------------------------

     Goldman Sachs also calculated and compared the selected companies' estimated price/earnings ratios for calendar years 2002 and 2003 to the estimated price/earnings ratios for Pharmacia and Pfizer for the same periods.

                                                       CHAPTER ONE -- THE MERGER

     The following table presents the results of this analysis:

                                    SELECTED COMPANIES (INCLUDING
                                        PHARMACIA AND PFIZER)
                                   -------------------------------
      PRICE/EARNINGS RATIO:           RANGE        MEDIAN    MEAN     PHARMACIA    PFIZER
      ---------------------        ------------    ------    -----    ---------    ------
2002E............................  13.5x-22.6x*    16.8x     17.4x    19.1x**      20.4x*
2003E............................  13.0x-19.6x*    14.9x     15.5x    16.6x**      17.6x*

-------------------------
 * Based on IBES estimates.
** Using earnings estimates based on First Call.

     Goldman Sachs also considered five-year earnings per share growth rates provided by IBES or, in the case of Pharmacia, First Call. The following table presents the results of this analysis:

                                    SELECTED COMPANIES (INCLUDING
                                        PHARMACIA AND PFIZER)
                                    -----------------------------
                                      RANGE       MEDIAN    MEAN     PHARMACIA    PFIZER
                                    ----------    ------    -----    ---------    ------
5-Year EPS Growth Rate............  9.0%-20.0%    13.0%     13.4%     20.0%       19.0%

                            ------------------------

     Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to the following selected transactions in the pharmaceutical industry since 1989:

     - acquisition of Warner-Lambert Company by Pfizer in 2000

     - acquisition of Wellcome PLC by Glaxo PLC in 1995

     - acquisition of Squibb Corporation by Bristol-Myers Company in 1989

     For each of the selected transactions, Goldman Sachs calculated and compared the aggregate consideration as a multiple of latest twelve months EBIT and equity consideration as a multiple of latest twelve months net income.

     The following table presents the results of this analysis:

                                                        SELECTED
                                                      TRANSACTIONS
                                                      ------------
          CONSIDERATION AS A MULTIPLE OF:                RANGE        PROPOSED TRANSACTION
          -------------------------------             ------------    --------------------
LTM EBIT............................................  12.2x-31.8x        22.7x
LTM Net Income......................................  21.6x-57.4x        30.3x

                            ------------------------

     For each of the selected transactions, Goldman Sachs also calculated and compared the premiums represented by the per share consideration in relation to the closing share prices of the acquired company's common stock one day prior to announcement (with the exception of Warner-Lambert Company and Pfizer which was one day prior to the offer made for Warner-Lambert Company by American Home Products Corporation), four weeks prior to announcement, and to the 52-week high closing share price of the acquired company's common stock prior to announcement.

                                                       CHAPTER ONE -- THE MERGER

     The following table presents the results of this analysis:

                               SELECTED TRANSACTIONS
PREMIUM                                             RANGE       PROPOSED TRANSACTION
-------                                          -----------    --------------------
One day prior to announcement..................  25.8%-50.6%            52.4%
Four weeks prior to announcement...............  44.0%-57.7%            32.2%
52-week high prior to announcement.............  21.4%-42.7%             9.4%

                            ------------------------

     Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger using earnings estimates for Pharmacia and Pfizer prepared by their respective managements. For each of the years 2003 and 2004, Goldman Sachs compared the estimated earnings per share of Pharmacia common stock on a standalone basis and the estimated earnings per share of Pfizer common stock on a standalone basis, to the estimated earnings per share of the common stock of the pro forma combined company on a cash earnings per share basis, which excludes the amortization of intangible assets. Goldman Sachs performed this analysis based on the exchange ratio of 1.40 and the operating synergies projected by the management of Pfizer to result from the merger. Based on such analyses, the proposed transaction would be (1) accretive to Pharmacia common shareholders on a cash earnings per share basis in the years 2003 and 2004, (2) neither accretive nor dilutive to Pfizer common shareholders on a cash earnings per share basis in the year 2003 and (3) accretive to Pfizer's common shareholders on a cash earnings per share basis in the year 2004.

     In addition, based on the current 2002 dividend pay-out ratios for Pharmacia common stock and Pfizer common stock of 35%, or $0.54 per share, and 33%, or $0.52 per share, respectively, Pharmacia common shareholders would receive an additional $0.22 in dividends on a pro forma per share basis based on estimated earnings per share in the year 2003 and an additional $0.30 per share based on estimated earnings per share in the year 2004.

     Illustrative Future Value. Using the same earnings estimates described above for the years 2003 and 2004 and the median of certain Wall Street analyst estimates for the years 2005 and 2006, Goldman Sachs also calculated illustrative future values of the merger consideration payable to holders of Pharmacia common stock (including anticipated synergies and other pro forma adjustments) for 2003, 2004 and 2005, using one-year forward price/earnings multiples ranging from 16.0x to 22.0x. Goldman Sachs also used these earnings estimates to calculate illustrative future values of Pharmacia common stock on a stand-alone basis for 2003, 2004 and 2005, using the same price/earnings multiples, and then compared the illustrative future values calculated with respect to the merger consideration to be paid with the illustrative future values calculated with respect to the Pharmacia common stock on a stand-alone basis. In each case, the illustrative future values calculated with respect to the merger consideration payable to Pharmacia common shareholders were greater than the corresponding illustrative future values calculated with respect to the Pharmacia common stock on a stand-alone basis.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly

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                                                       CHAPTER ONE -- THE MERGER

comparable to Pharmacia or Pfizer or the contemplated transaction.

     Goldman Sachs prepared these analyses solely for purposes of Goldman Sachs' providing its opinion to the Pharmacia board of directors as to the fairness from a financial point of view of the transaction contemplated by the merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Pharmacia, Pfizer, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman Sachs' opinion to the Pharmacia board of directors was one of many factors taken into consideration by the Pharmacia board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex D.

     Goldman Sachs, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. Goldman Sachs is familiar with Pharmacia, having provided certain investment banking services to Pharmacia from time to time, including:

     - having acted as its financial advisor in connection with the sale of its 45% stake in Amersham Biosciences to Amersham plc in March 2002 for $1 billion;

     - having acted as lead manager of the initial public offering of 35,000,000 shares of common stock of its then wholly owned subsidiary, Monsanto Company, in October 2000; and

     - having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement with Pfizer.

     In addition, Goldman Sachs advised Pharmacia on the spin-off of its 84% interest in Monsanto Company to holders of Pharmacia common stock. Goldman Sachs may provide investment banking services to Pfizer and its subsidiaries in the future.

     The Pharmacia board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction contemplated by the merger agreement.

     Goldman Sachs provides a full range of financial, advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in the debt or equity securities, including derivative securities, of Pharmacia or Pfizer for its own account and for the account of customers.

     Pursuant to letter agreements dated May 13, 2002 and July 2, 2002, Pharmacia engaged Goldman Sachs to act as its financial advisor in connection with the transaction contemplated by the merger agreement. Pursuant to the terms of these engagement letters, Pharmacia has agreed to pay Goldman Sachs a customary transaction fee, which is payable upon completion of the transaction. In addition, Pharmacia has agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

                                                       CHAPTER ONE -- THE MERGER

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Pharmacia's directors and executive officers have interests in the merger as individuals in addition to, and that may be different from, their interests as shareholders. Each of the Pfizer board of directors and the Pharmacia board of directors was aware of these interests of Pharmacia directors and executive officers and considered them in its decision to approve the merger agreement.

NEW EMPLOYMENT AGREEMENT WITH FRED HASSAN

     Pfizer has entered into an employment agreement, dated July 13, 2002, with Mr. Fred Hassan, the current chief executive officer of Pharmacia, that, upon completion of the merger, will replace and supersede certain provisions of his existing employment agreement, dated November 15, 1999 with Pharmacia. Pfizer has acknowledged that Mr. Hassan may resign for "good reason" (as that term is defined in the existing employment agreement) at completion of the merger and receive compensation and benefits under the terms of the existing employment agreement. Accordingly, Pfizer will pay the compensation and benefits due to Mr. Hassan under the existing employment agreement as follows:

     - three years of base salary and annual target incentive compensation calculated using the highest annual base salary and the highest annual target incentive compensation received during the 3 years prior to termination (estimated to equal approximately $9,922,500), which amount will be payable at the end of the active employment term under the new employment agreement as described below;

     - additional years service credit (assuming employment continued through November 30, 2004) towards retirement benefits, which shall be calculated assuming Mr. Hassan had received such additional years of salary and incentive compensation equal to the highest annual base salary and highest annual target incentive compensation received within three years prior to the date of termination;

     - exercisability of options (all of which will become vested) for their maximum term under the applicable plan;

     - lapse of restrictions on any restricted shares granted to Mr. Hassan under the existing employment agreement;

     - pro-rated annual incentive compensation based on portion of year worked prior to termination;

     - three years continued welfare benefits for Mr. Hassan and his dependents, to the extent they are not offset by benefits from another source; and

     - payment for outplacement services up to $100,000.

     The term of Mr. Hassan's new employment agreement begins on the completion of the merger and the term of his active employment with Pfizer terminates on the earlier of (1) the first anniversary of the completion of the merger or (2) a termination of employment for any reason or Mr. Hassan's resignation, unless the term of agreement is extended by Pfizer at its discretion until the second anniversary of the completion of the merger. Pursuant to Mr. Hassan's employment agreement, Mr. Hassan will serve as Vice Chairman of Pfizer and as a member of Pfizer's board of directors. After the expiration of the active employment term, Mr. Hassan will serve as a consultant until the earlier of (1) five years after the commencement of his employment as a consultant, or (2) any termination contemplated by the agreement or Mr. Hassan's resignation.

     Pursuant to the terms of the agreement, during the term of his active employment, Mr. Hassan will receive (1) an annual base salary of $1,500,000, and
(2) an annual incen-

                                                       CHAPTER ONE -- THE MERGER

tive bonus target in an amount of 125% of his base salary. In addition, Mr. Hassan will be entitled to receive an equity award in the first year of 900,000 options to purchase shares of Pfizer common stock, which options vest according to Pfizer's stock option plan but which will become fully vested upon the end of the active employment term and remain exercisable for the duration of their 10-year term. During his employment as a consultant, Mr. Hassan will receive an annual consulting fee of $850,000 ($1,500,000 for the first year if Pfizer does not continue the active employment term beyond the first anniversary of the completion of the merger).

     During the term of his active employment, Mr. Hassan will also be entitled to participate in benefit plans and other benefits arrangements of Pharmacia, as assumed by Pfizer, including, but not limited to, medical (including retiree medical), dental, accidental death and disability benefit plans. He will be credited with all his years of service with Pharmacia and with Pharmacia & Upjohn for purposes of determining his level of benefits. During the active employment term and the consulting term, Mr. Hassan will be eligible to participate in executive perquisite programs on the same basis as comparable executives.

     In the event that during the term of his active employment Mr. Hassan's employment is terminated by Pfizer without cause (as defined in the agreement) or by Mr. Hassan for good reason (as such term is defined below), Mr. Hassan will be entitled to receive a lump-sum payment of (1) his base salary for the remainder of the originally scheduled active employment term and (2) five years of his consulting fee (one year of which shall be at $1,500,000 if the active employment term does not continue beyond the first anniversary of the completion of the merger).

     In the event that Mr. Hassan's employment is terminated without cause or for good reason during the term of his employment as a consultant, he will be entitled to a lump-sum payment of the balance of the consulting fees for the remainder of the originally scheduled consulting term.

     Under the agreement, the term "good reason" means:

     - reduction of the annual base salary or of the target amount of the annual incentive bonus;

     - reduction of the annual consulting fee;

     - change in reporting so that Mr. Hassan no longer reports to Pfizer's chief executive officer;

     - assignment of duties which are materially inconsistent with Mr. Hassan's duties or materially impair Mr. Hassan's ability to function as a Vice Chairman (applicable only during the active employment term);

     - failure to nominate Mr. Hassan for election (or reelection) to the board of directors (applicable only during the active employment term);

     - relocation of Mr. Hassan's regular place of business outside of New Jersey; or

     - failure of any successor to assume the agreement.

     If any amounts payable to Mr. Hassan under the employment agreement would be determined to constitute a parachute payment (as defined under Section 280G(b)(2) of the Internal Revenue Code), Pfizer will provide for a full gross-up.

OTHER EXECUTIVE EMPLOYMENT AGREEMENTS

     Pharmacia maintains employment agreements with the following executive officers: Goran Ando, Hakan Astrom, Richard T. Collier, Timothy Cost, Christopher J. Coughlin, Carrie Cox, Stephen MacMillan, Philip Needleman, and Timothy Rothwell (together with Mr. Hassan, the "executive officers").

     Under the agreements, these executive officers (excluding Mr. Hassan) are entitled to receive severance benefits upon termination of employment if the termination is without "cause", as defined in the agreements, or is by the executive for "good reason". For purposes

                                                       CHAPTER ONE -- THE MERGER

of the agreements, the term "good reason" means:

     - a reduction in base salary or target amount of any cash incentive bonus or any other benefit under any long-term incentive award;

     - the failure to retain the executive in his or her position and title;

     - during the two-year period after a change in control (as defined in the agreements), assignment by Pharmacia of any duties materially inconsistent with, or any other unremedied action taken by Pharmacia which results in a diminution to, the executive's title, position, status, reporting relationships, authority, duties or responsibilities as they existed immediately prior to such two-year period;

     - failures by any successor (or subsidiary or affiliate thereof) to assume Pharmacia's obligations under the agreement;

     - a termination which is not in accordance with the terms of the employment agreement;

     - during the two-year period following a change in control, a failure by Pharmacia to keep in effect any employee benefit plan applicable to the executive prior to a change in control, unless comparable benefits are provided; or

     - during the two-year period following a change in control, relocation of the executive out of state or more than 50 miles within the state where the executive's office was located prior to the change in control or an increase in required business travel (as compared to pre-change in control standards).

     For purposes of the agreements, completion of the merger will constitute a change in control.

     Upon termination without cause or for good reason, severance benefits include, in addition to accrued amounts:

     (A) a lump sum severance payment equal to three years of base salary and annual target incentive compensation (calculated using the executive's highest annual base salary and highest annual target incentive compensation within three years prior to the executive's date of termination) is payable within 10 days after termination during the two-year period following a change in control;

     (B) three additional years of service credit towards retirement benefits which shall be calculated as if the executive had received three additional years of salary and incentive compensation equal to the highest annual base salary and highest annual incentive compensation received within the three years prior to such executive's date of termination;

     (C) exercisability of all stock options granted prior to the executive's termination for their maximum period under the terms of the grant;

     (D) pro-rated target annual incentive compensation based on the portion of the year worked prior to termination (payable within 10 days after termination during the two-year period following a change in control);

     (E) three years of continued welfare benefits for the executive and dependents, to the extent they are not offset by benefits from another source;

     (F) payment for outplacement services up to $25,000; and

     (G) three years of financial planning assistance.

     All of the above clauses are applicable to Goran Ando, Hakan Astrom, Richard T. Collier, Timothy Cost, Christopher J. Coughlin, Carrie Cox, Stephen MacMillan, and Timothy Rothwell. In the case of Philip Needleman, clauses B through G are applicable, but clause (A) does not apply to Mr. Needleman who instead receives a fixed lump-sum payment of $4,764,006.

     In addition, if the executive officer (excluding Mr. Hassan) is terminated (for any reason other than for death or disability) within two years following a change in control, the non-compete clause in the employment agreement ceases to apply.

                                                       CHAPTER ONE -- THE MERGER


     The aggregate cash severance payable to the executive officers (excluding Mr. Hassan) under the employment agreements for a termination without cause or for good reason would be approximately $31,570,000.


     Currently, each executive officer participates in the Key Executive Pension Plan. Upon shareholder adoption of the merger agreement, Timothy Cost will become eligible to participate in the Key Executive Pension Plan as if he had become eligible beginning with such executive's employment with the company. Under the terms of the Key Executive Pension Plan, participants fully vest in their supplemental benefits upon shareholder adoption of the merger agreement. If (1) the participant's employment is terminated for good reason (as defined in the individual employment agreement), (2) the termination qualifies as a termination due to a change in control (as defined in the Separation Benefit Plan or the Change in Control Severance Benefit Plan) or (3) the participant is involuntarily terminated other than for cause, in each case, prior to early retirement at age 60 and within 36 months after shareholder adoption of the merger agreement, the participant's benefit, which will be paid out in accordance with the terms of the plan, will be calculated as if he retired at age 60 assuming that compensation would have increased by 5% per year for each year between shareholder adoption and the participant's actual attainment of age 60, and in accordance with any applicable employment agreement. The benefit payable is discounted based on the 30-year Treasury Bond rate in effect at the time of payment and is offset by certain other Pharmacia and other prior employer plans.


     The aggregate value of the additional supplemental retirement benefit under the Key Executive Pension Plan pursuant to a termination of the executive officers under clauses (1), (2) or (3) above would be approximately $31,070,000.


EXECUTIVE BENEFIT PLANS

     Pharmacia maintains various executive benefit plans which provide for the acceleration or increase of benefits upon either shareholder adoption of the merger agreement or upon completion of the merger, depending on the terms of the plan.

OPERATIONS COMMITTEE INCENTIVE PLAN

     The executive officers participate in the Operations Committee Incentive Plan and will vest in their pro-rated awards (being the greater of the target annual incentive award or the incentive award reflecting year-end projected performance based on the year-to-date performance) upon completion of the merger. If an executive officer is terminated other than for cause after completion of the merger and prior to December 15, 2002, the executive receives his vested pro-rated annual award within 10 days of such termination.


     The aggregate amount of vested awards under the Operations Committee Incentive Plan payable to the executive officers upon termination following a change in control would be approximately $9,230,000.


CASH LONG-TERM INCENTIVE PLAN AND LONG-TERM PERFORMANCE SHARE UNIT INCENTIVE
PLAN

     Pursuant to the terms of the Cash Long-Term Incentive Plan and the Long-Term Performance Share Unit Incentive Plan, pro-rated awards (being the greater of the participant's target award or the award payable based on the period-to-date performance calculated as of the date of the change in control) vest upon the completion of the merger. The award increases to 200% of the participant's target award (1) if the participant is still employed with the company two years after a change in control; (2) if such participant is involuntarily terminated without cause (as defined in the plans) or voluntarily terminated for good reason (as such term is defined in the executive employment agreements described above) within two years of the completion of the merger or
(3) if the termination qualifies as a termination due to a change in control (as defined in the Separation Benefit Plan or the Change in Control Severance Benefit Plan) only if such amount is greater than the award

                                                       CHAPTER ONE -- THE MERGER

previously calculated pursuant to the parenthetical in the previous sentence.


     The amount of vested awards under the Cash Long-Term Incentive Plan payable to the executive officers upon termination following a change in control would be approximately $36,190,000 and the number of performance shares then vested under the Long-Term Performance Share Unit Incentive Plan and payable to the executive officers would be approximately 886,620.


EXCESS PARACHUTE TAX INDEMNITY PLAN

     Under the Excess Parachute Tax Indemnity Plan, a change in control is described as any event that is a "change" as defined in Section 280G(b)(2)(A)(i) of the Internal Revenue Code. Upon such a change in control, the plan provides for an excise tax gross-up to all current and former employees other than current and former employees and directors of Monsanto Company who do not also serve on Pharmacia's board of directors.

FOUNDERS PERFORMANCE CONTINGENT SHARES PROGRAM


     Upon the completion of the merger during the performance period (as defined in the program), target awards provided under the Founders Performance Contingent Shares Program vest at the greater of the target award or the percentage of the target award payable based on the period-to-date performance calculated as of the date of the change in control. The award increases to 125% of the participant's target award if the participant is employed by the company or an affiliate two years after the change in control, or is involuntarily terminated other than for cause within two years after change in control and, if such amount is greater than the calculation above. The concept of "involuntary termination" includes a termination for good reason (as defined in the executive employment agreements described above). The estimated number of share units payable to Fred Hassan, Goran Ando, Christopher J. Coughlin, Carrie Cox, Philip Needleman, and Timothy Rothwell under the Founders Performance Contingent Shares Program upon termination for good reason following a change in control would be approximately 1,085,500.


OWNERSHIP OF COMMON STOCK; STOCK OPTIONS

Security Ownership of Pfizer Executive Officers and Directors

     For information regarding beneficial ownership of Pfizer common stock by each current Pfizer director, certain executive officers of Pfizer and all directors and executive officers as a group, see Pfizer's proxy statement used in connection with its 2002 annual meeting of shareholders, a copy of the relevant portion of which can be found in Exhibit 99.8 to the registration statement of which this joint proxy statement/prospectus is a part and Pfizer's Annual Report on 10-K for the year ended December 31, 2001, which is incorporated by reference into this document.

Security Ownership of Pharmacia Executive Officers and Directors


     For information regarding beneficial ownership of Pharmacia common stock by each current Pharmacia director, certain executive officers of Pharmacia and all directors and executive officers as a group, see Annex G. The information set forth in Annex G takes into account the distribution of Monsanto common stock to holders of Pharmacia common stock that occurred on August 13, 2002.


DIRECTORS AND EXECUTIVE OFFICERS

     Biographical information regarding Pfizer's executive officers is included in Pfizer's Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this document. For biographical information regarding Pfizer's directors, information concerning the compensation paid to the chief executive officer and the other four most highly compensated executive officers of Pfizer for the 2001 fiscal year as well as any information regarding certain relationships and related transactions involving Pfizer's directors and executive officers for the 2001 fiscal year, see Pfizer's proxy statement used in connection with

                                                       CHAPTER ONE -- THE MERGER

its 2002 annual meeting of shareholders, a copy of the relevant portions of which can be found as Exhibit 99.8 to the registration statement of which this joint proxy statement/prospectus is a part.


     For information regarding Mr. Hassan, who, pursuant to the merger agreement, will become Vice Chairman of the combined company upon the completion of the merger, including biographical and compensation information, see Pharmacia's proxy statement used in connection with its 2002 annual meeting of shareholders, a copy of the relevant portions of which can be found as Exhibit
99.9 to the registration statement of which this joint proxy statement/prospectus is a part and "-- New Employment Agreement with Fred Hassan" on page I-70, respectively.


TREATMENT OF PHARMACIA STOCK OPTIONS AND RESTRICTED STOCK


     In the merger, each outstanding Pharmacia stock option for Pharmacia common stock will be converted into an option to purchase Pfizer common stock. Each outstanding Pharmacia stock option will become vested and fully exercisable either upon adoption of the merger agreement by Pharmacia shareholders or upon completion of the merger, depending on the terms of the applicable stock option plan, grant, employment agreement or other arrangement under which such option was issued. The number of shares of Pfizer common stock underlying the new Pfizer option will equal the number of shares of Pharmacia common stock to which the corresponding Pharmacia option was subject, multiplied by 1.4. The per share exercise price of each new Pfizer option will be equal to the exercise price of the corresponding Pharmacia option divided by 1.4. All other terms of the Pharmacia stock option will remain unchanged after the conversion. The dollar amount of in-the-money options held by Pharmacia's executive officers and directors that will become vested upon such adoption or completion, as the case may be, is approximately $9,490,600, based on a closing sale price of Pharmacia common stock on the NYSE on October 15, 2002.



     All shares of restricted Pharmacia common stock will vest either upon adoption of the merger agreement by Pharmacia shareholders or upon completion of the merger, depending on the terms of the applicable plan, grant, employment agreement or other arrangement under which such restricted stock was granted, and will be treated in the merger like other shares of Pharmacia common stock. Approximately 383,000 shares of restricted Pharmacia common stock and 65,340 shares of restricted Monsanto common stock held by executive officers and directors will have their restrictions lapse upon shareholder adoption of the merger agreement and completion of the merger.


INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

     Pfizer is obligated, for six years after the merger, to maintain in effect Pharmacia's current directors' and officers' liability insurance and fiduciary liability insurance covering acts or omissions occurring prior to the completion of the merger, including for acts and omissions occurring in connection with the approval of the merger and the merger agreement.

     Pfizer is obligated, to the fullest extent permitted by law, to indemnify and hold harmless, and provide advancement of expenses to, each person who is or has been an officer, director or employee of Pharmacia or any of its subsidiaries with respect to acts or omissions by them in their capacities as officers, directors or employees of Pharmacia or any of its subsidiaries, including for acts and omissions occurring in connection with the approval of the merger and the merger agreement. Pfizer will also cause the surviving corporation in the merger to maintain in its certificate of incorporation or by-laws the current provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses for a period of six years.

                                                       CHAPTER ONE -- THE MERGER

                              THE MERGER AGREEMENT


     The following is a summary of the material terms of the merger agreement as amended and supplemented. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete merger agreement which is attached as Annex A to this joint proxy statement/ prospectus and incorporated by reference. All shareholders of Pfizer and Pharmacia are urged to read the merger agreement carefully and in its entirety.


GENERAL

     Under the merger agreement, a wholly-owned subsidiary of Pfizer will merge with and into Pharmacia, with Pharmacia continuing as the surviving corporation. As a result of the merger, Pharmacia will become a wholly-owned subsidiary of Pfizer.

CLOSING MATTERS

     Closing. Unless the parties agree otherwise, the closing of the merger will take place on the first business day after all closing conditions have been satisfied or waived, unless the merger agreement has been terminated or another time or date is agreed to in writing by the parties. See "-- Conditions" below for a more complete description of the conditions that must be satisfied or waived prior to closing.

     Completion of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to the merger, Pfizer and Pharmacia will file a certificate of merger with the Delaware Secretary of State in accordance with the relevant provisions of the Delaware General Corporation Law and make all other required filings or recordings. The merger will become effective when the certificate of merger is filed or at such later time as Pfizer and Pharmacia agree and specify in the certificate of merger.

CONSIDERATION TO BE RECEIVED IN THE MERGER; TREATMENT OF STOCK OPTIONS

     The merger agreement provides that, at the completion of the merger:

     - each share of Pharmacia common stock issued and outstanding immediately prior to the completion of the merger, together with the associated rights issued under the Pharmacia shareholder rights plan, but excluding shares of Pharmacia common stock owned by Pfizer, Pharmacia or any of their respective subsidiaries, will be converted into 1.4 shares of Pfizer common stock and associated rights issued under the Pfizer shareholders rights plan;

     - each outstanding share of Pharmacia Series C convertible perpetual preferred stock (which will be received by the holder in exchange for its Pharmacia Series B convertible perpetual preferred stock prior to completion of the merger), other than shares as to which appraisal rights have been exercised, will, at the completion of the merger, be converted into one share of Pfizer Series A convertible perpetual preferred stock having, to the extent possible, terms identical to those of the Pharmacia Series C convertible perpetual preferred stock; and

     - each outstanding and unexercised option or right to purchase shares of Pharmacia common stock granted under the Pharmacia stock plans will be assumed by Pfizer and converted into an option or a right to purchase, as applicable, shares of Pfizer common stock. The number of shares of Pfizer common stock underlying the new Pfizer option will equal the number of shares of Pharmacia common stock for which the corresponding Pharmacia option was exercisable, multiplied by 1.4 (rounded to the nearest whole share). The per share exercise price of each new Pfizer option will

                                                       CHAPTER ONE -- THE MERGER

       equal the exercise price of the corresponding Pharmacia option divided by 1.4.

     As soon as practicable after the completion of the merger, but no later than five business days, Pfizer will deliver notices to the holders of Pharmacia stock options. Those notices will set forth each holder's rights under the Pharmacia stock plans, including that, in connection with the merger and pursuant to the terms of the Pharmacia stock plans, the agreements evidencing the grants of the Pharmacia stock options will continue in effect on the same terms and conditions, taking into account provisions providing for full vesting of those options and the adjustments to the number of shares underlying, and the exercise price of, the options. To the extent permitted by law, Pfizer will comply with the terms of the Pharmacia stock plans and will take reasonable steps to ensure that the stock options which qualified as incentive stock options prior to the completion of the merger continue to qualify as incentive stock options of the combined company after the merger.


     For a further discussion of the treatment of Pharmacia stock options and other employee benefit plans under the merger agreement, see
"-- Covenants -- Employee Matters" on page I-82 and "Interests of Certain Persons in the Merger" beginning on page I-70.


EXCHANGE OF CERTIFICATES IN THE MERGER

     Before the closing of the merger, Pfizer will appoint an exchange agent (which must be reasonably acceptable to Pharmacia) to handle the exchange of Pharmacia stock certificates for certificates representing shares of Pfizer common stock and the payment of cash for fractional shares. Promptly after the closing of the merger, the exchange agent will send a letter of transmittal, which is to be used to exchange Pharmacia stock certificates for certificates representing shares of Pfizer common stock, to each former Pharmacia shareholder who holds one or more stock certificates. The letter of transmittal will contain instructions explaining the procedure for surrendering Pharmacia stock certificates. YOU SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     Pharmacia shareholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive shares of Pfizer common stock into which the shares of Pharmacia common stock were converted in the merger or shares of Pfizer Series A convertible perpetual preferred stock into which the shares of Pharmacia Series C convertible perpetual preferred stock were converted in the merger.

     After the merger, each certificate that previously represented shares of Pharmacia common stock and Pharmacia Series C convertible perpetual preferred stock will only represent the right to receive the shares of Pfizer common stock or Pfizer Series A convertible perpetual preferred stock into which those shares of Pharmacia common stock or Pharmacia Series C convertible perpetual preferred stock have been converted, respectively.

     Pfizer will not pay dividends with a record date that is 180 days or more after the completion of the merger to any holder of any Pharmacia stock certificates until the holder surrenders the Pharmacia stock certificates. However, once those certificates are surrendered, Pfizer will pay to the holder, without interest, any dividends that have been declared after the effective date of the merger on the shares into which those Pharmacia shares have been converted.

     However, for a period of one year following the completion of the merger, holders of unsurrendered Pharmacia stock certificates will be entitled to vote at any meeting of Pfizer shareholders the number of whole shares of Pfizer common stock and Pfizer Series A convertible perpetual preferred stock represented by such Pharmacia stock certificates.

     After the completion of the merger, Pharmacia will not register any transfers of the shares of Pharmacia common stock.

     Pfizer shareholders will not exchange their stock certificates.

                                                       CHAPTER ONE -- THE MERGER

FRACTIONAL SHARES


     No fractional shares of Pfizer common stock will be issued in the merger, except to holders of Swedish depository receipts. Instead, the exchange agent will pay each of those shareholders who would have otherwise been entitled to a fractional share of Pfizer common stock an amount in cash determined by multiplying the fractional share interest by the closing price for a share of Pfizer common stock on the NYSE Composite Transaction Tape on the date of the completion of the merger or, if such date is not a business day, on the business day immediately following the date on which the merger occurs.



     Holders of Swedish depositary receipts are entitled to fractional shares in Pfizer. The fractional shares will, however, be accumulated to whole shares and automatically sold on the market by an independent financial institution on behalf of the holders. The cash proceeds of such sales will be distributed in proportion to the fractional share each holder of Swedish depositary receipts is entitled to receive.


LISTING OF PFIZER STOCK

     Pfizer has agreed to use its reasonable best efforts to cause the shares of Pfizer common stock to be issued in the merger and the shares of Pfizer common stock to be reserved for issuance upon exercise of the Pharmacia stock options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the completion of the merger. Pfizer's symbol "PFE" will be used for such shares, assuming the listing application is approved. Approval for listing on the NYSE of the shares of Pfizer common stock issuable to the Pharmacia shareholders in the merger, subject only to official notice of issuance, is a condition to the obligations of Pfizer and Pharmacia to complete the merger.

COVENANTS

     We have each undertaken certain covenants in the merger agreement concerning the conduct of our respective businesses between the date the merger agreement was signed and the completion of the merger. The following summarizes the more significant of these covenants:

     No Solicitation. Pharmacia has agreed that Pharmacia, and any of its subsidiaries, officers or directors, will not, and will use reasonable best efforts to ensure that their respective employees, agents or representatives do not:

     - initiate, solicit, encourage or knowingly facilitate, including by way of furnishing information, any inquiries or the making of any proposal or offer with respect to a third party "acquisition proposal" of the type described below;

     - have any discussion with or provide any confidential information or data to any person relating to an acquisition proposal;

     - engage in negotiations concerning an acquisition proposal;

     - knowingly facilitate any effort or attempt to make or implement an acquisition proposal; or

     - subject to Pharmacia's right to terminate the merger agreement under certain circumstances described in "-- Termination of Merger Agreement" if Pharmacia receives a superior proposal of the type described below, accept an acquisition proposal.

     However, Pharmacia is permitted to take and disclose to its shareholders its position with respect to any acquisition proposal as may be required under the federal securities laws.

     In addition, Pharmacia is permitted to engage in discussions and negotiations with, and provide information to, any person in response to an unsolicited acquisition proposal, if:

     - its meeting of shareholders to vote on the adoption of the merger agreement has not occurred;

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                                                       CHAPTER ONE -- THE MERGER

     - its board of directors concludes in good faith that there is a reasonable likelihood that the acquisition proposal could result in a "superior proposal" of the type described below;

     - prior to providing any information or data to any person in connection with an acquisition proposal, the proposing party first signs a confidentiality agreement with terms, at least as stringent as the confidentiality provisions contained in the merger agreement; and

     - Pharmacia notifies and keeps Pfizer informed of the status and terms of the acquisition proposal and any discussions or negotiations relating to the acquisition proposal.

     An "acquisition proposal" for Pharmacia is any proposal or offer with respect to:

     - a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Pharmacia;

     - any purchase or sale of the consolidated assets of Pharmacia and its subsidiaries, taken as a whole, having an aggregate value equal to 15% or more of the market capitalization of Pharmacia; or

     - any purchase or sale of, or tender offer or exchange offer for, 15% or more of the equity securities of Pharmacia.

     A "superior proposal" for Pharmacia, is a bona fide written proposal made by a third party which is for:

     - a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of Pharmacia and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions; or

     - the acquisition, directly or indirectly, by such third party of beneficial ownership of 30% or more of the common stock of Pharmacia whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise;

which in either case is on terms which the board of directors of Pharmacia in good faith concludes after consultation with its financial advisors and outside counsel, taking into account all legal, financial, regulatory and other aspects of the proposal and the third party making the proposal:

     - would, if consummated, result in a transaction that is more favorable to its shareholders (in their capacities as shareholders), from a financial point of view, than the transactions contemplated by the merger agreement; and

     - is reasonably capable of being completed.

     Board of Directors' Covenant to Recommend. Pharmacia has agreed that its board of directors will recommend adoption of the merger agreement to the Pharmacia shareholders. Similarly, Pfizer has agreed that its board of directors will recommend the issuance of shares of Pfizer common stock in the merger and the amendment to the Pfizer certificate of incorporation to its shareholders.

     However, Pharmacia's board is permitted to withdraw or to modify or to qualify in a manner adverse to Pfizer this recommendation, before the Pharmacia special meeting if either:

     - it determines in good faith that a material adverse effect has occurred with respect to Pfizer; or

     - it has received an unsolicited bona fide acquisition proposal from a third party that its board concludes in good faith is a superior proposal of the type described above.

     Similarly, Pfizer's board is permitted to withdraw or to modify or to qualify in a manner adverse to Pharmacia its recommendation, before its meeting if it determines in good faith that a material adverse effect has occurred with respect to Pharmacia.

                                                       CHAPTER ONE -- THE MERGER


     Even if the board of either company withdraws, modifies or qualifies its recommendation of the merger, that company is still required to present the merger and related proposals at the special meeting of its shareholders for consideration, unless the merger agreement is otherwise terminated. See "Termination of Merger Agreement" on page I-85 for a discussion of each party's ability to terminate the merger agreement.


     Operations of Pfizer and Pharmacia Pending Closing. We have each undertaken a separate covenant that places restrictions on ourselves and our respective subsidiaries until either the completion of the merger or the termination of the merger agreement. In general, we and our respective subsidiaries are each required to conduct our respective businesses in the usual, regular and ordinary course in all material respects substantially in the same manner as conducted prior to the date of the merger agreement and to use our reasonable efforts to preserve intact our present lines of business and relationships with third parties. Each of us has agreed to restrictions that, except as required by law or expressly contemplated by the merger agreement, prohibit us and our respective subsidiaries from:

     - declaring or paying dividends in excess of specified limits (except for, in the case of Pharmacia (1) any stock dividend or distribution with respect to the spin-off of Monsanto Company; (2) dividends or distributions from Monsanto Company to Pharmacia; or (3) dividends or distribution by wholly owned subsidiaries of Pharmacia);

     - amending our respective certificates of incorporation, by-laws or other governing documents;

     - making acquisitions of, or investments in, other entities beyond specified amounts; or

     - changing our respective accounting methods or fiscal year.

     In addition, Pharmacia has agreed to additional restrictions that prohibit it from:

     - entering into any new lines of business or incurring or committing to any capital expenditures or obligations or liabilities in connection with such capital expenditures beyond specified amounts;

     - entering into any pharmaceutical licensing agreements unless under specified limits;

     - with certain exceptions, entering into certain agreements involving Pharmacia's pharmaceutical and consumer healthcare businesses, for the sale of products or inventories or for the furnishing of services by Pharmacia which exceed specified amounts or would involve commitments of more than one year, unless the agreements can be terminated by giving less than 60 days' notice and without incurring an obligation to pay any material premium or penalty or suffering any other material detriment;

     - making changes in its share capital, including, among other things, stock splits, combinations, or reclassifications, except for any transaction by a wholly-owned subsidiary of Pharmacia which remains a wholly-owned subsidiary after the completion of the transaction;

     - repurchasing or redeeming its capital stock, except in the ordinary course of business in connection with Pharmacia's benefit plans, for the redemption or exchange of rights in accordance with the Pharmacia rights agreement, and the exchange of the Pharmacia Series B convertible perpetual preferred stock for the Pharmacia Series C convertible perpetual preferred stock;

     - issuing, delivering or selling any shares of its capital stock or other equity interests, other than, among other exceptions, in connection with Pharmacia's benefit plans or in connection with the exercise of options or other stock awards

                                                       CHAPTER ONE -- THE MERGER

       or stock option agreements and other than issuances by a wholly-owned subsidiary of Pharmacia of capital stock to the subsidiary's parent or another wholly owned subsidiary of Pharmacia;

     - disposing of assets beyond specified amounts, other than, among other exceptions, inventory in the ordinary course of business and except for the sale or disposition of assets or stock of Monsanto Company or the spin-off of Monsanto Company from Pharmacia, as described in Pharmacia's filings with the SEC;

     - incurring debt, other than, among other exceptions, in the ordinary course consistent with past practice or pursuant to the credit facilities, indentures and other arrangements in existence on July 13, 2002, but not beyond specified amounts;

     - making loans, advances, capital contributions or investments in any other entity except for certain specified amounts in the ordinary course and consistent with past practice, pursuant to a legal obligation not existing on July 13, 2002, or loans, advances, capital contributions or investments by Pharmacia to subsidiaries of Pharmacia or from subsidiaries of Pharmacia to Pharmacia;

     - increasing the compensation of directors, executive officers or employees or increasing employee benefits other than in the ordinary course and consistent with past practice or as required by an existing agreement;

     - making any material tax election, settling or compromising any material tax liability or changing its fiscal year;

     - entering into any agreement or arrangement that would limit or restrict Pharmacia from competing in any line of business or geographic area if that resulting restriction would have a material adverse effect on the combined company and its subsidiaries after the merger;

     - amending, modifying, altering or terminating any of the separation agreements between Pharmacia and Monsanto Company and the protocol agreement, dated as of July 1, 2002, among Pharmacia, Monsanto Company and Solutia other than for technical or ministerial amendments necessary or appropriate to effect the Monsanto Company spin-off; and

     - settling or compromising any material suit, action or claim.

     Collection of Indebtedness from Monsanto Company. Pharmacia has agreed to use its reasonable best efforts to collect all outstanding indebtedness from Monsanto Company and its subsidiaries and the release of all guarantees of obligations of Monsanto Company to other parties (other than existing agreements between the parties), although uncollected indebtedness may be extended to a date no later than one year after the distribution of its interest in Monsanto Company to the holders of Pharmacia common stock.

     Reasonable Best Efforts Covenant. We have agreed to cooperate with each other and to use our reasonable best efforts to take all actions and do all things advisable or necessary under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement.

     Reasonable best efforts include (but are not limited to) taking actions necessary to obtain regulatory approval, contesting and resisting an action or proceeding that would otherwise restrict the merger or having vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that would otherwise restrict the merger, including:

     (1) Pfizer holding separate any portion of its assets or conducting its business in a specified manner in one or more countries for a

                                                       CHAPTER ONE -- THE MERGER

period of up to six months after the completion of the merger;

     (2) Pfizer selling, holding separate or disposing of assets, in response to the requirements imposed by antitrust authorities; and

     (3) Pharmacia, at the direction of Pfizer, taking actions, including selling, holding separate or disposing of assets, in response to the requirements imposed by antitrust authorities.

     However, neither party will be required for any reason to sell, hold separate or otherwise dispose of assets in accordance with (2) or (3) above, if such actions, in the aggregate, (assuming in the case of actions taken by Pfizer pursuant to clause (2) that such actions were or have been taken by Pharmacia or its subsidiaries with respect to assets of Pharmacia of similar value or prospective value) would result in a material adverse effect on Pharmacia taking into account both quantitative and qualitative factors, including the prospects of Pharmacia and its subsidiaries taken as a whole.

     Employee Matters. In the merger agreement, we have agreed that, following the merger, Pfizer will:

     - for two years following the completion of the merger, provide compensation and employee benefits to continuing and former Pharmacia employees at a level that is substantially comparable in the aggregate to the compensation and benefits provided to such individuals by Pharmacia prior to the effective time and after such period provide compensation and employee benefits at a level comparable to similarly situated employees of Pfizer;

     - comply with the terms and conditions of any collective bargaining agreements covering any Pharmacia employees;

     - for two years following the completion of the merger continue the severance and post retirement medical and dental benefits provided by Pharmacia immediately prior to the completion of the merger as provided in the Pharmacia Separation Benefit Plans, as amended through July 9, 2002;

     - for two years following the completion of the merger, continue, for all continuing Pharmacia employees, post retirement medical, dental and life insurance benefits for eligible former employees at Pharmacia as in effect prior to the completion of the merger;

     - after two years after the completion of the merger, Pfizer will provide to continuing Pharmacia employees severance benefits that are no less favorable than those provided to similarly situated employees of Pfizer and, if Pfizer alters or modifies any retiree welfare benefits provided to any continuing employee or former Pharmacia employee, such alteration or modification will result in the employee receiving retiree welfare benefits that are substantially comparable in the aggregate to those provided to similarly situated employees and former employees of Pfizer;

     - with certain exceptions, waive any pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to continuing and former Pharmacia employees under any Pfizer or Pharmacia benefit plan;

     - provide continuing and former Pharmacia employees with credit for any co-payments and deductibles paid prior to the completion of the merger (to the same extent such credit was given under the analogous Pharmacia benefit plan prior to completion of the merger) in satisfying any applicable deductible or out-of-pocket requirements under any Pfizer benefit plan;

     - with certain exceptions, grant to continuing and former Pharmacia employees after the merger full credit for service, eligibility, vesting, benefit accrual and determination of their level of benefits for their Pharmacia service under the

                                                       CHAPTER ONE -- THE MERGER

       Pfizer benefit plans in which they participate after the merger, to the extent Pfizer would recognize such service under the applicable benefit plan for its similarly situated employees and former employees; and

     - honor, fulfill and discharge all Pharmacia benefit plans and related funding arrangements in accordance with their terms, including each employment, change in control, severance and termination arrangement.

     Payment of Dividends Pending the Merger. We have agreed to coordinate declaring dividends and the related record dates and payment dates so that Pfizer and Pharmacia shareholders do not receive two dividends, or fail to receive one dividend, for any single calendar quarter.

OTHER COVENANTS AND AGREEMENTS

     Expenses. We have each agreed to pay our own costs and expenses incurred in connection with the merger and the merger agreement. Pfizer and Pharmacia, however, will each pay 50% of any expenses incurred in connection with the filing with the SEC of the registration statement of which this joint proxy statement/prospectus forms a part and the costs associated with the printing and mailing of this joint proxy statement/prospectus.

     Election to Pfizer Board of Directors. Prior to the completion of the merger, Pfizer shall cause Mr. Hassan, Chairman and Chief Executive Officer of Pharmacia, to be appointed to the board of directors of Pfizer, and elected Vice-Chairman of the combined company, in each case, effective as of the completion of the merger.

     Exchange of Preferred Stock. Pharmacia has agreed that prior to the completion of the merger, Pharmacia will exchange all outstanding shares of Pharmacia Series B convertible perpetual preferred stock, on a one-for-one basis, for Pharmacia Series C convertible perpetual preferred stock, having substantially identical terms.

     Other Covenants. The merger agreement contains certain other covenants, including covenants relating to cooperation between Pfizer and Pharmacia in the preparation of this joint proxy statement/prospectus and other governmental filings, public announcements, and certain tax matters.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains substantially reciprocal representations and warranties, certain of which are qualified by material adverse effect, made by each of us to the other. The representations and warranties relate to:

     - corporate existence, qualification to conduct business and corporate standing and power;

     - ownership of subsidiaries;

     - capital structure;

     - corporate authority to enter into, and carry out the obligations under, the merger agreement and enforceability of the merger agreement;

     - absence of a breach of the certificate of incorporation, by-laws, law or material agreements as a result of the merger;

     - filings with the SEC;

     - financial statements;

     - information supplied for use in this joint proxy statement/prospectus;

     - board of directors approval;

     - required shareholder votes;

     - litigation;

     - compliance with laws;

     - absence of certain changes or events;

     - environmental matters;

     - intellectual property matters;

     - payment of fees to finders or brokers in connection with the merger agreement;

     - opinions of financial advisors;

     - tax matters;

     - employee benefit plans;

                                                       CHAPTER ONE -- THE MERGER

     - compliance with the Foreign Corrupt Practices Act and international trade sanctions; and

     - inapplicability of anti-takeover statutes.

     Representations and warranties made solely by Pharmacia relate to labor matters, certain material contracts and non-compete agreements, inapplicability of Pharmacia's shareholder rights agreement to the merger, compliance with co-promotion agreements and disclosure of all material arrangements that Pharmacia has entered into with Monsanto Company.

     The merger agreement also contains certain representations and warranties of Pfizer with respect to its wholly-owned merger subsidiary, including organization, corporate authorization, absence of a breach of the certificate of incorporation and the by-laws, no prior business activities and capitalization of the merger subsidiary.


     As used in the merger agreement, the term "material adverse effect" means with respect to either Pfizer or Pharmacia, as applicable, any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to:


     - the business, financial condition or results of operations of such company and its subsidiaries, taken as a whole, other than any event, change or circumstances or effect relating

       (1) to the economy or financial markets in general;

       (2) in general to the industries in which such company operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on) such company;

       (3) to changes in applicable law or regulations or in GAAP; or

       (4) to the announcement of the merger agreement or the transactions contemplated by the merger agreement; or

     - the ability of such company to complete the transactions contemplated by the merger agreement.

CONDITIONS

     Our respective obligations to complete the merger are subject to the satisfaction or, to the extent legally permissible, the waiver of the following conditions:

     - the adoption of the merger agreement by the Pharmacia shareholders, and the approval of the issuance of shares of Pfizer common stock in the merger and amendment to the Pfizer certificate of incorporation by the Pfizer shareholders;

     - the absence of any law, order or injunction prohibiting completion of the merger in the United States or European Union;

     - the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

     - the approval of the merger by the European Commission;

     - the approval for listing by the NYSE of the Pfizer stock to be issued in the merger, subject to official notice of issuance;

     - the receipt of all other governmental and regulatory consents, approvals and authorizations necessary for the merger unless failure to obtain those consents or approvals would reasonably be expected to have a material adverse effect on the combined company, taken as a whole;

     - the SEC having declared effective the Pfizer registration statement, of which this joint proxy statement/prospectus forms a part; and

     - the receipt of all securities and blue sky permits and approvals necessary to consummate the transaction.

                                                       CHAPTER ONE -- THE MERGER

     In addition, individually, our respective obligations to effect the merger are subject to the satisfaction or, to the extent legally permissible, the waiver of the following additional conditions:

     - the representations and warranties of the other company contained in the merger agreement which are qualified as to material adverse effect, being true and correct as of the date of the agreement and as of the closing date of the merger, except to the extent that such representation or warranty speaks as of another date;

     - the representations and warranties of the other company which are not qualified as to material adverse effect being true and correct except where the failure to be true and correct, individually or in the aggregate, would not have a material adverse effect on the other party, as of the date of the agreement and as of the closing date of the merger as if they were made on that date, except to the extent that such representation or warranty speaks as of another date;

     - the other party having performed or complied with all agreements or covenants required to be performed by it under the agreement which are qualified as to material adverse effect and the other party having performed or complied in all material respects with all other material agreements or covenants required to be performed by it under the agreement, in each case, at or prior to the closing date;

     - the receipt of an opinion of each company's counsel to the effect that the merger will qualify as a "reorganization" under the Internal Revenue Code;

     - Pfizer's having received a tax certificate when the Monsanto Company spin-off occurred, as set forth in the merger agreement;

     - no event having occurred which would trigger a distribution under the other company's shareholder rights plan;

     - the other party and its respective subsidiaries not having suffered from any change that would reasonably be expected to have a material adverse effect on such party; and

     - the Monsanto Company spin-off having occurred (provided, however, Pharmacia shall not be entitled to assert this condition to closing if it shall not have distributed its interest in Monsanto Company to its common shareholders).

TERMINATION OF MERGER AGREEMENT

     Right to Terminate. The merger agreement may be terminated at any time prior to the completion of the merger in any of the following ways:

     - by our mutual written consent;

     - by either one of us:

        -- if the merger has not been completed by April 15, 2003 or, if the conditions to closing relating to antitrust or other governmental approvals of the merger, have not been satisfied, but all other conditions to closing are satisfied or are capable of being satisfied, this date is automatically extended to July 15, 2003; except that a party may not terminate the merger agreement if the cause of the merger not being completed is that party's failure to fulfill its obligations under the merger agreement;

        -- if a governmental authority or a court in the United States or European Union permanently orders or prohibits the completion of the merger or a governmental authority in the United States or European Union fails to grant any necessary approval of the merger, except that a party may not terminate the

                                                       CHAPTER ONE -- THE MERGER


           merger agreement if the cause of the prohibition or failure to obtain approval is a result of that party's failure to fulfill its obligations under the provision of the merger agreement which, among other requirements, requires each party to use its reasonable best efforts to obtain government approvals for the completion of the merger and requires each party to divest certain assets in response to requirements imposed by antitrust authorities, which divestiture obligations are discussed in "Regulatory Matters Relating to the Merger" on page I-44; or


        -- if either Pfizer's shareholders fail to approve the issuance of shares of Pfizer common stock in the merger or amendment to the Pfizer certificate of incorporation, or Pharmacia's shareholders fail to adopt the merger agreement.

     - by Pfizer:

        -- if Pharmacia's board of directors either changes its recommendation in a manner adverse to Pfizer, or fails to call the Pharmacia special meeting to vote on the merger by January 13, 2003 (which deadline will be extended if this registration statement has not become effective by November 14, 2002); or

        -- if Pharmacia has breached in any material respect any of its representations or warranties, or has failed to perform in any material respect any of its covenants or obligations under the merger agreement and such breach:

             - would result in the failure of certain closing conditions to the merger being satisfied; and

             - is incapable of being cured by or remains uncured at April 15,
               2003 (or July 15, 2003, if the termination date is extended).

     - by Pharmacia:

        -- if Pfizer's board of directors either changes its recommendation in a manner adverse to Pharmacia, or fails to call the Pfizer special meeting to vote on the proposal to issue shares of Pfizer common stock in the merger or the amendment to the Pfizer certificate of incorporation by January 13, 2003 (which deadline will be extended if this registration statement has not become effective by November 14, 2002;

        -- if Pfizer has breached in any material respect any of its representations or warranties, or has failed to perform in any material respect any of its covenants or obligations under the merger agreement and such breach:

             - would result in the failure of certain closing conditions to the merger being satisfied; and

             - is incapable of being cured by or remains uncured at April 15,
               2003 or July 15, 2003, if applicable; or

        -- if Pharmacia's board of directors authorizes Pharmacia to enter into a written agreement concerning a transaction that Pharmacia's board of directors has determined in accordance with the merger agreement is a superior proposal, except that Pharmacia cannot terminate the merger agreement for this reason (1) unless Pharmacia provides Pfizer with notice of the existence and terms of the superior proposal, including the identity of the person making the superior proposal and a statement as to whether Pharmacia intends to enter into a definitive agreement for a business combina-

                                                       CHAPTER ONE -- THE MERGER

           tion, (2) Pfizer, within five business days of receiving such notice from Pharmacia, does not make an offer that the board of directors of Pharmacia determines is at least as favorable to the Pharmacia shareholders as the superior proposal Pharmacia received from the third party and (3) Pharmacia pays Pfizer the fee described in "Termination Fees Payable by Pharmacia" below at or prior to such termination.

     Termination Fees Payable by Pharmacia. Pharmacia has agreed to pay Pfizer a termination fee of $1.6 billion (within one business day after the earlier of the date Pharmacia enters into a definitive agreement with respect to, or consummates, a business combination), if the merger agreement is terminated under one of the following circumstances:

     - the merger agreement is (1) terminated by Pfizer because the board of directors of Pharmacia withdraws or changes its recommendation in a manner adverse to Pfizer or for any reason Pharmacia fails to call or hold its shareholders' meeting by January 13, 2003 or until this registration statement becomes effective if such date is extended (but only if, on or before the date the agreement is terminated, there was an offer or proposal for, or announcement with respect to, a "business combination" involving Pharmacia) and (2) within twelve months of the termination, Pharmacia enters into a definitive agreement or completes a transaction with respect to a business combination with a third party;

     - the merger agreement is (1) terminated by Pfizer or Pharmacia because Pharmacia's shareholders failed to adopt the merger agreement (but only if, prior to the date of the Pharmacia special meeting. there was made public to a significant number of Pharmacia's shareholders an offer or proposal for, or any public announcement with respect to, a business combination involving Pharmacia) and (2) within twelve months of the termination, Pharmacia enters into a definitive agreement or completes a transaction with respect to a business combination with a third party; or

     - the merger agreement is (1) terminated by Pfizer or Pharmacia because the necessary regulatory approvals have not been obtained and the merger has not been completed by April 15, 2003 (or July 15, 2003 if the termination date is extended), and at the time of termination Pharmacia has not yet obtained its shareholder approval and prior to April 15, 2003 (or July 15, 2003 if the termination date is extended), there has been an offer or proposal for, or announcement with respect to, a business combination involving Pharmacia and (2) within twelve months of the termination, Pharmacia enters into a definitive agreement or completes a transaction with respect to a business combination with a third party.

     Pharmacia also has agreed to pay Pfizer a termination fee of $1.6 billion (at or prior to such termination), if Pharmacia terminates the merger agreement because Pharmacia's board of directors has authorized Pharmacia to enter into a written agreement for a superior proposal and Pfizer has not, within five business days of notice from Pharmacia, made an offer that the board of directors of Pharmacia determines is at least as favorable as the superior proposal Pharmacia has received from a third party.

     A "business combination" for Pharmacia is:

     (1) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Pharmacia as a result of which:

          - Pharmacia's shareholders prior to the transaction in the aggregate cease to own at least 50% of the voting securities of the ultimate parent entity of the entity surviving or resulting from the transaction;

                                                       CHAPTER ONE -- THE MERGER

          - Any person beneficially owns at least 40% of the voting securities of the ultimate parent entity of the entity surviving or resulting from the transaction; or

          - The individuals comprising the board of directors of Pharmacia prior to the transaction do not constitute a majority of the board of directors of the ultimate parent entity of the entity surviving or resulting from the transaction;

     (2) a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of Pharmacia and its subsidiaries, taken as a whole, in a single transaction or series of transactions; or

     (3) the acquisition by a person of beneficial ownership of 40% or more of the common stock of Pharmacia (other than as an acquisition in which Pharmacia shareholders prior to the acquisition would beneficially own greater than 50% of the voting securities of such acquiring person after the completion of the transaction).

     Obligations in Event of Termination. In the event of termination as provided for above, the merger agreement will become void and of no further force and effect (except with respect to certain designated sections in the merger agreement) and there will be no liability on behalf of Pfizer or Pharmacia, except for liabilities arising from a willful breach of the merger agreement.

     If, however, the merger agreement is terminated for any reason other than a termination by (1) Pfizer either because Pharmacia's board of directors changes its recommendation in a manner adverse to Pfizer or (2) Pharmacia because Pharmacia's board of directors has authorized Pharmacia to enter into a written agreement for a superior proposal and Pfizer has not, within five business days of notice from Pharmacia, made an offer that the board of directors of Pharmacia determines is at least as favorable as the superior proposal Pharmacia has received from a third party, then Pfizer agrees that it will not purchase or offer to purchase Pharmacia's common stock for a period of two years starting on the date of termination of the merger agreement and ending on the date on which Pharmacia starts discussions or negotiations with, provides information to or enters into an agreement with, a third party relating to the sale of all or substantially all of its and its subsidiaries' consolidated assets.

AMENDMENTS, EXTENSIONS AND WAIVERS

     The merger agreement may be amended by the parties at any time before or after the shareholder meetings, except that any amendment after a shareholders' meeting, which requires approval by shareholders, may not be made without such approval.


     On October 16, 2002, Pfizer and Pharmacia entered into a letter agreement making modifications to clarify certain sections of the merger agreement. The foregoing summary of the merger agreement includes these modifications.


AMENDMENT TO CO-PROMOTION AND CO-MARKETING AGREEMENTS

     In connection with the signing of the merger agreement, Pharmacia and Pfizer entered into an amendment to certain co-promotion and co-marketing agreements regarding Pharmacia's pain and inflammation drug, Celebrex(R) and other COX-2 "second generation" drugs, which amendment shall only become effective if Pharmacia becomes obligated to pay a termination fee to Pfizer under the terms of the merger agreement (as described above), and Pharmacia, in addition, consummates the business combination transaction that caused such termination fee to become due and payable.

     If such amendment becomes effective, Pfizer will be able to appoint three members to the executive management committee and Pharmacia will be able to appoint two members to the committee, which meets to resolve issues under the co-promotion agreements as they arise. Pharmacia currently can appoint three of the five members to the executive management

                                                       CHAPTER ONE -- THE MERGER

committee and Pfizer can appoint two members to the committee.

     If such amendment becomes effective, Pfizer will also be able to designate the chairperson of any or all of the six subcommittees which meet to resolve issues under the co-promotion and co-marketing agreements.

                                         CHAPTER TWO -- PRO FORMA FINANCIAL DATA

                                  CHAPTER TWO

                            PRO FORMA FINANCIAL DATA

                              PFIZER AND PHARMACIA
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

     The Unaudited Pro Forma Condensed Combined Statements of Income combine the historical consolidated statements of income of Pfizer and Pharmacia, giving effect to the merger as if it had occurred on January 1 of each period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheet of Pfizer and the historical consolidated balance sheet of Pharmacia, giving effect to the merger as if it had been consummated on June 30, 2002. We have adjusted the historical consolidated financial information to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. You should read this information in conjunction with the:

     - accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

     - separate historical unaudited financial statements of Pfizer as of and for the six months ended June 30, 2002 included in Pfizer's Quarterly Report on Form 10-Q for the six month period ended June 30, 2002, which is incorporated by reference into this document;

     - separate historical financial statements of Pfizer as of and for the year ended December 31, 2001 included in Pfizer's Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this document;

     - separate historical unaudited financial statements of Pharmacia as of and for the six months ended June 30, 2002 included in Pharmacia's Quarterly Report on Form 10-Q for the six month period ended June 30, 2002, which is incorporated by reference into this document; and

     - separate historical financial statements of Pharmacia as of and for the year ended December 31, 2001 included in Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference into this document.

     We present the unaudited pro forma condensed combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

     We prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting with Pfizer treated as the acquiror. Accordingly, Pfizer's cost to acquire Pharmacia will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

                                         CHAPTER TWO -- PRO FORMA FINANCIAL DATA

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                         PHARMACIA     PRO FORMA           PRO FORMA
                                          PFIZER INC.   CORPORATION   ADJUSTMENTS          COMBINED
                                          -----------   -----------   -----------          ---------
                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues................................    $31,982       13,837        (1,212)(a)          44,607
Costs and expenses:
Cost of sales...........................      5,034        2,949           (21)(a)           7,962
Selling, informational and
  administrative expenses...............     11,022        6,034        (1,166)(a)          15,890
Research and development expenses.......      4,847        2,263            24(a)            7,134
Merger-related costs....................        839          673            --               1,512
Other (income)/deductions -- net........        (89)         331         1,985(a),(b),(c)    2,227
                                            -------       ------        ------              ------
Income from continuing operations before
  provision for taxes on income and
  minority interests....................     10,329        1,587        (2,034)              9,882
Provision for taxes.....................      2,561          296          (639)(d)           2,218
Minority interests......................         16           --            --                  16
                                            -------       ------        ------              ------
Income from continuing operations.......      7,752        1,291        (1,395)              7,648
Less preferred stock dividends -- net of
  tax...................................         --           13            --                  13
                                            -------       ------        ------              ------
Income from continuing operations
  available to common shareholders......    $ 7,752        1,278        (1,395)              7,635
                                            =======       ======        ======              ======
Income from continuing operations per
  common share -- basic.................    $  1.25          .98                               .95
                                            =======       ======                            ======
Income from continuing operations per
  common share -- diluted...............    $  1.22          .97                               .93
                                            =======       ======                            ======
Weighted average shares used to
  calculate earnings per common share
  amounts:
  Basic.................................      6,239        1,298           519               8,056
                                            =======       ======        ======              ======
  Diluted...............................      6,361        1,322           529               8,212
                                            =======       ======        ======              ======
Cash dividends paid per common share....    $   .44          .51
                                            =======       ======

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

                                         CHAPTER TWO -- PRO FORMA FINANCIAL DATA

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002

                                                         PHARMACIA      PRO FORMA             PRO FORMA
                                         PFIZER INC.    CORPORATION    ADJUSTMENTS             COMBINED
                                         -----------    -----------    -----------            ----------
                                                      (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues...............................    $16,452         6,680           (604)(a)             22,528
Costs and expenses:
Cost of sales..........................      2,403         1,476              8(a)               3,887
Selling, informational and
  administrative expenses..............      5,812         2,985           (618)(a)              8,179
Research and development expenses......      2,458         1,166             14(a)               3,638
Merger-related costs...................        275            31             --                    306
Other (income)/deductions -- net.......       (129)         (748)         1,110(a)(b)(c)           233
                                           -------         -----         ------                 ------
Income from continuing operations
  before provision for taxes on income
  and minority interests...............      5,633         1,770         (1,118)                 6,285
Provision for taxes....................      1,302           495           (337)(d)              1,460
Minority interests.....................          1            --             --                      1
                                           -------         -----         ------                 ------
Income from continuing operations......      4,330         1,275           (781)                 4,824
Less preferred stock dividends net of
  tax..................................         --             6             --                      6
                                           -------         -----         ------                 ------
Income from continuing operations
  available to common shareholders.....    $ 4,330         1,269           (781)                 4,818
                                           =======         =====         ======                 ======
Income from continuing operations per
  common share -- basic................    $   .70           .98                                   .60
                                           =======         =====                                ======
Income from continuing operations per
  common share -- diluted..............    $   .69           .97                                   .59
                                           =======         =====                                ======
Weighted average shares used to
  calculate earnings per common share
  amounts:
  Basic................................      6,195         1,294            518                  8,007
                                           =======         =====         ======                 ======
  Diluted..............................      6,291         1,314            526                  8,131
                                           =======         =====         ======                 ======
Cash dividends paid per common share...    $   .26           .27
                                           =======         =====

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

                                         CHAPTER TWO -- PRO FORMA FINANCIAL DATA

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2002

                                                             PHARMACIA     PRO FORMA         PRO FORMA
                                              PFIZER INC.   CORPORATION   ADJUSTMENTS        COMBINED
                                              -----------   -----------   -----------        ---------
                                                                   (IN MILLIONS)
ASSETS
Current Assets
Cash and cash equivalents...................   $  1,196         1,645            --             2,841
Short-term investments......................     10,140           621            --            10,761
Accounts receivable, less allowance for
  doubtful accounts.........................      6,273         2,753          (337)(a)         8,689
Short-term loans............................        274           213            --               487
Inventories.................................      2,805         1,929           980(a)(c)       5,714
Prepaid expenses and taxes..................      1,698         1,948           (67)(a)         3,579
                                               --------       -------      --------          --------
          Total current assets..............     22,386         9,109           576            32,071
Long-term loans and investments.............      5,118           206            --             5,324
Property, plant and equipment, less
  accumulated depreciation..................     10,784         5,159           200(c)         16,143
Goodwill....................................      1,288         1,116        17,380(b)(c)      19,784
Other assets, deferred taxes and deferred
  charges...................................      2,992         1,984        25,809(a)(b)(c)   30,785
Net assets of discontinued operations.......         --         4,717        (4,717)(e)            --
                                               --------       -------      --------          --------
          Total assets......................   $ 42,568        22,291        39,248           104,107
                                               ========       =======      ========          ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Short-term borrowings, including current
  portion of long-term debt.................   $  8,366           559            --             8,925
Accounts payable............................      1,524           847            --             2,371
Dividends payable...........................        813           178            --               991
Income taxes payable........................      1,557         1,130            --             2,687
Accrued compensation and related items......        916           414            --             1,330
Other current liabilities...................      3,141         1,998          (304)(a)(c)      4,835
                                               --------       -------      --------          --------
          Total current liabilities.........     16,317         5,126          (304)           21,139
Long-term debt..............................      3,072         2,642            --             5,714
Postretirement benefit obligation other than
  pension plans.............................        610           400           700(c)          1,710
Deferred taxes on income....................        355           154         7,942(a)(d)       8,451
Other noncurrent liabilities................      3,384         1,817           630(a)(c)       5,831
                                               --------       -------      --------          --------
          Total liabilities.................     23,738        10,139         8,968            42,845
Shareholders' Equity
Preferred stock.............................         --           254            --               254
Common stock................................        340         2,970        (2,870)(f)           440
Additional paid-in capital..................      9,048         3,585        51,397(f)         64,030
Retained earnings...........................     26,742        11,703       (24,607)(a)(f)     13,838
ESOP-related accounts.......................         --          (242)          242(f)             --
Accumulated other comprehensive expense.....     (1,956)       (2,788)        2,788(f)         (1,956)
Employee benefit trusts.....................     (2,029)           --            --            (2,029)
Treasury stock, at cost.....................    (13,315)       (3,330)        3,330(f)        (13,315)
                                               --------       -------      --------          --------
          Total shareholders' equity........     18,830        12,152        30,280            61,262
                                               --------       -------      --------          --------
          Total liabilities and
            shareholders' equity............   $ 42,568        22,291        39,248           104,107
                                               ========       =======      ========          ========

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

                                         CHAPTER TWO -- PRO FORMA FINANCIAL DATA

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

     The merger agreement provides that each outstanding share of Pharmacia common stock will be exchanged for 1.4 shares of Pfizer common stock in a tax-free transaction. Pfizer will not issue fractional shares in the merger. As a result, the total number of shares of Pfizer common stock that each Pharmacia shareholder will receive in the merger will be rounded down to the nearest whole number, and each Pharmacia shareholder will receive a cash payment for the remaining fraction of a share of Pfizer common stock that he or she would otherwise receive, if any, based on the market value of Pfizer common stock at the close of business at the date the merger became effective. Each share of Pharmacia Series C convertible perpetual preferred stock will be exchanged for a newly created class of Pfizer Series A convertible perpetual preferred stock with rights substantially similar to the rights of the Pharmacia Series C convertible perpetual preferred stock. The merger is expected to be completed by the end of 2002. The merger will be accounted for as a purchase by Pfizer under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of Pharmacia will be recorded as of the acquisition date, at their respective fair values, and added to those of Pfizer. The reported financial condition and results of operations of Pfizer after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Pharmacia. The merger is subject to customary closing conditions, including regulatory approvals, as well as approval by Pfizer and Pharmacia shareholders of certain merger-related proposals.

     One of the conditions of the merger agreement is that Pharmacia complete the distribution of its holding of Monsanto Company common stock to holders of Pharmacia common stock. The pro forma balance sheet as of June 30, 2002 assumes that the remaining outstanding shares of Monsanto Company held by Pharmacia were distributed to the Pharmacia shareholders in a tax-free spin-off transaction prior to June 30, 2002 (the assumed acquisition date for the pro forma balance sheet).

                                         CHAPTER TWO -- PRO FORMA FINANCIAL DATA

2. PURCHASE PRICE

     The following is a preliminary estimate of the purchase price for
Pharmacia:


Number of shares of Pharmacia common stock outstanding as
  of June 30, 2002 (in thousands)........................    1,288,617
Exchange ratio                                                     1.4
                                                           -----------
                                                             1,804,064
Multiplied by Pfizer's average stock price for the period
  two days before through two days after the July 15,
  2002 announcement of the merger agreement..............  $     29.81   $  53,779 million
                                                           -----------
Number of shares of Pharmacia Series B preferred stock
  which will, prior to the merger, be exchanged for
  substantially similar Pharmacia Series C preferred
  stock, outstanding and convertible into common stock as
  of June 30, 2002.......................................    6,305.195
Conversion feature.......................................     1,839.19
                                                           -----------
Number of shares of Pharmacia common stock issuable upon
  conversion (in thousands)..............................   11,596.452
Exchange ratio                                                     1.4
                                                           -----------
                                                            16,235.033
Multiplied by Pfizer's average stock price for the period
  two days before through two days after the July 15,
  2002 announcement of the merger agreement..............  $     29.81         484 million
                                                           -----------
Estimated fair value of Pharmacia stock options
  outstanding as of June 30, 2002 expected to be
  exchanged for Pfizer stock options, calculated using
  the Black-Scholes option pricing model, modified for
  dividends, with model assumptions estimated as of June
  30, 2002, and Pfizer's stock price of $29.81, which
  represented the average stock price for the period two
  days before through two days after the July 15, 2002
  announcement of the merger agreement...................                    1,073 million
Estimated transaction costs..............................                      100 million
                                                                         -----------------
Estimated purchase price.................................                $  55,436 million
                                                                         =================

     For the purpose of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary estimate of the fair value of assets and liabilities to be acquired.
           ---------------------------------------------------------

                                         CHAPTER TWO -- PRO FORMA FINANCIAL DATA

                                                                   ($ IN
                 ESTIMATED PURCHASE PRICE:                       MILLIONS)
                 -------------------------                    ---------------
Book value of net assets acquired...........................      $12,152
Adjusted for: Monsanto spin-off.............................        4,717
               Write-off of existing goodwill and other
              intangible assets.............................        2,075
                                                                  -------
Adjusted book value of net assets acquired..................      $ 5,360
Remaining allocation:
  Increase inventory to fair value..........................        1,000
  Increase property plant and equipment to fair value.......          200
  In-process research and development charge................       13,000
  Identifiable intangible assets at fair value(1)...........       27,000
  Increase benefit plan liabilities to fair value...........         (700)
  Restructuring costs(2)....................................       (1,000)
  Deferred taxes on income..................................       (7,920)
  Goodwill..................................................       18,496
                                                                  -------
Estimated purchase price....................................      $55,436
                                                                  =======

-------------------------


(1) Included in Other assets, deferred taxes and deferred charges. A preliminary list of the acquired identifiable intangible assets is as follows:



     - Completed technology



     - Core technology including patents



     - Trademark/Brand names



     - Customer lists/relationships



     - Licensing agreements



     - Co-marketing agreements



     - Operating lease contracts



     - Real property lease agreements



     - Distribution agreements



     - Supply agreements



    We estimate that substantially all of the acquired identifiable intangible assets will be attributable to the following categories:



                                                              ($ IN MILLIONS)
                                                              ---------------
Brand names.................................................      $11,000
Core technology including patents...........................       15,500
Other.......................................................          500
                                                                  -------
                                                                  $27,000
                                                                  =======



    We recognize that if the final valuation, which is expected to be completed within six to twelve months from the completion of the merger, derives different amounts from our $27 billion estimate, we will adjust these expected identifiable intangible amounts to those amounts.



(2) Included in Other noncurrent liabilities.

           ---------------------------------------------------------

                                         CHAPTER TWO -- PRO FORMA FINANCIAL DATA

     In accordance with the requirements of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), the goodwill and the acquired indefinite-lived intangibles associated with the merger will not be amortized.

     As required by Financial Accounting Standards Board Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method" ("FIN 4"), the purchase price allocated to in-process research and development will be immediately expensed.


     We do not have sufficient information at this time to provide specifics with regard to individual products, valuation methods and appraisal methods. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other relevant laws and regulations, there are significant limitations regarding what Pfizer can learn about specific Pharmacia scientific projects that are underway. Pfizer and Pharmacia have not been able to discuss any specifics of many of the in-process research and development projects and the range of possible outcomes.



     A valuation performed using the guidance in Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations" and the AICPA Practice Aid "Assets Acquired in a Business Combination to Be Used In Research and Development Activities: A Focus on Software, Electronic Devices and Pharmaceutical Industries" would recommend the fair value be determined using the income approach on a project by project basis utilizing the following information: a forecast of the estimated future net cash flows expected and then discounting these estimated future net cash flows to their present value using an appropriate discount rate that reflects the stage of completion (risk) of the project. This risk adjustment would reflect the probability of success of each project based upon the nature of the product, the scientific data associated with the technology, the current patent situation and the stage of completion of the project. The forecast of future cash flows would require the following assumptions to be made:



     - Revenue that is likely to result from both specific in-process research and development projects and research and development projects not yet commenced, including estimated number of units to be sold, estimated selling prices, estimated market penetration and estimated market share and year over year growth rates over the product life cycles.



     - Cost of sales related to the potential products using historical data, industry data or other sources of market data.



     - Sales and marketing expense using historical financial data of the acquired company, industry data or other market data.



     - General and administrative expense



     - R&D expense



     As data that would be needed to conduct a valuation as described above of specific projects cannot be shared due to legal constraints, and as the process will take more than three months to complete, Pfizer has not done a compound-by-compound valuation of Pharmacia's in-process research and development. Pharmacia has approximately 100 projects in various stages of clinical development with 12 projects in Phase II and Phase III development. The more significant projects include the development of epleronone (for heart failure), sumanirole (for Parkinson's Disease), roflumilast (for asthma and chronic obstructive pulmonary disease), Xalcom(TM) (for glaucoma) and Somavert(R) (for acromegaly). Instead, Pfizer determined the $13 billion in-process research and development charge included as part of the Pro Forma Financial Data was a reasonable estimate based upon what it knows about the various products within the Pharmacia pipeline indicated above and the market for such potential products, Pfizer's general understanding of Pharmacia's procedures, the amount of money spent on such projects to date and Pfizer's own extensive experience with R&D activities, including the probabilities of success of compounds in various

                                         CHAPTER TWO -- PRO FORMA FINANCIAL DATA


stages of completion, as well as a review of publicly available information for precedent merger and acquisition transactions in the health care industry.



     Although we believe that Pfizer's estimate of the in-process research and development charge arising from the acquisition of the Pharmacia research portfolio is reasonable, no assurance can be given that a compound-by-compound valuation in accordance with SFAS No. 141 based upon the above cited factors will confirm Pfizer's estimate. If the actual valuation, which is expected to be completed within six to twelve months from the completion of the merger derives a different amount from the $13 billion estimate, Pfizer will adjust the expected write-off to that amount. The expected write-off and related disclosures will be included in the combined company's periodic filings with the SEC.


3. ACCOUNTING POLICIES AND FINANCIAL STATEMENT CLASSIFICATIONS

     Upon completion of the merger, Pfizer and Pharmacia will review their accounting policies and financial statement classifications. As a result of that review, it may become necessary to make certain reclassifications to the combined company's financial statements to conform to those accounting policies and classifications that are determined to be more appropriate.

4. INTERCOMPANY TRANSACTIONS

     Transactions between Pfizer and Pharmacia are primarily limited to the Celebrex(R) and Bextra(R) marketing agreements. Upon completion of the merger, transactions that occurred in connection with these arrangements would be considered intercompany transactions. All significant balances and transactions related to these arrangements have been eliminated from the Unaudited Pro Forma Condensed Combined Financial Statements.

5. PRO FORMA ADJUSTMENTS

     Adjustments included in the column under the heading "Pro Forma Adjustments" primarily relate to the following:

     (a) To eliminate balances and transactions between Pfizer and Pharmacia which, upon completion of the merger, would be considered intercompany balances and transactions. The majority of these transactions occurred under the Celebrex(R) and Bextra(R) marketing agreements.

                          TWELVE     SIX
                          MONTHS    MONTHS
                           2001      2002
                          -------   ------
                          ($ IN MILLIONS)
Revenues................  $(1,212)  $(604)
Cost of sales...........      (21)      8
Selling, informational
  and administrative
  expenses..............   (1,166)   (618)
Research and development
  expenses..............       24      14
Other (income)/
  deductions-net
  (milestones)..........     (125)      5

                                   JUNE 30,
                                     2002
                                   ---------
                                     ($ IN
                                   MILLIONS)
Accounts receivable, less
  allowance for doubtful
  accounts.......................    $(337)
Inventories......................      (20)
Prepaid expenses and taxes.......      (67)
Other assets, deferred taxes and
  deferred charges (marketing
  rights)........................     (232)
Other current liabilities........     (404)
Deferred taxes on income.........       22
Other noncurrent liabilities
  (deferred revenue).............     (370)
Retained earnings................       96

     The entries include:

     - the elimination of certain sales, alliance revenue and certain co-promotion expenses;

     - the elimination of the impact of milestone payments made by Pfizer to Pharmacia;

                                         CHAPTER TWO -- PRO FORMA FINANCIAL DATA

     - the elimination of receivable and payable balances; and

     - the elimination of profit in inventory.

     (b) To eliminate acquired goodwill ($1,116 million) and acquired intangible assets ($959 million included in historical "Other assets, deferred taxes and deferred charges"). Also to eliminate amortization expense recorded by Pharmacia related to goodwill recorded on previous acquisitions and other intangible assets of approximately $160 million in 2001 and $30 million in the first six months of 2002.

     (c) To record:

     - the allocation of the estimated purchase price to reflect the difference between the book value and the fair value of net assets acquired. Also, to record accrual of estimated transaction costs ($100 million). See also
       Note 2 to the Unaudited Pro Forma Condensed Combined Financial
       Statements.

     - amortization expense related to the estimated value of identifiable intangible assets from the purchase price allocation, which are being amortized over their estimated useful lives of 12 years, of approximately $2,250 million in 2001 and $1,125 million in the first six months of 2002;

     - additional depreciation expense related to the estimated fair value step up of the property, plant and equipment from the purchase price allocation, which is being depreciated over its estimated useful life of 10 years, of approximately $20 million in 2001 and $10 million in the first six months of 2002; and

     (d) To adjust income taxes for pro forma adjustments.

     (e) To reflect Pharmacia's distribution of its holding in Monsanto Company to the holders of Pharmacia common stock. This distribution resulted in a decrease to retained earnings. See also Note 1 of the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

     (f) To adjust shareholder's equity for the following:

     Preferred stock (net change zero) --

     - To remove the historical (par value) balance of Pharmacia ($254 million decrease)

     - To record the estimated par value of the shares to be issued by Pfizer to effect the combination ($254 million increase)

     Common stock ($2,870 million net decrease) --

     - To remove the historical (par value) balance of Pharmacia ($2,970 million decrease)

     - To record the estimated par value of the shares to be issued by Pfizer to effect the combination ($100 million increase)

     Additional paid-in capital ($51,397 million net increase) --

     - To remove the historical balance of Pharmacia ($3,585 million decrease)

     - To record the purchase price of Pharmacia ($55,436 million) net of the amounts allocated to the par values of the Preferred Stock and Common Stock ($354 million) and transaction costs ($100 million). (Net impact of $54,982 million increase)

     Retained earnings ($24,607 million net decrease) --

     - To record the spin-off of Monsanto ($4,717 million reduction)

     - To remove the historical balance of Pharmacia (as adjusted for Monsanto spin-off) ($6,986 million decrease)

     - To record the elimination of transactions between Pfizer and Pharmacia -- (see pro forma adjustments (a) -- ($96 million increase)

     - To record the estimated write-off of in-process research and development, as required by FIN 4 ($13,000 million decrease). See also Note 2 to the Unaudited Pro Forma Condensed Combined Financial Statements.

                                         CHAPTER TWO -- PRO FORMA FINANCIAL DATA

     ESOP -- Related Accounts ($242 million decrease) --

     - To remove the historical balance of Pharmacia ($242 million decrease)

     Accumulated other comprehensive income ($2,788 million increase) --

     - To remove the historical balance of Pharmacia ($2,788 million increase)

     Treasury stock at cost ($3,330 million increase) --

     - To remove the historical balance of Pharmacia ($3,330 million increase)


     The pro forma condensed combined financial statements do not reflect the approximately $1.1 billion impairment charge that Pharmacia will record in connection with Pharmacia's distribution of its holding in Monsanto Company to the holders of Pharmacia common stock. This impairment charge is directly attributable to Pharmacia's distribution of its holding in Monsanto Company to the holders of Pharmacia common stock, which occurred in August 2002 and not to the proposed merger of Pfizer and Pharmacia. The impairment charge will be included in Pharmacia's historical income statement for the third quarter of 2002, before the proposed merger of Pfizer and Pharmacia is completed, and will, therefore, not be reflected in the combined company's income statement. The pro forma condensed combined financial statements do not present a combined dividend per share amount. Pfizer's current quarterly dividend is $.13 ($.52 per share annualized) and is subject to future lawful approval and declaration by Pfizer's board of directors. Pharmacia's current quarterly dividend is $.135 ($.54 per share annualized) and is subject to future lawful approval and declaration by Pharmacia's board of directors. The dividend policy of the combined company will be determined by its board of directors following the merger.


     Certain restructuring and integration charges may be recorded subsequent to the merger that, under purchase accounting, will not be treated as part of the Pharmacia purchase price. These costs, estimated to range between $2.5 and $3.0 billion, have not been reflected in these unaudited pro forma condensed income statements because they are not expected to have a continuing impact on the combined results.

     The pro forma combined basic and diluted earnings per share for the respective periods presented are based on the combined basic and diluted weighted average shares of Pfizer and Pharmacia. The historical basic and diluted weighted average shares of Pharmacia were converted at the exchange ratio of 1.4 shares of Pfizer common stock for each Pharmacia common stock equivalent.

     The pro forma condensed combined financial statements do not reflect the expected realization of annual cost savings of $2.5 billion by 2005. These savings are expected to result from, among other things, the reduction of overhead expenses, changes in corporate infrastructure, the elimination of duplicative facilities and the leveraging of the combined annual external purchases. Although management expects that cost savings will result from the merger, there can be no assurance that these cost savings will be achieved.

6. FORWARD-LOOKING STATEMENTS


     The statements contained in this section may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. These forward-looking statements are based largely on management's expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements. Neither Pfizer nor Pharmacia undertake any obligation to update publicly or revise any forward-looking statements. For a more complete discussion of the risks and uncertainties which may affect such forward-looking statements, please refer to the section entitled "Forward-Looking Statements" on page I-23.

                      CHAPTER THREE -- INFORMATION ABOUT THE MEETINGS AND VOTING

                                 CHAPTER THREE

                   INFORMATION ABOUT THE MEETINGS AND VOTING

     The Pfizer board of directors is using this joint proxy statement/prospectus to solicit proxies from the holders of Pfizer common stock for use at the special meeting of Pfizer's shareholders. The Pharmacia board of directors is using this document to solicit proxies from the holders of Pharmacia common stock and Pharmacia Series B convertible perpetual preferred stock for use at the special meeting of Pharmacia's shareholders. We are first mailing this joint proxy statement/prospectus and accompanying form of proxy to
Pfizer and Pharmacia shareholders on or about [          ].

MATTERS RELATING TO THE MEETINGS


                                   PFIZER MEETING                            PHARMACIA MEETING
  Time and Place:      Friday, December 6, 2002 at 9:00 a.m.,     Monday, December 9, 2002 at 1:00 p.m.,
                       local time at Hotel du Pont, 11th and      local time at Hotel du Pont, 11th and
                       Market Streets, Wilmington, Delaware       Market Streets, Wilmington, Delaware
                       19801                                      19801
  Admission to         If you are a Pfizer shareholder and you    If you owned shares on the record date
  Meeting:             wish to attend the special meeting, you    and wish to attend the meeting in
                       must present, at the door, either an       person, you must provide advance notice
                       admission ticket or proof of your          to Pharmacia when you submit your proxy
                       ownership of Pfizer stock as of the        or by writing to the Secretary of
                       record date.                               Pharmacia at Pharmacia Corporation, 100
                                                                  Route 206 North, Peapack, New Jersey
                                                                  07977 prior to the date of the special
                       Proof of ownership can be in the form      meeting.
                       of an account statement from your bank,
                       broker, custodian or other record
                       holder, a Pfizer Shareholder Investment    If you do not hold shares in your own
                       Program statement, or other transfer       name, you must be able to provide proof
                       agent statement that verifies that you     of your beneficial ownership on the
                       were a Pfizer shareholder as of the        record date, such as an account
                       record date.                               statement from your bank, broker,
                                                                  custodian or other recordholder.
                       If you wish to obtain an admission
                       ticket in advance, please mail a           To gain admittance to the meeting, you
                       written request, along with a copy of      must check-in at the registration desk,
                       proof of your ownership of Pfizer          show government-issued identification,
                       stock, to Pfizer Shareholder Services,     provide proof of beneficial ownership
                       235 East 42nd Street, 7th Floor, New       on the record date if you are not a
                       York, New York 10017, or call a Pfizer     shareholder of record, and be on the
                       representative toll-free at                admission list of individuals who have
                       1-877-366-1576 for instructions on how     notified Pharmacia that they plan to
                       to fax us your proof of ownership.         attend.
  Purpose of Meeting   1. To authorize the issuance of shares     1. To adopt the merger agreement; and
  is                      of Pfizer common stock in the
  to Vote on the          merger;
  Following Items:                                                2. To transact such other business as


                                      III-1

                      CHAPTER THREE -- INFORMATION ABOUT THE MEETINGS AND VOTING

                                   PFIZER MEETING                            PHARMACIA MEETING
                       2. To amend the Pfizer certificate of         may properly come before the
                          incorporation to increase the              meeting, and any adjournment or
                          authorized share capital; and              postponement thereof.
                       3. To transact such other business as
                          may properly come before the
                          meeting, and any adjournment or
                          postponement thereof.
  Record Date:         The record date for shares entitled to     The record date for shares entitled to
                       vote is October 18, 2002.                  vote is October 18, 2002.
Outstanding            As of October 18, 2002, the record date    As of October 18, 2002, the record date
  Shares Held:         for the Pfizer meeting, there were         for the Pharmacia meeting, there were
                       approximately [        ] shares of         approximately [        ] shares of
                       Pfizer common stock outstanding.           Pharmacia common stock and [        ]
                                                                  shares of Pharmacia Series B
                                                                  convertible perpetual preferred stock
                                                                  outstanding. All Pharmacia Series B
                                                                  convertible perpetual preferred stock
                                                                  is held of record by Northern Trust
                                                                  Company, as trustee of the Pharmacia
                                                                  Corporation Employee Stock Ownership
                                                                  Trust.
Shares Entitled        Shares entitled to vote at the special     Shares entitled to vote at the special
  to Vote:             meeting are Pfizer common stock held as    meeting are Pharmacia common stock and
                       the close of business on the record        Pharmacia Series B convertible
                       date, October 18, 2002.                    perpetual preferred stock held as the
                                                                  close of business on the record date,
                                                                  October 18, 2002.
                       Each share of Pfizer common stock is
                       entitled to one vote. Shares held by
                       Pfizer in its treasury are not voted.      Each share of Pharmacia common stock is
                                                                  entitled to one vote. Each share of
                                                                  Pharmacia Series B convertible
                                                                  perpetual preferred stock is entitled
                                                                  to 1839.19 votes. Shares held by
                                                                  Pharmacia in its treasury are not
                                                                  voted.
  Quorum Requirement:  A quorum of shareholders is necessary      A quorum of shareholders is necessary
                       to hold a valid meeting. The presence      to hold a valid meeting. The presence
                       in person or by proxy at the meeting of    in person or by proxy at the meeting of
                       holders of a majority of the               holders of a majority of the votes
                       outstanding shares of Pfizer common        represented by outstanding shares of
                       stock entitled vote at the meeting is a    Pharmacia common stock and Pharmacia
                       quorum. Abstentions and broker             Series B convertible perpetual
                       non-votes count as present for             preferred stock entitled to vote at the
                       establishing a quorum. Shares held by      meeting is a quorum. Abstentions and
                       Pfizer in its treasury do not count        broker non-votes count as present for
                       toward a quorum.                           establishing a quorum. Shares held by
                                                                  Pharmacia in its treasury do not count
                                                                  toward

                                      III-2

                      CHAPTER THREE -- INFORMATION ABOUT THE MEETINGS AND VOTING

                                   PFIZER MEETING                            PHARMACIA MEETING
                       A broker non-vote occurs on an item        a quorum.
                       when a broker is not permitted to vote
                       on that item without instruction from
                       the beneficial owner of the shares and     A broker non-vote occurs on an item
                       no instruction is given.                   when a broker is not permitted to vote
                                                                  on that item without instruction from
                                                                  the beneficial owner of the shares and
                                                                  no instruction is given.

  Shares Beneficially  Pfizer directors and officers              Pharmacia directors and officers
  Owned by Pfizer and  beneficially owned [        ] shares of    beneficially owned [        ] shares of
  Pharmacia Directors  Pfizer common stock on the record date,    Pharmacia common stock on the record
  and Executive        including exercisable options. These       date, including exercisable options.
  Officers as of       shares represent in total approximately    These shares represent in total
  October 18, 2002     [    ]% of the total voting power of       approximately [    ]% of the total
                       Pfizer's voting securities.                voting power of Pharmacia's voting
                                                                  securities.

VOTE NECESSARY TO APPROVE PFIZER AND PHARMACIA PROPOSALS

               COMPANY                                         VOTE NECESSARY*
               -------                                         ---------------
PFIZER:                                  1. Approval of the proposal to issue shares of Pfizer common stock in the merger requires the affirmative vote of at
                                            least a majority of the votes cast by the holders of
                                            Pfizer common stock, provided that the total votes cast
                                            represent a majority of the outstanding shares of Pfizer
                                            stock entitled to vote. Abstentions and broker non-votes
                                            are not counted as votes "for" or "against" the proposal
                                            and are not counted in determining the number of votes
                                            cast on the proposal.

                                         2. Approval of the amendment to the Pfizer certificate of
                                            incorporation to increase the authorized share capital
                                            requires the affirmative vote of at least a majority of
                                            the votes represented by all of the outstanding shares of
                                            Pfizer common stock. Abstentions and broker non-votes
                                            have the same effect as a vote against the proposal.

PHARMACIA:                               1. Adoption of the merger agreement requires the affirmative vote of at least a majority of the outstanding votes
                                            represented by the shares of Pharmacia common stock and
                                            Pharmacia Series B convertible perpetual preferred stock,
                                            voting as a single class. Abstentions and broker
                                            non-votes have the same effect as a vote against the
                                            proposal.

-------------------------

* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker may not vote your shares on, in the case of Pfizer, the proposal concerning the issuance of shares of Pfizer common stock in the merger or the amendment to the Pfizer certificate of incorporation, or, in the case of Pharmacia, the proposal to adopt the merger agreement, absent instructions from you. Without your voting instructions on those items, a broker non-vote will occur.

                                      III-3

                      CHAPTER THREE -- INFORMATION ABOUT THE MEETINGS AND VOTING

PROXIES

     Submitting Your Proxy. You may vote in person by ballot at your special meeting or by submitting a proxy. We recommend you submit your proxy even if you plan to attend your special meeting. If you attend the special meeting, you may vote by ballot, thereby canceling any proxy previously submitted.

     Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposals or abstain from voting.

HOW TO VOTE BY PROXY


                                       PFIZER                                    PHARMACIA
By Mail:               If you choose to submit your proxy by      To submit your proxy by mail, simply
                       mail, simply mark your proxy, date and     mark your proxy, date and sign it, and
                       sign it, and if you are a shareholder      return it to Mellon Investor Services
                       of record, return it to EquiServe Trust    in the postage-paid envelope provided.
                       Company, N.A., in the postage-paid         If the envelope is missing, please
                       envelope provided. If the envelope is      address your completed proxy card to
                       missing, please address your completed     Pharmacia Corporation c/o Mellon
                       proxy card to Pfizer Inc. c/o EquiServe    Investor Services Proxy Processing-
                       Trust Company, N.A., P.O. Box 8923,        Pharmacia, P.O. Box 3865, South
                       Edison, New Jersey 08818-9266.             Hackensack, NJ 07606-3865.
                       If you are a beneficial owner, please      If you are a beneficial owner, please
                       refer to your proxy card or the            refer to your proxy card or the
                       information provided to you by your        information provided to you by your
                       bank, broker, custodian or                 bank, broker, custodian or
                       recordholder.                              recordholder.
By Telephone:          If you are a shareholder of record, you    If you are a shareholder of record, you
                       can submit your proxy by telephone by      can submit your proxy by telephone by
                       calling the toll-free telephone number     calling the telephone number on your
                       on your proxy card. Telephone voting is    proxy card. Telephone voting is
                       available 24 hours a day and will be       available 24 hours a day and will be
                       accessible until 11:59 p.m. on December    accessible until 4:00 p.m. on December
                       5, 2002. Easy-to-follow voice prompts      8, 2002. Easy-to-follow voice prompts
                       allow you to submit your proxy and         allow you to submit your proxy and
                       confirm that your instructions have        confirm that your instructions have
                       been properly recorded. Our telephone      been properly recorded. Our telephone
                       voting procedures are designed to          voting procedures are designed to
                       authenticate shareholders by using         authenticate shareholders by using
                       individual control numbers. If you are     individual control numbers. If you are
                       a beneficial owner, please refer to        a beneficial owner, please refer to
                       your proxy card or the information         your proxy card or the information
                       provided by your bank, broker,             provided by your bank, broker,
                       custodian or recordholder for              custodian or recordholder for
                       information on telephone voting. IF YOU    information on telephone voting. IF YOU
                       SUBMIT YOUR PROXY BY TELEPHONE YOU DO      SUBMIT YOUR PROXY BY TELEPHONE YOU DO
                       NOT NEED TO RETURN YOUR PROXY CARD. IF     NOT NEED TO RETURN YOUR PROXY CARD. IF
                       YOU ARE LOCATED OUTSIDE THE UNITED         YOU HOLD SHARES THROUGH A BROKER OR
                       STATES, CANADA                             OTHER


                                      III-4

                      CHAPTER THREE -- INFORMATION ABOUT THE MEETINGS AND VOTING


                                       PFIZER                                    PHARMACIA
                       AND PUERTO RICO, SEE YOUR PROXY CARD OR    CUSTODIAN, PLEASE CHECK THE VOTING FORM
                       OTHER MATERIALS FOR ADDITIONAL             USED BY THAT FIRM TO SEE IF IT OFFERS
                       INSTRUCTIONS. IF YOU HOLD SHARES           TELEPHONE VOTING.
                       THROUGH A BROKER OR OTHER CUSTODIAN,
                       PLEASE CHECK THE VOTING FORM USED BY
                       THAT FIRM TO SEE IF IT OFFERS TELEPHONE
                       VOTING.
  By Internet:         You can also choose to submit your         You can also choose to submit your
                       proxy on the Internet. If you are a        proxy on the Internet. If you are a
                       shareholder of record, the web site for    shareholder of record, the web site for
                       Internet voting is on your proxy card.     Internet voting is on your proxy card.
                       Internet voting is available 24 hours a    Internet voting is available 24 hours a
                       day, and will be accessible until 11:59    day, and will be accessible until 4:00
                       p.m. on December 5, 2002. If you are a     p.m. on December 8, 2002. If you are a
                       beneficial owner, please refer to your     beneficial owner, please refer to your
                       proxy card or the information provided     proxy card or the information provided
                       by your bank, broker, custodian or         by your bank, broker, custodian or
                       recordholder for information on            recordholder for information on
                       Internet voting. As with telephone         Internet voting. As with telephone
                       voting, you will be given the              voting, you will be given the
                       opportunity to confirm that your           opportunity to confirm that your
                       instructions have been properly            instructions have been properly
                       recorded. IF YOU SUBMIT YOUR PROXY ON      recorded. IF YOU SUBMIT YOUR PROXY ON
                       THE INTERNET, YOU DO NOT NEED TO RETURN    THE INTERNET, YOU DO NOT NEED TO RETURN
                       YOUR PROXY CARD. IF YOU HOLD SHARES        YOUR PROXY CARD. IF YOU HOLD SHARES
                       THROUGH A BROKER OR OTHER CUSTODIAN,       THROUGH A BROKER OR OTHER CUSTODIAN,
                       PLEASE CHECK THE VOTING FORM TO SEE IF     PLEASE CHECK THE VOTING FORM TO SEE IF
                       IT OFFERS INTERNET VOTING.                 IT OFFERS INTERNET VOTING.


PROXIES FOR PFIZER PLAN PARTICIPANTS

     You will receive only one proxy card for all the shares you hold:

     - In your own name;

     - In the Pfizer Inc. Shareholder Investment Program; and

     if you are a Pfizer employee,

     - In the Pfizer Savings Plan; and

     - In the Warner-Lambert Savings and Stock Plans for the United States or Puerto Rico (the "Warner-Lambert Plans").

     If you are a United States Pfizer employee who has received stock options under the previous or current Pfizer Stock and Incentive Plan, you are entitled to give voting instructions on a portion of the shares underlying your options to the trustee of the Pfizer Inc. Employee Benefit Trust. Your proxy card will serve as a voting instruction to the trustee of the Trust.

     If you do not vote your shares or specify voting instructions on your proxy card, the administrators of the Pfizer Savings Plan or the Warner-Lambert Plans or the trustee of the Trust will vote your shares in the same proportion as the shares for which voting instructions have been received. TO ALLOW SUFFICIENT TIME FOR VOTING BY THE TRUSTEE OF THE TRUST AND THE ADMINISTRATORS OF THE PLANS, YOUR VOTING INSTRUCTIONS MUST BE RECEIVED BY DECEMBER 2, 2002.

     If you hold Pfizer shares through any other Pfizer plans, you will receive voting instructions from that plan's administrator.

                                      III-5

                      CHAPTER THREE -- INFORMATION ABOUT THE MEETINGS AND VOTING

HOUSEHOLDING INFORMATION

     Pfizer has adopted the procedure approved by the SEC called "householding." Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this joint prospectus/proxy statement unless one or more of these shareholders notifies Pfizer that they wish to continue receiving individual copies. This procedure will reduce the printing costs and postage fees of Pfizer and Pharmacia in connection with this joint prospectus/proxy statement and of Pfizer and the combined company for future Annual Reports and Proxy Statements.

     Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

     If you and other Pfizer shareholders of record with whom you share an address currently receive multiple copies of Annual Reports and/or Proxy Statements, or if you hold stock in more than one account and in either case, you wish to receive only a single copy of future Annual Reports or Proxy Statements for your household, please contact Pfizer's transfer agent (in writing: EquiServe Trust Company, N.A., P.O. Box 43069, Providence, Rhode Island 02940-3069; by telephone: 1-800-733-9393) with the names in which all accounts are registered.

     If you participate in householding and wish to receive a separate copy of this joint prospectus/proxy statement, or if you wish to receive separate copies of future Pfizer Annual Reports and/or Proxy Statements, please contact EquiServe at the above address or phone number. Pfizer will deliver the requested documents to you promptly upon your request.

     Beneficial shareholders can request information about householding from their bank, broker, custodian or recordholder of Pfizer common stock.

PROXIES FOR PHARMACIA PLAN PARTICIPANTS

     If you are a participant in the Pharmacia Common Stock Fund, Pharmacia ESOP Preferred Stock Fund, or Pharmacia ESOP Common Stock Fund, you will receive only one proxy card for all the shares of Pharmacia common stock or Pharmacia Series B convertible perpetual preferred stock:

     - You hold in your own name; or

     - The trustees or custodian of the relevant plan holds on your behalf.

     Neither Pharmacia nor the trustee or custodian can exercise discretion as to the voting of shares in the plans listed above. However, if you own shares in any of the plans and do not provide instructions, or if your instructions as to the voting of your shares are not received in a timely manner, the trustee or custodian of the relevant plan will vote your shares in such plan in the same proportion to the shares for which it has received timely instructions from the other participants in such plan.


     Because the trustee or custodian for the relevant plan must process voting instructions from participants before the date of the special meeting, you are urged to deliver your instructions well in advance of the special meeting so that the instructions are received no later than 4:00 p.m. on December 5, 2002.


     If you submit a completed proxy card with instructions on how to vote your plan shares and then wish to revoke your instructions, you should submit a notice of revocation to Pharmacia as soon as possible, as described under "-- Revoking Your Proxy" below.

                                      III-6

                      CHAPTER THREE -- INFORMATION ABOUT THE MEETINGS AND VOTING

     If you submit your proxy but do not make specific choices, your proxy will follow the respective board of director recommendations and vote your shares:

                  PFIZER                                      PHARMACIA
                  ------                                      ---------
- "FOR" the proposal to issue shares of      - "FOR" adoption of the merger agreement
  Pfizer common stock in the merger
- "FOR" the proposal to amend the Pfizer     - "FOR" any proposal by Pharmacia's board
  certificate of incorporation to increase     of directors to adjourn the Pharmacia
  its share capital                            meeting
- "FOR" any proposal by Pfizer's board of
  directors to adjourn the Pfizer meeting

                      ------------------------------------

     Revoking Your Proxy. You may revoke your proxy at any time before it is voted by:

     - timely delivery of a valid, later-dated proxy, including a proxy given by telephone or Internet;

     - written notice to your company's Secretary before the meeting that you have revoked your proxy; or

     - voting by ballot at either the Pfizer special meeting or Pharmacia special meeting.

     Voting in Person. If you are a shareholder of record and you wish to vote in person at the Pfizer or Pharmacia special meeting, we will give you a ballot at the meeting. However, if your shares are held in the name of your bank, broker, custodian or other recordholder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

     People with Disabilities. We can provide reasonable assistance (including audio enhancement) to help you participate in the meeting if you tell us about your disability and your plan to attend. For the Pfizer special meeting, the Hotel duPont is accessible to disabled persons and, upon request, Pfizer will provide wireless headsets for hearing amplification. If you require this service or other special accommodation at the Pfizer special meeting please send a written request to the address set forth in Pfizer's Notice of Special Meeting of Shareholders.

     Proxy Solicitation.  We will each pay our own costs of soliciting proxies.


     In addition to this mailing, proxies may be solicited by directors, officers or employees of Pfizer and Pharmacia in person or by telephone or electronic transmission. None of the directors, officers or employees will be directly compensated for such services. Pfizer has retained Morrow & Co. to assist in the distribution and solicitation of proxies. Pfizer will pay Morrow & Co. a fee of $35,000, plus reasonable expenses, for these services. Pharmacia has retained D.F. King to assist in the distribution and solicitation of proxies. Pharmacia will pay D.F. King a fee of $20,000, plus reasonable expenses, for these services.


     The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should submit your proxy without delay by mail or by telephone or the Internet. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

     Do not send in any stock certificates with your proxy cards. The exchange agent will mail transmittal forms with instructions for the surrender of stock certificates for Pharmacia common stock and Pharmacia Series C convertible perpetual preferred stock to former Pharmacia shareholders as soon as practicable after the completion of the merger.

OTHER BUSINESS; ADJOURNMENTS

     We are not currently aware of any other business to be acted upon at either meeting. If, however, other matters are properly brought before either meeting, or any adjourned meeting, your proxies include discretionary

                                      III-7

                      CHAPTER THREE -- INFORMATION ABOUT THE MEETINGS AND VOTING

authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment, including to adjourn the meeting.

     Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. Neither of us currently intends to seek an adjournment of our meeting.

PFIZER SHAREHOLDER ACCOUNT MAINTENANCE

     Pfizer's transfer agent is EquiServe Trust Company, N.A. All communications concerning accounts of Pfizer shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues can be handled by calling the Pfizer Shareholder Services toll-free number, 1-800-733-9393, or going to EquiServe's web site at www.equiserve.com. For other information about Pfizer, shareholders can visit Pfizer's web site at www.pfizer.com.

     In addition, Pfizer shareholders of record can access their account through EquiServe's Internet web site. Pfizer shareholders can view their current balance, access their account history, sell or request a certificate for shares held in the Pfizer Shareholder Investment Program and obtain current and historical stock prices. To access your Pfizer account on the Internet, visit www.equiserve.com and enter your issue number, account number and password. These can be found on your account statement or dividend check stub.

PHARMACIA SHAREHOLDER ACCOUNT MAINTENANCE

     Pharmacia's transfer agent is Mellon Investor Services. All communications concerning accounts of Pharmacia shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues can be handled by calling the Pharmacia Shareholder Services toll-free number, 1-888-312-8333 (U.S.); 1-201-329-8660
(International), or contacting Mellon's web site at www.melloninvestor.com and then click on Investor Service Direct(sm). For other information about Pharmacia, shareholders can visit Pharmacia's web site at www.pharmacia.com.

     In addition, Pharmacia shareholders can access their account through Mellon's Internet web site. Pharmacia shareholders can view their current balance, access their account history, sell or request a certificate for shares held in the Mellon Investor Services Program and obtain current and historical stock prices. To access your account on the Internet, visit www.melloninvestor.com and then click on Investor Service Direct(sm).

                                      III-8

                                       CHAPTER FOUR -- CERTAIN LEGAL INFORMATION

                                  CHAPTER FOUR

                           CERTAIN LEGAL INFORMATION

                         COMPARISON OF PFIZER/PHARMACIA
                               SHAREHOLDER RIGHTS

     The rights of Pharmacia shareholders under the Delaware General Corporation Law, the Pharmacia certificate of incorporation and the Pharmacia by-laws prior to the completion of the merger are similar to the rights that they will have as Pfizer shareholders following the completion of the merger under the Delaware General Corporation Law, the Pfizer certificate of incorporation and the Pfizer by-laws. The following is a summary of the material differences between the current rights of Pharmacia shareholders and the rights those shareholders will have as Pfizer shareholders following the merger.

     Copies of the Pharmacia certificate of incorporation, the Pharmacia by-laws, the Pfizer certificate of incorporation and the Pfizer by-laws are incorporated by reference and will be sent to holders of shares of Pharmacia common stock and Pharmacia Series B convertible perpetual preferred stock upon request. See "Where You Can Find More Information" on page V-3. The summary in the following chart is not complete and it does not identify all differences that may, under given situations, be material to shareholders and is subject in all respects, and is qualified by reference to the Delaware General Corporation Law, the Pharmacia certificate of incorporation, the Pharmacia by-laws, the Pfizer certificate of incorporation and the Pfizer by-laws.

SUMMARY OF MATERIAL DIFFERENCES BETWEEN CURRENT RIGHTS OF PHARMACIA SHAREHOLDERS AND RIGHTS THOSE SHAREHOLDERS WILL HAVE AS PFIZER SHAREHOLDERS FOLLOWING THE MERGER

                                                                                 PHARMACIA
                              PFIZER SHAREHOLDER RIGHTS                     SHAREHOLDER RIGHTS
Corporate Governance:  Upon completion of the merger, the         The rights of Pharmacia shareholders
                       rights of Pfizer and former Pharmacia      are currently governed by the Delaware
                       shareholders will be governed by the       General Corporation Law, Pharmacia's
                       Delaware General Corporation Law,          certificate of incorporation and
                       Pfizer's certificate of incorporation      Pharmacia's by-laws.
                       and Pfizer's by-laws. The certificate
                       of incorporation and by-laws of Pfizer
                       after the merger will be identical in
                       all respects to those of Pfizer prior
                       to the merger, after giving effect to
                       the amendment to the Pfizer certificate
                       of incorporation to increase the share
                       capital.
Authorized             The authorized capital stock of Pfizer     The authorized capital stock of
Capital Stock:         is set forth under "Description of         Pharmacia consists of:
                       Pfizer Capital Stock -- Authorized
                       Capital Stock" on page IV-8.               - 3 billion shares of common stock, par
                                                                    value $2.00 per share; and
                                                                  - 10 million shares of preferred stock,
                                                                    par value $0.01 per share.

                                       CHAPTER FOUR -- CERTAIN LEGAL INFORMATION


                                                                                 PHARMACIA
                              PFIZER SHAREHOLDER RIGHTS                     SHAREHOLDER RIGHTS
Number of              Pfizer's board of directors currently      Pharmacia's board of directors
Directors:             consists of 16 directors.                  currently consists of 14 directors.
                       Under Pfizer's certificate of              Under Pharmacia's certificate of
                       incorporation, the number of directors     incorporation, the number of directors
                       shall consist of no less than 10 nor       shall not be fewer than five nor
                       more than 24.                              greater than 20.
                       In addition to approval by the board of    In addition to approval by the board of
                       directors, an affirmative vote of the      directors, an affirmative vote of the
                       holders of 80% of the outstanding          holders of 80% of the outstanding
                       shares entitled to vote, voting            shares entitled to vote, voting
                       together as a single class, is required    together as a single class, is required
                       to increase or decrease the minimum and    to increase or decrease the minimum and
                       maximum number of directors.               maximum number of directors.
Rights of              The rights of preferred shareholders of    Pharmacia's certificate of
Preferred              Pfizer are set forth under "Description    incorporation authorizes the board of
Shareholders:          of Pfizer Capital Stock -- Pfizer          directors, without further action by
                       Preferred Stock" below.                    the shareholders, to issue up to 10
                                                                  million shares of preferred stock in
                                                                  multiple series. Prior to issuance, the
                                                                  board of directors may determine the
                                                                  number of shares, designation, terms,
                                                                  preferences, limitations and relative
                                                                  rights of the preferred shares by
                                                                  adoption of an amendment to the
                                                                  Pharmacia certificate of incorporation.
                                                                  - 7,500 shares of Pharmacia preferred
                                                                    stock have been designated as Series
                                                                    B Convertible Perpetual Preferred
                                                                    Stock, of which approximately [    ]
                                                                    shares were outstanding as of October
                                                                    18, 2002.
                                                                  - 1.5 million shares of Pharmacia
                                                                    preferred stock have been designated
                                                                    Series A Junior Participating
                                                                    Preferred Stock and reserved for
                                                                    issuance upon exercise of the rights
                                                                    distributed to the shareholders of
                                                                    Pharmacia common stock pursuant to
                                                                    the Rights Agreement, asset forth
                                                                    below in "-- Shareholder Rights Plan"
                                                                    on page IV-7 below.

                                       CHAPTER FOUR -- CERTAIN LEGAL INFORMATION

                                                                                 PHARMACIA
                              PFIZER SHAREHOLDER RIGHTS                     SHAREHOLDER RIGHTS
Nomination of          Pfizer's by-laws provide that only         Pharmacia's by-laws provide that only
Directors for          those persons nominated by the board of    those persons nominated by the board of
Election:              directors or by a shareholder of record    directors or by a shareholder of record
                       of a class of shares entitled to vote      of a class of shares entitled to vote
                       for the election of directors who          for the election of directors who
                       complies with the notice procedures in     complies with the notice procedures in
                       Pfizer's by-laws may be elected as         Pharmacia's by-laws may be elected as
                       directors. The notice procedure in         directors. The notice procedure in
                       Pfizer's by-laws require shareholders      Pharmacia's by-laws require
                       to give written notice to Pfizer as        shareholders to give written notice to
                       follows:                                   Pharmacia as follows:
                       For an election to be held at an annual    For an election to be held at an annual
                       meeting, notice must be received:          meeting, notice must be received:
                       - not less than 60 days in advance of      - not less than 60 days nor more than
                         the meeting if the meeting is to be        90 days prior to the first
                         held on a day which is within 30 days      anniversary of the preceding year's
                         preceding the anniversary of the           annual meeting; or
                         previous year's annual meeting; or
                                                                  - if the date of the annual meeting has
                       - not less than 90 days in advance of        been advanced by more than 30 days or
                         the meeting if the meeting is to be        delayed by more than 60 days from the
                         held on or after the anniversary of        previous year's annual meeting, in
                         the previous year's annual meeting.        which case notice must be received
                                                                    not earlier than 90 days and not
                       With respect to any other annual             later than the close of business on
                       meeting or special meeting of the            the 60th day before the annual
                       shareholders, notice must be received        meeting, or not later than the tenth
                       by the close of business on the tenth        day following the day on which public
                       day following the date on which public       announcement of the date of the
                       announcement of the date of the meeting      meeting and of the nominees proposed
                       was first made.                              by the board of directors to be
                                                                    elected at the meeting is first made.
                       The notice must include, among other
                       things, information on the nominating      For an election to be held at a special
                       shareholder and information regarding      meeting, notice must be received:
                       the nominee required by the proxy rules
                       of the SEC.                                - no earlier than the 90th day prior to
                                                                    the special meeting and not later
                                                                    than the close of business on the
                                                                    later of the 60th day prior to the
                                                                    special meeting or the tenth day
                                                                    following the day on which public
                                                                    announcement of the date of the

                                       CHAPTER FOUR -- CERTAIN LEGAL INFORMATION

                                                                                 PHARMACIA
                              PFIZER SHAREHOLDER RIGHTS                     SHAREHOLDER RIGHTS
                                                                    meeting and of the nominees proposed
                                                                    by the board of directors to be
                                                                    elected at the special meeting is
                                                                    first made.
                                                                    The notice must include, among other
                                                                    things, information on the nominating
                                                                    shareholder and information regarding
                                                                    the nominee required by the proxy
                                                                    rules of the SEC.
Vacancies on the       The Pfizer by-laws provide that            The Pharmacia by-laws provide that
Board of Directors:    vacancies of the board of directors may    vacancies of the board of directors may
                       be filled solely by the board of           be filled only by the affirmative vote
                       directors, acting by not less than a       of a majority of the remaining
                       majority of the directors then in          directors after the director has been
                       office, though less than a quorum of       nominated by the nominating committee,
                       the board of directors. If the board of    though less than a quorum of the board
                       directors fills a vacancy, the             of directors. If the board of directors
                       director's term expires at the annual      fills a vacancy, the director's term
                       meeting of shareholders at which the       expires at the annual meeting of
                       term of office of the class to which       shareholders at which the term of
                       the director has been elected expires.     office of the class to which the
                                                                  director has been elected expires.
Call of                Pfizer's by-laws provide that a special    Pharmacia's by-laws provide that a
Special Meetings       meeting of Pfizer's shareholders may be    special meeting of shareholders may be
of Shareholders:       called by the Chairman of the Board and    called by the Chairman of the Board or
                       must be called by the Chairman or the      the Chief Executive Officer, or
                       Secretary at the request in writing of     pursuant to resolution of the Board.
                       a majority of the board of directors.
Shareholders           Pfizer's by-laws provide that in order     Pharmacia's by-laws provide that in
Proposals:             for a shareholder to bring business        order for a shareholder to bring
                       before the annual meeting, the             business before the annual meeting, the
                       shareholder must give the corporation      shareholder must give the corporation
                       timely written notice. To be timely, a     timely written notice. To be timely, a
                       shareholders' notice in writing must be    shareholders' notice in writing must be
                       delivered or mailed to the secretary of    delivered or mailed to the secretary of
                       the corporation. Any such notice must      the corporation. Any such notice must
                       be received:                               be received:
                       - 60 days in advance of the meeting if     - not less than 90 days nor more than
                         the meeting is to be held on a day         120 days prior to the first
                         that is within 30 days preceding the       anniversary of the preceding year's
                         anniversary of the previous year's         annual meeting; or
                         annual meeting or 90 days in advance
                         of the meeting                           - if the date of the meeting is

                                       CHAPTER FOUR -- CERTAIN LEGAL INFORMATION

                                                                                 PHARMACIA
                              PFIZER SHAREHOLDER RIGHTS                     SHAREHOLDER RIGHTS
                         if the meeting is to be held on or         advanced by more than 30 days or
                         after the anniversary of the previous      delayed by more than 60 days from the
                         year's annual meeting; or                  first anniversary of the preceding
                                                                    year's annual meeting, not earlier
                       with respect to any other annual             than 120 days before the date of the
                       meeting of shareholders not addressed        meeting and not later than the close
                       in the clause above, by the close of         of business on the later of the 90th
                       business on the tenth day following the      day prior to the annual meeting or
                       date of public disclosure of the date        the tenth day following the day on
                       of the meeting.                              which public announcement of the date
                                                                    of the annual meeting is first made.
                       Pfizer's by-laws provide that a
                       shareholder may not bring business         Pharmacia's by-laws provide that a
                       before a special meeting.                  shareholder may not bring business
                                                                  before a special meeting.
Anti-takeover          Pfizer's certificate of incorporation      None.
Provisions of the      restricts certain actions or
Governing Documents:   transactions (including the sale,
                       lease, exchange or other disposition of
                       all or any substantial part of the
                       assets of the corporation or any of its
                       majority-owned subsidiaries) involving
                       a related person (defined as any person
                       or entity which beneficially owns or
                       controls directly or indirectly 10% or
                       more of the outstanding shares of
                       voting stock of Pfizer).
                       Otherwise prohibited actions or
                       transactions with a related person must
                       be authorized by the affirmative vote
                       of at least 80% of all of the
                       outstanding shares of voting stock,
                       voting together as a single class,
                       after having received a proxy statement
                       responsive to the requirements of the
                       Securities Exchange Act of 1934, as
                       amended, and including any
                       recommendations of the board of
                       directors as to the advisability of the
                       transaction.
                       The 80% voting requirement is not
                       applicable if:
                       - the action or transaction is approved
                         by the board of directors

                                       CHAPTER FOUR -- CERTAIN LEGAL INFORMATION

                                                                                 PHARMACIA
                              PFIZER SHAREHOLDER RIGHTS                     SHAREHOLDER RIGHTS
                         and by a majority of the continuing
                         directors (defined as directors who
                         were serving prior to the time that
                         the related person involved in the
                         transaction became a related person
                         or who were nominated by a majority
                         of the continuing directors),
                         provided that such exception for
                         approval by the board of directors
                         does not apply if there are not at
                         least 5 continuing directors; or
                         - in the action or transaction, the
                         shareholders would be entitled to
                         receive consideration per share which
                         is not less than the greater of the
                         highest price per share paid by the
                         related person in acquiring any of
                         its holdings of capital stock of
                         Pfizer or the highest closing sale
                         price on any day either since the
                         related person acquired its first
                         share of capital stock of Pfizer
                         which it continues to own or control
                         or during the five years preceding
                         the date of consideration of the
                         transaction by Pfizer's board of
                         directors, whichever is shorter.
                       In addition to the restrictions
                       described above, after becoming a
                       related person and prior to any such
                       transaction, the related person:
                       - with certain exceptions, may not
                         acquire from Pfizer or its majority-
                         owned subsidiaries any newly issued
                         or treasury shares of capital stock
                         or any newly issued securities
                         convertible into or exchangeable for
                         capital stock of Pfizer or any of its
                         majority-owned subsidiaries, directly
                         or indirectly;
                       - may not receive the benefit, directly
                         or indirectly (except proportionately
                         as a shareholder), of any loans,
                         advances or other financial
                         assistance or tax credits

                                       CHAPTER FOUR -- CERTAIN LEGAL INFORMATION

                                                                                 PHARMACIA
                              PFIZER SHAREHOLDER RIGHTS                     SHAREHOLDER RIGHTS
                         provided by Pfizer or any of its
                         majority owned subsidiaries'
                         businesses or capital structures, or
                         reduce the current rate of dividends
                         payable on Pfizer's capital stock
                         below the rate in effect immediately
                         prior to the time the related person
                         became a related person; and
                       - must take all required actions to
                         ensure that Pfizer's board of
                         directors includes representation by
                         continuing directors at least
                         proportionate to the stockholdings of
                         Pfizer's remaining public
                         shareholders, with at least one
                         continuing director to serve on the
                         board of directors so long as there
                         are any remaining public
                         shareholders.
Amendment to           Pfizer's certificate of incorporation      Pharmacia's certificate of
Certificate of         generally may be amended by the            incorporation generally may be amended
Incorporation          affirmative vote of the majority of the    by the affirmative vote of the majority
and By-laws:           outstanding shares; however the            of the outstanding shares; however the
                       affirmative vote of 80% of the             affirmative vote of 80% of the votes
                       outstanding shares is necessary to         represented by outstanding shares is
                       amend certain sections of Article          necessary, in addition to approval by
                       Seventh (related to the management and     the board of directors to amend certain
                       affairs of the company) and the entire     sections of Article Eight (related to
                       Article Eighth (related to restrictions    directors), certain sections of Article
                       on actions and transactions by Pfizer      Ten (related to the powers of the board
                       and a related person (as defined           of directors) and Article Eleven
                       above)).                                   (related to action by shareholders).
                       Pfizer's by-laws may be amended by a       Pharmacia's by-laws may be amended by a
                       vote of a majority of the outstanding      vote of the holders of at least 80% of
                       shares of Pfizer common stock, or by a     the voting power of the corporation,
                       majority of the board of directors.        voting as a single class, or by a
                                                                  majority of the board of directors.
Shareholder Rights     Pfizer entered into a Rights Agreement,    Pharmacia entered into a Rights
Plan:                  dated as of October 6, 1997, between       Agreement, amended and restated as of
                       Pfizer and ChaseMellon Shareholders        February 20, 2001 between Pharmacia and
                       Services L.L.C., as Rights Agent, as       Mellon Investor Services LLC, as Rights
                       amended, pursuant to which Pfizer has      Agent, as amended, pursuant to which
                       issued rights, exercisable only            Pharmacia has issued rights,

                                       CHAPTER FOUR -- CERTAIN LEGAL INFORMATION

                                                                                 PHARMACIA
                              PFIZER SHAREHOLDER RIGHTS                     SHAREHOLDER RIGHTS
                       upon the occurrence of certain events,     exercisable only upon the occurrence of
                       to purchase its Series A Junior            certain events, to purchase its Series
                       Preferred Stock.                           A Junior Participating Preferred Stock.

                      DESCRIPTION OF PFIZER CAPITAL STOCK

     The following summary of the terms of the capital stock of Pfizer before and after the merger is not meant to be complete and is qualified by reference to Pfizer's certificate of incorporation and Pfizer's by-laws. Copies of Pfizer's certificate of incorporation and Pfizer's by-laws are incorporated by reference and will be sent to shareholders of Pfizer and Pharmacia upon request. See "Where You Can Find More Information," on page V-3.

AUTHORIZED CAPITAL STOCK

     Prior to Completion of the Merger. Under Pfizer's certificate of incorporation, Pfizer's authorized capital stock consists of nine (9) billion shares of Pfizer common stock, $.05 par value, and twelve (12) million shares of
preferred stock, without par value. As of [               ], there were issued
and outstanding [       ] shares of common stock and no shares of preferred
stock were issued and outstanding.

     After Completion of the Merger. At the Pfizer special meeting, holders of Pfizer common stock will be asked to approve an amendment to the Pfizer certificate of incorporation increasing the authorized number of shares of common stock to twelve (12) billion and the number of shares of preferred stock to twenty seven (27) million.

PFIZER COMMON STOCK

     Pfizer Common Stock Outstanding. The outstanding shares of Pfizer common stock are, and the shares of Pfizer common stock issued under the merger will be, duly authorized, validly issued, fully paid and non-assessable.

     Voting Rights. Each holder of Pfizer common stock is entitled to one vote for each share of Pfizer common stock held of record on the applicable record date on all matters submitted to a vote of shareholders.

     Dividend Rights; Rights Upon Liquidation. The holders of Pfizer common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of Pfizer's board of directors, subject to any preferential dividend rights granted to the holders of any outstanding Pfizer preferred stock. In the event of liquidation, each share of Pfizer common stock is entitled to share pro rata in any distribution of Pfizer's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding Pfizer preferred stock.

     Preemptive Rights. Holders of Pfizer common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

     Preferred Stock Purchase Rights. Each holder of Pfizer common stock is also the holder of one preferred stock purchase right for each share of common stock of Pfizer. Each right represents the right to purchase one thousandth of a share of Series A Junior Preferred Stock of Pfizer at a price of $275 and is exercisable upon the occurrence of certain specified events.

PFIZER PREFERRED STOCK

     Pfizer Preferred Stock Outstanding. As of the date of this joint proxy statement/prospectus, no shares of Pfizer preferred stock were issued and outstanding.

     Three (3) million shares of Pfizer preferred stock have been designated Series A Junior

                                       CHAPTER FOUR -- CERTAIN LEGAL INFORMATION

Preferred Stock and reserved for issuance upon exercise of the rights distributed to the shareholders of Pfizer common stock pursuant to the Rights Agreement, as set forth in the table above under the heading "-- Shareholder Rights Plan" on page IV-7.

     Blank Check Preferred Stock. Under Pfizer's certificate of incorporation, Pfizer's board of directors has the authority, without shareholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such class or series, including the dividend rights, voting rights, the rights and terms of redemption, the rights and terms of conversion, liquidation preferences, the number of shares constituting any such class or series and the designation of such class or series.

NEW CONVERTIBLE PERPETUAL PREFERRED STOCK TO BE ISSUED IN THE MERGER


     Designation and Amount. The new convertible perpetual preferred stock for which Pharmacia's Series C convertible perpetual preferred stock will be exchangeable will have no par value and a stated value and a liquidation preference of $40,300 per share, plus accrued and unpaid dividends. The new convertible perpetual preferred stock will be designated as Series A convertible perpetual preferred stock. The authorized number of shares of the Series A convertible perpetual preferred stock will be 7,500. The terms of the Series A convertible perpetual preferred stock are substantially similar to the Pharmacia Series C convertible perpetual preferred stock that will be issued to the trustee of Pharmacia's employee stock ownership trust in exchange for the Series B convertible perpetual preferred stock it currently holds except that the conversion ratio for the new Series A convertible perpetual preferred stock will take account of the exchange ratio at the completion of the merger, after giving effect to appropriate anti-dilution events; accordingly, at closing, the number of votes per share will increase from 1,839.19 to 2,574.8685, subject to any future adjustments to the exchange ratio and the conversion price of the Series B convertible perpetual preferred stock.


     Rank. With respect to dividend rights and rights on liquidation, dissolution and winding-up, the Series A convertible perpetual preferred stock will rank senior to all classes of stock of the combined company except those classes of preferred stock expressly designated as ranking senior or on a parity with the new convertible perpetual preferred stock.

     Dividends. The holders of Pfizer Series A convertible perpetual preferred stock will be entitled to receive, when, as and if declared by the board of directors of the combined company out of funds legally available therefor, cash dividends in an amount per share not to exceed $2,518.75 per annum, payable quarterly in arrears. No interest shall accrue on accumulated but unpaid dividends of the Pfizer Series A convertible perpetual preferred stock. Holders of shares of Pfizer Series A convertible perpetual preferred stock will not be entitled to any other dividends. Pfizer is prohibited from paying dividends on any stock ranking pari passu with the Series A convertible perpetual preferred stock, unless the Series A convertible perpetual preferred stock is paid a proportionate amount of such dividends. In addition, Pfizer is prohibited from making any dividend payment on stock ranking junior to the Series A convertible perpetual preferred stock if any dividends on the Series A convertible perpetual preferred stock remain unpaid. In the event that Pfizer has not paid a dividend, Pfizer will not be restricted from redeeming the Series A convertible perpetual preferred stock.

     Redemption. Upon the giving of specified notice, the combined company, at its option, will be entitled to redeem any or all shares of Pfizer Series A convertible perpetual preferred stock, at a redemption price of $40,300 per share, plus an amount equal to all accrued and unpaid dividends thereon to and including the date of redemption.

                                       CHAPTER FOUR -- CERTAIN LEGAL INFORMATION

     The combined company must redeem all shares of Pfizer Series A convertible perpetual preferred stock at the redemption price plus an amount equal to all accrued and unpaid dividends thereon to and including the date of redemption in the event that Pharmacia's employee stock ownership trust or Pharmacia's employee stock ownership plan is terminated or Pharmacia's employee stock ownership plan is eliminated from Pharmacia's employee stock ownership trust.

     In addition, the combined company must redeem the Pfizer Series A convertible perpetual preferred stock at the redemption price plus accrued and unpaid dividends thereon to the date fixed for redemption if either of the following events occur: (1) when and to the extent necessary for such holder to make any payments of principal, interest or premium due and payable under the promissory note from the trustee of the employee stock ownership plan to the combined company or any indebtedness, expenses or costs incurred by the holder for the benefit of the plan, or (2) in the event that the plan is not initially determined by the Internal Revenue Service to be "qualified employer securities."

     In lieu of paying the redemption price in cash, the combined company will be entitled, at its sole option, to make payment of the redemption price in shares of common stock of the combined company, or in a combination of common stock and cash.


     Conversion Rights. The holders of shares of Pfizer Series A convertible perpetual preferred stock will have the right, at their option, to convert any or all of such preferred shares into shares of common stock of the combined company initially at a conversion price equal to $15.651285 per share of common stock, subject to any future adjustments to the exchange ratio and the conversion price of the Series B convertible perpetual preferred stock, with each share of Series A convertible perpetual preferred stock being valued at $40,300 for such purpose.



     Voting Rights. Each share of Pfizer Series A convertible perpetual preferred stock has voting rights equal to that number of shares of common stock of the combined company into which such Pfizer Series A convertible perpetual preferred stock could be converted on the record date for determining the shareholders entitled to vote, voting together with the holders of shares of Pfizer common stock as one class. Initially, the number of votes per share of Pfizer Series A convertible perpetual preferred stock will be 2,574.8685, subject to any future adjustments to the exchange ratio and the conversion price of the Series B convertible perpetual preferred stock.


     The vote of at least 66 2/3% of the outstanding Series A convertible perpetual preferred stock, voting separately as a series, will be required to adopt any alteration, amendment or repeal of any provision of the combined company's certificate of incorporation, if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the Series A convertible perpetual preferred stock so as to affect them adversely.

     Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the combined company, the holders of Series A convertible perpetual preferred stock will be entitled to receive liquidating distributions in the amount of $40,300 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, before any distribution or payment is made to holders of common stock of the combined company or on any other class of the company stock ranking junior to the Series A convertible perpetual preferred stock.

     Consolidation, Merger. In the event the combined company consummates any consolidation or merger or similar business combination, pursuant to which the common stock of the combined company is exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation that constitutes "qualifying employer securities" with respect to a holder of Series A convertible perpetual preferred stock within the meaning of the Internal Revenue Code and the Employee Retirement Income Security Act, the Series A convertible perpetual preferred stock will be assumed by and will become preferred stock of

                                       CHAPTER FOUR -- CERTAIN LEGAL INFORMATION

such successor or resulting corporation, having in respect of such corporation the same powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions that the Pfizer Series A convertible perpetual preferred stock had immediately prior to such transaction.

     In the event the combined company consummates any business combination of the type described in the preceding paragraph pursuant to which the common stock of the combined company is exchanged for consideration that does not constitute "qualifying employer securities", the outstanding shares of Pfizer Series A convertible perpetual preferred stock will be automatically converted into the number of shares of common stock of the combined company into which such shares of Series A convertible perpetual preferred stock could have been converted at such time.

     A form of the Certificate of Designations for Pfizer Series A convertible perpetual preferred stock is included as Annex E to this document.

PHARMACIA SHAREHOLDERS RIGHTS AGREEMENT

     The following is a summary description of the rights issued under the Pharmacia rights agreement, as amended. The following description of the Pharmacia rights agreement is subject to, and is qualified in its entirety by reference to, the text of the Pharmacia rights agreement, as amended, and the description thereof, which are incorporated by reference into this document. See "Where You Can Find More Information" on page V-3.

     The Pharmacia rights agreement provides for the issuance of one preferred share purchase right for each outstanding share of common stock of Pharmacia. Each right entitles the registered holder to purchase from Pharmacia one one-thousandth of a share of Pharmacia's Series A junior participating preferred stock, no par value, at a price of $250 (subject to adjustment as provided in the rights agreement). The rights, which are attached to and trade with the common stock of Pharmacia until they are exercisable, may not be exercised until the earlier to occur of (the earlier of such date being a "Distribution Date"):

     (1) the 10th day after the first date of a public announcement (by Pharmacia or any "Acquiring Person") that a person or a group of affiliated or associated persons (referred to as an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding common stock of Pharmacia; or

     (2) the 10th business day (or such later date as the board of directors of Pharmacia may specify prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding common stock of Pharmacia.

     The holder of a right may exercise the right at any time after the occurrence of a Distribution Date. In the event that any person becomes an Acquiring Person, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will then be void), shall thereafter have a right to receive, for the exercise price and upon exercise of the right, a number of shares of common stock of Pharmacia equal to the exercise price of the right divided by one-half of the market price of a share of common stock.

     The Pharmacia rights agreement further provides that if Pharmacia is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, then each holder of a right, other than rights beneficially owned by the Acquiring Person (which will then be void), will then have the right to receive, for the exercise price and upon exercise of the right, a number of shares of common stock of the Acquiring Person equal to the exercise price of the right divided by one-half of the market price of a share of the common stock of the Acquiring Person.

                                       CHAPTER FOUR -- CERTAIN LEGAL INFORMATION

     In connection with the entering into of the merger agreement, Pharmacia and Mellon Investor Services LLC, as rights agent, entered into an amendment to the rights agreement, dated as of July 12, 2002, pursuant to which neither Pfizer nor Pilsner Acquisition Sub Corp., a Delaware corporation which is a direct wholly-owned subsidiary of Pfizer formed for the purpose of completing the merger, nor any of Pfizer's affiliates or associates, will become or be deemed to be an Acquiring Person as a result of:

     (1) the approval, execution, delivery or performance of the merger agreement,

     (2) the completion of the merger,

     (3) the completion of any other transaction contemplated by the merger agreement, including the exchange of the common stock of Pharmacia thereunder, or

     (4) the public announcement of any of the foregoing.

     In addition, a Distribution Date will not occur or be deemed to have occurred as a result of any of these events.

TRANSFER AGENT AND REGISTRAR

     EquiServe Trust Company, N.A., is the transfer agent and registrar for the Pfizer common stock.

                                 LEGAL MATTERS

     The validity of the Pfizer common stock to be issued to Pharmacia shareholders in the merger will be passed upon by Cadwalader, Wickersham & Taft, counsel to Pfizer. It is a condition to the completion of the merger that each of Pfizer and Pharmacia receive an opinion from their respective counsel with respect to the tax treatment of the merger.

                                    EXPERTS

     The consolidated financial statements of Pfizer Inc. and subsidiary companies as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference in this joint proxy statement/prospectus from the Pfizer Inc. December 31, 2001, Annual Report on Form 10-K filed March 28, 2002, in reliance upon the report of KPMG LLP, independent accountants, also incorporated by reference in this joint proxy statement/prospectus, and upon the authority of said firm as experts in accounting and auditing.

     The audited financial statements of Warner-Lambert Company, not separately presented in this joint proxy statement/prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon is incorporated by reference herein. Such financial statements, to the extent they have been included in the financial statements of Pfizer Inc., have been incorporated by reference in reliance on the report of such independent accountants given on the authority of said firm as experts in auditing and accounting.

     The audited financial statements of Pharmacia Corporation incorporated by reference in this joint proxy statement/prospectus, except as they relate to Monsanto Company and subsidiaries and the former Monsanto Company and subsidiaries, have been audited by PricewaterhouseCoopers LLP, independent accountants, and insofar as they relate to Monsanto Company and subsidiaries and former Monsanto Company and subsidiaries, by Deloitte & Touche LLP, independent accountants, whose reports thereon have also been incorporated by reference. Such financial statements have been so incorporated in reliance on the reports of such accountants given on the authority of such firms as experts in auditing and accounting.

                         CHAPTER FIVE -- ADDITIONAL INFORMATION FOR SHAREHOLDERS

                                  CHAPTER FIVE

                    ADDITIONAL INFORMATION FOR SHAREHOLDERS

FUTURE SHAREHOLDER PROPOSALS

PFIZER

     Under the rules of the SEC, if a shareholder wants Pfizer to include a proposal in its proxy statement and form of proxy for presentation at Pfizer's 2003 annual meeting of shareholders, the proposal must be received by Pfizer by November 14, 2002, attention: Ms. Margaret M. Foran, Vice President -- Corporate Governance and Secretary, at 235 East 42nd Street, New York, New York 10017-5755; provided, however, if the date of the 2003 annual meeting of shareholders is changed by more than 30 days from the date of the previous year's meeting (April 25, 2002), then the deadline is a reasonable time before Pfizer begins to print and mail its proxy materials.

     Under Pfizer's by-laws, and as permitted by the rules of the SEC, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Secretary of Pfizer at the address noted above. Pfizer must receive the notice of your intention to introduce a nomination or proposed item of business at Pfizer's 2003 annual meeting no later than:

     - 60 days in advance of the 2003 annual meeting if it is being held within 30 days preceding the anniversary date (April 25, 2002) of this year's meeting; or

     - 90 days in advance of such meeting if it is being held on or after the anniversary date of this year's meeting.

     For any other annual or special meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

     Pfizer's annual meeting of shareholders is generally held on the fourth Thursday of April. Assuming that Pfizer's 2003 annual meeting is held on schedule, Pfizer must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 23, 2003. If Pfizer does not receive notice by that date, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

     The nomination must contain the following information about the nominee:

     - name;

     - age;

     - business and residence addresses;

     - principal occupation or employment;

     - the number of shares of common stock held by the nominee;

     - the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director; and

     - a signed consent of the nominee to serve as a director of Pfizer, if elected.

     Notice of a proposed item of business must include:

     - a brief description of the substance of, and the reasons for, conducting such business at the annual meeting;

     - the shareholder's name and address;

     - the number of shares of common stock held by the shareholder (with supporting documentation where appropriate); and

     - any material interest of the shareholder in such business.

                         CHAPTER FIVE -- ADDITIONAL INFORMATION FOR SHAREHOLDERS

     The Pfizer board of directors is not aware of any matters that are expected to come before the special meeting other than those referred to in this joint proxy statement/prospectus. If any other matter should come before the special meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

     The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

PHARMACIA

     Pharmacia does not currently expect to hold a 2003 annual meeting of shareholders because Pharmacia will not be a separate public company if the merger has been completed at that time. If the merger is not consummated and such a meeting is held, shareholders may propose matters to be presented at the 2003 annual meeting of shareholders and may also nominate persons to be directors.

     Shareholder nominations of candidates for election to the board of directors at Pharmacia's 2003 annual meeting must be received by the Pharmacia's Secretary at 100 Route 206 North, Peapack, NJ 07977 not earlier than January 30, 2003 and not later than March 1, 2003; provided, however, that in the event that the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, notice by the shareholder must be received not earlier than 90 days prior to such annual meeting and not later than the close of business on the later of 60 days prior to such annual meeting or on the tenth day following the day on which the public announcement of the date of the meeting is first made, together with the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such recommended person as a director, a statement of the recommended person's willingness to stand for election and to serve if elected. Nominations satisfying these requirements will be considered by the board of director's nominating and corporate governance committee.

     Shareholder proposals that are intended to be presented at Pharmacia's 2003 annual meeting and be included in Pharmacia's proxy materials must be received by Pharmacia's Secretary, 100 Route 206 North, Peapack, NJ 07977 not later than November 25, 2002; provided, however, if the date of the 2003 annual meeting of shareholders is changed by more than 30 days from the date of the previous year's meeting (April 30, 2002), then the deadline is a reasonable time before the company begins to print and mail its proxy materials. Upon timely receipt of any such proposal, Pharmacia will determine whether to include such proposal in the proxy materials in accordance with applicable SEC regulations.

     Shareholder proposals that are intended to be presented at the Pharmacia's 2003 annual meeting but not be included in the Pharmacia's proxy materials must be received by Pharmacia's Secretary, 100 Route 206 North, Peapack, NJ 07977 not earlier than December 31, 2002 and not later than January 30, 2003; provided, however, that in the event that the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting date, notice by the shareholder must be received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of 90 days prior to such annual meeting or on the tenth day following the day on which the public announcement of the date of the meeting is first made. Upon timely receipt of any such proposal, Pharmacia will determine whether to present such proposal at the meeting, in accordance with the rules of the meeting. These time limits also apply for determining whether notice is timely under the SEC rules relating to the exercise of discretionary voting authority.

                         CHAPTER FIVE -- ADDITIONAL INFORMATION FOR SHAREHOLDERS

     Notice of a proposed item of business must include:

     - a brief description of the substance of, and reasons for, conducting such business at the annual meeting;

     - the shareholder's name and address;

     - the number of shares of common stock held by the shareholder (with supporting documentation where appropriate); and

     - any material interest of the shareholder in such business.

                      WHERE YOU CAN FIND MORE INFORMATION

     Pfizer and Pharmacia file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington D.C. 20549 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, U.S.A. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

     Pfizer has filed a registration statement on Form S-4 to register with the SEC the Pfizer common stock and Pfizer Series A convertible perpetual preferred stock to be issued to Pharmacia common shareholders and Pharmacia preferred shareholder, respectively, upon completion of the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Pfizer in addition to being a proxy statement of Pfizer and Pharmacia for their respective meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

                         CHAPTER FIVE -- ADDITIONAL INFORMATION FOR SHAREHOLDERS

PFIZER SEC FILINGS (FILE NO. 001-03619)                               PERIOD
---------------------------------------                               ------
Annual Report on Form 10-K.....................   Fiscal Year ended December 31, 2001
Quarterly Report on Form 10-Q/A................   Quarter ended March 31, 2002
Quarterly Report on Form l0-Q..................   Quarter ended June 30, 2002
Current Reports on Form 8-K....................   Filed on July 16, 2002, August 13, 2002 and
                                                  September 6, 2002
Proxy Statement on Schedule 14A................   Filed on March 14, 2002
The description of the rights agreement,
contained in the Registration Statement on Form
8-A filed pursuant to Section 12 of the
Securities Exchange Act, including any
amendment or report filed with the SEC for the
purpose of updating this description...........   Filed on October 6, 1997
  PHARMACIA SEC FILINGS (FILE NO. 001-02516)                          PERIOD
  ------------------------------------------                          ------
Annual Report on Form 10-K.....................   Fiscal Year ended December 31, 2001
Quarterly Reports on Form l0-Q.................   Quarters ended March 31, 2002 and June 30, 2002
Proxy Statement on Schedule 14A................   Filed on March 25, 2002
Current Reports on Form 8-K....................   Filed on April 30, 2002, July 16, 2002, August
                                                  2, 2002, August 13, 2002 and August 16, 2002
The description of the rights agreement,
contained in Amendment No. 2 to the
Registration Statement on Form 8-A filed
pursuant to Section 12 of the Securities
Exchange Act, including any amendment or report
filed with the SEC for the purpose of updating
this description...............................   Filed on July 16, 2002

                            ------------------------

     We are also incorporating by reference additional documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the meetings.

     All information contained or incorporated by reference in this joint proxy statement/ prospectus relating to Pfizer has been supplied by Pfizer, and all information about Pharmacia has been supplied by Pharmacia.

                         CHAPTER FIVE -- ADDITIONAL INFORMATION FOR SHAREHOLDERS

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this joint proxy statement/ prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

          Pfizer Inc.
          245 East 42nd Street
          New York, New York 10017
          Attention: Corporate Secretary
          (212) 573-2323

          Pharmacia Corporation
          100 Route 206 North
          Peapack, New Jersey 07977
          Attention: Corporate Secretary
          (908) 901-8000


     If you are a Pfizer shareholder and would like to request documents from Pfizer, please do so by November 29, 2002 to receive them before the Pfizer special meeting. If you are a Pharmacia shareholder and would like to request documents from Pharmacia, please do so by November 29, 2002 to receive them before the Pharmacia special meeting.


     You can also get more information by visiting Pfizer's web site at www.pfizer.com and Pharmacia's web site at www.pharmacia.com. Web site materials are not part of this joint proxy statement/prospectus.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE PROPOSALS TO PFIZER'S AND PHARMACIA'S SHAREHOLDERS IN CONNECTION WITH THE MERGER, AS THE CASE MAY BE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS
JOINT PROXY STATEMENT/PROSPECTUS IS DATED [          ]. YOU SHOULD NOT ASSUME
THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF SHARES OF PFIZER COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JULY 13, 2002

                                     AMONG

                                  PFIZER INC.,

                         PILSNER ACQUISITION SUB CORP.

                                      AND

                             PHARMACIA CORPORATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
                                    ARTICLE I
                       THE MERGER; CERTAIN RELATED MATTERS
Section 1.1    The Merger..................................................   A-1
Section 1.2    Closing.....................................................   A-2
Section 1.3    Effective Time..............................................   A-2
Section 1.4    Effects of the Merger.......................................   A-2
Section 1.5    Certificate of Incorporation................................   A-2
Section 1.6    Bylaws......................................................   A-2
Section 1.7    Officers and Directors......................................   A-2
Section 1.8    Effect on Capital Stock.....................................   A-2
Section 1.9    Company Stock Options and Other Equity-Based Awards.........   A-3
Section 1.10   Certain Adjustments.........................................   A-5
Section 1.11   Associated Rights...........................................   A-5
Section 1.12   Appraisal Rights............................................   A-5

                                   ARTICLE II
                            EXCHANGE OF CERTIFICATES
Section 2.1    Exchange Fund...............................................   A-5
Section 2.2    Exchange Procedures.........................................   A-6
Section 2.3    Distributions with Respect to Unexchanged Shares; Voting....   A-6
Section 2.4    No Further Ownership Rights in Company Common Stock.........   A-7
Section 2.5    No Fractional Shares of Parent Common Stock.................   A-7
Section 2.6    Termination of Exchange Fund................................   A-7
Section 2.7    No Liability................................................   A-8
Section 2.8    Investment of the Exchange Fund.............................   A-8
Section 2.9    Lost Certificates...........................................   A-8
Section 2.10   Withholding Rights..........................................   A-8
Section 2.11   Further Assurances..........................................   A-8
Section 2.12   Stock Transfer Books........................................   A-9
Section 2.13   Affiliates..................................................   A-9

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of Parent....................   A-9
Section 3.2    Representations and Warranties of the Company...............  A-18
Section 3.3    Representations and Warranties of Parent and Merger Sub.....  A-26

                                                                             PAGE
                                                                             ----
                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 4.1    Covenants of Parent.........................................  A-27
Section 4.2    Covenants of the Company....................................  A-28
Section 4.3    Monsanto Indebtedness.......................................  A-31
Section 4.4    Governmental Filings........................................  A-32
Section 4.5    Control of Other Party's Business...........................  A-32
Section 4.6    Actions to Company Benefit Plans............................  A-32
Section 4.7    Exchange of Preferred Stock.................................  A-32

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS
Section 5.1    Preparation of Proxy Statement; Stockholders Meetings.......  A-32
Section 5.2    Access to Information/Employees.............................  A-35
Section 5.3    Reasonable Best Efforts.....................................  A-36
Section 5.4    Acquisition Proposals.......................................  A-37
Section 5.5    Employee Benefits Matters...................................  A-38
Section 5.6    Fees and Expenses...........................................  A-40
Section 5.7    Directors' and Officers' Indemnification and Insurance......  A-40
Section 5.8    Public Announcements........................................  A-41
Section 5.9    Accountant's Letters........................................  A-41
Section 5.10   Listing of Shares of Parent Common Stock....................  A-41
Section 5.11   Dividends...................................................  A-42
Section 5.12   Affiliates..................................................  A-42
Section 5.13   Section 16 Matters..........................................  A-42
Section 5.14   Tax Treatment...............................................  A-42
Section 5.15   Tax Certificates............................................  A-42
Section 5.16   Completion of Spin-off or Sale of Monsanto..................  A-43
Section 5.17   Restructure of Transaction..................................  A-43
Section 5.18   Election to Parent's Board of Directors.....................  A-43

                                   ARTICLE VI
                              CONDITIONS PRECEDENT
Section 6.1    Conditions to Each Party's Obligation to Effect the
               Merger......................................................  A-43
Section 6.2    Additional Conditions to Obligations of Parent and Merger
               Sub.........................................................  A-44
Section 6.3    Additional Conditions to Obligations of the Company.........  A-45

                                                                             PAGE
                                                                             ----
                                   ARTICLE VII
                            TERMINATION AND AMENDMENT
Section 7.1    General.....................................................  A-46
Section 7.2    Obligations in Event of Termination.........................  A-47
Section 7.3    Amendment...................................................  A-49
Section 7.4    Extension; Waiver...........................................  A-49
Section 7.5    No Effect on Existing Agreements............................  A-49

                                  ARTICLE VIII
                               GENERAL PROVISIONS
Section 8.1    Non-Survival of Representations, Warranties and
               Agreements..................................................  A-49
Section 8.2    Notices.....................................................  A-49
Section 8.3    Interpretation..............................................  A-50
Section 8.4    Counterparts................................................  A-50
Section 8.5    Entire Agreement; No Third Party Beneficiaries..............  A-50
Section 8.6    Governing Law...............................................  A-51
Section 8.7    Severability................................................  A-51
Section 8.8    Assignment..................................................  A-51
Section 8.9    Submission to Jurisdiction; Waivers.........................  A-51
Section 8.10   Enforcement.................................................  A-51
Section 8.11   Definitions.................................................  A-52

                                LIST OF EXHIBITS

    EXHIBIT                               TITLE
    -------                               -----
  1.8(b)       Certificate of Designations for Parent Convertible Preferred
               Stock
  5.12         Form of Affiliate Letter
  5.15         Form of the Company Spin-Off Representations Letter to
               Cadwalader, Wickersham & Taft
  6.2(c)(1)    Form of Tax Opinion of Cadwalader, Wickersham & Taft
  6.2(c)(2)    Form of Parent Tax Representations Letter
  6.2(c)(3)    Form of the Company Tax Representations Letter
  6.3(c)(1)    Form of Tax Opinion of Sullivan & Cromwell

     AGREEMENT AND PLAN OF MERGER, dated as of July 13, 2002 (this "Agreement"), among PFIZER INC., a Delaware corporation ("Parent"), PILSNER ACQUISITION SUB CORP., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and PHARMACIA CORPORATION, a Delaware corporation (the "Company" and collectively with Parent and Merger Sub, the "parties").

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of the Company and Parent deem it advisable and in the best interests of each corporation and its respective stockholders that the Company and Parent engage in a business combination in order to advance the long-term strategic business interests of the Company and Parent;

     WHEREAS, the combination of the Company and Parent shall be effected by the terms of this Agreement through a merger as outlined below (the "Merger");

     WHEREAS, in furtherance thereof, the respective Boards of Directors of the Company and Parent have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of common stock, par value $2.00 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), other than shares owned or held directly or indirectly by Parent or directly or indirectly by the Company, together with the associated Company Rights (as defined in Section 3.2(b)) will be converted into the right to receive shares of common stock, par value $0.05 per share, of Parent ("Parent Common Stock") as set forth in Section 1.8 and each share of preferred stock that has been issued (as contemplated and permitted by Sections 4.2(c) and 4.7) in exchange for the then outstanding shares of Series B Convertible Perpetual Preferred Stock, par value $0.01 per share, of the Company (the currently existing preferred stock being the "Series B Preferred Stock" and the newly issued shares of preferred stock being the "Company Convertible Preferred Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of a new series of convertible preferred stock to be issued by Parent at the Effective Time and to be designated as Series A Convertible Perpetual Preferred Stock ("Parent Convertible Preferred Stock") as set forth in Section 1.8;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                      THE MERGER; CERTAIN RELATED MATTERS

     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

     SECTION 1.2 CLOSING. Upon the terms and subject to the conditions set forth in Article VI, and the termination rights set forth in Article VII, the closing of the Merger (the "Closing") will take place on the first Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of those conditions) set forth in Article VI, unless this Agreement has been previously terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York, 10038, unless another place is agreed to in writing by the parties.

     SECTION 1.3 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI, at the Closing the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Parent and the Company shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

     SECTION 1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.5 CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.6 BYLAWS. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.7 OFFICERS AND DIRECTORS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

     SECTION 1.8  EFFECT ON CAPITAL STOCK.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by Parent or Merger Sub or held by the Company, all of which shall be canceled as provided in Section 1.8(d)), together with the associated Company Rights (as defined in Section 3.2(b)), shall be converted into 1.4 validly issued, fully paid and non-assessable shares of Parent Common Stock (the "Exchange Ratio") and the associated Parent Rights (as defined in
Section 3.1(b)) (together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.5, the "Common Stock Merger Consideration").

     (b) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Company Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall, except as provided in Section
1.12 with respect to the shares of Company Convertible Preferred Stock as to which appraisal rights have been exercised, be converted into the right to receive one share of Parent Convertible Preferred Stock (the "Preferred Merger Consideration" and together with the Common Stock Merger Consideration, the "Merger Consideration") having terms substantially as set forth in the form of the Series A Convertible Perpetual Preferred Stock Certificate of Designations attached as Exhibit 1.8(b) hereto. Prior to the Closing, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon conversion of the Parent Convertible Preferred Stock.

     (c) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock (together with the associated Company Rights) and Company Convertible Preferred Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented any such shares of Company Common Stock ("Common Certificates") or of Company Convertible Preferred Stock ("Preferred Certificates" and together with the Common Certificates, the "Certificates") shall thereafter cease to have any rights with respect to such shares of Company Common Stock (together with the associated Company Rights) or Company Convertible Preferred Stock, respectively, except as provided herein or by law.

     (d) Each share of Company Common Stock and Company Convertible Preferred Stock owned by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent or held by the Company at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of Parent or other consideration shall be delivered in exchange therefor.

     (e) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $2.00 per share, of the Surviving Corporation.

     SECTION 1.9  COMPANY STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS.

     (a) Each Company Stock Option (as defined in Section 3.2(b)) that was granted pursuant to the Company Stock Option Plans (as defined in Section 3.2(b)) prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Common Stock and shall be converted, at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the Company Stock Option (but taking into account any changes thereto provided for in the Company Stock Option Plans or in such option by reason of this Agreement or the transactions contemplated hereby), that number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Parent Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Company Stock Option divided by the Exchange Ratio; provided, however, that in the case of any Company Stock Option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. On or prior to the Effective Time, the Company will take all actions necessary such that all Company Stock Options outstanding prior to the Effective Time under the Company Stock Option Plans are treated in accordance with the immediately preceding sentences, including, but not limited to, precluding the holder of each Company Stock Option from receiving any cash payments in respect of such Option in connection with the Merger.

     (b) Effective at the Effective Time, Parent shall assume each Company Stock Option in accordance with the terms of the Company Stock Option Plan under which it was issued and the stock option agreement by which it is evidenced. As soon as practicable after the Effective Time, but no later than five (5) Business Days after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Option Plans (including that, in connection with the Merger and pursuant to the terms of the Company Stock Option Plans, the Company Stock Options of such holders have become fully vested and exercisable) and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions. To the extent permitted by law, Parent shall comply with the terms of the Company Stock Option Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such Company Stock Option Plans, to have the Company Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time.

     (c) Prior to the Closing, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options or in connection with restricted shares or in connection with the settlement of stock accounts in accordance with this Section 1.9 or in connection with any other Company Benefit Plan for which shares of Parent Common Stock are required to be reserved for issuance. Promptly after the Effective Time, but no later than five (5) Business Days after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such options or restricted shares or stock accounts or Company Benefit Plans for which registration of shares of Parent Common Stock is required and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options, restricted shares or stock accounts remain outstanding or for so long as such registration statement is required with respect to any other Company Benefit Plan. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, Parent shall administer the Company Stock Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

     (d) Each restricted share of Company Common Stock, and other Company stock awards granted pursuant to the Company Stock Option Plans or Company Benefit Plans which are outstanding immediately prior to the Effective Time shall be converted, as of the Effective Time, into a number of shares of Parent Common Stock equal to the product of (1) the number of shares subject to the award and
(2) the Exchange Ratio; and the number of shares of Parent Common Stock as so determined shall be delivered to the holder of each such award as soon as practicable following the Effective Time. Such converted awards shall otherwise be subject to the same terms, conditions and restrictions, if any, as were applicable to such awards under the relevant Company Stock Option Plan or Company Benefit Plan. Similarly, all Company Stock Option Plans and Company Benefit Plans (and awards thereunder, including stock appreciation rights) providing for cash payments measured by the value of Company Common Stock shall be deemed to refer to the number of shares of Parent Common Stock equal to the result of multiplying such number of shares of Company Common Stock by the Exchange Ratio, and such cash payments shall otherwise be made on the same terms, conditions and restrictions, if any, as were applicable under the relevant Company Stock Option Plan or Company Benefit Plan.

     SECTION 1.10 CERTAIN ADJUSTMENTS. If, between the date of this Agreement and the Effective Time, the outstanding Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Exchange Ratio shall be appropriately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, however, that there shall be no adjustment as a result of any dividend or distribution to the Company's stockholders of the stock of Monsanto Company ("Monsanto") pursuant to the spin-off of Monsanto as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the "Monsanto Spin-Off").

     SECTION 1.11 ASSOCIATED RIGHTS. References in Article I and Article II of this Agreement to Company Common Stock shall include, unless the context requires otherwise, the associated Company Rights and references in Article I and Article II of this Agreement to Parent Common Stock shall include, unless the context requires otherwise, the associated Parent Rights.

     SECTION 1.12  APPRAISAL RIGHTS.

     (a) Notwithstanding Section 1.8, shares of Company Convertible Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of Company Convertible Preferred Stock in accordance with the DGCL shall not be converted into a right to receive the Preferred Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal in accordance with the DGCL. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such shares of Company Convertible Preferred Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Preferred Merger Consideration.

     (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

     SECTION 2.1 EXCHANGE FUND. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company to act as exchange agent hereunder (which entity shall be reasonably acceptable to the Company) for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock and Company Convertible Preferred Stock, certificates representing the Parent Common Stock issuable pursuant to Section 1.8 in exchange for outstanding shares of Company Common Stock and certificates representing the Parent Convertible Preferred Stock issuable pursuant to Section 1.8 in exchange for outstanding shares of Company Convertible Preferred Stock. Parent agrees to make available directly or indirectly to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5 and any dividends and other distributions pursuant to Section 2.3. Any cash and certificates of Parent Common Stock and Parent Convertible Preferred Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

     SECTION 2.2 EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify (such letter to be reasonably acceptable to the Company prior to the Effective Time) and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (i) in the case of holders of Common Certificates (A) one or more shares of Parent Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to
Section 1.8 (after taking into account all shares of Company Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, consisting of cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.5 and dividends and other distributions pursuant to
Section 2.3 and (ii) in the case of holders of Preferred Certificates (A) one or more shares of Parent Convertible Preferred Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the number of shares that such holder has the right to receive pursuant to Section 1.8 and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, consisting of dividends and other distributions pursuant to
Section 2.3. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section 2.5. In the event of a transfer of ownership of Company Common Stock or Company Convertible Preferred Stock which is not registered in the transfer records of the Company, one or more shares of Parent Common Stock or Parent Convertible Preferred Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock or Parent Convertible Preferred Stock, a check in the proper amount of cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, may be issued with respect to such Company Common Stock or Company Convertible Preferred Stock to such a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     SECTION 2.3  DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; VOTING.

     (a) All shares of Parent Common Stock and Parent Convertible Preferred Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock or Parent Convertible Preferred Stock, as the case may be, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement; provided that no dividends or other distributions declared or made in respect of the Parent Common Stock or Parent Convertible Preferred Stock, as the case may be, with a record date that is 180 days or more after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such

Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock or Parent Convertible Preferred Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

     (b) For a period of one year following the Closing, holders of unsurrendered Certificates shall be entitled to vote at any meeting of Parent stockholders the number of whole shares of Parent Common Stock and Parent Convertible Preferred Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

     SECTION 2.4 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock and Parent Convertible Preferred Stock issued and cash paid upon conversion of shares of Company Common Stock or Company Convertible Preferred Stock in accordance with the terms of Article I and this
Article II (including any cash paid pursuant to Section 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock and Company Convertible Preferred Stock, as the case may be.

     SECTION 2.5  NO FRACTIONAL SHARES OF PARENT COMMON STOCK.

     (a) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

     (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the closing price for a share of Parent Common Stock on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions Tape on the date of the Effective Time or, if such date is not a Business Day, the Business Day immediately following the date on which the Effective Time occurs. Such payment of cash consideration in lieu of fractional shares of Parent Common Stock is not expected to exceed, in the aggregate, 1% of the total Merger Consideration.

     (c) As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall deposit or cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     SECTION 2.6 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for the Merger Consideration with respect to the shares of Company Common Stock or Company Convertible Preferred Stock, as the case may be, formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section
2.5 and any dividends or distributions with respect to shares of Parent Common Stock or Parent Convertible Preferred Stock to which such holders are entitled pursuant to Section 2.3. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock or Company Convertible Preferred Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.1(c)(iii)) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

     SECTION 2.7 NO LIABILITY. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 2.8 INVESTMENT OF THE EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis; provided, that no such gain or loss thereon shall affect the amounts payable to the Company stockholders pursuant to Article I and the other provisions of this Article II. Any interest and other income resulting from such investments shall promptly be paid to Parent.

     SECTION 2.9 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock or Company Convertible Preferred Stock, as the case may be, formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.5, and unpaid dividends and distributions on shares of Parent Common Stock or Parent Convertible Preferred Stock to which such holders are entitled pursuant to
Section 2.3, as the case may be, deliverable in respect thereof, pursuant to this Agreement.

     SECTION 2.10 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Convertible Preferred Stock, Company Stock Options or any other equity rights in the Company such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Convertible Preferred Stock, as the case may be, in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     SECTION 2.11 FURTHER ASSURANCES. After the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 2.12 STOCK TRANSFER BOOKS. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Company Common Stock or Company Convertible Preferred Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Common Stock or Company Convertible Preferred Stock, as the case may be, formerly represented thereby (including any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.5) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

     SECTION 2.13 AFFILIATES. Notwithstanding anything to the contrary herein, to the fullest extent permitted by law, no certificates representing shares of Parent Common Stock or cash shall be delivered to a Person who may be deemed an "affiliate" of the Company in accordance with Section 5.12 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and applicable rules and regulations of the Securities and Exchange Commission (the "SEC") until such Person has executed and delivered an Affiliate Agreement (as defined in Section 5.12) to Parent.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF PARENT. Except as set forth in the Parent disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant and any other representation or warranty, if the disclosure set forth in the Parent Disclosure Schedule is readily applicable to such other representation or warranty), Parent represents and warrants to the Company as follows:

     (a) Organization, Standing and Power; Subsidiaries.

             (i) Each of Parent and each of its Subsidiaries (as defined in Section 8.11) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate (or similar) power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.11) on Parent, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. The copies of the certificate of incorporation and bylaws of Parent which were previously furnished or made available to the Company are true, complete and correct copies of such documents as in effect on the date of this Agreement.

             (ii) Exhibit 21 to Parent's Annual Report on Form 10K for the year ended December 31, 2001 ("Parent Exhibit 21") includes all the Subsidiaries of Parent which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of

        Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and non-assessable and are, except as set forth in Parent Exhibit 21, owned directly or indirectly by Parent, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as set forth in the Parent SEC Reports (as defined in Section 3.1(d)) filed prior to the date hereof, neither Parent nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to Parent and its Subsidiaries taken as a whole.

     (b) Capital Structure.

             (i) As of March 31, 2002, the authorized capital stock of Parent consisted of (A) 9,000,000,000 shares of Parent Common Stock of which 6,254,532,591 shares were outstanding and 539,225,789 shares were held in the treasury of Parent and (B) 12,000,000 shares of Preferred Stock, no par value, of which 3,000,000 shares have been designated Series A Junior Preferred Stock and reserved for issuance upon exercise of the rights (the "Parent Rights") distributed to the holders of Parent Common Stock pursuant to the Rights Agreement, dated as of October 6, 1997 between Parent and ChaseMellon Shareholder Services, L.L.C. (the "Parent Rights Agreement"). Since March 31, 2002 to the date of this Agreement, there have been no issuances of shares of the capital stock of Parent or any other securities of Parent other than issuances of shares of Parent Common Stock pursuant to options or rights outstanding as of March 31, 2002 under the Benefit Plans (as defined in Section 8.11) of Parent. All issued and outstanding shares of the capital stock of Parent are, and when shares of Parent Common Stock and Parent Convertible Preferred Stock are issued in the Merger or upon exercise of stock options converted in the Merger pursuant to Section 1.9, such shares will be, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights. There were outstanding as of March 31, 2002 no options, warrants or other rights to acquire capital stock from Parent other than (x) the Parent Rights and (y) options, restricted stock and other rights to acquire capital stock from Parent representing in the aggregate the right to purchase approximately 475,613,737 shares of Parent Common Stock (collectively, the "Parent Stock Options") under Parent's Stock and Incentive Plan, Parent's Performance-Contingent Share Award Program, Parent's 2001 Performance-Contingent Share Award Plan, Parent's Annual Retainer Unit Award Plan (for non-employee Directors), Parent's Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors and Parent's Restricted Stock Plan for Non-Employee Directors, the Company 1996 Stock Plan (collectively, the "Parent Stock Option Plans"). Section 3.1(b) of the Parent Disclosure Schedule sets forth a complete and correct list, as of March 31, 2002, of the number of shares of Parent Common Stock subject to Parent Stock Options or other rights to purchase or receive Parent Common Stock granted under the Parent Benefit Plans or otherwise, the dates of grant and the exercise prices thereof. No options or warrants or other rights to acquire capital stock from Parent have been issued or granted since March 31, 2002 to the date of this Agreement.

             (ii) No bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of capital stock of Parent may vote ("Parent Voting Debt") are issued or outstanding.

             (iii) Except as otherwise set forth in this Section 3.1(b) and as contemplated by Section 1.8 and Section 1.9, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries. There are not outstanding any stock-appreciation rights, security-based performance units, "phantom" stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of Parent or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of Parent based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause Parent or any of its Subsidiaries to file a registration statement under the Securities Act or which otherwise relate to the registration of any securities of Parents or its Subsidiaries.

     (c) Authority; No Conflicts.

             (i) Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the requisite stockholder approval of the issuance of the shares of Parent Common Stock to be issued in the Merger (the "Share Issuance") and the amendment to the Parent Restated Certificate of Incorporation to increase the authorized share capital (the "Certificate Amendment"), in each case, by the votes set forth in
        Section 3.1(g) hereof (such votes as set forth in such Section 3.1(g) collectively being the "Parent Stockholder Approval"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, subject to obtaining the Parent Stockholder Approval. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (ii) The execution and delivery of this Agreement by Parent does not or will not, as the case may be, and the consummation by Parent of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on, or the loss of, any assets, including Intellectual Property (as defined in Section 3.1(p)) (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the certificate of incorporation or bylaws of Parent or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X of the SEC) of Parent, or (B) except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, or subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Subsidiary of Parent or their respective properties or assets.

             (iii) No consent, approval, order or authorization of, clearance by, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect to Parent or any Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) state securities or "blue sky" laws (the "Blue Sky Laws"), (C) the Securities Act, (D) the Exchange Act, (E) the DGCL with respect to the filing of the Certificate of Merger, (F) rules and regulations of the NYSE, (G) antitrust or other competition laws, of the European Union or other jurisdictions, and (H) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failures of which to make or obtain, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as "Necessary Consents."

     (d) Reports and Financial Statements.

             (i) Parent has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2000 (collectively, including all exhibits thereto, the "Parent SEC Reports"). No Subsidiary of Parent is required to file any form, report, registration statement, prospectus or other document with the SEC. None of the Parent SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes and schedules) included or incorporated by reference in the Parent SEC Reports presents fairly, or will present fairly, in all material respects, the consolidated financial position and consolidated results of operations, retained earnings and cash flows of Parent and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount. All of such Parent SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Parent SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

             (ii) Except as disclosed in the Parent SEC Reports filed prior to the date hereof, Parent and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Parent and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

     (e) Information Supplied.

             (i) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (A) the Form S-4 (as defined in Section 5.1) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
        (B) the Joint Proxy Statement/Prospectus (as defined in Section 5.1) will, on the date it is first mailed to the Company stockholders or Parent stockholders or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting (each as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

             (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by the Company for inclusion or incorporation by reference therein.

     (f) Board Approval. The Board of Directors of Parent, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Parent Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and are fair to and in the best interests of Parent and its stockholders, (ii) approved this Agreement, the Merger, the Certificate Amendment and the Share Issuance and
(iii) recommended that the stockholders of Parent approve the Share Issuance and Certificate Amendment and directed that the Share Issuance and the Certificate Amendment be submitted for consideration by Parent's stockholders at the Parent Stockholders Meeting.

     (g) Vote Required. The affirmative vote of a majority of the votes cast by the holders of Parent Common Stock, provided that the total votes cast represents a majority of the outstanding shares of Parent Common Stock, is the only vote of the holders of any class or series of Parent capital stock necessary to consummate the Share Issuance. The affirmative vote of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent capital stock necessary to consummate the Certificate Amendment. Other than the votes set forth in this Section 3.1(g), there are no votes of the holders of any class or series of Parent capital stock necessary to consummate any of the transactions contemplated hereby.

     (h) Litigation; Compliance with Laws.

             (i) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, there are no suits, actions or proceedings (collectively "Actions") pending or, to the knowledge of Parent, threatened, against or affecting Parent or any Subsidiary of Parent which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Parent or any Subsidiary of Parent which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

             (ii) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement and except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of Parent and its Subsidiaries, taken as a whole (the "Parent Permits"). Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failures to so comply, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, neither Parent nor any of its Subsidiaries is in violation of, and Parent and its Subsidiaries have not received any notices of violations with respect to, any laws, ordinances or regulations of any Governmental Entity, except for violations which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

     (i) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, and except as permitted by Section 4.1, since March 31, 2002, (i) Parent and its Subsidiaries have conducted their business only in the ordinary course; (ii) through the date hereof, there has not been any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of Parent's capital stock, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof;
(iii) there has not been any action taken by Parent or any of its Subsidiaries during the period from March 31, 2002 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of Section 4.1; and (iv) except as required by GAAP, there has not been any change by Parent in accounting principles, practices or methods. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since March 31, 2002, there have not been any changes, circumstances or events (including changes, circumstances or events involving, impacting or related to development stage products of Parent) which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Parent.

     (j) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Parent, except Lazard Freres & Co. LLC and Bear, Stearns & Co. Inc., whose fees and expenses will be paid by Parent.

     (k) Opinions of Parent Financial Advisors. Parent has received the opinions of Lazard Freres & Co. LLC and Bear, Stearns & Co. Inc., each dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to Parent, from a financial point of view, copies of which opinions will be promptly delivered to the Company in connection with the preparation of the necessary regulatory filings.

     (l) Employee Benefit Plans. Except as disclosed in the Parent SEC Reports, there are no Benefit Plans maintained by Parent covering only Parent executive officers. Each Benefit Plan maintained by Parent has been operated and administered in accordance with its terms and applicable law, except where failure to do so would not reasonably be expected to have a Material Adverse Effect on Parent. The execution of this Agreement and the consummation of the Merger will not constitute an event under any Benefit Plan maintained by Parent that will or may result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits with respect to any Parent employee which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Parent.

     (m) Foreign Corrupt Practices and International Trade Sanctions. To Parent's knowledge, neither Parent, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, (the "FCPA") or any other similar applicable foreign, Federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, except, in each case, which will not have a Material Adverse Effect on Parent.

     (n) No Restrictions on the Merger; Takeover Statutes. The Board of Directors of Parent has taken all necessary action to render Section 203 of the DGCL, and any other potentially applicable anti-takeover or similar statute or regulation or provision of the certificate of incorporation or by-laws, or other organizational or constitutive document or governing instruments of Parent or any of its Subsidiaries, inapplicable to this Agreement and the transactions contemplated hereby.

     (o) Environmental Matters.

             (i) Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, (i) the operations of Parent and its Subsidiaries have been and are in compliance with all Environmental Laws and with all licenses required by Environmental Laws, (ii) there are no pending or, to the knowledge of Parent, threatened, Environmental Claims under or pursuant to Environmental Laws against Parent or its Subsidiaries or involving any real property currently or, to the knowledge of Parent, formerly owned, operated or leased by Parent or its Subsidiaries, (iii) to the knowledge of Parent, Parent and its Subsidiaries have not incurred any Environmental Liabilities and no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of Parent, formerly owned, operated or leased by Parent or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities,
        (iv) all real property owned and, to the knowledge of Parent, all real property operated or leased by Parent or its Subsidiaries is free of contamination from Hazardous Material that would have an adverse effect on human health or the environment and (v) other than in compliance with any Environmental Laws, there is not now, nor, to the knowledge of Parent, has there been in the past, on, in or under any real property owned, leased or operated by Parent or any of its predecessors (A) any underground storage tanks, regulated pursuant to 40 C.F.R. Part 280 or delegated state programs, dikes or impoundments containing more than a reportable quantity of Hazardous Materials, (B) any friable asbestos-containing materials or (c) any polychlorinated biphenyls.

             (ii) For purposes of this Section 3.1(o) and Section 3.2(j) the following terms shall have the following meanings:

             "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, orders, claims, liens, investigations, requests for information, proceedings, or notices of noncompliance or violation (written or oral) by any person (including, without limitation, any governmental authority) alleging liability or potential liability arising out of, based on or resulting from (A) the presence release or disposal or threatened release or disposal, of any Hazardous Materials at any location, or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or permit thereunder, or
        (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from exposure to or the presence, release, or disposal or threat thereof of any Hazardous Materials.

             "Environmental Law" means any applicable law, regulation, code, license, permit, order, judgment, decree or injunction promulgated by any Governmental Entity, (A) for the protection of the environment (including air, water, soil and natural resources) or (B) regulating the use, storage, handling, release or disposal of any chemical, material, waste or hazardous substance.

             "Hazardous Material" means any substance listed, defined, designated or regulated pursuant to any applicable Environmental Law including petroleum products and byproducts, asbestos and polychlorinated biphenyls.

             "Environmental Liabilities" means all liabilities, actions, remedial obligations, losses, damages, fines, penalties and sanctions arising under any Environmental Law.

     (p) Intellectual Property. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement,
(i) Parent and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) to the knowledge of Parent, the use of any Intellectual Property by Parent and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which Parent or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the knowledge of Parent, no Person is challenging, infringing on or otherwise violating any right of Parent or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Parent or its Subsidiaries; and (iv) neither Parent nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by Parent and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Parent or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any domestic or foreign jurisdiction of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any domestic or foreign jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any such jurisdiction; nonpublic information, trade secrets and confidential information and rights in any domestic or foreign jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any such jurisdiction; and registrations or applications for registration of copyrights in any domestic or foreign jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

     (q) Taxes

             (i) Parent and each of its Subsidiaries has timely filed, or has caused to be timely filed, all Tax Returns required to be filed, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been or will be timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

             (ii) The most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve for all Taxes payable by Parent and its Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Parent or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

             (iii) The Federal income Tax Returns of Parent and each of its Subsidiaries consolidated in such Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1995. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

             (iv) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries is bound by any Tax sharing agreements with third parties.

             (v) Prior to the date of this Agreement, neither Parent nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (i) within the one-year period ending on the date of this Agreement or (ii) which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

             (vi) For purposes of this Agreement:

                (A) "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

                (B) "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

     SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant and any other representation or warranty, if the disclosure set forth in the Company Disclosure Schedule is readily applicable to such other representation or warranty), the Company represents and warrants to Parent as follows:

     (a) Organization, Standing and Power; Subsidiaries.

             (i) Each of the Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate (or similar) power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company. The copies of the certificate of incorporation and bylaws of the Company which were previously furnished or made available to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement. The copies of the certificate of incorporation and bylaws of the Company which were previously furnished or made available to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

             (ii) Exhibit 21 to the Company's Annual Report on Form 10K for the year ended December 31, 2001 ("Company Exhibit 21") includes all the Subsidiaries of the Company which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and non-assessable and are, except as set forth in Company Exhibit 21, owned directly or indirectly by the Company, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as set forth in the Company SEC Reports (as defined in Section 3.2(d)) filed prior to the date hereof, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

     (b) Capital Structure.

             (i) As of March 31, 2002, the authorized capital stock of the Company consisted of (A) 3,000,000,000 shares of Company Common Stock, of which 1,295,761,753 shares were outstanding and 189,041,409 shares were held in the treasury of the Company, (B) 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which 7,500 have been designated as Series B Convertible Perpetual Preferred Stock, of which 6,357 shares were outstanding and (C) 1,500,000 shares of Preferred Stock, no par value, which have been designated Series A Junior Participating Preferred Stock and reserved for issuance upon exercise of the rights (the "Company Rights") distributed to the holders of Company Common Stock pursuant to the Amended and Restated Rights Agreement dated as of February 20, 2001, between the Company and Mellon Investor Services LLC (the "Company Rights Agreement"). Since March 31, 2002 to the date of this Agreement, there have been no issuances of shares of the capital stock of the Company or any other securities of the Company other than issuances of shares of Company Common Stock (and accompanying Company Rights) pursuant to options or rights outstanding as of March 31, 2002 under the Benefit Plans of the Company. All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of March 31, 2002 no options, warrants or other rights to acquire capital stock from the Company other than (x) Company Rights and
        (y) options and other rights to acquire capital stock of the Company representing in the aggregate the right to purchase 76,396,436 shares of Company Common Stock (collectively, the "Company Stock Options") under The Pharmacia & Upjohn, Inc. Long-Term Incentive Plan, The Pharmacia Corporation Management Incentive Plan, 2000 Operations Committee Incentive Plan, The Pharmacia Corporation 2001 Long Term Incentive Plan, The Operations Committee Incentive Plan -- 2001 Long Term Incentive Plan and the Employee Stock Purchase Plan -- 2001 Long Term Incentive Plan (collectively, the "Company Stock Option Plans"). Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and correct list, as of March 31, 2002, of the number of shares of Company Common Stock subject to Company Stock Options or other rights to purchase or receive Company Common Stock granted under the Company Benefit Plans or otherwise, the dates of grant and the exercise prices thereof. No options or warrants or other rights to acquire capital stock from the Company have been issued or granted since March 31, 2002 to the date of this Agreement.

             (ii) No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of capital stock of the Company may vote ("Company Voting Debt") are issued or outstanding.

             (iii) Except as otherwise set forth in this Section 3.2(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. There are not outstanding any stock-appreciation rights, security-based performance units, "phantom" stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act or which otherwise relate to the registration of any securities of the Company or its Subsidiaries.

     (c) Authority; No Conflicts.

             (i) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Company Stockholder Approval (as defined in Section 3.2(g)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (ii) The execution and delivery of this Agreement by the Company does not or will not, as the case may be, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or bylaws of the Company or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X of the SEC) of the Company or (B) except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets.

             (iii) No consent, approval, order or authorization of, clearance by, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger and the other transactions contemplated hereby, except the Necessary Consents and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

     (d) Reports and Financial Statements.

             (i) The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2000 (collectively, including all exhibits thereto, the "Company SEC Reports"). No Subsidiary of the Company is required to file any form, report, registration statement or prospectus or other document with the SEC. None of the Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes and schedules) included or incorporated by reference in the Company SEC Reports presents fairly, or will present fairly, in all material respects, the consolidated financial position and consolidated results of operations, retained earnings and cash flows of the Company and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

             (ii) Except as disclosed in the Company SEC Reports filed prior to the date hereof, the Company and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of the Company and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business, or (B) liabilities that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

     (e) Information Supplied.

             (i) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to the Company stockholders or Parent stockholders or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/ Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

             (ii) Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

     (f) Board Approval. The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholders of the Company adopt this Agreement and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company's stockholders at the Company Stockholders Meeting.

     (g) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Convertible Preferred Stock (voting together with the Company Common Stock on an as converted basis) to adopt this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company capital stock necessary to consummate the transactions contemplated hereby.

     (h) Litigation; Compliance with Laws.

             (i) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there are no Actions pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary of the Company which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

             (ii) Except as disclosed in the Company SEC Reports filed prior to the date of the Agreement and except as would, in the aggregate, not reasonably be expected to have a Material Adverse Effect on the Company, the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of the Company and its Subsidiaries, taken as a whole (the "Company Permits"). The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failures to so comply, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is in violation of, and the Company and its Subsidiaries have not received any notices of violations with respect to, any laws, ordinances or regulations of any Governmental Entity, except for violations which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

     (i) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, and except as permitted by Section 4.2, since March 31, 2002, (i) the Company and its Subsidiaries have conducted their business only in the ordinary course; (ii) through the date hereof, there has not been any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the Company's capital stock, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; (iii) there has not been any action by the Company or any of its Subsidiaries during the period from March 31, 2002 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of Section 4.2; and (iv) except as required by GAAP, there has not been any change by the Company in accounting principles, practices or methods. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since March 31, 2002, there have not been any changes, circumstances or events (including changes, circumstances or events involving, impacting or related to development stage products of the Company) which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

     (j) Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, (i) the operations of the Company and its

Subsidiaries have been and are in compliance with all Environmental Laws and with all licenses required by Environmental Laws, (ii) there are no pending or, to the knowledge of the Company, threatened, Environmental Claims under or pursuant to Environmental Laws against the Company or its Subsidiaries or involving any real property currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company or its Subsidiaries, (iii) to the knowledge of the Company, the Company and its Subsidiaries have not incurred any Environmental Liabilities and no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and, to the knowledge of the Company, all real property operated or leased by the Company or its Subsidiaries is free of contamination from Hazardous Material that would have an adverse effect on human health or the environment and (v) other than in compliance with any Environmental Laws, there is not now, nor, to the knowledge of the Company, has there been in the past, on, in or under any real property owned, leased or operated by the Company or any of its predecessors (A) any underground storage tanks, regulated pursuant to 40 C.F.R. Part 280 or delegated state programs, dikes or impoundments containing more than a reportable quantity of Hazardous Materials, (B) any friable asbestos-containing materials or (c) any polychlorinated biphenyls.

     (k) Intellectual Property. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, (i) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) to the knowledge of the Company, the use of any Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the knowledge of the Company, no Person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its Subsidiaries; and (iv) neither the Company nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by the Company and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by the Company or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

     (l) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company, except Goldman, Sachs & Co., whose fees and expenses will be paid by the Company.

     (m) Opinions of the Company Financial Advisor. The Company has received the opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock, copies of which opinions will promptly be provided to Parent.

     (n) Taxes.

             (i) The Company and each of its Subsidiaries has timely filed, or has caused to be timely filed, all Tax Returns required to be filed, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been or will be timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

             (ii) The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

             (iii) The Federal income Tax Returns of the Company and each of its Subsidiaries consolidated in such Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1995. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

             (iv) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is bound by any Tax sharing agreements with third parties.

             (v) Prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (i) within the one-year period ending on the date of this Agreement or (ii) which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

             (vi) The Company's aggregate adjusted Federal income tax basis in its shares of Monsanto common stock is currently, and at the time of the Monsanto Spin-Off or Monsanto Sale Transaction (as defined in Section 5.16) occurs, will be, no less than $ 7 billion.

     (o) Certain Contracts. As of the date hereof, except as set forth in the Company SEC Reports filed prior to the date of this Agreement or set forth on
Section 3.2(o) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC). Except as set forth on Schedule 3.2(o) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any non-competition agreements or any other agreements or arrangements that limit or otherwise restrict the Company or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that would, after the Effective Time, to the knowledge of the Company, limit or restrict Parent or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area or, in the case of the pharmaceutical business, any therapeutic area, class of drugs or mechanism of action, that relate to the top 25 marketed products or any development stage product currently in Phase III.

     (p) Employee Benefit Plans. Section 3.2(p) of the Company Disclosure Schedule, sets forth all U.S. Benefit Plans maintained by the Company or any of its Subsidiaries; all Benefit Plans maintained by the Company or any of its Subsidiaries outside the U.S. will be listed on Schedule 3.2(p) by the Company within seven (7) Business Days of the date of this Agreement. Except as disclosed in the Company SEC Reports, there are no Benefit Plans maintained by the Company (each, a "Company Benefit Plan") covering only the Company executive officers. Each Company Benefit Plan has been operated and administered in accordance with its terms and applicable law, except where failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company. The execution of this Agreement and the consummation of the Merger will not constitute an event under any Company Benefit Plan that will or may result in any payment, acceleration, termination, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits with respect to any Company employee which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

     (q) Labor Matters. Except where failure to comply would not reasonably be expected to have a Material Adverse Effect on the Company, the Company is and has been in compliance with all applicable laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, ERISA, the Code, the Immigration Reform and Control Act, the WARN Act, any laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, COBRA, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in any unfair labor practices.

     (r) Foreign Corrupt Practices and International Trade Sanctions. To the Company's knowledge, neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the FCPA or any other similar applicable foreign, Federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations except, in each case, which will not have a Material Adverse Effect on the Company.

     (s) Company Stockholder Rights Plan. The Board of Directors of the Company has amended the Company Rights Agreement (the "Rights Agreement Amendment") in accordance with its terms to render it inapplicable to the transactions contemplated by this Agreement. The Company has delivered to the Parent a true and correct copy of the Rights Agreement Amendment.

     (t) Compliance with Co-Promotion Agreements. The Company has delivered to Parent all material documents filed with governmental authorities as required to be provided to Parent pursuant to the terms of the U.S. Collaboration Agreement (Second Generation), dated as of February 18, 1998, by and among, Parent, the Company (as successor to Monsanto Company) and G.D. Searle & Co., the U.S. Collaboration Agreement (Celecoxib), dated as of February 18, 1998, by and among, Parent, the Company (as successor to Monsanto Company) and G.D. Searle & Co., and any other agreements among Parent, the Company and G.D. Searle & Co. with respect to Cox-2 Second Generation drugs and Celocoxib (collectively, the "Co-Promotion Agreements"). To the knowledge of the Company, these documents comprise all information that would be material to an evaluation of the safety and efficacy of the Cox-2 Second Generation drugs and Celocoxib.

     (u) Monsanto Documents. All material agreements (whether written or oral) between the Company and Monsanto have been disclosed in the Company SEC Reports and there has not been any material amendment or change to any such agreements and the Company has not entered into any new material agreements (whether written or oral) with Monsanto since March 31, 2002.

     (v) No Restrictions on the Merger; Takeover Statutes. The Board of Directors of the Company has taken all necessary action to render Section 203 of the DGCL, and any other potentially applicable anti-takeover or similar statute or regulation or provision of the certificate of incorporation or by-laws, or other organizational or constitutive document or governing instruments of the Company or any of its Subsidiaries, inapplicable to this Agreement and the transactions contemplated hereby.

     SECTION 3.3  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
SUB.  Parent and Merger Sub represent and warrant to the Company as follows:

     (a) Organization. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of Parent.

     (b) Corporate Authorization. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The copies of the certificate of incorporation and bylaws of Merger Sub which were previously furnished or made available to the Company are true, complete and correct copies of such documents as in effect on the date of this Agreement.

     (c) Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or bylaws of Merger Sub or any law binding on Merger Sub.

     (d) No Business Activities. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

     (e) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1 COVENANTS OF PARENT. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as disclosed in the Parent Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that the Company shall otherwise consent in writing):

     (a) Ordinary Course. Parent and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use reasonable best efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them; provided, however, that no action by Parent or its Subsidiaries with respect to matters specifically permitted by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1(a) unless such action would constitute a breach of one or more of such other provisions.

     (b) Dividends. Parent shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, declare or pay any dividends or distributions on or make other distributions in respect of any of its capital stock, except (i) the declaration and payment of regular quarterly cash dividends not in excess of the amount set forth in Section 4.1(b) of the Parent Disclosure Schedule per share of Parent Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice and
(ii) for dividends by wholly owned Subsidiaries of Parent.

     (c) Governing Documents. Except to the extent required to comply with applicable law or their obligations hereunder, Parent and Merger Sub shall not amend or propose to so amend their respective certificates of incorporation, bylaws or other governing documents.

     (d) No Acquisitions. Other than (i) acquisitions disclosed on the Parent Disclosure Schedule and (ii) acquisitions for cash in existing or related lines of business of Parent the fair market value of the total consideration (including the value of indebtedness acquired or assumed) for which does not exceed the amount that would be material to the business and assets of the Parent and its Subsidiaries, taken as a whole, Parent shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business (including by acquisition of assets) or any corporation, partnership, association or business organization or division thereof; provided, however, that acquisitions that would otherwise be permitted under clause (ii) of this
Section 4.1(d) shall be prohibited if they, individually or in the aggregate, present (x) a risk of making it materially more difficult to obtain any approval or authorization required in order to meet the conditions set forth in Sections 6.1(c) and 6.1(f) or (y) a risk of materially delaying or impairing the consummation of the Merger; and provided, further, however, that nothing in this
Section 4.1(d) shall prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Parent or (y) the creation of new Subsidiaries of Parent organized to conduct or continue activities otherwise permitted by this Agreement. Parent and its Subsidiaries shall not enter into any joint venture, license or alliance or jointly promote, market or develop any products with any other Person if such actions, individually or in the aggregate, present (x) a risk of making it materially more difficult to obtain any approval or authorization required in order to meet the conditions set forth in Sections 6.1(c) and 6.1(f) or (y) a risk of materially delaying or impairing the consummation of the Merger.

     (e) Accounting Methods. Except as disclosed in Parent SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, Parent shall not change its methods of accounting in effect at March 31, 2002, except as required by changes in GAAP as concurred in by Parent's independent public accountants.

     (f) No Related Actions. Parent will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     SECTION 4.2 COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as disclosed in the Company Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that Parent shall otherwise consent in writing):

     (a) Ordinary Course.

             (i) The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use reasonable best efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically permitted by any other provision of this Section 4.2 shall be deemed a breach of this Section 4.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

             (ii) Other than in connection with acquisitions and activities permitted by Section 4.2(e), the Company shall not, and shall not permit any of its Subsidiaries to, (A) enter into any licensing agreement, except for licensing agreements set forth in Section 4.2(a)(ii) of the Company Disclosure Schedule and, subject to Section 4.2(e), any licensing agreement relating to the non-pharmaceutical licenses of the Company entered into in the ordinary course of business, (B) enter into or terminate any "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC or agreement or make any change in any material lease or contract, other than in the ordinary course of business; (C) enter into any new line of business; (D) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than Permitted Capital Expenditures (as defined below) and obligations or liabilities in connection therewith,
        (E) with respect to the pharmaceutical and consumer healthcare businesses, enter into any contract, agreement or other arrangement for the sale of products or inventories or for the furnishing of services by the Company or any of its Subsidiaries which contract, agreement or other arrangement involves amounts or expenditures in excess of $20 million or which may give rise to commitments which may extend beyond twelve months from the date of such contract, agreement or arrangement, unless, such contract, agreement or arrangement can be terminated by the Company or its Subsidiary, as the case may be, by giving less than 60 days' notice and without incurring an obligation to pay any material premium or penalty or suffering any other material detriment, or (F) with respect to the pharmaceutical business, enter into an agreement to provide rebates or discounts to public, governmental, or private entities, unless such agreement is able to be terminated within one year without penalty and the rebates or discounts therein do not differ significantly from prior arrangements or agreements. As used herein, a "Permitted Capital Expenditure" is a capital expenditure which (i) is set forth on a Capital Expenditure Schedule to be delivered by the Company as contemplated by the Company Disclosure Schedule or (ii) is
        (A) less than $20 million in the case of any single expenditure or related series of expenditures and (B) $100 million in the aggregate for all capital expenditures incurred pursuant to this clause (ii) and not clause (i). The Company will deliver to Parent on a quarterly basis a schedule of actual capital expenditures made.

     (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $0.135 per share of Company Common Stock and 6.25% of the per share stated value per annum per share of (x) Series B Preferred Stock or (y) Company Convertible Preferred Stock, in each case, with usual record and payment dates for such dividends in accordance with past dividend practice; (B) dividends or distributions by wholly owned Subsidiaries of the Company, (C) dividends or distributions from Monsanto to the Company, and (D) any stock dividend or distribution by the Company to effect the Monsanto Spin-Off; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except (I) for the exchange of the Series B Preferred Stock in connection with the issuance of the Company Convertible Preferred Stock, (II) for the purchase from time to time by the Company of Company Common Stock (and the associated Company Rights) in the ordinary course of business consistent with past practice in connection with the Company Benefit Plans and (III) for the redemption or exchange of Company Rights in accordance with Company Rights Agreement.

     (c) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Company Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock (and the associated Company Rights) upon the exercise of Company Stock Options or in connection with the Company Benefit Plans, in each case, in accordance with their present terms or pursuant to Company Stock Options or other stock based awards granted pursuant to clause (iii) below, (ii) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of the Company, (iii) the granting of Company Stock Options or other stock based awards to acquire shares of Company Common Stock granted under the Company Benefit Plans in the ordinary course of business consistent with past practice, (iv) pursuant to acquisitions set forth on the Company Disclosure Schedule, (v) issuances in accordance with Company Rights Agreement or (vi) the issuance of the Company Convertible Preferred Stock in accordance with the terms and provisions of Section 4.7.

     (d) Governing Documents. Except to the extent required to comply with its obligations hereunder or with applicable law, the Company shall not amend or propose to so amend its certificate of incorporation or bylaws.

     (e) No Acquisitions. Other than (i) acquisitions disclosed on the Company Disclosure Schedule and (ii) acquisitions for cash in existing or related lines of business of the Company and its Subsidiaries, the fair market value of the total consideration (including the value of indebtedness acquired or assumed) for which does not exceed $20 million for any individual acquisition, or $100 million in the aggregate for all such acquisitions, the Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business (including by acquisition of assets) or any corporation, partnership, association or other business organization or division thereof; provided, however, that the acquisitions that would otherwise be permitted under clause
(ii) of this Section 4.2(e) shall be prohibited if they, individually or in the aggregate, present (x) a risk of making it materially more difficult to obtain any approval or authorization required in order to meet the conditions set forth in Sections 6.1(c) and 6.1(f) or (y) a risk of materially delaying or impairing the consummation of the Merger; and provided, further, however, that nothing in this Section 4.2(e) prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of the Company or (y) the creation of new Subsidiaries of the Company organized to conduct or continue activities otherwise permitted by this Agreement.

     (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of the Company, (ii) dispositions referred to in the Company SEC Reports filed prior to the date of this Agreement, (iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or the transactions disclosed in the Company Disclosure Schedule, (iv) the sale or disposition of assets or stock of Monsanto, or (v) the Monsanto Spin-Off, the Company shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of the Company but excluding inventory in the ordinary course of business), if the fair market value of the total consideration (including the value of the indebtedness acquired or assumed) therefor exceeds $20 million for any individual disposition, or $100 million in the aggregate for all such dispositions.

     (g) Investments; Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, other than in connection with actions permitted by
Section 4.2(e), (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) by the Company or a Subsidiary of the Company to or in the Company or any Subsidiary of the Company, (y) pursuant to any contract or other legal obligation of the Company or any of its Subsidiaries existing at the date of this Agreement or (z) in the ordinary course of business consistent with past practice in an aggregate amount not in excess of $100 million in the aggregate (provided that none of such transactions referred to in this clause (z) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Laws) or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement or in the ordinary course of business consistent with past practice, in each case as such credit facilities, indentures and other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement; provided that any outstanding borrowings or debt under such credit facilities, indentures and other arrangements shall not exceed $250 million, in the aggregate.

     (h) Compensation. Other than as contemplated by Sections 4.2(c) or 4.2(h) of the Company Disclosure Schedule, the Company shall not increase the amount of compensation of any director, executive officer or employee, make any increase in or commitment to increase any employee benefits, issue any additional Company Stock Options, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Company Benefit Plan and, in the case of any of the foregoing, except, in any case, in the ordinary course of business consistent with past practice or as required by an existing agreement.

     (i) Accounting Methods; Income Tax Elections. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, the Company shall not change its methods of accounting in effect at March 31, 2002, except as required by changes in GAAP as concurred in by the Company's independent public accountants. The Company shall not (i) change its fiscal year or (ii) make or change any material tax election, settle or compromise any material tax liability or claim for refund, without the prior written consent of Parent.

     (j) Certain Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreements or arrangements that limit or otherwise restrict the Company or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict Parent or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area or, in the case of the pharmaceutical business, any therapeutic area, class of drugs or mechanism of action which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

     (k) Monsanto Separation Agreements. Neither the Company nor its Subsidiaries shall amend, modify, alter, supplement or terminate the Separation Agreement, the Tax Sharing Agreement, the Corporate Agreement, the Intellectual Property Transfer Agreement, the Services Agreement or the Employee Benefits and Compensation Allocation Agreement, each agreement dated as of September 1, 2000 and by and between the Company and Monsanto and the Protocol Agreement, dated as of July 1, 2002, by and among the Company, Monsanto and Solutia Inc. (collectively and each as amended through the date hereof, the "Separation Agreements"), other than, in any such case, for technical or ministerial amendments necessary or appropriate to effect the Monsanto Spin-Off.

     (l) Settlement of Litigation. The Company shall not settle or compromise any material action, suit or claim, or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material action, suit or claim.

     (m) No Related Actions. The Company will not, and will not permit any of its Subsidiaries to, agree or commit to any of the foregoing.

     SECTION 4.3  MONSANTO INDEBTEDNESS.

     (a) The Company will use its reasonable best efforts consistent with its obligation to effectuate the Monsanto Spin-Off, to collect all outstanding indebtedness from Monsanto and Monsanto's subsidiaries and the release of all guarantees of other Monsanto obligations to other parties (collectively, "Monsanto Indebtedness"), other than current obligations for services provided to Monsanto pursuant to any agreements between the Company and Monsanto for the provision of services. The amount of Monsanto Indebtedness as of the date hereof is not greater than $650 million. The Company shall not invest in or lend any additional funds or extend further guarantees to Monsanto or to third parties on behalf of Monsanto. The Company shall not convert any Monsanto Indebtedness into equity or extend such indebtedness or guarantees beyond the terms currently applicable to such Monsanto Indebtedness; provided, however, to the extent the Company is unable to collect all of the Monsanto Indebtedness prior to the Monsanto Spin-Off, such uncollected indebtedness may be extended to a date no later than one (1) year after the Monsanto Spin-Off.

     (b) After the Monsanto Spin-Off, neither the Company nor any of its Subsidiaries shall lend any monies or extend credit to, or discount the receivables of, or enter into any sale or leaseback arrangement or any other form of financing with, or give any form of guarantee or indemnity in respect of, Monsanto or any of Monsanto's subsidiaries, associates or affiliates.

     SECTION 4.4 GOVERNMENTAL FILINGS. Each party shall (a) confer on a regular basis with the other and (b) report to the other (to the extent permitted by law or regulation or any applicable confidentiality agreement) on material operational matters. The Company and Parent shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications filed with the SEC promptly after the same are filed.

     SECTION 4.5 CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's operations prior to the Effective Time. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

     SECTION 4.6  ACTIONS TO COMPANY BENEFIT PLANS.  Except as set forth in
Section 4.6 of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that neither the Company nor any of its Subsidiaries, nor the Company's Board of Directors, nor any committee of the Company, nor any employee of the Company shall take or cause to be taken any action that would increase any payment, acceleration, termination, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits, or increase the number of participants, in each case, with respect to any Company Benefit Plan disclosed in the Company SEC Reports, except, in each case, in the ordinary course of business consistent with past practice.

     SECTION 4.7 EXCHANGE OF PREFERRED STOCK. Prior to the Effective Time, the Company shall exchange all outstanding shares of Series B Preferred Stock for Company Convertible Preferred Stock on a one-for-one basis and having the terms set forth in Section 4.7 of the Company Disclosure Schedule.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.1  PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETINGS.

     (a) As promptly as reasonably practicable following the date hereof, Parent and the Company shall prepare and file with the SEC mutually acceptable proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and Parent shall prepare and file a registration statement on Form S-4 with respect to the issuance of Parent Common Stock in the Merger (the "Form S-4"). The Joint Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as Parent's prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Parent and the Company shall use reasonable best efforts to have the Form S-4 declared effective by the SEC as promptly as practicable after the date hereof and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy

Statement/Prospectus received from the SEC. Parent shall provide the Company with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and will promptly provide the Company with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided, that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that Parent, in connection with a Change in the Parent Recommendation (as defined in Section 5.1(c)), and the Company, in connection with a Change in the Company Recommendation (as defined in Section 5.1(b)), may amend or supplement the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment (as defined below) to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions accurately described. A "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) to the extent it contains (i) a Change in the Parent Recommendation or a Change in the Company Recommendation (as the case may be),
(ii) a statement of the reasons of the Board of Directors of Parent or the Company (as the case may be) for making such Change in the Parent Recommendation or Change in the Company Recommendation (as the case may be) and (iii) additional information reasonably related to the foregoing. Parent will use reasonable best efforts to cause the Joint Proxy Statements/Prospectus to be mailed to Parent stockholders, and the Company will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's stockholders, in each case, as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Share Issuance and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/ Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Parent and the Company.

     (b) The Company shall duly take (subject to compliance with the provisions of Section 3.1(e) and Section 3.2(e) (provided that the Company shall have used reasonable best efforts to ensure that such representations are true and correct)) all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date as soon as reasonably practicable (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval with respect to the adoption of this Agreement and shall take all lawful action to solicit the adoption of this Agreement by the Company Stockholder Approval; and the Board of Directors of the Company shall recommend adoption of this Agreement by the stockholders of the Company to the effect as set forth in Section 3.2(f) (the "Company Recommendation"), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) (a "Change") in any manner adverse to Parent such recommendation or take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Company Recommendation"); provided the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the Company Recommendation) of factual information regarding the business, financial condition or results of operations of Parent or the Company or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided, that the Board of Directors of the Company does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent its recommendation) in the Form S-4 or the Joint Proxy Statement/ Prospectus or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable law; and, provided further, that the Board of Directors of the Company may make a Change in the Company Recommendation (x) pursuant to Section 5.4 hereof or (y) prior to the Company Stockholders Meeting if the Board of Directors of the Company determines in good faith that a Material Adverse Effect has occurred with respect to Parent. Notwithstanding any Change in the Company Recommendation, this Agreement shall be submitted to the stockholders of the Company at the Company Stockholders Meeting for the purpose of adopting the Agreement and approving the Merger; provided that this Agreement shall not be required to be submitted to the stockholders of the Company at the Company Stockholders Meeting if this Agreement has been terminated pursuant to Section 7.1 hereof.

     (c) Parent shall duly take (subject to compliance with the provisions of Section 3.2(e) and Section 3.1(e) (provided that Parent shall have used reasonable best efforts to ensure that such representations are true and correct)) all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date as soon as reasonably practicable (the "Parent Stockholders Meeting") for the purpose of obtaining the Parent Stockholder Approval with respect to the approval of the Share Issuance and Certificate Amendment and shall take all lawful action to solicit the approval of the Share Issuance and Certificate Amendment by the Parent Stockholder Approval and the Board of Directors of Parent shall recommend approval of each of the Share Issuance and Certificate Amendment by the stockholders of Parent to the effect as set forth in Section 3.1(f) (the "Parent Recommendation"), and shall not Change in any manner adverse to the Company such recommendation or take any action or make any statement in connection with the Parent Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Parent Recommendation"); provided the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the Parent Recommendation) of factual information regarding the business, financial condition or operations of Parent or the Company (provided, that the Board of Directors of Parent does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Company its recommendation) in the Form S-4 or the Joint Proxy Statement/Prospectus or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable law; and provided further, that the Board of Directors of Parent may make a Change in the Parent Recommendation prior to the Parent Stockholders Meeting if the Board of Directors of Parent determines in good faith that a Material Adverse Effect has occurred with respect to the Company. Notwithstanding any Change in the Parent Recommendation, a proposal to approve the Share Issuance and Certificate Amendment shall be submitted to the stockholders of Parent at the Parent Stockholders Meeting for the purpose of obtaining the Parent Stockholder Approval; provided that this Agreement shall not be required to be submitted to the stockholders of Parent at the Parent Stockholders Meeting if this Agreement has been terminated pursuant to Section 7.1 hereof.

     (d) For purposes of this Agreement, a Change in the Company Recommendation shall be deemed to include, without limitation, a recommendation by the Company Board of Directors of a third party Acquisition Proposal with respect to the Company.

     SECTION 5.2  ACCESS TO INFORMATION/EMPLOYEES.

     (a) Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other authorized representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request (including consultation on a regular basis with such parties, agents, advisors, attorneys and representatives with respect to litigation matters); provided, however, that either party may restrict the foregoing access to the extent that (i) in the reasonable judgment of such party, any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information (ii) in the reasonable judgment of such party, the information is subject to confidentiality obligations to a third party (iii) such disclosure would result in disclosure of any trade secrets of third parties or (iv) disclosure of any such information or document could result in the loss of attorney client privilege; provided, however, that with respect to this clause
(iv), the parties and/or counsel for the parties shall use their reasonable best efforts to enter into such joint defense agreements or other arrangements, as appropriate, so as to avoid the loss of attorney client privilege. Any such information obtained pursuant to this Section 5.2 ("Confidential Information") will be used solely for the purpose of consideration or performance of the transactions contemplated by this Agreement or any other agreement related hereto and will be kept confidential by the party obtaining such information and all persons obtaining such information on such party's behalf or who obtain such information from such party. Confidential Information shall not include information that (A) is or becomes generally available to the public other than as a result of disclosure by a party or its Representatives, or (B) is or becomes available to a party (other than the disclosing party) or its Representatives that is not known by the non-disclosing party to have any obligation not to disclose such information. Notwithstanding the foregoing, Confidential Information may be disclosed by a party (x) to its directors, officers, employees, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively "Representatives") who need to know such information if the party informs such Representatives of the confidential nature of such information and directs them to treat such information confidentially and to use such information for no purpose other than as specifically permitted by the Agreement and (y) if the party is legally required to make such disclosure as a result of a court order, subpoena or similar legal duress, provided that prior to such disclosure, the disclosing party gives to the other party prompt written notice of its receipt of such order or subpoena or similar document so that the other party has a reasonable opportunity prior to disclosure to obtain a protective order (if disclosure of Confidential Information is so required, the disclosing party shall disclose only that portion of such information that is so required and shall assist the other party in obtaining protective orders or undertakings that confidential treatment will be accorded to any such information furnished). In the event of termination of this Agreement, each party will promptly return to the other party all Confidential

Information in its possession (including all written materials prepared or supplied by or on its behalf containing or reflecting any Confidential Information) and will not retain any copies, extracts or other reproductions in whole or in part of any Confidential Information. Any work papers, memoranda or other writings prepared by a party or its Representatives derived from or incorporating any Confidential Information shall be destroyed promptly upon termination of this Agreement, with such destruction confirmed to the other party in writing. Any oral Confidential Information will continue to be subject to the terms of this Section 5.2. Each party shall be responsible for the breach of the terms of this Section 5.2 by its Representative. Any investigation by Parent or the Company shall not affect the representation and warranties of the Company and Parent, as the case may be. In the event of any conflict between the terms of this Section 5.2 and the terms of the Confidentiality Agreement, the terms of the Confidentiality Agreement shall control.

     (b) After the date hereof, Parent and the Company shall establish a mechanism reasonably acceptable to both parties by which Parent will be permitted, prior to the Effective Time and subject to applicable law, to communicate directly with the Company employees regarding employee related matters after the Effective Time.

     SECTION 5.3  REASONABLE BEST EFFORTS.

     (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, clearances, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, clearances, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other Regulatory Law (as defined in Section 5.3(b) below) with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. If necessary to obtain any regulatory approval pursuant to any Regulatory Law, or if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted by a Governmental Entity), challenging the Merger or any other transaction contemplated by this Agreement as violative of any Regulatory Law, each of Parent and the Company shall cooperate with each other and, if necessary to (I) obtain any regulatory approval, (II) contest and resist any such action or proceeding, or (III) have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other order (whether temporary, preliminary or permanent): (x) Parent shall, and shall cause its Subsidiaries to, hold separate any portion of its assets, or otherwise conduct its business or any portion of its business, in a specified manner in one or more countries for a period of up to six months after the Closing; (y) Parent shall take such actions with respect to its assets or the assets of any of its Subsidiaries (including selling, holding separate or otherwise disposing of such assets, or agreeing to, or permitting, any of the foregoing with respect to such assets); and (z) the Company at the direction of the Parent shall take such actions with respect to its assets or the assets of any of its Subsidiaries (including selling, holding separate or otherwise disposing of such assets, or agreeing to, or permitting any of the foregoing with respect to such assets); unless, in the case of actions taken pursuant to clauses (y) and (z), such actions, in the aggregate, would (taking into account both quantitative and qualitative factors, and assuming in the case of actions taken pursuant to clause (y) that such actions were or had been taken by the Company or any of its Subsidiaries with respect to assets of the Company of similar value or prospective value) result in a Material Adverse Effect on the Company. For purposes of the previous sentence only, the parties acknowledge that the value of drug candidates and discoveries may be material before they provide any revenue or profit to the Company and therefore the term "Material Adverse Effect" as it relates to the Company shall include the prospects of the Company and its Subsidiaries, taken as a whole.

     (b) To the extent permissible under applicable law or any rule, regulation or restriction of a Governmental Entity, each of Parent and the Company shall, in connection with the efforts referenced in Section 5.3(a) to obtain all requisite material approvals, clearances and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the other party, or the other party's legal counsel, to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person and (iv) give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation") the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

     (c) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Parent and the Company shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

     SECTION 5.4 ACQUISITION PROPOSALS. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of the consolidated assets (including without limitation stock of Subsidiaries) of the Company and its Subsidiaries, taken as a whole, having an aggregate value equal to 15% or more of the market capitalization of the Company, or any purchase or sale of, or tender or exchange offer for, 15% or more of the equity securities of the Company (any such proposal or offer (other than a proposal or offer made by the other party or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or (subject to Section 7.1(h)) accept an Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, the Company and the Company's Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, (B) effect a Change in the Company Recommendation, or (C) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, with respect to the actions contemplated by clauses (B) or (C), (i) the Company's Stockholders Meeting shall not have occurred, (ii) (x) in the case of clause (B) above, (I) such change is permitted by clause (y) of the second proviso of the first sentence of Section 5.1(b) or
(II) the Company has received an unsolicited bona fide written Acquisition Proposal from a third party and the Company's Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined in Section 8.11) and (y) in the case of clause (C) above, the Company's Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal could result in a Superior Proposal, (iii) in the case of clause (C) above, prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Company's Board of Directors receives from such Person an executed confidentiality agreement containing terms at least as stringent as those contained in Section 5.2 and (iv) in the case of clause (C) above, prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Company notifies Parent promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. The Company agrees that it will promptly keep Parent informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. The Company agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this
Section 5.4. Nothing in this Section 5.4 shall (x) permit Parent or the Company to terminate this Agreement (except as specifically provided in Article VII hereof) or (y) affect any other obligation of Parent or the Company under this Agreement.

     SECTION 5.5  EMPLOYEE BENEFITS MATTERS.

     (a) At the Effective Time, Parent shall provide employment to, or shall cause the Surviving Corporation to provide employment to, employees who were employed by the Company or its Subsidiaries as of the Effective Time ("Continuing Employees"). Nothing contained herein shall be deemed to guarantee employment for any period of time or preclude the Parent's ability to terminate any Continuing Employee for any reason subsequent to the Effective Time. Except as may be otherwise required by law, nothing contained herein shall require Parent to continue any particular

Company Benefit Plan or compensation plan, program or arrangement, or prevent the amendment, modification or termination thereof; provided that Parent shall not take any action or cause the Surviving Corporation to take any action (by way of amendment, termination or otherwise) which is in violation of the terms of any Company Benefit Plan. From and after the Effective Time until the second anniversary of the Effective Time (the "Benefits Continuation Period"), Parent shall provide, or shall cause the Surviving Corporation to provide compensation and employee benefits to the Continuing Employees and former employees of the Company and its Subsidiaries ("Former Employees") which are substantially comparable in the aggregate to those provided to such individuals by the Company and its Subsidiaries immediately prior to the Effective Time; provided, however, that with respect to employees who are subject to collective bargaining, compensation and benefits shall be provided in accordance with the applicable collective bargaining agreements. Following the Benefits Continuation Period, Parent shall provide, or shall cause the Surviving Corporation to provide, compensation and benefits that are substantially comparable in the aggregate to those provided to similarly situated employees of Parent.

     (b) During the Benefits Continuation Period, Parent shall continue, or shall cause the Surviving Corporation to continue, the severance and post-retirement medical and dental benefits provided by the Company and its Subsidiaries immediately prior to the Effective Time as provided in the Pharmacia Separation Benefit Plans, as amended through July 9, 2002. Further, Parent shall continue, or shall cause the Surviving Corporation to continue, post-retirement medical, dental and life insurance benefits for eligible Former Employees at the Company as in effect prior to the Effective Time. Following the Benefits Continuation Period, (i) Parent shall provide, or shall cause the Surviving Corporation to provide, to the Continuing Employees severance benefits that are no less favorable than those provided to similarly situated employees of Parent, and (ii) to the extent Parent alters or modifies any retiree welfare benefits provided to any Continuing Employee or Former Employee, such alteration or modification shall result in such individual (and such individual's eligible dependents) receiving retiree welfare benefits that are substantially comparable in the aggregate to those provided to similarly situated employees and former employees of Parent. During the Benefits Continuation Period, Parent shall provide, or shall cause the Surviving Corporation to provide to Continuing Employees and Former Employees employed outside of the United States compensation and benefits that are substantially comparable in the aggregate to those provided to such persons immediately prior to the Effective Time, subject to: such modifications as are necessary to comply with applicable laws of the foreign countries and their political subdivisions; and applicable labor agreements.

     (c) With respect to any Benefit Plans of Parent or the Surviving Corporation in which Continuing Employees or Former Employees first become eligible to participate on or after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) waive any pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to Continuing Employees and Former Employees under any Benefit Plans of Parent or the Surviving Corporation, except to the extent that such pre-existing condition exclusions or waiting periods apply to changes made by such Continuing Employee or Former Employee under the terms of the Parent or Surviving Corporation Benefit Plan on the same basis as would apply to any employee or former employee of Parent making a similar change; (ii) provide each Continuing Employee or Former Employee with credit for any co-payments and deductible paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any Parent Benefit Plan; and (iii) recognize service prior to the Effective Time with the Company, its Subsidiaries and any predecessor entities of the Company, for all purposes (including, without limitation, eligibility to participate, vesting credit, entitlement to benefits and benefit accrual) of Benefit Plans of Parent or the Surviving Corporation in which any Continuing Employee or Former

Employee participates to the same extent such service would be recognized by Parent under the applicable Benefit Plan for similarly situated employees and former employees of Parent; provided, however, that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service.

     (d) From and after the Effective Time, Parent shall honor, fulfill and discharge and shall cause the Surviving Corporation to honor, fulfill and discharge, in accordance with its terms, each Company Benefit Plan and related funding arrangement, including each employment, change in control, severance and termination agreement between the Company or any of its Subsidiaries and any officer, director or employee of such company, including without limitation (i) all legal and contractual obligations pursuant to outstanding retirement plans, salary and bonus deferral plans, vested and accrued benefits and similar employment and benefit arrangements and agreements in effect as of the Effective Time, including all the "change in control" provisions under the Company Benefit Plans, and (ii) all vacation, personal and sick days accrued by Continuing Employees and Former Employees as of the Effective Time.

     SECTION 5.6 FEES AND EXPENSES. Subject to Section 7.2, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation or its relevant Subsidiary shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or its Subsidiaries and
(b) Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus, which shall be paid 50% by Parent and 50% by the Company. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

     SECTION 5.7  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

     (a) From and after the Effective Time the Parent agrees that it will (i) indemnify and hold harmless, against any costs or expenses (including attorney's fees), judgments, fines, losses, claims damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and provide advancement of expenses to, all past and present directors, officers and employees of the Company and its Subsidiaries (in all of their capacities) (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company's certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of the Company and its Subsidiaries and (b) without limitation to clause (a), to the fullest extent permitted by law, in each case, for acts or omissions at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) certificate of incorporation and bylaws for a period of six years after the Effective Time, the current provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the certificate of incorporation and bylaws of the Company and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent (or any successor) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby). The obligations of Parent under this Section 5.7 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 5.7 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 5.7 applies shall be third party beneficiaries of this Section 5.7).

     (b) If Parent or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent shall assume all of the obligations set forth in this Section 5.7.

     SECTION 5.8 PUBLIC ANNOUNCEMENTS. Parent and the Company shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 5.1, neither Parent nor the Company shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, the foregoing shall be subject to the requirements of law and to each party's obligations pursuant to any listing agreement or the rules of any national securities exchange.

     SECTION 5.9  ACCOUNTANT'S LETTERS.

     (a) Parent shall use reasonable best efforts to cause to be delivered to the Company two letters from Parent's independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to Parent and the Company, in form reasonably satisfactory to the Company and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     (b) The Company shall use reasonable best efforts to cause to be delivered to Parent two letters from the Company's independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to the Company and Parent, in form reasonably satisfactory to Parent and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 5.10 LISTING OF SHARES OF PARENT COMMON STOCK. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of the Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     SECTION 5.11 DIVIDENDS. After the date of this Agreement, each of Parent and the Company shall coordinate with the other the payment of dividends with respect to the Parent Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of Parent Common Stock and Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Parent Common Stock and/or Company Common Stock or any shares of Parent Common Stock that any such holder receives in exchange for such shares of Company Common Stock in the Merger. Notwithstanding the foregoing, such coordination shall not in any manner affect the Company's ability to declare a dividend on the shares of Common Stock to effect the Monsanto Spin-Off.

     SECTION 5.12 AFFILIATES. Not less than 45 days prior to the Effective Time, the Company shall deliver to Parent a letter identifying all persons who, in the judgment of the Company, may be deemed at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. The Company shall use reasonable best efforts to cause each person identified on such list to deliver to Parent not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit 5.12 hereto (an "Affiliate Agreement").

     SECTION 5.13 SECTION 16 MATTERS. Prior to the Effective Time, each of Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

     SECTION 5.14 TAX TREATMENT. Parent and the Company intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each of Parent and the Company, and each of their respective affiliates shall, to the extent consistent with their rights and obligations under this Agreement, use their reasonable best efforts to cause the Merger to so qualify and to obtain the opinions of Cadwalader, Wickersham & Taft and Sullivan & Cromwell referred to in
Section 6.2(c) and 6.3(c) of this Agreement. For purposes of the tax opinions described in Sections 6.2(c) and 6.3(c) of this Agreement, each of Parent and the Company shall use their reasonable best efforts to provide representation letters substantially in the form of Exhibits 6.2(c)(2) and 6.2(c)(3) hereto, each dated on or before the date the Form S-4 shall become effective, and subsequently, on the Closing Date. Except for actions specifically contemplated by this Agreement, each of Parent, Merger Sub and the Company and each of their respective affiliates shall use their reasonable best efforts not to take any action, fail to take any action, cause any action to be taken or not taken, or suffer to exist any condition, which action or failure to take action or condition would prevent, or would be reasonably likely to prevent, (i) the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) the Monsanto Spin-Off from qualifying as a Tax-free distribution under Section 355 of the Code.

     SECTION 5.15 TAX CERTIFICATES. The Company shall deliver to Parent at the time of the Monsanto Spin-Off, unless the Monsanto Sale Transaction (as defined in Section 5.16) shall have occurred, a representation letter in the form of
Exhibit 5.15 hereto, dated as of the date of the Monsanto Spin-Off.

     SECTION 5.16 COMPLETION OF SPIN-OFF OR SALE OF MONSANTO. The Company shall cause either (i) the Monsanto Spin-Off, (ii) the sale of all or substantially all of the assets of Monsanto and transfer of all its liabilities to an entity no less creditworthy than Monsanto followed by the liquidation and dissolution of Monsanto, or (iii) the sale of all of the Company's equity interest in Monsanto (any of clauses (ii) or (iii), the "Monsanto Sale Transaction") to occur.

     SECTION 5.17 RESTRUCTURE OF TRANSACTION. In the event that either of Cadwalader, Wickersham & Taft or Sullivan & Cromwell is unable to render its opinion pursuant to Sections 6.2(c) or 6.3(c), respectively, Parent and the Company shall negotiate in good faith to revise the structure of the business combination between the Company and Parent such that each of Cadwalader, Wickersham & Taft and Sullivan & Cromwell will be able to render such opinion, provided that no such revision to the structure of the Merger shall (a) result in any change in the Merger Consideration, (b) be adverse to the interests of Parent, the Company, Merger Sub, the holders of shares of Parent Common Stock or the holders of shares of Company Common Stock or Company Convertible Preferred Stock or other capital stock of the Company, or (c) unreasonably impede or delay consummation of the Merger. If the structure of the Merger is so revised, this Agreement shall be amended by the parties as appropriate to give effect to the revised structure of the Merger with each party executing a written amendment to this Agreement as necessary to reflect the foregoing.

     SECTION 5.18 ELECTION TO PARENT'S BOARD OF DIRECTORS. Prior to the Effective Time, Parent shall (i) cause Mr. Frederick Hassan to be appointed to Parent's board of directors at the Effective Time and (ii) take all action necessary so that, at the Effective Time and so long as he is willing and able to serve, Mr. Hassan shall be appointed the Vice-Chairman of Parent.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Stockholder Approval. (i) The Company shall have obtained the Company Stockholder Approval in connection with the adoption of this Agreement by the stockholders of the Company and (ii) Parent shall have obtained the Parent Stockholder Approval in connection with the approval of each of the Share Issuance and the Certificate Amendment by the stockholders of Parent.

     (b) No Injunctions or Restraints, Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, judgment, decision, opinion or decree issued by a court or other Governmental Entity of competent jurisdiction in the United States or the European Union shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     (c) HSR Act; EC Merger Regulation. Each of (i) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and any investigation opened by means of a second request for additional information or otherwise shall have been terminated or closed, and (ii) the approval of the Merger by the European Commission shall have been granted pursuant to the EC Merger Regulation.

     (d) NYSE Listing. The shares of Parent Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

     (e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (f) Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.3 and filings pursuant to the HSR Act and EC Merger Regulation (which are addressed in Section 6.1(c)), all consents, clearances, approvals and actions of, filings with and notices to any Governmental Entity required of Parent, the Company or any of their Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the Merger, the Share Issuance and the other transactions contemplated hereby shall have been made or obtained (as the case may be), except for those the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together after giving effect to the Merger.

     (g) Blue Sky Approvals. Parent shall have received all state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated hereby.

     SECTION 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following conditions:

     (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company set forth in this Agreement that is not so qualified shall be true and correct, except where the failure to be so true and correct, individually or in the aggregate, would not have a Material Adverse Effect on the Company, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

     (b) Performance of Obligations of the Company. The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

     (c) Tax Opinions. Parent shall have received from Cadwalader, Wickersham & Taft, counsel to Parent, on or before the date the Form S-4 shall become effective, and subsequently, on the Closing Date, written opinions dated as of such dates substantially in the form of Exhibit 6.2(c)(1). In rendering such opinions, counsel to Parent shall be entitled to rely upon representations provided by Parent and the Company substantially in the form of Exhibits 6.2(c)(2) and 6.2(c)(3) (allowing for such amendments to the representations as counsel to Parent deems reasonably necessary).

     (d) Tax Certificates. The Company shall have delivered to Parent at the time of the Monsanto Spin-Off, unless the Monsanto Sale Transaction shall have occurred, a representation letter in the form of Exhibit 5.15 hereto, dated as of the date of the Monsanto Spin-Off.

     (e) The Company Rights Agreement. No Share Acquisition Date or Distribution Date (as such terms are defined in Company Rights Agreement) shall have occurred pursuant to Company Rights Agreement.

     (f) Events Related to Monsanto. The Monsanto Sale Transaction or the Monsanto Spin-Off shall have been completed.

     (g) No Material Change. The Company and its Subsidiaries shall not have suffered from the date of this Agreement any change that would reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

     (a) Representations and Warranties. Each of the representations and warranties of Parent set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of Parent set forth in this Agreement that is not so qualified shall be true and correct, except where the failure to be so true and correct, individually or in the aggregate, would not have a Material Adverse Effect on Parent, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), and the Company shall have received a certificate of the chief executive officer and the chief financial officer of Parent to such effect.

     (b) Performance of Obligations of Parent. Parent shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate of the chief executive officer and the chief financial officer of Parent to such effect.

     (c) Tax Opinions. The Company shall have received from Sullivan & Cromwell, counsel to the Company, on or before the date the Form S-4 shall become effective, and subsequently, on the Closing Date, written opinions dated as of such dates substantially in the form of Exhibit 6.3(c)(1). In rendering such opinion, counsel to the Company shall be entitled to rely upon representations provided by Parent and the Company substantially in the form of Exhibits 6.2(c)(2) and 6.2(c)(3) (allowing for such amendments to the representations as counsel to the Company deems reasonably necessary).

     (d) Events Related to Monsanto. The Monsanto Sale Transaction or the Monsanto Spin-Off shall have been completed; provided, that the Company shall not be entitled to assert this condition to Closing if it has not complied with the terms of Section 5.16 hereof.

     (e) Parent Rights Agreement. No Stock Acquisition Date or Distribution Date (as such terms are defined in the Parent Rights Agreement) shall have occurred pursuant to the Parent Rights Agreement.

     (f) No Material Changes. Parent and its Subsidiaries shall not have suffered from the date of this Agreement any change that would reasonably be expected to have a Material Adverse Effect on Parent.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     SECTION 7.1 GENERAL. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time notwithstanding approval thereof by the stockholders of the
Company:

     (a) by mutual written consent duly authorized by the Boards of the Company and Parent;

     (b) by the Company or Parent if the Closing shall not have occurred on or before April 15, 2003 (the "Termination Date" which term shall include the date of any extension under this Section 7.1(b)); provided, however, that if on the Termination Date the conditions to Closing set forth in Sections 6.1(c) and 6.1(f) shall not have been fulfilled but all other conditions to Closing shall or shall be capable of being fulfilled then the Termination Date shall be automatically extended to July 15, 2003 (the "Extended Termination Date"); and provided, further, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur before such date;

     (c) by the Company, if Parent shall have breached in any material respect any of its representations or warranties or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by Parent prior to the Termination Date and (2) renders the condition set forth in Section 6.3(a) or 6.3(b) incapable of being satisfied prior to the Termination Date;

     (d) by Parent, if the Company shall have breached in any material respect any of its representations or warranties or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by the Company prior to the Termination Date and (2) renders the condition set forth in
Section 6.2(a) or 6.2(b) incapable of being satisfied prior to the Termination Date;

     (e) by the Company or Parent, upon written notice to the other party, if a Governmental Entity of competent jurisdiction in the United States or of the European Union shall have issued an order, judgment, decision, opinion, decree or ruling or taken any other action (which the party seeking to terminate shall have used its reasonable best efforts to resist, resolve, annul, quash, or lift, as applicable, subject to the provisions of Section 5.3) permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such order, decree, ruling or action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (e) has fulfilled its obligations under
Section 5.3;

     (f) by the Company if (i) the Board of Directors of Parent shall have withdrawn or changed or modified the Parent Recommendation in a manner adverse to the Company or (ii) for any reason Parent fails to call or hold the Parent Stockholders Meeting within six months of the date hereof (provided that if the Form S-4 shall not have become effective for purposes of the Federal securities laws by the date that is 20 business days prior to the date that is five months from the date hereof, then such six month period shall be extended by the number of days from that elapse from the end of the five-month period until the effective date of the Form S-4);

     (g) by Parent if (i) the Board of Directors of the Company shall have withdrawn or changed or modified the Company Recommendation in a manner adverse to Parent or (ii) for any reason the Company fails to call or hold the Company Stockholders Meeting within six months of the date hereof (provided that if the Form S-4 shall not have become effective for purposes of the Federal securities laws by the date that is 20 business days prior to the date that is five months from the date hereof, then such six month period shall be extended by the number of days from that elapse from the end of the five-month period until the effective date of the Form S-4);

     (h) by the Company, if the (i) Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal to the Company and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Parent does not make, within five business days of receipt of the Company's written notification of its intention to enter into a binding agreement for such Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to the Company's stockholders as such Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such five-day period, and (iii) the Company, at or prior to any termination pursuant to this Section 7.1(h), pays Parent the Termination Fee (as defined below) set forth in Section 7.2;

     (i) by the Company or Parent, if the Parent Stockholder Approval shall not have been received at a duly held meeting of the stockholders of Parent called for such purpose (including any adjournment or postponement thereof); and

     (j) by the Company or Parent, if the Company Stockholder Approval shall not have been received at a duly held meeting of the stockholders of the Company called for such purpose (including any adjournment or postponement thereof).

     SECTION 7.2  OBLIGATIONS IN EVENT OF TERMINATION.

     (a) In the event of any termination of this Agreement as provided in
Section 7.1, this Agreement shall forthwith become wholly void and of no further force and effect (except with respect to Section 3.1(j), Section 3.2(l), Section 5.2, Section 5.6, this Section 7.2 and Article VIII, which shall remain in full force and effect) and there shall be no liability on the part of the Company or Parent; provided, however, that termination shall not preclude any party from suing the other party for, or relieve any party hereto from any liability arising from a, willful breach of this Agreement; and, provided, further, however, that if this Agreement is terminated for any reason, other than a termination (1) by Parent pursuant to Section 7.1(g) (but only if the reason for the termination was based on a Change in the Company Recommendation pursuant to the terms of Section 5.4) or (2) by the Company pursuant to Section 7.1(h), then the provisions of the sixth paragraph of the Confidentiality Agreement shall continue to apply following the termination of the Merger Agreement and the date set forth in the definition of "Standstill Period" set forth in the last sentence of the sixth paragraph of the Confidentiality Agreement shall be modified to be the date that is two (2) years from the date of the termination of the Merger Agreement; provided, however, that the provisions of the sixth paragraph of the Confidentiality Agreement shall terminate on the date that an event described in clause (y) of such paragraph shall occur and provided further that the Company agrees to notify Parent not later than 48 hours prior to entering into any agreement with respect to a Business Combination.

     (b) If this Agreement is terminated (i) by Parent pursuant to Section 7.1(g) (but only if, on or before the date this Agreement is terminated, there shall have been made an offer or proposal for, or any announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), a transaction that would constitute a Business Combination involving the Company (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the date this Agreement is terminated)); (ii) by Parent or the Company pursuant to Section 7.1(j) because of the failure to obtain the Company Stockholder Approval (but only if, after the date hereof and prior to the Company Stockholder Meeting, there shall have been made public to a significant number of the Company's stockholders an offer or proposal for, or any public announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), a transaction that would constitute a Business Combination involving the Company (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the date of the Company Stockholder Meeting)); (iii) by Parent or the Company pursuant to Section 7.1(b) because the Merger shall not have been consummated at or prior to the Termination Date or the Extended Termination Date, as the case may be, and, at the time of the termination, (x) the Company Stockholder Approval shall not have been obtained and (y) after the date hereof and prior to the Termination Date or the Extended Termination Date, as the case may be, there shall have been made an offer or proposal for, or an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), a transaction that would constitute a Business Combination involving the Company (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the Termination Date or the Extended Termination Date, as the case may be); or (iv) by the Company pursuant to Section 7.1(h), then (A) in the case of clauses
(b)(i), (b)(ii), and (b)(iii) if within twelve months of termination of this Agreement, the Company enters into a definitive agreement with any Person (other than Parent or any of Parent's affiliates) with respect to a Business Combination or any Business Combination with respect to the Company is consummated, then the Company shall pay to Parent, not later than one business day after the earlier of the date such agreement is entered into or such Business Combination is consummated, a termination fee of $1,600,000,000 (the "Termination Fee") and (B) in the case of clauses (b)(iv), the Company shall pay to Parent, at or prior to such termination pursuant to Section 7.1(h), the Termination Fee. Notwithstanding the foregoing, no Termination Fee shall be payable by the Company to Parent if the Parent stockholders do not approve the Share Issuance or Certificate Amendment.

     (c) For the purposes of this Section 7.2, "Business Combination" means with respect to the Company, (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party as a result of which either (A) the Company's stockholders prior to such transaction (by virtue of their ownership of such party's shares) in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or, regardless of the percentage of voting securities held by such stockholders, if any Person shall beneficially own, directly or indirectly, at least 40% of the voting securities of such ultimate parent entity or (B) the individuals comprising the board of directors of the Company prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 40% or more of the common stock of the Company whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise (other than a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction upon the consummation of which the Company's stockholders would in the aggregate beneficially own greater than 50% of the voting securities of such Person).

     (d) All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by Parent.

     (e) The parties each agree that the agreements contained in Section 7.2(b) are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. If the Company fails to promptly pay Parent any fee due under such Section 7.2(b), the Company shall pay the costs and expenses of Parent (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or legal action, taken to collect payment.

     SECTION 7.3 AMENDMENT. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and Parent, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     SECTION 7.5 NO EFFECT ON EXISTING AGREEMENTS. Except as expressly set forth herein, nothing in this Agreement shall affect the rights and obligations of the parties with respect to any other agreements between the parties, including without limitation, the Co-Promotion Agreements.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein (including Section 5.7) that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

     SECTION 8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

     (a) if to Parent or Merger Sub, to:

         Pfizer Inc.
         235 East 42nd Street
         New York, New York 10017
         Fax: (212) 808-8924
         Attention:  Jeffrey Kindler, Esq.

         with a copy to:

         Cadwalader, Wickersham & Taft
         100 Maiden Lane
         New York, New York 10038
         Fax: (212) 504-6666
         Attention:  Dennis J. Block, Esq.

     (b) if to the Company to:

         Pharmacia Corporation
         100 Route 206 North
         Peapack, New Jersey 07977
         Fax: (908) 901-1810
         Attention:  Richard T. Collier, Esq.

         with a copy to:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York 10004
         Fax: (212) 558-3588
         Attention:  Neil T. Anderson, Esq.
                     Keith A. Pagnani, Esq.

     SECTION 8.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation.

     SECTION 8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     SECTION 8.5  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

     (a) This Agreement (including the Exhibits and Schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

     (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 5.7 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

     SECTION 8.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York (without giving effect to choice of law principles thereof).

     SECTION 8.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Parent without the consent of the Company, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 8.9 SUBMISSION TO JURISDICTION; WAIVERS. Each of Parent and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Parent and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Parent and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     SECTION 8.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 8.11  DEFINITIONS.  As used in this Agreement:

     (a) "beneficial ownership" or "beneficially own" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

     (b) "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, policy, arrangement and contract, written or oral) in effect on the date of this Agreement or disclosed on the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, to which such Person or its Subsidiary is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Section 4069, 4201 or 4212(c) of ERISA.

     (c) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

     (d) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

     (e) "Confidentiality Agreement" means the letter agreement, dated June 27, 2002 between Parent and the Company.

     (f) "known" or "knowledge" means, with respect to any party, the actual knowledge of such party's executive officers and senior management as listed on such party's annual report to its shareholders and such knowledge as would be reasonably expected to be known by such executive officers in the ordinary and usual course of the performance of their professional responsibilities to such party.

     (g) "Material Adverse Effect" means, with respect to any entity, any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, financial condition or results of operations of such entity and its Subsidiaries, taken as a whole, other than any event, change, circumstance or effect relating (w) to the economy or financial markets in general, (x) in general to the industries in which such entity operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on) such entity, (y) to changes in applicable law or regulations or in GAAP or (z) to the announcement of this Agreement or the transactions contemplated hereby or (ii) the ability of such entity to consummate the transactions contemplated by this Agreement. Except as specifically set forth in this Agreement, all references to Material Adverse Effect on Parent or its Subsidiaries contained in this Agreement shall be deemed to refer solely to Parent and its Subsidiaries without including its ownership of the Company and its Subsidiaries after the Merger.

     (h) "other party" means, with respect to the Company, Parent and means, with respect to Parent, the Company, unless the context otherwise requires.

     (i) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

     (j) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries; provided, that the parties agree that notwithstanding any other provision of this Agreement, the term "Subsidiary" shall not, with respect to the Company and for the purposes of (x)
Section 6.2(a) (as it relates to the accuracy of the Company's representations and warranties as of the Closing Date only), but only if the Monsanto Spin-Off shall have occurred, and (y) Article IV (except as to the ability of the Company to control or prohibit action of Monsanto pursuant to the Separation Agreements or otherwise), Article V (except as to the ability of the Company to control or prohibit action of Monsanto pursuant to the Separation Agreements or otherwise) and Section 7.1(d)only, include Monsanto Company.

     (k) "Superior Proposal" means with respect to the Company, a bona fide written proposal made by a third party which is (I)(i) for a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (ii) for the acquisition, directly or indirectly, by such third party of beneficial ownership of 30% or more of the common stock of the Company whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise, and which is (II) otherwise on terms which the Board of Directors of the Company in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the third party making the proposal, (i) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                      PFIZER INC.

                                      By: /s/ HENRY A. MCKINNELL
                                         ---------------------------------------
                                          Henry A. McKinnell
                                          Chairman of the Board and
                                          Chief Executive Officer

                                      PILSNER ACQUISITION SUB CORP.

                                      By: /s/ DAVID SHEDLARZ
                                         ---------------------------------------
                                          David Shedlarz
                                          President

                                      PHARMACIA CORPORATION

                                      By: /s/ FRED HASSAN
                                         ---------------------------------------
                                          Fred Hassan
                                          Chairman and Chief Executive Officer

                                                                         ANNEX B

[LAZARD LOGO]

                                      July 13, 2002

The Board of Directors
Pfizer Inc
235 East 42nd Street
New York, N.Y. 10017

Dear Members of the Board:

     We understand that Pfizer Inc ("Pfizer") and Pharmacia Corporation (the "Subject Company") propose to enter into an Agreement and Plan of Merger, dated as of July 13, 2002 (the "Agreement"), pursuant to which Pfizer will acquire the Subject Company in a transaction (the "Merger") in which each issued and outstanding share of the Subject Company's common stock will be converted into the right to receive 1.40 shares (the "Exchange Ratio") of Pfizer's common stock. In addition, each issued and outstanding share of the Subject Company's Series B Convertible Perpetual Preferred Stock will be converted into the right to receive one share of Series A Convertible Perpetual Preferred Stock of Pfizer. We also understand that the Subject Company intends to dispose of its interests in Monsanto Company ("Monsanto") and that the consummation of the Merger is conditioned on the completion of such disposition (the "Monsanto Disposition"). The terms and conditions of the Merger are more fully set forth in the Agreement.


     You have requested our opinion as to the fairness to Pfizer, from a financial point of view, of the Exchange Ratio as of the date hereof. In connection with this opinion, we have:


          (i) Reviewed the financial terms and conditions of the Agreement and the Certificate of Designations for Series A Convertible Perpetual Preferred Stock of Pfizer;

          (ii) Analyzed certain historical publicly available business and financial information relating to Pfizer and the Subject Company;

          (iii) Reviewed various financial forecasts and other data provided to us by Pfizer and the Subject Company relating to their respective businesses;

          (iv) Reviewed the synergistic savings and benefits and the timing of their occurrence as projected by Pfizer to be realized by the combined entity in connection with the Merger;

          (v) Held discussions with members of the senior managements of Pfizer and the Subject Company with respect to the business and prospects of Pfizer and the Subject Company, respectively, the strategic objectives of each and the possible benefits that might be realized following the Merger as projected by Pfizer;

          (vi) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of Pfizer and the Subject Company;

          (vii) Reviewed the financial terms of certain significant business combinations involving companies in lines of businesses we believe to be generally comparable to those of Pfizer and the Subject Company;

          (viii) Reviewed the historical trading prices and trading volumes of Pfizer's, the Subject Company's and Monsanto's common stock;

          (ix) Reviewed the pro forma financial results, financial condition and capitalization of Pfizer giving effect to the Merger provided to us by the management of Pfizer; and

          (x) Conducted such other financial studies, analyses and investigations as we deemed appropriate.


     We have relied upon the accuracy and completeness of the foregoing information. We have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets and liabilities of Pfizer or the Subject Company, or concerning the solvency of or issues relating to solvency concerning either of the foregoing entities. With respect to financial forecasts, including the synergistic savings and benefits projected by Pfizer to be realized following the Merger, and the timing thereof, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Pfizer and of the Subject Company as to the future financial performance of Pfizer and the Subject Company, respectively, and of Pfizer with respect to the combined entity. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.


     Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

     In rendering our opinion, we have assumed that the Merger will be consummated on the terms and subject to the conditions described in the Agreement without any waiver or modification of any material terms or conditions by Pfizer, that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on Pfizer or the Subject Company and that the synergistic savings and benefits of the Merger projected by the management of Pfizer will be substantially realized both in scope and timing. In addition, we have assumed that (i) the Merger will be accounted for as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the number of outstanding shares of common stock of the Subject Company on a fully diluted basis will not be materially different than as represented in the Agreement and (iii) the other representations and warranties of the Subject Company and Pfizer contained in the Agreement are true and complete.

     We do not express any opinion as to the price at which the common stock of Pfizer or the Subject Company may trade subsequent to the announcement of the Merger or as to the price at which the common stock of Pfizer may trade subsequent to the consummation of the Merger. We are also not expressing any opinion as to any aspect of the Monsanto Disposition.

     Lazard Freres & Co. LLC is acting as an investment banker to Pfizer in connection with the Merger and will receive a fee for our services, a substantial portion of which is payable upon the closing of the Merger. We have in the past provided investment banking services to Pfizer for which we have received customary fees. In addition, in the ordinary course of our business, we may actively trade shares of Pfizer's, the Subject Company's and Monsanto's common stock and other securities of Pfizer, the Subject Company and Monsanto for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Our engagement and the opinion expressed herein are for the benefit and use of Pfizer's board of directors. Our opinion does not address the merits of the underlying decision by Pfizer to engage in the Merger and does not constitute a recommendation to any stockholder of Pfizer as to how such stockholder should vote on, or take any other action with respect to, the Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

     Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair to Pfizer from a financial point of view.

                                      Very truly yours,

                                      LAZARD FRERES & CO. LLC

                                      By: /s/ Steven J. Golub

                                          Steven J. Golub

                                          Managing Director

                                                                         ANNEX C

                        [BEAR, STEARS & CO. LETTERHEAD]

July 13, 2002

The Board of Directors
Pfizer Inc
235 East 42nd Street
New York, NY 10017

Ladies and Gentlemen:


We understand that Pfizer Inc ("Pfizer") and Pharmacia Corporation ("Pharmacia") intend to enter into an Agreement and Plan of Merger, dated as of July 13, 2002 (the "Agreement"), among Pfizer, Pilsner Acquisition Sub Corp., a wholly-owned subsidiary of Pfizer ("Merger Sub"), and Pharmacia pursuant to which Merger Sub will be merged with and into Pharmacia (the "Merger"). We further understand that, at the effective time of the Merger, each issued and outstanding share of common stock, par value $2.00 per share, of Pharmacia ("Pharmacia Common Stock") will be converted into the right to receive 1.4 shares (the "Exchange Ratio") of common stock, par value $0.05 per share, of Pfizer ("Pfizer Common Stock"). In addition, each issued and outstanding share of Series B Convertible Perpetual Preferred Stock, par value $0.01 per share, of Pharmacia will be converted into the right to receive one share of Series A Convertible Perpetual Preferred Stock of Pfizer. We also understand that Pharmacia intends to dispose of its interest in Monsanto Company ("Monsanto") and that the consummation of the Merger is conditioned on the completion of such disposition (the "Monsanto Disposition").



You have asked us to render our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to Pfizer.



In the course of performing our review and analyses for rendering this opinion, we have:



- reviewed the Agreement and the Certificate of Designations for Series A Convertible Perpetual Preferred Stock of Pfizer Inc;



- reviewed each of Pfizer's and Pharmacia's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1999 through 2001, their respective Quarterly Reports on Form 10-Q for the period ended March 31, 2002 and their Reports on Form 8-K for the three years ended the date hereof;



- reviewed certain operating and financial information provided to us by the senior managements of Pfizer and of Pharmacia relating to Pfizer's and Pharmacia's respective businesses and prospects, including financial projections for Pfizer for the years ending December 31, 2002 through 2004 prepared by the management of Pfizer (the "Pfizer Projections") and for Pharmacia for the years ending December 31, 2002 through 2004 prepared by the management of Pharmacia, assuming the completion of the Monsanto Disposition (the "Pharmacia Projections") (the Pfizer Projections and the Pharmacia Projections collectively referred to herein as the "Projections") and certain other forward-looking information;



- reviewed certain estimates of cost savings and other combination benefits expected to result from the Merger prepared and provided to us by the management of Pfizer (collectively, the "Projected Benefits");

Pfizer Inc.
July 13, 2002
Page  2

- met with certain members of the senior managements of Pfizer and of Pharmacia and Pharmacia's advisors to discuss (i) the current business landscape and competitive dynamics related to the markets in which Pfizer and Pharmacia operate; (ii) each company's business, operations, historical and projected financial results, future prospects and financial condition; (iii) each company's views of the strategic, business, operational and financial rationale for, and expected strategic benefits and other implications of, the Merger; (iv) the Projections and Projected Benefits and (v) certain other assumptions and judgments underlying certain estimates which we deemed relevant to our analysis;

- reviewed the historical prices, valuation parameters and trading volumes of Pfizer Common Stock, Pharmacia Common Stock and the common stock, par value $0.01 per share, of Monsanto;

- reviewed publicly available financial data, stock market performance data and valuation parameters of companies which we deemed generally comparable to Pfizer and Pharmacia or otherwise relevant to our analysis;

- reviewed the terms, to the extent publicly available, of recent mergers and acquisitions of companies which we deemed generally comparable to the Merger or otherwise relevant to our analysis;

- performed discounted cash flow analyses based on the Projections and the Projected Benefits furnished to us;

- reviewed the pro forma financial results, financial condition and capitalization of Pfizer giving effect to the Merger provided to us by the management of Pfizer; and

- conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including, without limitation, the Projections and the Projected Benefits, provided to us by Pfizer and Pharmacia. With respect to the Projections and the Projected Benefits, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of Pfizer and of Pharmacia as to the expected future performance of Pfizer and Pharmacia, respectively. We have not assumed any responsibility for the independent verification of any such information or of the Projections and the Projected Benefits provided to us, and we have further relied upon the assurances of the senior managements of Pfizer and of Pharmacia that they are unaware of any facts that would make the information, the Projections or the Projected Benefits provided to us incomplete or misleading.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Pfizer or Pharmacia, nor have we been furnished with any such appraisals. We have assumed that the Merger will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. We have assumed that the Merger will be consummated in a timely manner and in accordance with the terms and conditions of the Agreement without any limitations, restrictions, conditions, waivers, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Pfizer or Pharmacia.

We do not express any opinion as to the price or range of prices at which Pfizer Common Stock or Pharmacia Common Stock may trade subsequent to the announcement of the Merger or as to the

Pfizer Inc.
July 13, 2002
Page  3

price or range of prices at which Pfizer Common Stock may trade subsequent to the consummation of the Merger. We are also not expressing any opinion as to any aspect of the Monsanto Disposition.

We have acted as a financial advisor to Pfizer in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Merger. Bear Stearns has been previously engaged by Pharmacia to provide certain investment banking and financial advisory services in connection with actual and prospective merger, acquisition and divestiture transactions as well as certain capital raising transactions, for which we received customary compensation. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Pfizer, Pharmacia and/or Monsanto for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

It is understood that this letter is intended for the benefit and use of the Board of Directors of Pfizer and does not constitute a recommendation to the Board of Directors of Pfizer or any holders of Pfizer Common Stock as to how to vote in connection with the Merger. This opinion does not address Pfizer's underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Pfizer or the effects of any other transaction in which Pfizer might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any joint proxy statement/prospectus to be distributed to the holders of Pfizer Common Stock in connection with the Merger. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Pfizer.

Very truly yours,

BEAR, STEARNS & CO. INC.

By: /s/ Alan Schwartz
    --------------------------------------------------
    President

                                                                         ANNEX D

                           [GOLDMAN SACHS LETTERHEAD]

PERSONAL AND CONFIDENTIAL

July 13, 2002
Board of Directors
Pharmacia Corporation
100 Route 206 North
Peapack, NJ 07977

Ladies and Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $2.00 per share ("Company Common Stock"), of Pharmacia Corporation (the "Company") of the exchange ratio of 1.40 shares of common stock, par value $0.05 per share ("Pfizer Common Stock"), of Pfizer Inc. ("Pfizer") to be received for each share of Company Common Stock (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger, dated as of July 13, 2002 (the "Agreement"), among Pfizer, Pilsner Acquisition Sub Corp. and the Company.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements and for estate, corporate and other purposes. We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including having acted as its financial advisor in connection with the sale of its 45% stake in Amersham Biosciences to Amersham plc in March 2002 for one billion dollars, having acted as lead manager of the initial public offering of 35,000,000 shares of the common stock of its then wholly-owned subsidiary, Monsanto Company, in October 2000, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also are currently advising the Company on the proposed spin-off of its approximate 85% interest in Monsanto Company to its shareholders (the "Spin-off"). We may also provide investment banking services to Pfizer and its subsidiaries in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Pfizer for its own account and for the account of its customers.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and Pfizer for each of the five years ended December 31, 2001; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Pfizer; certain other communications from the Company

Board of Directors
Pharmacia Corporation
July 13, 2002
Page Two

and Pfizer to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Pfizer prepared by their respective managements, including certain cost savings and operating synergies expected to result from the transaction contemplated by the Agreement (the "Synergies"). We also have held discussions with members of the senior management of the Company and Pfizer regarding their assessments of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Company Common Stock and the Pfizer Common Stock, compared certain financial and stock market information for the Company and Pfizer with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the pharmaceutical industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the respective managements of the Company and Pfizer, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and Pfizer. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Pfizer or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the Agreement will be obtained without any meaningful adverse effect on the Company or Pfizer or on the expected benefits of the transaction contemplated by the Agreement. In addition, we have assumed that the Spin-off will be completed prior to the closing of the merger contemplated by the Agreement. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Company Common Stock.


Very truly yours,



/s/ Goldman, Sachs & Co.
----------------------------------------
(GOLDMAN, SACHS & CO.)

                                                                         ANNEX E


                                    FORM OF

                          CERTIFICATE OF DESIGNATIONS
                                      FOR
                 SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK
                                       OF
                                  PFIZER INC.
           (PURSUANT TO SECTION 151 OF THE DELAWARE CORPORATION LAW)

     Pfizer Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on July 13, 2002:

     This Board hereby RESOLVES that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation ("Certification of Incorporation"), the Board of Directors hereby creates a series of preferred stock of the Corporation, and hereby states the designation and number of shares of such series, and fixes the relative, participating, optional or other special rights, preferences, and limitations thereof as follows:

     Series A Convertible Perpetual Preferred Stock:

     SECTION 1. DESIGNATION AND AMOUNT; SPECIAL PURPOSE RESTRICTED TRANSFER ISSUE. (a) The shares of such series shall be designated as shares of "Series A Convertible Perpetual Preferred Stock, no par value per share" (the "Convertible Perpetual Preferred Shares"), and the number of shares constituting such series shall be 7,500. Each Convertible Perpetual Preferred Share shall have a stated value of $40,300.00 per share.

     (b) Convertible Perpetual Preferred Shares shall be issued only to State Street Bank and Trust Company, its successors and assigns, as trustee (the "Trustee") of the Pharmacia & Upjohn, Inc. Employee Stock Ownership Trust forming a part of the Pharmacia Corp. Employee Stock Ownership Plan, or any successor to such plan (the "Plan" or "ESOP"). All references to the holder of Convertible Perpetual Preferred Shares shall mean the Trustee or any corporation with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of Convertible Perpetual Preferred Shares to any person other than any successor trustee under the Plan, the Convertible Perpetual Preferred Shares so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of Convertible Perpetual Preferred Shares into shares of Common Stock pursuant to
Section 5 and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to Convertible Perpetual Preferred Shares hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such Convertible Perpetual Preferred Shares shall be so converted. In the event of such a conversion, the transferee of the Convertible Perpetual Preferred Shares shall be treated for all purposes as the record holder of the shares of Common Stock into which such Convertible Perpetual Preferred Shares have been automatically converted as of the date of such transfer. Certificates representing Convertible Perpetual Preferred Shares shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this Section 1(b), Convertible Perpetual Preferred Shares (i) may be converted into shares of Common Stock as provided by Section 5 and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8.

     SECTION 2. DIVIDENDS AND DISTRIBUTIONS. Subject to the provisions for adjustment hereinafter set forth, the holders of Convertible Perpetual Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Convertible Perpetual Preferred Dividends") in an amount per share not to exceed $2,518.75 per share per annum, payable quarterly in arrears, one-quarter on the 1st day of January, one-quarter on the 1st day of April, one-quarter on the 1st day of July and one-quarter on the 1st day of October of each year (each, a "Dividend Payment Date"), to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date. Convertible Perpetual Preferred Dividends shall begin to accrue on outstanding Convertible Perpetual Preferred Shares from the date on which dividends were last paid by Pharmacia Corp. on shares of its Series B Convertible Perpetual Preferred Stock, par value $.01 per share of issuance of such Convertible Perpetual Preferred Shares. Convertible Perpetual Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time, but Convertible Perpetual Preferred Dividends accrued after issuance on the Convertible Perpetual Preferred Shares for any period less than a full quarterly period between Dividend Payment Dates (or, in the case of the first dividend payment, from the date of issuance through the first Dividend Payment Date) shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid Convertible Perpetual Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Convertible Perpetual Preferred Dividends.

     (b) So long as any Convertible Perpetual Preferred Shares shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Convertible Perpetual Preferred Shares as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Convertible Perpetual Preferred Shares dividends for all dividend payment periods of the Convertible Perpetual Preferred Shares ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Convertible Perpetual Preferred Shares and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Convertible Perpetual Preferred Shares have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Convertible Perpetual Preferred Shares until full cumulative dividends on the Convertible Perpetual Preferred Shares shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Convertible Perpetual Preferred Shares or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Convertible Perpetual Preferred Shares in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Convertible Perpetual Preferred Shares.

     SECTION 3. VOTING RIGHTS. The holders of Convertible Perpetual Preferred Shares shall have the following voting rights:

     (a) The holders of Convertible Perpetual Preferred Shares shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Common Stock as one class. The holder of each Convertible Perpetual Preferred Share shall be entitled to a number of votes equal to the number of shares of Common Stock into which such Convertible Perpetual Preferred Share could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one one-hundredth of a vote; it being understood that whenever the "Conversion Price" (as defined in Section 5(a)) is adjusted as provided in Section 9, the number of votes of the Convertible Perpetual Preferred Shares shall also be similarly adjusted.

     (b) Except as otherwise required by law or set forth herein, holders of Convertible Perpetual Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66 2/3% of the outstanding Convertible Perpetual Preferred Shares, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Certificate of Incorporation of the Corporation (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the Convertible Perpetual Preferred Shares so as to affect them adversely.

     SECTION 4. LIQUIDATION, DISSOLUTION OR WINDING-UP. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Convertible Perpetual Preferred Shares shall be entitled to receive out of assets of the Corporation that remain after satisfaction in full of all valid claims of creditors of the Corporation and that are available for payment to stockholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Convertible Perpetual Preferred Shares in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Convertible Perpetual Preferred Shares in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in the amount of $40,300.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Convertible Perpetual Preferred Shares and any other stock ranking as to any such distribution on a parity with the Convertible Perpetual Preferred Shares are not paid in full, the holders of the Convertible Perpetual Preferred Shares and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amounts to which they are entitled as provided by the foregoing provisions of this Section 4(a), the holders of Convertible Perpetual Preferred Shares shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

     (b) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Convertible Perpetual Preferred Shares in such circumstances shall be payable, shall be given by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid), delivered, sent or mailed, as the case may be, not less than 20 days prior to any payment date stated therein, to the holders of Convertible Perpetual Preferred Shares, at the address shown on the books of the Corporation or any transfer agent for the Convertible Perpetual Preferred Shares.


     SECTION 5. CONVERSION INTO COMMON STOCK. A holder of shares of Convertible Perpetual Preferred Shares shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 and 8, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion price equal to $15.651285(1) per share of Common Stock, with each Convertible Perpetual Preferred Share being valued at $40,300.00 for such purpose, and which price shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to 2,574.8685(1) shares of Common Stock for each Convertible Perpetual Preferred Share so converted, which is subject to adjustment as the Conversion Price is adjusted as hereinafter provided in Section 9); provided, however, that in no event shall the Conversion Price be less than $1.00.


     (b) Any holder of Convertible Perpetual Preferred Shares desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the Convertible Perpetual Preferred Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Convertible Perpetual Preferred Shares or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Convertible Perpetual Preferred Shares by the Corporation or the transfer agent for the Convertible Perpetual Preferred Shares, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Convertible Perpetual Preferred Shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any Convertible Perpetual Preferred Shares not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

     (c) Upon surrender of a certificate representing a Convertible Perpetual Preferred Share or Shares for conversion, the Corporation shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Convertible Perpetual Preferred Shares, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of Convertible Perpetual Preferred Shares which shall not have been converted.

     (d) The issuance by the Corporation of shares of Common Stock upon a conversion of Convertible Perpetual Preferred Shares into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of
(i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second Business Day after the surrender of the certificate or certificates for the Convertible Perpetual Preferred Shares to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating

---------------


     (1) Conversion price will be adjusted to reflect changes in the conversion price of Pharmacia Series B convertible perpetual preferred stock between the filing of the joint proxy statement/prospectus and completion of the merger.

thereto) and accompanied by all documentation required to effect the conversion, as provided herein. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustments shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends that shall have been declared and shall be payable to holders of Convertible Perpetual Preferred Shares on a Dividend Payment Date if the record date for such dividend is subsequent to the effective date of conversion of such shares.

     (e) The Corporation shall not be obligated to deliver to holders of Convertible Perpetual Preferred Shares any fractional share of Common Stock issuable upon any conversion of such Convertible Perpetual Preferred Shares, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

     (f) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of Convertible Perpetual Preferred Shares as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Convertible Perpetual Preferred Shares then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of Convertible Perpetual Preferred Shares into Common Stock pursuant to the terms hereof. The Corporation shall prepare and shall use its best effort to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Convertible Perpetual Preferred Shares such number of shares of its Common Stock as from time to time is sufficient to effect the conversion of all Convertible Perpetual Preferred Shares then outstanding and convertible into shares of Common Stock.

     SECTION 6. REDEMPTION AT THE OPTION OF THE CORPORATION. The Convertible Perpetual Preferred Shares shall be redeemable, in whole or in part, at the option of the Corporation at any time at the redemption price of $40,300.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by Section 6(e). From and after the date fixed for redemption, dividends on Convertible Perpetual Preferred Shares called for redemption will cease to accrue, such Convertible Perpetual Preferred Shares will no longer be deemed to be outstanding and all rights in respect of such Convertible Perpetual Preferred Shares shall cease, except the right to receive the redemption price. If fewer than all of the outstanding Convertible Perpetual Preferred Shares are to be redeemed, the Corporation shall redeem a portion of the Convertible Perpetual Preferred Shares of each holder determined pro rata based on the number of Convertible Perpetual Preferred Shares held by each holder.

     (b) Unless otherwise required by law, notice of redemption will be sent to the holders of Convertible Perpetual Preferred Shares at the address shown on the books of the Corporation or any transfer agent for the Convertible Perpetual Preferred Shares by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty
(60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of Convertible Perpetual Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such Convertible Perpetual Preferred Shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, as permitted by Section 6(e); (v) the place or places where certificates for such Convertible Perpetual

Preferred Shares are to be surrendered for payment of the redemption price; (vi) that dividends on the Convertible Perpetual Preferred Shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the Convertible Perpetual Preferred Shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a Convertible Perpetual Preferred Share at the time. Upon surrender of the certificate for any Convertible Perpetual Preferred Shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this paragraph (6).

     (c) Within thirty (30) days after the later of (i) the effective date, (ii) the enactment date or (iii) if the Corporation contests in good faith in a judicial or administrative proceeding the legality of the change referred to in this Section 6(c), the date such matter is finally determined (the time for appeal having expired and no appeal having been filed) against the Corporation, of a change in any statute, rule or regulation of the United States of America which has the effect of limiting or making unavailable to the Corporation all or any of the tax deductions for amounts paid (including dividends) on the Convertible Perpetual Preferred Shares when such amounts are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and in effect on July 21, 1989, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in Section 6(a), elect to either (a) redeem any or all of such Convertible Perpetual Preferred Shares for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in Section 9(g)), at a redemption price equal to the higher of (x) $40,300.00 per share or (y) the Fair Market Value of the number of shares of Common Stock into which each Convertible Perpetual Preferred Share is convertible at the time the notice of such redemption is given, plus in either case accrued and unpaid dividends thereon to the date fixed for redemption, or (b) exchange any or all of such Convertible Perpetual Preferred Shares for securities of comparable value (as determined by an independent appraiser) that constitute "qualifying employer securities" with respect to a holder of Convertible Perpetual Preferred Shares within the meaning of Section 409(1) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any successor provisions of law.

     (d) In the event that the Plan is terminated or the ESOP is terminated or eliminated from the Plan in accordance with its terms, the Corporation shall, as soon thereafter as practicable, call for redemption all the then outstanding Convertible Perpetual Preferred Shares in accordance with Section 6(a).

     (e) The Corporation, at its option, may make payment of the redemption price required upon redemption of Convertible Perpetual Preferred Shares in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in Section 9(g)).

     SECTION 7. OTHER REDEMPTION RIGHTS. Convertible Perpetual Preferred Shares shall be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value, at a redemption price of $40,300.00 per share plus accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation of the following events: (i) when and to the extent necessary for such holder to make any payments of principal, interest or premium due and payable

(whether as scheduled, upon acceleration or otherwise) under the note from the Trustee to the Corporation or any indebtedness, expenses or costs incurred by the holder for the benefit of the Plan; or (ii) in the event that the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Code. Convertible Perpetual Preferred Shares shall be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in Section 9(g)), at a redemption price equal to the higher of (x) $40,300.00 per share or (y) the Fair Market Value of the number of shares of Common Stock into which each Convertible Perpetual Preferred Share is convertible at the time the notice of such redemption is given, plus in either case accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation that it is necessary for such holder to provide for distributions required to be made to the Participants under, or to satisfy an investment election of the Participants in accordance with, the Plan.

     SECTION 8. CONSOLIDATION, MERGER, ETC. In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are exchanged solely for or changed, reclassified or converted solely into stock that constitutes "qualifying employer securities" with respect to a holder of Convertible Perpetual Preferred Shares within the meaning of Section 409(1) of the Code and
Section 407(d)(5) of ERISA or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the Convertible Perpetual Preferred Shares of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of the issuer of such "qualifying employer securities", having in respect of such issuer, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8), and the qualifications, limitations or restrictions thereon, that the Convertible Perpetual Preferred Share had immediately prior to such transaction, except that after such transaction each Convertible Perpetual Preferred Share shall be convertible, otherwise on the terms and conditions provided by Section 5, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such Convertible Perpetual Preferred Shares could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Convertible Perpetual Preferred Shares, then the Convertible Perpetual Preferred Shares shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such Convertible Perpetual Preferred Shares could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Convertible Perpetual Preferred Shares as preferred stock of the issuer of such "qualifying employer securities" shall successively be subject to adjustments pursuant to Section 9 after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The

Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding Convertible Perpetual Preferred Shares shall be assumed and authorized by the issuer of such "qualifying employer securities" as aforesaid.

     (b) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in Section 8(a)) and cash payments, if applicable, in lieu of fractional shares, outstanding Convertible Perpetual Preferred Shares shall, without any action on the part of the Corporation or any holder thereof (but subject to Section 8(c)), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such Convertible Perpetual Preferred Shares could have been converted at such time so that each Convertible Perpetual Preferred Share shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such Convertible Perpetual Preferred Shares could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the Convertible Perpetual Preferred Shares, then the Convertible Perpetual Preferred Shares shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such Convertible Perpetual Preferred Shares could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares)

     (c) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in
Section 8(b), then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Convertible Perpetual Preferred Shares and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation in redemption and retirement of such Convertible Perpetual Preferred Shares, a cash payment equal to the amount payable in respect of Convertible Perpetual Preferred Shares upon liquidation of the Corporation pursuant to Section 4. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the second business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

     SECTION 9. ANTI-DILUTION ADJUSTMENTS. (a) In the event the Corporation shall, at any time or from time to time while any of the Convertible Perpetual Preferred Shares are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 8 does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 9(a) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

     (b) In the event that the Corporation shall, at any time or from time to time while any of the Convertible Perpetual Preferred Shares are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of Sections 9(e) and (f), the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

     (c) In the event the Corporation shall, at any time or from time to time while any of the Convertible Perpetual Preferred Shares are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of Sections 9(e) and (f), the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any Convertible Perpetual Preferred Shares are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of Sections 9(e) and (f), the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of
(I) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (II) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (III) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of
(i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

     (d) In the event the Corporation shall, at any time or from time to time while any of the Convertible Perpetual Preferred Shares are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to Sections 9(e) and (f), be adjusted by multiplying such Conversion Price by the fraction, the numerator of which is the difference between (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and
(ii) the Fair Market Value of the Extraordinary Distribution minus the aggregate amount of regularly scheduled quarterly dividends declared by the Board and paid by the Corporation in the twelve months immediately preceding such Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by
(b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rate Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Convertible Perpetual Preferred Shares (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a Convertible Perpetual Preferred Share may be converted at such time.

     (e) Notwithstanding any other provision of this Section 9, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

     (f) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board. The determination of the Board as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this
Section 9(f), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

     (g) The following definitions shall apply herein:

          "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York are not required to be open.

          "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof.

          "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the Convertible Perpetual Preferred Shares are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Business Day immediately following the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in Section 9(b) or (c)), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of Section 9(d) shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to Section 9(d).

          "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, (i) for purposes of Sections 6 and 7, the Current Market Price on the date as of which the Fair Market Value is to be determined, and (ii) for all other purposes hereof, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.

          "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The Fair Market Value of any security which is not publicly traded (other than the Convertible Perpetual Preferred Shares) or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board or such committee available to make such determination, as determined in good faith by the Board or such committee.

          "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

          "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the Convertible Perpetual Preferred Shares are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this
     Section 9(g), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act on July 21, 1989, or on such other terms and conditions as the Board or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

     (h) Whenever an adjustment to the Conversion Price and the related voting rights of the convertible Perpetual Preferred Shares is required hereunder, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Convertible Perpetual Preferred Shares, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Convertible Perpetual Preferred Shares. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Convertible Perpetual Preferred Shares, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of Convertible Perpetual Preferred Shares.

     SECTION 10. RANKING; ATTRIBUTABLE CAPITAL AND ADEQUACY OF SURPLUS; RETIREMENT OF SHARES. (a) The Convertible Perpetual Preferred Shares shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of the Corporation, and, unless otherwise provided in the Restated Certificate of Incorporation of the Corporation, as the same may be amended, or a Certificate of Designations relating to a subsequent series of Preferred Stock, par value $.0l per share, of the Corporation, the Convertible Perpetual Preferred Shares shall rank junior to all series of the Corporation's Preferred Stock, par value $.0l per share, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

     (b) In addition to any vote of stockholders required by law or by Section 3(b), the vote of the holders of a majority of the outstanding Convertible Perpetual Preferred Shares shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Corporation allocable to the Common Stock for the purpose of the General Corporation Law if, as a result thereof, the surplus of the Corporation for purposes of the General Corporation Law would be less than the amount of Convertible Perpetual Preferred Dividends that would accrue on the then outstanding Convertible Perpetual Preferred Shares during the following three years.

     (c) Any Convertible Perpetual Preferred Shares acquired by the Corporation by reason of the conversion or redemption of such shares as provided by Section 2, or otherwise so acquired, shall be retired as Convertible Perpetual Preferred Shares and restored to the status of authorized but unissued shares of Preferred Stock, par value $.01 per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

     SECTION 11. MISCELLANEOUS. All notices referred to in Section 2 shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand delivery, by courier or by standard form of telecommunication or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of Section 2) with postage prepaid, addressed: (i) if to the Corporation, to its office at 235 East 42nd Street, New York, N.Y. 10017 (Attention: Secretary), or to the transfer agent for the Convertible Perpetual Preferred Shares, or other agent of the Corporation designated as permitted by Section 2 or (ii) if to any holder of the Convertible Perpetual Preferred Shares or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Convertible Perpetual Preferred Shares or Common Stock, as the case may be) or
(iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

     (b) The term "Common Stock" as used in Section 2 means the Corporation's Common Stock, par value $0.05 per share, as the same exists at the date of filing of a Certificate of Designations relating to Convertible Perpetual Preferred Shares or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to
Section 9, the holder of any Convertible Perpetual Preferred Shares upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of Convertible Perpetual Preferred Shares shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9, and the provisions of Sections 1 through 8, 10 and 11 with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

     (c) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of Convertible Perpetual Preferred Shares or shares of Common Stock or other securities issued on account of Convertible Perpetual Preferred Shares pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of Convertible Perpetual Preferred Shares or Common Stock or other securities in a name other than that in which the Convertible Perpetual Preferred Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (d) In the event that a holder of Convertible Perpetual Preferred Shares shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of Convertible Perpetual Preferred Shares should be made or the addresses to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares and make such payment, in the name of the holder of such Convertible Perpetual Preferred Shares as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

     (e) Unless otherwise provided in the Restated Certificate of Incorporation, as the same may be amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the Convertible Perpetual Preferred Shares and any other stock ranking on a parity with the Convertible Perpetual Preferred Shares with respect to such dividend or distribution shall be pro rata, so that amounts paid per Convertible Perpetual Preferred Share and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the Convertible Perpetual Preferred Share and such other stock bear to each other.

     (f) Any determination required or permitted to be made by the Board hereunder may be made by a committee appointed by the Board which need not include members of the Board.

     (g) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Convertible Perpetual Preferred Shares. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid), to each holder of record of Convertible Perpetual Preferred Shares.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary
this   day of                , 2002.

                                          --------------------------------------
                                          Chairman of the Board

Attest:

---------------------------------------------
Secretary

                                                                         ANNEX F

                     SECTION 262 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX G



SECURITY OWNERSHIP OF PHARMACIA MANAGEMENT



                                                                    PHARMACIA
                                                 ------------------------------------------------
                                                   SHARES OF
                                                  COMMON STOCK     SHARES UNDERLYING
                                                 OWNED DIRECTLY   OPTIONS EXERCISABLE
                     NAME                        OR INDIRECTLY     WITHIN 60 DAYS(J)    TOTAL(1)
                     ----                        --------------   -------------------   ---------
Goran Ando(a)(b)...............................        28,641            327,167          355,808
Frank C. Carlucci(c)...........................        40,000             10,170           50,170
Carrie S. Cox(b)...............................        64,816            441,182          505,998
M. Kathryn Eickhoff(c).........................        16,734              3,570           20,304
Fred Hassan(b)(d)..............................       667,968          2,189,667        2,857,635
Michael Kantor.................................         9,000             21,818           30,818
Gwendolyn S. King(c)...........................        12,434             11,818           24,252
Philip Leder...................................        17,323             26,326           43,649
Berthold Lindqvist.............................         8,281             10,170           18,451
Olof Lund......................................         8,727             10,170           18,897
C. Steven McMillan.............................        12,000                  0           12,000
Philip Needleman(e)(f).........................       207,435            861,792        1,069,227
William U. Parfet(b)(c)(g).....................     1,608,599             16,770        1,625,369
Jacobus F. M. Peters(h)........................        10,705             16,827           27,532
Ulla Reinius...................................         8,281             10,170           18,451
Timothy G. Rothwell(b).........................        19,489            400,045          419,534
William D. Ruckelshaus(c)......................        27,512             18,119           45,361
Bengt Samuelsson...............................         8,800              3,570           12,370
23 directors and executive officers as a
  group(a)(b)(c)(d)(e)(f)(g)(h)(i).............     3,080,699          6,586,856        9,667,555


---------------

(a) Includes 6,980 shares representing deferred compensation payable in stock which are held in trust with respect to which Dr. Ando has sole voting power.

(b) Includes the following number of shares or share equivalents credited under the P&U Employee Savings Plan and Pharmacia Savings Plus Plan with respect to which the individual has sole voting power: Dr. Ando, 4,406; Ms. Cox, 2,147; Mr. Hassan, 5,243; Mr. Parfet, 8,735; and Mr. Rothwell, 2,432.

(c) Includes the following number of shares representing deferred directors' fees payable in stock which are held in trust with respect to which the individual has shared voting power: Mr. Carlucci, 34,815; Ms. Eickhoff, 5,643; Ms. King, 4,467; Mr. Parfet, 317; and Mr. Ruckelshaus, 7,204.

(d)  Includes 4,400 shares held by Mr. Hassan's wife.


(e) Includes 3,713 shares held under the Pharmacia's Savings and Investment Plan ("SIP") with respect to which Dr. Needleman has sole voting power.



(f) Includes 75,418 options granted to Dr. Needleman under former Monsanto's 1999 Premium Option Purchase Program having an exercise price of $75 per share. The shares of Pharmacia common stock underlying these options cannot be voted.

(g) Includes 864,401 shares held in trust over which Mr. Parfet shares voting and/or dispositive power.


(h) Mr. Peters purchased new Monsanto shares on the open market because he was not eligible to participate in new Monsanto's offer to Pharmacia directors to purchase up to 10,000 shares at the IPO price.



(i) The SEC deems a person to have beneficial ownership of all shares which that person has the right to acquire within 60 days, including through the exercise of stock options.



(1) The percentage of shares of outstanding Pharmacia common stock, including shares underlying options exercisable within 60 days, beneficially owned by all directors and executive officers as a group does not exceed 1%. The percentage of such shares beneficially owned by any director, nominee or executive officer does not exceed 1%.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Indemnification Under Pfizer's Certificate of Incorporation and By-laws and Delaware Law. Article Seventh of Pfizer's certificate of incorporation provides for the indemnification of directors or officers, in accordance with the by-laws, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article V of the by-laws of Pfizer provides that Pfizer shall indemnify and hold harmless, to the fullest extent permitted by law, any person made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of Pfizer or any subsidiary or constituent corporation or served any other enterprise at the request of Pfizer, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action. The General Corporation Law of the State of Delaware provides for the indemnification of directors and officers under certain conditions.

     Pfizer D&O Insurance. The directors and officers of Pfizer are insured under a policy of directors' and officers' liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) List of Exhibits


EXHIBIT                          DESCRIPTION
-------                          -----------
     2.1 Agreement and Plan of Merger dated as of July 13, 2002 among
         Pfizer Inc. and Pilsner Acquisition Sub Corp., and Pharmacia
         Corporation which is attached to the joint proxy
         statement/prospectus which forms a part of this registration statement as Annex A.
     3.1 Amended and Restated Certificate of Incorporation of Pfizer
         (incorporated herein by reference to Exhibit 3.1(i) in the
         Registrant's Form 10-Q filing for the period ended April 2,
         2000) (File No. 001-03619).
     3.2 Amended and Restated By-laws of Pfizer (incorporated herein by reference to Exhibit 3(ii) in the Registrant's Form 10-Q filing for the period ended April 2, 2000) (File No.
         001-03619).
     4.1 Rights Agreement, dated as of October 6, 1997, between
         Pfizer and ChaseMellon Shareholder Services, L.L.C., as
         Rights Agent, as amended (incorporated by reference to
         Registrant's Form 8-K filing on October 6, 1997) (File No.
         001-03619).
     5   Opinion of Cadwalader, Wickersham & Taft regarding the
         validity of the securities being registered.
     8.1 Opinion of Cadwalader, Wickersham & Taft regarding material federal income tax consequences relating to the merger.
     8.2 Opinion of Sullivan & Cromwell regarding material federal income tax consequences relating to the merger.
    10.1 Employment Agreement dated as of July 13, 2002 between
         Pfizer Inc. and Fred Hassan.
    10.2 Pharmacia Corporation Directors Equity Compensation and
         Deferral Plan (incorporated herein by reference to Exhibit
         99.1 of Pharmacia & Upjohn's Form S-8 filed on April 20,
         1999, File No. 333-76659).
    10.3 Pharmacia Corporation 1996 Long-Term Incentive Plan Amended
         and Restated as of September 24, 2001.*
    10.4 Pharmacia Corporation Management Incentive Plan Amended and
         Restated as of September 24, 2001.*


                                     S-4 II-1

EXHIBIT                          DESCRIPTION
-------                          -----------
    10.5 Pharmacia Corporation Shared Success Stock Option Plan as
         Amended April 24, 1997, June 26, 1997 and September 24,
         2001.*
    10.6 Pharmacia Corporation Equity Compensation Plan Amended and
         Restated as of September 24, 2001.*
    10.7 Pharmacia Corporation 2001 Long-Term Incentive Plan
         (incorporated herein by reference to Exhibit 99 of
         Pharmacia's Form S-8 filed on February 1, 2002, File No.
         333-82002).
    10.8 Pharmacia Corporation Employee Stock Purchase Plan
         (incorporated herein by reference to Exhibit 10.21 of
         Pharmacia's Form 10-Q for the quarter ended March 31, 2001,
         File No. 1-2516).
    10.9 Pharmacia Corporation Long-Term Performance Share Unit
         Incentive Plan Amended and Restated as of July 9, 2002.*
    10.10 Monsanto Non-Employee Director Equity Incentive Compensation
         Plan (incorporated herein by reference to Exhibit 10.2 of
         Monsanto's Form S-1/A filed on September 22, 2000, File No.
         333-36956).
    12   Pfizer Inc. Ratio of Earnings to Fixed Charges.*
    15   Accountants' Acknowledgment.
    21   Subsidiaries of the Registrant (incorporated by reference to
         Exhibit 21 in the Registrant's Annual Report on Form 10-K
         filed on March 28, 2002 for the fiscal year ended December
         31, 2001) (File No. 001-03619).
    23.1 Consent of KPMG LLP (for Pfizer).
    23.2 Consent of PricewaterhouseCoopers LLP (for Pharmacia).
    23.3 Consent of PricewaterhouseCoopers LLP (for former
         Warner-Lambert).
    23.4 Consent of Deloitte & Touche LLP (for former Monsanto).
    23.5 Consent of Cadwalader, Wickersham & Taft (included in the opinions filed as Exhibit 5 and Exhibit 8.1 to this
         Registration Statement).
    23.6 Consent of Sullivan & Cromwell (included in the opinion filed as Exhibit 8.2 to this Registration Statement).
    24   Power of Attorney (Included on the signature page to this
         Registration Statement filed on August 14, 2002).
    99.1 Form of Pfizer Proxy Card.*
    99.2 Form of Pharmacia Proxy Card.*
    99.3 Consent of Lazard Freres & Co. LLC.
    99.4 Consent of Bear, Stearns & Co. Inc.
    99.5 Consent of Goldman, Sachs & Co.
    99.6 Consent of Fred Hassan.*
    99.7 Amendment dated as of July 13, 2002 among Pfizer Inc.
         Pharmacia Corporation and G.D. Searle LLC (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed on July 16, 2002) (File No. 001-03619).
    99.8 Portions of Registrant's Proxy Statement on Schedule 14A
         filed on March 14, 2002.*
    99.9 Portions of Pharmacia Corporation's Proxy Statement on
         Schedule 14A filed on March 25, 2002.*


-------------------------


*  Previously filed.


                                     S-4 II-2

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement

                                     S-4 II-3
     relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     S-4 II-4

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 17, 2002.


                                          PFIZER INC.
                                          (Registrant)


                                          By: /s/ MARGARET M. FORAN

                                            ------------------------------------

                                              Margaret M. Foran
                                              Vice President -- Corporate
                                              Governance and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed below by the following persons on behalf of the Registrant in the capacities indicated on October 17, 2002.


                 SIGNATURE                                      TITLE
                 ---------                                      -----

*                                              Chairman of the Board, Chief Executive
-------------------------------------------    Officer and Director (Principal Executive
Henry A. McKinnell                                             Officer)


*                                                Executive Vice President and Chief
-------------------------------------------     Financial Officer (Principal Financial
David L. Shedlarz                                              Officer)


*                                              Vice President -- Controller (Principal
-------------------------------------------               Accounting Officer)
Loretta V. Cangialosi


*                                                             Director
-------------------------------------------
Michael S. Brown


*                                                             Director
-------------------------------------------
M. Anthony Burns


*                                                             Director
-------------------------------------------
Robert N. Burt


*                                                             Director
-------------------------------------------
W. Don Cornwell


*                                                             Director
-------------------------------------------
William H. Gray, III

                                     S-4 II-5

                 SIGNATURE                                      TITLE
                 ---------                                      -----


*                                                             Director
-------------------------------------------
Constance J. Horner


*                                                             Director
-------------------------------------------
William R. Howell


*                                                             Director
-------------------------------------------
Stanley O. Ikenberry


*                                                             Director
-------------------------------------------
Harry P. Kamen


*                                                             Director
-------------------------------------------
George A. Lorch


*                                                             Director
-------------------------------------------
Dana G. Mead


*                                                             Director
-------------------------------------------
Franklin D. Raines


*                                                             Director
-------------------------------------------
Ruth J. Simmons


*                                                             Director
-------------------------------------------
William C. Steere, Jr.


*                                                             Director
-------------------------------------------
Jean-Paul Valles


         * /s/  Margaret M. Foran
-------------------------------------------
             Margaret M. Foran
            (Attorney-In-Fact)


                                     S-4 II-6

                               INDEX TO EXHIBITS


EXHIBIT                          DESCRIPTION
-------                          -----------
     2.1 Agreement and Plan of Merger dated as of July 13, 2002 among
         Pfizer Inc. and Pilsner Acquisition Sub Corp., and Pharmacia
         Corporation which is attached to the joint proxy
         statement/prospectus which forms a part of this registration statement as Annex A.
     3.1 Amended and Restated Certificate of Incorporation of Pfizer
         (incorporated herein by reference to Exhibit 3.1(i) in the
         Registrant's Form 10-Q filing for the period ended April 2,
         2000) (File No. 001-03619).
     3.2 Amended and Restated By-laws of Pfizer (incorporated herein by reference to Exhibit 3(ii) in the Registrant's Form 10-Q filing for the period ended April 2, 2000) (File No.
         001-03619).
     4.1 Rights Agreement, dated as of October 6, 1997, between
         Pfizer and ChaseMellon Shareholder Services, L.L.C., as
         Rights Agent, as amended (incorporated by reference to
         Registrant's Form 8-K filing on October 6, 1997) (File No.
         001-03619).
     5   Opinion of Cadwalader, Wickersham & Taft regarding the
         validity of the securities being registered.
     8.1 Opinion of Cadwalader, Wickersham & Taft regarding material federal income tax consequences relating to the merger.
     8.2 Opinion of Sullivan & Cromwell regarding material federal income tax consequences relating to the merger.
    10.1 Employment Agreement dated as of July 13, 2002 between
         Pfizer Inc. and Fred Hassan.
    10.2 Pharmacia Corporation Directors Equity Compensation and
         Deferral Plan (incorporated herein by reference to Exhibit
         99.1 of Pharmacia & Upjohn's Form S-8 filed on April 20,
         1999, File No. 333-76659).
    10.3 Pharmacia Corporation 1996 Long-Term Incentive Plan Amended
         and Restated as of September 24, 2001.*
    10.4 Pharmacia Corporation Management Incentive Plan Amended and
         Restated as of September 24, 2001.*
    10.5 Pharmacia Corporation Shared Success Stock Option Plan as
         Amended April 24, 1997, June 26, 1997 and September 24,
         2001.*
    10.6 Pharmacia Corporation Equity Compensation Plan Amended and
         Restated as of September 24, 2001.*
    10.7 Pharmacia Corporation 2001 Long-Term Incentive Plan
         (incorporated herein by reference to Exhibit 99 of
         Pharmacia's Form S-8 filed on February 1, 2002, File No.
         333-82002).
    10.8 Pharmacia Corporation Employee Stock Purchase Plan
         (incorporated herein by reference to Exhibit 10.21 of
         Pharmacia's Form 10-Q for the quarter ended March 31, 2001,
         File No. 1-2516).
    10.9 Pharmacia Corporation Long-Term Performance Share Unit
         Incentive Plan Amended and Restated as of July 9, 2002.*
    10.10 Monsanto Non-Employee Director Equity Incentive Compensation
         Plan. (incorporated herein by reference to Exhibit 10.2 of
         Monsanto's Form S-1/A filed on September 22, 2000, File No.
         333-36956).
    12   Pfizer Inc. Ratio of Earnings to Fixed Charges.*
    15   Accountants' Acknowledgment.

EXHIBIT                          DESCRIPTION
-------                          -----------
    21   Subsidiaries of the Registrant (incorporated by reference to
         Exhibit 21 in the Registrant's Annual Report on Form 10-K
         filed on March 28, 2002 for the fiscal year ended December
         31, 2001) (File No. 001-03619).
    23.1 Consent of KPMG LLP (for Pfizer).
    23.2 Consent of PricewaterhouseCoopers LLP (for Pharmacia).
    23.3 Consent of PricewaterhouseCoopers LLP (for former
         Warner-Lambert).
    23.4 Consent of Deloitte & Touche LLP (for former Monsanto).
    23.5 Consent of Cadwalader, Wickersham & Taft (included in the opinions filed as Exhibit 5 and Exhibit 8.1 to this
         Registration Statement).
    23.6 Consent of Sullivan & Cromwell (included in the opinion filed as Exhibit 8.2 to this Registration Statement).
    24   Power of Attorney (Included on the signature page to this
         Registration Statement filed on August 14, 2002).
    99.1 Form of Pfizer Proxy Card.*
    99.2 Form of Pharmacia Proxy Card.*
    99.3 Consent of Lazard Freres & Co. LLC.
    99.4 Consent of Bear, Stearns & Co. Inc.
    99.5 Consent of Goldman, Sachs & Co.
    99.6 Consent of Fred Hassan.*
    99.7 Amendment dated as of July 13, 2002 among Pfizer Inc.
         Pharmacia Corporation and G.D. Searle LLC (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed on July 16, 2002) (File No. 001-03619).
    99.8 Portions of Registrant's Proxy Statement on Schedule 14A
         filed on March 14, 2002.*
    99.9 Portions of Pharmacia Corporation's Proxy Statement on
         Schedule 14A filed on March 25, 2002.*


-------------------------


 * Previously filed